     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         STAR MULTI CARE SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                           99 Railroad Station Plaza
                           Hicksville, New York 11801
                                 (516) 938-2016
               (Address, including zip code, telephone number and
             area code of Registrant's principal executive offices)

           NEW YORK                 11-1975534                  7361
 (State or other jurisdiction    (I.R.S. Employer   (Primary Standard Industrial
              of                  Identification    Classification Code Number)
incorporation or organization)       Number)

                             MR. WILLIAM FELLERMAN
                                   SECRETARY
                         STAR MULTI CARE SERVICES, INC.
                           99 RAILROAD STATION PLAZA
                           HICKSVILLE, NEW YORK 11801
                                 (516) 938-2016
                (Name, address including zip code, and telephone
               number, including area code of agent for service)
                            ------------------------

                                   COPIES TO:

           GARY SIMON, ESQ.                        SCOTT N. WOLFE, ESQ.
 PARKER CHAPIN FLATTAU & KLIMPL, LLP                 LATHAM & WATKINS
     1211 AVENUE OF THE AMERICAS                701 "B" STREET, SUITE 2100
       NEW YORK, NEW YORK 10036              SAN DIEGO, CALIFORNIA 92101-8197

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
     TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
       TO BE REGISTERED         REGISTERED (1)    PER SHARE (2)      PRICE (2)         FEE (3)
Common Stock, par value $.001
 per share....................     1,445,496         $6.9529      $10,050,389.14      $3,465.65

(1) This Registration Statement relates to the Common Stock of the Registrant issuable to holders of Common Stock of AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), in the proposed merger of AMSERV with a wholly-owned subsidiary of the Registrant and the related transactions described herein.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the AMSERV Common Stock to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on The Nasdaq Stock Market on July 17, 1996.

(3) $1,503 of the registration fee was previously paid with the preliminary proxy statement/prospectus filings made by the Registrant and AMSERV on April 18, 1996 pursuant to Rule 457(b).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         STAR MULTI CARE SERVICES, INC.
              CROSS-REFERENCE SHEET BETWEEN ITEMS IN FORM S-4 AND
                  JOINT PROXY STATEMENT/PROSPECTUS PURSUANT TO
                         ITEM 501(B) OF REGULATION S-K.

  ITEM                                                                           CAPTION IN JOINT PROXY
   NO.                       FORM S-4 CAPTION                                     STATEMENT/PROSPECTUS
- ---------  -----------------------------------------------------  -----------------------------------------------------
 1.        Forepart of Registration Statement and Outside Front
           Cover Page of Prospectus.............................  Facing Page of Registration Statement; Outside Front
                                                                  Cover Page
 2.        Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Inside Front Cover Page; Available Information; Table
                                                                  of Contents
 3.        Risk Factors, Ratio of Earnings to Fixed Charges and
           Other Information....................................  Summary; Summary Historical Consolidated Financial
                                                                  Data; Comparative Per Share Data; Risk Factors; The
                                                                  AMSERV Meeting; The STAR Meeting; The Merger
 4.        Terms of the Transaction.............................  Summary; The Merger; The Merger Agreement; Comparison
                                                                  of Rights of Holders of AMSERV Common Stock and STAR
                                                                  Common Stock
 5.        Pro Forma Financial Information......................  Summary; Summary Unaudited Pro Forma Condensed
                                                                  Combined Financial Data; Unaudited Pro Forma
                                                                  Condensed Combined Financial Statements
 6.        Material Contacts with the Company Being Acquired....  *
 7.        Additional Information Required for Reoffering by
           Persons and Parties Deemed to Be Underwriters........  *
 8.        Interests of Named Experts and Counsel...............  The Merger; Legal Matters; Experts
 9.        Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities.......................  *
10.        Information With Respect to S-3 Registrants..........  *
11.        Incorporation of Certain Information by Reference....  *
12.        Information With Respect to S-2 or S-3 Registrants...  *
13.        Incorporation of Certain Information by Reference....  *

  ITEM                                                                           CAPTION IN JOINT PROXY
   NO.                       FORM S-4 CAPTION                                     STATEMENT/PROSPECTUS
- ---------  -----------------------------------------------------  -----------------------------------------------------
14.        Information With Respect to Registrants Other Than
           S-3 or S-2 Registrants...............................  Summary; STAR Summary Historical Consolidated
                                                                  Financial Data; Comparative Per Share Data;
                                                                  Comparative Market Data; Business of STAR; STAR's
                                                                  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations; Ownership of
                                                                  Certain Beneficial Owners and Management of STAR;
                                                                  Management of STAR; Executive Compensation of STAR;
                                                                  Certain Relationships and Related Transactions of
                                                                  STAR; Unaudited Pro Forma Condensed Combined
                                                                  Financial Statements; STAR Financial Statements
15.        Information With Respect to S-3 Companies............  *
16.        Information With Respect to S-2 or S-3 Companies.....  *
17.        Information With Respect to Companies Other Than S-2
           or S-3 Companies.....................................  Summary; AMSERV Summary Historical Consolidated
                                                                  Financial Data; Comparative Per Share Data;
                                                                  Comparative Market Data; Business of AMSERV; AMSERV's
                                                                  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations; Ownership of
                                                                  Certain Beneficial Owners and Management of AMSERV;
                                                                  Executive Officers of AMSERV; Significant Employees
                                                                  of AMSERV; Certain Relationships and Related
                                                                  Transactions of AMSERV; Unaudited Pro Forma Condensed
                                                                  Combined Financial Statements; AMSERV Financial
                                                                  Statements
18.        Information if Proxies, Consents or Authorizations
           are to be Solicited..................................  Outside Front Cover Page; Summary; The AMSERV
                                                                  Meeting; The STAR Meeting; The Merger
19.        Information if Proxies, Consents, or Authorizations
           are not to be Solicited or in an Exchange Offer......  *

- ------------------------
*Indicates that Item is not applicable or answer is in the negative.

                                     [LOGO]
                             AMSERV HEALTHCARE INC.
                       3252 HOLIDAY COURT, SUITE NO. 204
                           LA JOLLA, CALIFORNIA 92037

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "AMSERV Meeting") of AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), to be held on Friday, August 23, 1996, at 9:30 a.m., local time, at the Radisson Hotel La Jolla, 3299 Holiday Court, La Jolla, California.

    At  the AMSERV  Meeting, you  will be  asked to  consider and  vote upon the
following  matters,  all  of  which   are  described  more  completely  in   the
accompanying Joint Proxy Statement/Prospectus:

        (1) To approve and adopt the Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), between AMSERV and STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), providing for the merger (the "Merger") of AHI Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of STAR, with and into AMSERV, with AMSERV becoming a wholly-owned subsidiary of STAR and the transactions contemplated thereby. In accordance with the Merger Agreement, each share of Common Stock, par value $.01 per share, of AMSERV (the "AMSERV Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Common Stock, par value $.001 per share, of STAR (the "STAR Common Stock"). We urge you to review carefully the Joint Proxy Statement/Prospectus and the accompanying appendices;

        (2) To elect five persons to AMSERV's Board of Directors to serve until the earlier of (a) the next Annual Meeting of Shareholders of AMSERV and until the election and qualification of their respective successors or (b) the consummation of the Merger contemplated by the Merger Agreement;

        (3) To ratify and approve the selection of Ernst & Young LLP as AMSERV's independent public accountants for the fiscal year ended June 29, 1996; and

        (4) To transact such other business as may properly come before the AMSERV Meeting and any adjournments or postponements thereof.

    AFTER CAREFUL CONSIDERATION, THE AMSERV BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF AMSERV AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE AMSERV MEETING. THE AMSERV BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS AMSERV'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED JUNE 29, 1996.

    We urge you to review carefully the Joint Proxy Statement/Prospectus and the accompanying appendices. We hope you will attend the AMSERV Meeting. However, whether or not you plan to attend the AMSERV Meeting, it is important that your shares are represented. Accordingly, please complete, sign and date the enclosed proxy and promptly return it in the enclosed prepaid envelope. If you are present at the AMSERV Meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Very truly yours,

                                          /s/ EUGENE J. MORA
       -------------------------------------------------------------------------
                                          EUGENE J. MORA
                                          CHAIRMAN OF THE BOARD,
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                          JULY 22, 1996

                                     [LOGO]

                             AMSERV HEALTHCARE INC.
                       3252 HOLIDAY COURT, SUITE NO. 204
                           LA JOLLA, CALIFORNIA 92037
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 23, 1996
To the Shareholders of
AMSERV HEALTHCARE INC.:
    The Annual Meeting of Shareholders (the "AMSERV Meeting") of AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), will be held at the Radisson Hotel La Jolla, 3299 Holiday Court, La Jolla, California on Friday, August 23, 1996, at 9:30 a.m., local time, for the following purposes:

        1. To approve and adopt the Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), between AMSERV and STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), providing for the merger (the "Merger") of AHI Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of STAR, with and into AMSERV, with AMSERV becoming a wholly-owned subsidiary of STAR and the transactions contemplated thereby. In accordance with the Merger Agreement, each share of Common Stock, par value $.01 per share, of AMSERV (the "AMSERV Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Common Stock, par value $.001 per share, of STAR (the "STAR Common Stock");

        2. To elect five persons to AMSERV's Board of Directors to serve until the earlier of (a) the next Annual Meeting of Shareholders of AMSERV and until the election and qualification of their respective successors or (b) the consummation of the Merger contemplated by the Merger Agreement;

        3. To ratify and approve the selection of Ernst & Young LLP as AMSERV's independent auditors for the fiscal year ended June 29, 1996; and

        4. To transact such other business as may properly come before the AMSERV Meeting and any adjournments or postponements thereof.

    The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and the appendices thereto, which form a part of this Notice.

    The Board of Directors of AMSERV has fixed the close of business on July 15, 1996 as the record date (the "AMSERV Record Date") for the determination of shareholders entitled to notice of and to vote at the AMSERV Meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on the AMSERV Record Date are entitled to notice of, and to vote at, the AMSERV Meeting and any adjournments or postponements thereof.

    AFTER CAREFUL CONSIDERATION, THE AMSERV BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF AMSERV AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE AMSERV MEETING. THE AMSERV BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS AMSERV'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED JUNE 29, 1996.

    Whether or not you plan to attend the AMSERV Meeting, please complete, sign, date and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          /s/ LESLIE HODGE
       -------------------------------------------------------------------------
                                          LESLIE HODGE
                                          SECRETARY
July 22, 1996

                                     [LOGO]

                         STAR MULTI CARE SERVICES, INC.
                           99 RAILROAD STATION PLAZA
                           HICKSVILLE, NEW YORK 11801

July 22, 1996

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "STAR Meeting") of STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), to be held on Friday, August 23, 1996, at 12:30 p.m., local time, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas (18th Floor), New York, New York.

    At the STAR Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), between AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), and STAR, providing for the merger (the "Merger") of AHI Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of STAR, with and into AMSERV, with AMSERV becoming a wholly-owned subsidiary of STAR and the transactions contemplated thereby. In accordance with the Merger Agreement, each share of Common Stock, par value $.01 per share, of AMSERV (the "AMSERV Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Common Stock, par value $.001 per share, of STAR (the "STAR Common Stock"). In addition, approval and adoption of the Merger Agreement will constitute approval of the assumption by STAR of AMSERV's stock option plan under which the outstanding AMSERV stock options were granted.

    In connection with the Merger, I have entered into an agreement (the "Voting Agreement"), pursuant to which I have agreed to vote (or cause to be voted) the 847,155 shares (34.4 %) of STAR Common Stock of which I am the direct beneficial owner in favor of the Merger and the related matters and have granted an irrevocable proxy to vote my shares in such a manner.

    The Merger, the Voting Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus. We urge you to review carefully the Joint Proxy Statement/Prospectus and the accompanying appendices.

    AFTER CAREFUL CONSIDERATION, THE STAR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF STAR AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE STAR MEETING.

    We hope you will attend the STAR Meeting. However, whether or not you plan to attend the STAR Meeting, it is important that your shares are represented. Accordingly, please complete, sign and date the enclosed proxy and promptly return it in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Very truly yours,

                                          /s/ STEPHEN STERNBACH
       -------------------------------------------------------------------------
                                          STEPHEN STERNBACH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]
                         STAR MULTI CARE SERVICES, INC.
                           99 RAILROAD STATION PLAZA
                           HICKSVILLE, NEW YORK 11801

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 23, 1996

To the Shareholders of
STAR MULTI CARE SERVICES, INC.:

    You are hereby notified that a Special Meeting of Shareholders (the "STAR Meeting") of STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas (18th Floor), New York, New York at 12:30 p.m., local time, on Friday, August 23, 1996, to consider and act upon:

        1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), between AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV") and STAR, providing for the merger (the "Merger") of AHI Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of STAR, with and into AMSERV, with AMSERV becoming a wholly-owned subsidiary of STAR and the transactions contemplated thereby. In accordance with the Merger Agreement, each share of Common Stock, par value $.01 per share, of AMSERV (the "AMSERV Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Common Stock, par value $.001 per share, of STAR (the "STAR Common Stock"). In addition, approval and adoption of the Merger Agreement will constitute approval of the assumption by STAR of AMSERV's stock option plan under which the outstanding AMSERV stock options were granted.

        2. Such other business as properly may come before the STAR Meeting and any adjournments or postponements thereof.

    The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and the appendices thereto, which form a part of this Notice.

    The Board of Directors of STAR has fixed the close of business on July 15, 1996 as the record date (the "STAR Record Date") for the determination of shareholders entitled to notice of and to vote at the STAR Meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on the STAR Record Date are entitled to notice of and to vote at the STAR Meeting and any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the offices of STAR located at 99 Railroad Station Plaza, Hicksville, New York 11801, at least ten days prior to the STAR Meeting.

    AFTER CAREFUL CONSIDERATION, THE STAR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF STAR AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE STAR MEETING.

    IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AND YOU WISH YOUR SHARES TO BE VOTED AT THE STAR MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY BY MAIL IN THE POSTAGE-PAID ENVELOPE SENT TO YOU HEREWITH FOR THAT PURPOSE. IF YOU LATER FIND THAT YOU CAN BE PRESENT AT THE SPECIAL MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.
                                          By Order of the Board of Directors,

                                          /s/ STEPHEN STERNBACH
                                          STEPHEN STERNBACH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
July 22, 1996

                             YOUR VOTE IS IMPORTANT
 TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE AND REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 19, 1996

PROSPECTUS
                             AMSERV HEALTHCARE INC.
                         STAR MULTI CARE SERVICES, INC.

                             JOINT PROXY STATEMENT
                          FOR MEETINGS OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 23, 1996
                               ------------------

                         STAR MULTI CARE SERVICES, INC.
                               ------------------

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), and to the shareholders of STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), in connection with the solicitation of proxies by their respective Boards of Directors to be used at the Annual Meeting of Shareholders of AMSERV (the "AMSERV Meeting") and a Special Meeting of Shareholders of STAR (the "STAR Meeting"), each of which is to be held on Friday, August 23, 1996, and at any adjournments or postponements thereof.

    At each of the AMSERV Meeting and STAR Meeting, the respective shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), between STAR and AMSERV, providing for the merger (the "Merger") of AHI Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of STAR, with and into AMSERV, with AMSERV becoming a wholly-owned subsidiary of STAR and the transactions contemplated thereby. Upon consummation of the Merger, each share of Common Stock, par value $.01 per share, of AMSERV (the "AMSERV Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Common Stock, par value $.001 per share, of STAR (the "STAR Common Stock"). In addition, approval and adoption of the Merger Agreement will constitute approval of the assumption by STAR of the AMSERV Stock Option Plan (as defined below) under which the outstanding AMSERV stock options were issued. See "THE MERGER AGREEMENT -- Treatment of Stock Options." A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

    AMSERV's shareholders will also elect five persons to AMSERV's Board of Directors. The directors elected at the AMSERV Meeting will, if the Merger is not consummated, hold office until the next Annual Meeting of Shareholders of AMSERV and until their respective successors are elected and qualified. However, if the Merger is consummated, the directors elected at the AMSERV Meeting will hold office only until consummation of the Merger. See "ELECTION OF AMSERV DIRECTORS." AMSERV's shareholders will further be asked to ratify the selection of Ernst & Young LLP as AMSERV's independent auditors for the fiscal year ended June 29, 1996. See "RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV."

    IN CONSIDERING THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF AMSERV AND THE BOARD OF DIRECTORS OF STAR WITH RESPECT TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, SHAREHOLDERS SHOULD BE AWARE THAT CERTAIN MEMBERS OF AMSERV'S MANAGEMENT AND AMSERV'S BOARD HAVE INTERESTS IN THE MERGER THAT ARE IN ADDITION TO AND MAY CONFLICT WITH THE INTERESTS OF SHAREHOLDERS OF AMSERV AND STAR GENERALLY. SEE "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" AND "THE MERGER AGREEMENT -- TREATMENT OF STOCK OPTIONS."

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER DESCRIBED HEREIN AND THE SECURITIES OFFERED HEREBY.

    STAR has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 (Commission File No. 333- ) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of STAR Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/ Prospectus constitutes the Prospectus of STAR filed as part of the Registration Statement. All information contained herein with respect to STAR has been furnished by STAR. All information contained herein with respect to AMSERV has been furnished by AMSERV.

    The AMSERV Common Stock and STAR Common Stock are quoted in the over-the-counter market on The Nasdaq Stock Market's National Market System (the "Nasdaq National Market") under the symbols "AMSR" and "SMCS", respectively. On July 17, 1996, the high and low sales prices for a share of AMSERV Common Stock and STAR Common Stock on the Nasdaq National Market were $2 7/8 and $2 13/16 and $8 and $6 3/4, respectively. Based on the average of the high and low sales prices of AMSERV Common Stock on July 17, 1996 the maximum aggregate value of the transactions contemplated by the Merger Agreement is $10,050,389.

    Based on the Exchange Ratio and based upon the average of the high and low sales prices of STAR Common Stock on July 17, 1996, the dollar value of the STAR Common Stock to be received for each share of AMSERV Common Stock exchanged is $3.02.
                           --------------------------

THE SECURITIES ISSUABLE PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
 ANY   STATE  SECURITIES  COMMISSION,  NOR  HAS  THE  SECURITIES  AND  EXCHANGE
 COMMISSION OR ANY  STATE SECURITIES  COMMISSION PASSED UPON  THE ACCURACY  OR
  ADEQUACY  OF THIS JOINT PROXY   STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED OR DELIVERED TO THE SHAREHOLDERS OF STAR AND AMSERV ON OR ABOUT JULY 22, 1996.
                           --------------------------

      The date of this Joint Proxy Statement/Prospectus is July 19, 1996.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................          iv
SUMMARY....................................................................................................           1
  General..................................................................................................           1
  STAR.....................................................................................................           1
  Merger Sub...............................................................................................           2
  AMSERV...................................................................................................           2
  The Meetings.............................................................................................           3
  The Merger...............................................................................................           4
  Election of AMSERV Directors.............................................................................          10
  Ratification of Appointment of Independent Public Accountants of AMSERV..................................          10
  Summary Historical Consolidated Financial Data...........................................................          11
  Summary Unaudited Pro Forma Condensed Combined Financial Data............................................          14
RISK FACTORS...............................................................................................          15
COMPARATIVE PER SHARE DATA.................................................................................          18
COMPARATIVE MARKET DATA....................................................................................          19
THE AMSERV MEETING.........................................................................................          20
  General..................................................................................................          20
  Matters to Be Considered at the AMSERV Meeting...........................................................          20
  AMSERV Record Date.......................................................................................          20
  Proxies..................................................................................................          20
  Quorum...................................................................................................          21
  Vote Required............................................................................................          21
THE STAR MEETING...........................................................................................          22
  General..................................................................................................          22
  Matters to be Considered at the STAR Meeting.............................................................          22
  STAR Record Date.........................................................................................          22
  Proxies..................................................................................................          22
  Quorum...................................................................................................          23
  Vote Required............................................................................................          23
  Voting Agreement.........................................................................................          23
THE MERGER.................................................................................................          24
  Background of the Merger.................................................................................          24
  STAR's Reasons for the Merger; Recommendation of the STAR Board..........................................          34
  AMSERV's Reasons for the Merger; Recommendation of the AMSERV Board......................................          38
  Financial Advisor; Fairness Opinion......................................................................          40
  Certain Federal Income Tax Consequences..................................................................          44
  Interests of Certain Persons in the Merger; Conflicts of Interest........................................          45
  No Dissenters' Rights of Appraisal.......................................................................          46
  Regulatory Approvals.....................................................................................          46
  Accounting Treatment.....................................................................................          46
  Resale Restrictions......................................................................................          47
THE MERGER AGREEMENT.......................................................................................          47
  The Merger...............................................................................................          47
  Effective Time of the Merger.............................................................................          47
  Conversion of Securities.................................................................................          48
  Treatment of Stock Options...............................................................................          48
  Exchange of Certificates.................................................................................          48
  Treatment of AMSERV Class B Preferred....................................................................          49
  Representations and Warranties...........................................................................          49
  Covenants; Conduct of Business Prior to Effective Time...................................................          50
  Negotiations with Others.................................................................................          50

                                                                                                                PAGE
                                                                                                                -----
  Management after the Merger..............................................................................          51
  Conditions of the Merger.................................................................................          51
  Termination..............................................................................................          52
  Effect of Termination and Abandonment....................................................................          52
  Amendment and Waiver.....................................................................................          52
COMPARISON OF RIGHTS OF HOLDERS OF AMSERV COMMON STOCK AND STAR COMMON STOCK...............................          53
  General..................................................................................................          53
  Voting Rights............................................................................................          53
  Amendments to Certificate of Incorporation...............................................................          54
  Special Meetings.........................................................................................          54
  Shareholders' Action Without a Meeting...................................................................          54
  Preemptive Rights........................................................................................          55
  Dividends................................................................................................          55
  Stock Repurchases........................................................................................          55
  Issuance of Rights or Options to Purchase Shares to Directors, Officers and Employees....................          56
  Loans to Directors.......................................................................................          56
  Classification of the Board of Directors.................................................................          56
  Duties of Directors......................................................................................          56
  Interested Director Transactions.........................................................................          57
  Limitations on Directors' Liability......................................................................          57
  Indemnification of Directors and Officers................................................................          58
  Removal of Directors.....................................................................................          59
DESCRIPTION OF STAR CAPITAL STOCK..........................................................................          60
  STAR Common Stock........................................................................................          60
  Certain Provisions of the Certificate of Incorporation and By-Laws.......................................          60
BUSINESS OF STAR...........................................................................................          62
  General..................................................................................................          62
  Home Care Services.......................................................................................          63
  Hospital Staffing........................................................................................          64
  Competition..............................................................................................          64
  Marketing................................................................................................          65
  Customers................................................................................................          65
  Government Regulations and Licensing.....................................................................          65
  Liability Insurance......................................................................................          66
  Employees................................................................................................          66
  Description of Properties................................................................................          67
  Legal Proceedings........................................................................................          67
STAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............          68
  Results of Operations....................................................................................          68
  Financial Condition, Liquidity and Capital Resources.....................................................          69
  Inflation and Seasonality................................................................................          70
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF STAR..............................................          71
MANAGEMENT OF STAR.........................................................................................          72
EXECUTIVE COMPENSATION OF STAR.............................................................................          73
  Summary Compensation Table...............................................................................          73
  Option Grants in Last Fiscal Year........................................................................          73

                                                                                                                PAGE
                                                                                                                -----
  Option Exercises in Last Fiscal Year and Year-End Values.................................................          73
  Standard Remuneration of Directors.......................................................................          73
  Employment and Management Agreements.....................................................................          73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STAR.....................................................          74
BUSINESS OF AMSERV.........................................................................................          74
  General..................................................................................................          74
  Description of Properties................................................................................          74
  Legal Proceedings........................................................................................          75
AMSERV'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............         76]
  Liquidity and Capital Resources..........................................................................          76
  Results of Operations....................................................................................          76
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF AMSERV............................................          79
ELECTION OF AMSERV DIRECTORS...............................................................................          80
  Nominees for Election....................................................................................          80
  Certain Committees of the Board..........................................................................          81
  Attendance at Meetings...................................................................................          81
  Compliance with Section 16(a) of the Exchange Act........................................................          82
  Compensation of Directors................................................................................          82
EXECUTIVE OFFICERS OF AMSERV...............................................................................          82
SIGNIFICANT EMPLOYEES OF AMSERV............................................................................          82
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF AMSERV...................................................          83
EXECUTIVE COMPENSATION OF AMSERV...........................................................................          84
  Summary Compensation Table...............................................................................          84
  Aggregated AMSERV Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.................          84
  Employment Agreements....................................................................................          84
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV....................................          85
LEGAL MATTERS..............................................................................................          86
EXPERTS....................................................................................................          86
PROPOSALS BY AMSERV SHAREHOLDERS...........................................................................          86
OTHER BUSINESS.............................................................................................          86
UNAUDITED PRO FORMA CONDENSED-COMBINED FINANCIAL STATEMENTS................................................          87
INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1
APPENDIX A -- Merger Agreement, as amended
APPENDIX B -- Opinion of Batchelder & Partners, Inc.

                             AVAILABLE INFORMATION

    STAR and AMSERV are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The Registration Statement, as well as reports, proxy statements and other information filed by each of STAR and AMSERV can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic registration statements filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Website (http:// www.sec.gov). Additionally, material filed by STAR and AMSERV can be inspected at the offices of the Nasdaq National Market System Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    STAR has filed the Registration Statement with the Commission covering the STAR Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, please refer to the Registration Statement, including the exhibits thereto. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    All information concerning STAR contained in this Joint Proxy Statement/Prospectus has been furnished by STAR and all information concerning AMSERV contained in this Joint Proxy Statement/Prospectus has been furnished by AMSERV. No person is authorized to provide any information or to make any representation with respect to the matters described in this Joint Proxy Statement/Prospectus other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by STAR, AMSERV or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities hereunder shall under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of STAR or AMSERV since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. ALL SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES BEFORE VOTING ON THE MATTERS DISCUSSED HEREIN. AS USED HEREIN, THE TERM "STAR" REFERS TO STAR MULTI CARE SERVICES, INC. AND THE TERM "AMSERV" REFERS TO AMSERV HEALTHCARE INC., IN BOTH CASES INCLUDING, UNLESS THE CONTEXT OTHERWISE REQUIRES, THEIR RESPECTIVE SUBSIDIARIES.

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to shareholders of STAR MULTI CARE SERVICES, INC., a New York corporation ("STAR"), in connection with the solicitation of proxies by the Board of Directors of STAR, for use at a Special Meeting of Shareholders of STAR (the "STAR Meeting") which is scheduled to be held on Friday, August 23, 1996. This Joint Proxy Statement/Prospectus is also being furnished to shareholders of AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), in connection with the solicitation of proxies by the Board of Directors of AMSERV, for use at the Annual Meeting of Shareholders of AMSERV (the "AMSERV Meeting") which is also scheduled to be held on Friday, August 23, 1996. At the STAR Meeting and the AMSERV Meeting, the shareholders of STAR and the shareholders of AMSERV will be asked to consider and vote upon, among other things, the proposed merger (the "Merger") of AHI Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into AMSERV pursuant to the terms of the Agreement and Plan of Merger dated February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"). The Merger Agreement is included in this Joint Proxy Statement/Prospectus as Appendix A. In connection with the Merger, all of the outstanding shares of Common Stock, $.01 par value per share, of AMSERV (the "AMSERV Common Stock") will be exchanged for shares of Common Stock, $.001 par value per share, of STAR (the "STAR Common Stock") at the rate of 0.4090 shares (the "Exchange Ratio") of STAR Common Stock for each share of AMSERV Common Stock and all outstanding options to acquire AMSERV Common Stock will be assumed by STAR, together with the AMSERV Stock Option Plan under which those options were granted, and the assumed options will be converted into options to purchase STAR Common Stock based on the Exchange Ratio. In addition, at the AMSERV Meeting, the shareholders of AMSERV will be asked to (i) elect five persons to AMSERV's Board of Directors to serve until the earlier of (a) the next Annual Meeting of Shareholders of AMSERV and until the election and qualification of their respective successors or (b) the consummation of the Merger contemplated by the Merger Agreement and (ii) ratify and approve the selection of Ernst & Young LLP as AMSERV's independent public accountants for the fiscal year ended June 29, 1996. The information in this Joint Proxy Statement/Prospectus concerning STAR and AMSERV has been furnished by each of such entities respectively.

                                      STAR

    STAR is in the business of providing placement services of registered and licensed nurses and home health aides to patients for care at home ("Home Care") and to a lesser extent temporary health care personnel recruiting to hospitals and nursing homes ("Hospital Staffing"). In addition, STAR maintains registries of registered nurses, licensed practical nurses, nurses' aides, certified home health aides and certified personal care workers from which personnel are recruited on a per diem basis to meet the requirements of STAR's clients.

    Prior to its acquisition by present management in 1987, STAR's business related primarily to providing private duty nurses to patients in hospitals and staffing to hospitals. Under its current management, STAR expanded its Hospital Staffing arrangements to nursing homes and additional hospitals to provide licensed nurses on a per diem basis for general staff. In 1988, STAR further extended its Hospital Staffing business to include providing licensed practical nurses and nurses' aides. In 1989, STAR began providing Home Care services in New York City pursuant to a license from the New York State Health Department. In 1990, STAR expanded its Home Care services to include transportation of patients from hospital to home in ambulettes, arrangements to purchase and supply equipment and pharmaceuticals as prescribed by the patient's physicians, and home infusion care. In 1991, STAR was licensed by the New York State Department of Health to operate an office in Nassau County, New York.

    In 1992, STAR expanded its existing Home Care business through the acquisition of certain assets from Unity Healthcare Holding Company, Inc. and its subsidiaries ("Unity"), including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complemented the existing home health care businesses of STAR in geographic areas such as New Jersey and New York where STAR already operated. In addition, in these locations, STAR obtained from Unity client referral lists to further expand existing operations.

    In addition to expanding STAR's existing regional business, the Unity acquisition added new operations to STAR in new geographic locations. STAR acquired Unity's Florida operations, which included certification to receive reimbursement from Medicare and Medicaid in Broward and Dade Counties. Most of such Medicare and Medicaid reimbursed operations are located in Dade County. STAR also acquired the assets representing Unity's operations in Florida that do not have Medicare and Medicaid certification, but which operate under state license.

    In 1993, STAR further expanded its existing Home Care business through the acquisition of certain assets of DSI Health Care Services, Inc. ("DSI") including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complimented the existing Home Care business of STAR in the Long Island, New York area.

    In May 1995, STAR acquired certain assets of Long Island Nursing Registry, Inc. ("LINR") thereby further expanding its Home Care business. LINR provided nursing and other skilled health care services with both Medicaid and non-Medicaid reimbursement eligibility compatible with the business of STAR. LINR maintains offices and does business under the STAR name in the Long Island area and as "Comprehensive Care America" in the Syracuse area. The acquired assets included all of the fixed assets, certain of the contract and intellectual property rights and all of the records, lists, files and books (including certain customer and personnel lists) with respect to or in connection with the health care business conducted by LINR. The acquisition expanded STAR's market area into Suffolk County, augmented its presence in Nassau County and gave it significant market share in Central New York.

    Historically, a greater portion of STAR's revenues have been derived from Home Care services and a lesser portion of such revenues have been derived from Hospital Staffing. STAR believes that this is a result of changing social and economic attitudes toward the de-institutionalization of patients as well as STAR's changing customer base.

    STAR's principal executive offices are located at 99 Railroad Station Plaza, Hicksville, New York 11801, and its telephone number is (516) 938-2016.

MERGER SUB

    Merger Sub is a Delaware corporation recently organized as a wholly-owned subsidiary of STAR for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with such proposed acquisition.

    Merger Sub's principal executive offices are located at 99 Railroad Station Plaza, Hicksville, New York 11801, and its telephone number is (516) 938-2016.

                                     AMSERV

    AMSERV was originally incorporated under the name of Phone-A-Gram System, Inc. in the State of California on July 7, 1966, and was subsequently reincorporated under the laws of the State of Delaware on September 29, 1983. On October 2, 1987, AMSERV's name was changed to AMSERV, INC., and on August 24, 1992, its name was again changed to AMSERV HEALTHCARE INC.

    AMSERV operates in a one-industry segment as a health care services company. During the fiscal year ended June 24, 1995, AMSERV provided Home Care services to individuals from its six branch offices in New Jersey and Ohio. Home Care services provided by AMSERV include personal care, such as assistance with the activities of daily living (E.G., eating, walking and grooming), and skilled nursing services, such as wound care, and assistance with medications, injections and patient education. Fiscal 1995 was the first full year of operations for AMSERV's Ohio office, which was acquired on June 10, 1994, by the purchase of substantially all of the assets and property of North Central Personnel, Inc. On November 9, 1994, AMSERV sold substantially all of the fixed and intangible assets of its eight branch offices that provided primarily temporary nursing services.

    AMSERV receives payment for its Home Care services from several sources. Revenues from Medicaid and other local government programs represented approximately 75% of net sales from continuing operations in the fiscal year ended June 24, 1995. The balance is paid to AMSERV from insurance companies, private payors and others.

    Home Care services are marketed through referrals from public agencies, hospitals, nursing homes and insurance companies. Both non-licensed and licensed personnel provide services to individuals in their homes. Home Care personnel are recruited by AMSERV through newspaper advertisements and personal referrals.

    AMSERV's principal executive offices are located at 3252 Holiday Court, No. 204, La Jolla, California 92037, and its telephone number is (619) 597-1000.

THE MEETINGS

THE AMSERV MEETING

    The AMSERV Meeting will be held on Friday, August 23, 1996 at 9:30 a.m., local time, at the Radisson Hotel La Jolla, 3299 Holiday Court, La Jolla,
California. At the AMSERV Meeting, including any adjournments or postponements thereof, the shareholders of AMSERV will consider and vote on (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) the election of five members of the AMSERV Board of Directors to serve until the earlier of (a) AMSERV's next Annual Meeting of Shareholders and until the election and qualification of their respective successors or (b) consummation of the Merger, (iii) a proposal to ratify and approve the selection of Ernst & Young LLP as AMSERV's independent public accountants for the fiscal year ended June 29, 1996 and (iv) such other business as properly may come before the AMSERV Meeting.

    The close of business on July 15, 1996, has been fixed as the record date (the "AMSERV Record Date") for the determination of the shareholders of AMSERV entitled to notice of and to vote at the AMSERV Meeting. Holders of AMSERV Common Stock and holders of outstanding shares of AMSERV Class B Preferred Stock, par value $.01 per share (the "AMSERV Class B Preferred," and together with the AMSERV Common Stock, the "AMSERV Voting Stock") are entitled to one vote for each share of AMSERV Voting Stock held by them. The holders of a majority of the outstanding shares of AMSERV Voting Stock, present either in person or by properly executed proxies, will constitute a quorum at the AMSERV Meeting.

    The affirmative vote of holders of a majority of the outstanding shares of AMSERV Voting Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the outstanding shares of AMSERV Voting Stock present at the AMSERV Meeting, either in person or by properly executed proxies, and entitled to vote is required to elect each member of the AMSERV Board of Directors and to ratify the selection of AMSERV's independent public accountants. As of the AMSERV Record Date, 3,436,024 shares of AMSERV Voting Stock were issued and outstanding, of which approximately 22% were beneficially owned by directors, executive officers and affiliates of AMSERV (excluding 72,316 shares which may be acquired upon exercise of options which are exercisable within 60 days of the AMSERV Record Date). See "THE AMSERV MEETING -- Vote Required."

THE STAR MEETING

    The STAR Meeting will be held on Friday, August 23, 1996 at 12:30 p.m., local time, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas (18th Floor), New York, New York. At the STAR Meeting, including any adjournments or postponements thereof, the shareholders of STAR will consider and vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, and such other business as properly may come before the STAR Meeting. A vote in favor of the Merger will also constitute a vote in favor of STAR's assumption of the AMSERV Stock Option Plan and the outstanding options thereunder. The Merger Agreement provides that as of the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of STAR, will be merged with and into AMSERV, with AMSERV being the surviving corporation, whereupon AMSERV will become a wholly-owned subsidiary of STAR.

    The close of business on July 15, 1996, has been fixed as the record date (the "STAR Record Date") for the determination of the shareholders of STAR entitled to notice of and to vote at the STAR Meeting. Holders of STAR Common Stock are entitled to one vote for each share of STAR Common Stock held by them. The holders of a majority of the outstanding shares of STAR Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the STAR Meeting.

    The affirmative vote of the holders of a majority of the shares of STAR Common Stock voted at the STAR Meeting is required to approve and adopt the Merger Agreement. As of the STAR Record Date, 2,463,079 shares of STAR Common Stock were issued and outstanding, of which approximately 40.5% were beneficially owned by directors, executive officers and affiliates of STAR (excluding 181,986 shares which may be acquired upon exercise of options which are exercisable within 60 days of the STAR Record Date). See "THE STAR MEETING
- -- Vote Required."

THE MERGER

    CONVERSION OF SECURITIES. Upon consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into AMSERV, with AMSERV being the surviving corporation, and each share of AMSERV Common Stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.4090 shares of STAR Common Stock and all AMSERV Options (as defined below) will be assumed by STAR and converted into options exercisable for STAR Common Stock based on the Exchange Ratio (collectively, the "Merger Consideration"). STAR Common Stock is quoted on the Nasdaq National Market under the symbol "SMCS." No certificates or scrip representing fractional shares of STAR Common Stock will be issued in the Merger, but cash will be paid to shareholders in lieu thereof. See "THE MERGER AGREEMENT -- Conversion of Securities."

    RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. The AMSERV Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, AMSERV and its shareholders. Accordingly, AMSERV's Board of Directors has approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the shareholders of AMSERV. The AMSERV Board of Directors considered a number of positive, negative and neutral factors concerning the Merger. The positive factors the AMSERV Board considered included the AMSERV Board's determination that the consideration to be received by AMSERV's shareholders in the Merger reflected an appropriate valuation of AMSERV; the ability of the combined company to better compete in a rapidly consolidating health care industry; a review of the possible alternatives to a sale of AMSERV; that the AMSERV Board approved the Merger Agreement after significant publicity concerning AMSERV's review of its strategic alternatives; that AMSERV had contact with a large number of bidders in a lengthy auction process; that the Merger Consideration represented a premium for AMSERV Common Stock on the last trading day prior to the public announcement of the letter of intent to merge and the last trading day prior to the public announcement of the execution of the Merger Agreement; the AMSERV Board's determination that STAR's proposal included a premium for obtaining control of AMSERV; the financial presentation of AMSERV's financial advisor and the advisor's opinion as of February 9, 1996 that the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view; that the Merger Agreement permits AMSERV to consider unsolicited third party offers to acquire AMSERV; that the Merger Agreement permits the AMSERV Board to modify its fairness determination if required by the AMSERV Board's fiduciary duties; that consummation of the Merger is conditioned on the Merger's qualifying as a pooling of interests for accounting purposes; that the Merger Agreement was approved by the unanimous vote of the AMSERV Board (other than Mr. Mora, who did not vote on the Original Merger Agreement, as hereinafter defined, or the Amendment, as hereinafter defined, due to the expected assumption by STAR of the provisions set forth in Mr. Mora's employment agreements, and Mr. Katten, who did not vote on the Amendment due to his expected position as a director of STAR following the Merger); that STAR is a public company that has experienced substantial growth in revenues and income and has a management team with a proven track record; the synergies and costs savings offered by the consolidation of certain corporate functions; the expectation that AMSERV shareholders will receive STAR Common Stock in a transaction that is nontaxable for federal income tax purposes; and that Mr. Sternbach has agreed to vote the shares of STAR Common Stock of which he is the direct beneficial owner in favor of the Merger. The negative factors considered by the AMSERV Board were that AMSERV's financial advisor is not required to reaffirm its fairness opinion at any time after February 9, 1996; that the Merger Agreement places restrictions on the conduct of AMSERV's business pending the closing and requires AMSERV to pay significant fees and expenses in the event of a termination of the Merger Agreement; that the Merger Agreement prohibits AMSERV from soliciting, encouraging or initiating any additional proposals from third parties; and the risks to AMSERV shareholders described under the heading "RISK FACTORS." The AMSERV Board determined that the following factors were neither positive nor negative: that, as a result of the fixed Exchange Ratio, changes in the relative share prices of AMSERV and STAR Common Stock could materially affect, positively or negatively, the value of the Merger Consideration to be received by AMSERV shareholders; the possible conflicts of interest based on the expected equity participation in STAR of certain directors and officers of AMSERV and Mr. Mora's expected position as a director of STAR following the Merger (although the Merger Agreement, as amended, now provides that Mr. Katten, instead of Mr. Mora, would become a director of STAR following the Merger); and that the AMSERV Board did not use a special committee to evaluate the Merger. The primary factors considered and conclusions reached and relied upon by the AMSERV Board of Directors in reaching its recommendation are described in greater detail in "THE MERGER -- Background of the Merger," "-- AMSERV's Reasons for the Merger; Recommendation of the AMSERV Board," "-- Financial Advisor; Fairness Opinion" and "-- Interests of Certain Persons in the Merger; Conflicts of Interest."

    The Board of Directors of STAR believes that the terms of the Merger are fair to, and in the best interests of, STAR and its shareholders. Accordingly, STAR's Board of Directors has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the shareholders of STAR. The STAR Board of Directors considered a number of positive factors concerning the Merger, including that since both STAR and AMSERV are engaged in the Home Care services business, the businesses of STAR and AMSERV are complimentary; its concurrence with STAR's management's analysis that the Merger would increase STAR's cash flow, reduce STAR's financial leverage and improve STAR's overall financial position and results of operations; that since AMSERV is also engaged in the Home Care services business the Merger fits within STAR's strategic objective to acquire complimentary businesses; that the Merger will permit STAR to achieve significant cost savings and economies of scale and will provide other synergistic benefits; that approximately $1.2 million in selling, general and administrative expenses would be eliminated as a result of increased efficiencies; that the terms of the Merger Agreement are generally fair to the shareholders of STAR; and its conclusion that, based upon preliminary discussions with its auditors, the Merger would be accounted for as a pooling of interests for accounting purposes. The Board of Directors of STAR also considered a number of negative factors concerning the Merger, including the fact that a dissident shareholder group had commenced a consent solicitation and certain litigation against AMSERV; the fact that the Exchange Ratio was fixed; the factors described under the heading "RISK FACTORS"; and the fact that STAR agreed to honor certain agreements between AMSERV and Mr. Mora. The factors considered and conclusions reached and relied upon by the STAR Board of Directors in reaching its recommendation are described in greater detail in "THE MERGER -- Background of the Merger," "-- STAR's Reasons for the Merger; Recommendation of the STAR Board" and "-- Interests of Certain Persons in the Merger; Conflicts of Interest."

    OPINION OF FINANCIAL ADVISOR. Batchelder & Partners, Inc. ("Batchelder") delivered to the Board of Directors of AMSERV a written opinion dated February 9, 1996 that, as of such date and based upon and subject to certain matters as stated therein, the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view. See "THE MERGER -- Financial Advisor; Fairness Opinion." The full text of the written opinion of Batchelder, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Batchelder, is attached as Appendix B hereto and is incorporated herein by reference. AMSERV shareholders are urged to read the opinion carefully in its entirety.

    EFFECTIVE TIME OF THE MERGER. The Merger will be effected at the time of the filing of a Certificate of Merger (the "Certificate of Merger") with the Delaware Secretary of State. The date and time of such filing (the "Effective Time") is currently expected to occur on or shortly after the date of the AMSERV Meeting and the STAR Meeting and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement. See "THE MERGER AGREEMENT -- Effective Time of the Merger" and "-- Conditions of the Merger."

    CONDITIONS TO THE MERGER; TERMINATION. The obligations of AMSERV and STAR to consummate the Merger are subject to the satisfaction of certain conditions, certain of which may be waived by the mutual consent of AMSERV and STAR, including, among others, (i) obtaining requisite AMSERV and STAR shareholder approvals and requisite regulatory approvals, (ii) the effectiveness of the Registration Statement and the receipt by STAR of all necessary approvals under applicable state securities laws, (iii) the absence of a material adverse change in the financials of AMSERV, (v) the receipt by AMSERV of a legal opinion addressed to the shareholders of AMSERV from Latham & Watkins with respect to the tax consequences of the Merger and certain other matters and (vi) the receipt by STAR of a letter from Holtz Rubenstein & Co., LLP with respect to the qualification of the Merger as a pooling of interests. There is currently no intention on the part of either AMSERV or STAR to waive any of the conditions set out above, including without limitation, (v) and (vi). In the event that the conditions set forth above in (v) or (vi) were to be waived, STAR would file a post-effective amendment to the Registration Statement and both STAR and AMSERV would resolicit their respective shareholders regarding their approval and adoption of the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions of the Merger."

    The Merger Agreement is subject to termination by either AMSERV or STAR if the Merger is not consummated by September 15, 1996. In addition, the Merger Agreement may be terminated under certain circumstances by either AMSERV or STAR, including circumstances under which STAR may be entitled to receive a termination fee of $250,000, plus reasonable out-of-pocket fees and expenses up to $200,000. See "THE MERGER AGREEMENT -- Termination" and "-- Effect of Termination and Abandonment."

    SURRENDER OF AMSERV COMMON STOCK CERTIFICATES. After the Effective Time, holders of AMSERV Common Stock will be furnished with a transmittal letter to be used to exchange their certificates for the Merger Consideration. Holders of AMSERV Common Stock should not return any stock certificates with the form of proxy accompanying this Joint Proxy Statement/Prospectus. See "THE MERGER AGREEMENT -- Exchange of Certificates."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Assuming the Merger is consummated at the Effective Time pursuant to the terms of the Merger Agreement, Latham & Watkins (counsel to AMSERV) is of the opinion (and, at the Effective Time, will issue its opinion to AMSERV) that the Merger will qualify as a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and that no gain or loss will be recognized by any holder whose shares of AMSERV Common Stock (with the possible exception of shares of AMSERV Common Stock acquired by a holder pursuant to an employee stock option plan or other compensation agreement in anticipation of the Merger) are converted into and exchanged for shares of STAR Common Stock (except to the extent of any cash received in lieu of fractional shares of STAR Common Stock).
 In addition, Latham & Watkins is of the opinion that as a result of the Merger: (i) each holder of AMSERV Common Stock receiving cash in lieu of a fractional share of STAR Common Stock will be treated for federal income tax purposes as having received such fractional share interest and as having sold it for the cash received, and will recognize capital gain or loss (long- or short-term depending on whether the holder's holding period is more or less than 12 months) equal to the difference between the amount of cash received and the portion of that holder's basis in the shares of AMSERV Common Stock deemed exchanged for the fractional share interest; (ii) the tax basis of the STAR Common Stock received by the holders of AMSERV Common Stock will be equal to the basis of the AMSERV Common Stock exchanged therefor (except for the basis attributable to any fractional share interest in STAR Common Stock); and (iii) the holding period of the STAR Common Stock received by the holders of AMSERV Common Stock will include the holding period of the AMSERV Common Stock surrendered in exchange therefor. Latham & Watkins' opinion is based on the accuracy of certain representations that it will receive from STAR and AMSERV at the Effective Time. See "THE MERGER -- Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT -- Conditions of the Merger."

    ACCOUNTING TREATMENT. The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon STAR receiving a letter from Holtz Rubenstein & Co., LLP (STAR's auditors) regarding its concurrence with STAR's management's conclusion as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if it is consummated in accordance with the Merger Agreement. See "THE MERGER -- Accounting Treatment" and "THE MERGER AGREEMENT -- Conditions of the Merger."

    TREATMENT OF STOCK OPTIONS. All options to purchase shares of AMSERV Common Stock (individually, an "AMSERV Option" and collectively, the "AMSERV Options") outstanding under AMSERV's 1991 Stock Option Plan (the "AMSERV Stock Option Plan"), granted on or prior to the Effective Time, whether or not currently exercisable, will become exercisable immediately prior to the Effective Time, will remain outstanding and will be assumed by STAR. Thereafter, the material terms and conditions pursuant to which such options will be exercisable will be the same as under the AMSERV Stock Option Plan and the applicable option agreement issued thereunder, except that (i) the number of shares of STAR Common Stock subject to each AMSERV Option will be determined by multiplying the number of shares of AMSERV Common Stock subject to the AMSERV Option immediately prior to the Effective Time by the Exchange Ratio and (ii) the per share exercise price will be determined by dividing the per share exercise price in effect immediately prior to the Effective Time under the AMSERV Option by the Exchange Ratio. As of July 17, 1996, options to acquire 228,266 shares of AMSERV Common Stock were outstanding under the AMSERV Stock Option Plan. Approval of the Merger Agreement by the shareholders of STAR will constitute shareholder approval of the assumption by STAR of the AMSERV Stock Option Plan. See "THE MERGER AGREEMENT -- Treatment of Stock Options."

    AMSERV CLASS B PREFERRED. The Merger Agreement provides that the AMSERV Class B Preferred shall not be converted into any other security in connection with the Merger. Pursuant to the terms of the Certificate of Designations, Preferences and Rights of the AMSERV Class B Preferred (the "Class B Certificate"), upon a change in control of AMSERV (such as the Merger) any holder of AMSERV Class B Preferred then outstanding may request that AMSERV redeem all, but not less than all, of the AMSERV Class B Preferred at a redemption price of $2.625 per share in cash (the "Redemption Price"). The Redemption Price with respect to the 130,071 shares of AMSERV Class B Preferred currently outstanding totals $341,436 in the aggregate. Following consummation of the Merger, STAR will become obligated to pay such amount in the event any holder of AMSERV Class B Preferred exercises its redemption rights. STAR expects that the cash and cash equivalents of AMSERV will be sufficient to meet this obligation, when it arises.

    The Class B Certificate also provides that AMSERV may at any time redeem all, but not less than all, of the outstanding shares of AMSERV Class B Preferred at the Redemption Price. Pursuant to the Merger Agreement, however, AMSERV has agreed that it will not redeem, retire or purchase such shares except as required by the Class B Certificate. See "THE MERGER AGREEMENT -- Treatment of AMSERV

Class B Preferred." It is the intention of the parties that following the approval of the Merger by the respective shareholders of STAR and AMSERV, but prior to consummation of the Merger, STAR will waive this restriction on redemption of the AMSERV Class B Preferred and AMSERV will redeem all outstanding shares of the AMSERV Class B Preferred.

    EMPLOYMENT AGREEMENTS. STAR has agreed to honor the provisions of the employment agreement dated February 27, 1987, as amended August 8, 1989 (the "Mora Employment Agreement"), and the consulting agreement dated August 23, 1990, as amended August 15, 1991 (the "Mora Consulting Agreement," and together with the Mora Employment Agreement, the "Mora Agreements"), both between AMSERV and Eugene J. Mora. Pursuant to the Mora Employment Agreement, if Mr. Mora is terminated without cause, AMSERV is obligated to pay to Mr. Mora the compensation he earned in the final year of his employment in each of the immediately following five years and transfer to Mr. Mora any individual life insurance policies owned by AMSERV. In fiscal 1995, Mr. Mora's compensation totaled approximately $300,000. See "EXECUTIVE COMPENSATION OF AMSERV." Assuming Mr. Mora is terminated without cause and receives compensation of $300,000 in the final year of his employment, Mr. Mora would be entitled to receive $1,500,000 in the aggregate over the immediately following five years under the Mora Employment Agreement (excluding the value of any individual life insurance policies transferred to Mr. Mora). In the event that such payments are made by STAR pursuant to the Mora Employment Agreement, there can be no assurance that such payments will be deductible for income tax purposes for the full amount thereof. In addition, the Mora Consulting Agreement provides that Mr. Mora will be retained as a consultant to AMSERV for the two years immediately following termination of his employment for which he will receive $129,200 per year in compensation. The Merger Agreement provides that the parties understand that STAR and Mr. Mora will be discussing possible modifications or amendments to the Mora Agreements. Such modifications or amendments to the Mora Agreements may not be entered into, however, without the mutual agreement of STAR, AMSERV and Mr. Mora and unless such modifications or amendments would not jeopardize the ability of the parties to treat the Merger as a tax free reorganization or to utilize pooling of interests accounting for accounting purposes. See "THE MERGER
- -- Interests of Certain Persons in the Merger; Conflicts of Interest."

    Leslie Hodge, Secretary and Vice President -- Administration of AMSERV, and Lori Anderson, Treasurer and Controller of AMSERV, are parties to employment agreements with AMSERV which contain severance provisions under which the Merger would constitute a "board approved change in control." As a result, if within 24 months following the consummation of the Merger, Ms. Hodge is terminated without cause or Ms. Hodge terminates her employment for good reason, the combined company will be obligated to (i) pay to Ms. Hodge a lump sum payment equal to 12 months of the highest monthly base salary received by Ms. Hodge in any one of the past 60 months and (ii) continue Ms. Hodge's benefits for a period of 12 months. Similarly, if within 24 months following the consummation of the Merger, Ms. Anderson is terminated without cause or Ms. Anderson terminates her employment for good reason, the combined company will be obligated to (a) pay to Ms. Anderson a lump sum payment equal to six months of the highest monthly base salary received by Ms. Anderson in any one of the past 60 months and (b) continue Ms. Anderson's benefits for a period of six months. Using the highest monthly base salaries received by each of Ms. Hodge and Ms. Anderson during the last 60 months, Ms. Hodge and Ms. Anderson would be entitled to lump sum payments of $69,000 and $23,568, respectively, upon termination without cause or termination by either of them for good reason. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest."

    INTERESTS  OF  CERTAIN PERSONS  IN THE  MERGER; CONFLICTS  OF INTEREST.   In
considering the recommendation of the Board of Directors of AMSERV and the Board of Directors of STAR with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of AMSERV's management and AMSERV's Board have interests in the Merger that are in addition to and may conflict with the interests of shareholders of AMSERV and STAR generally. The Boards of Directors of AMSERV and STAR were aware of these
interests   and   considered   them,   among   other   factors,   in   approving
the Merger Agreement and the transactions contemplated thereby. See "THE  MERGER
- -- Interests of Certain Persons in the Merger; Conflicts of Interest" and "THE MERGER AGREEMENT -- Treatment of Stock Options."

    Following the Merger, AMSERV's Board of Directors would be filled with STAR's designees. The Merger Agreement, as amended, provides that after the Merger is effected, Melvin L. Katten, a director of AMSERV, will be appointed to the Board of Directors of STAR. AMSERV does not anticipate that any officers or directors of AMSERV, other than Mr. Katten, would become officers or directors of STAR or the surviving entity. See "THE MERGER -- Interest of Certain Persons in the Merger; Conflicts of Interest" and "THE MERGER AGREEMENT -- Management after the Merger."

    Under the Merger Agreement, STAR has agreed to honor the provisions set forth in employment agreements to which AMSERV is a party. See "SUMMARY -- The Merger -- Employment Agreements" and "EXECUTIVE COMPENSATION OF AMSERV -- Employment Agreements." Using Mr. Mora's base salary for 1995, Mr. Mora would be entitled under the Mora Employment Agreement to receive approximately $1,500,000 in the aggregate over the five years immediately following his termination without cause. In addition, the Mora Consulting Agreement calls for Mr. Mora to receive $129,200 per year in compensation as a consultant to AMSERV for the two years immediately following termination of his employment. Using the highest monthly base salary received by each of Ms. Hodge and Ms. Anderson during the last 60 months, Ms. Hodge and Ms. Anderson would be entitled under their employment contracts to lump sum payments of $69,000 and $23,568, respectively, upon termination without cause or if either of them terminates her employment for good reason.

    Pursuant to the AMSERV Stock Option Plan and under the terms of the Merger Agreement, all outstanding AMSERV Options, whether or not exercisable, will become exercisable immediately prior to the Effective Time, will remain outstanding and will be assumed by STAR. As of July 17, 1996, directors and executive officers of AMSERV held, in the aggregate, non-qualified stock options granted pursuant to the AMSERV Stock Option Plan to purchase 87,691 shares of AMSERV Common Stock at exercise prices ranging from $1.00 to $3.125 per share. The AMSERV directors, including Mr. Mora, Mr. Katten, Mr. Robinton, Mr. Rogers and Mr. Spinelli, held options to purchase 35,000, 12,615, 12,615, 10,961, and 1,500 shares of AMSERV Common Stock, respectively. In addition, Ms. Hodge and Ms. Anderson held options to purchase 5,000 and 10,000 shares of AMSERV Common Stock, respectively. See "SUMMARY -- The Merger -- Treatment of Stock Options," "THE MERGER -- Interest of Certain Persons in the Merger; Conflicts of Interest" and "THE MERGER AGREEMENT -- Treatment of Stock Options."

    Under the terms of the Merger Agreement, STAR has agreed to insure and guaranty that any provision with respect to indemnification by AMSERV and its subsidiaries existing in favor of any present or former director, officer, employee or agent of AMSERV or an AMSERV subsidiary, set forth in the Certificate of Incorporation or by-laws of AMSERV and its subsidiaries or pursuant to any other agreements (including insurance policies), will survive the Merger, will not be amended, repealed or modified in any manner that would adversely affect an indemnified party, and will continue in full force and effect for a period of at least six years from the effectiveness of the Merger. STAR has agreed to maintain or retain the same level of insurance coverage as currently maintained by AMSERV only (i) if it is available for an annual premium not in excess of 125% of the last annual premium paid by AMSERV or the AMSERV subsidiaries prior to the date of the Merger Agreement, and (ii) for six years after the Effective Time. If such insurance were not available for 125% or less of the amount of the last annual premium paid by AMSERV or its subsidiaries prior to the date of the Merger Agreement, STAR would be obligated to purchase as much coverage as possible for an amount not to exceed 125% of the last premium paid AMSERV or its subsidiaries. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest."

    VOTING AGREEMENT. Stephen Sternbach, Chairman, President and Chief Executive Officer of STAR and the direct beneficial owner of 847,155 shares (34.4%) of STAR Common Stock, entered into an agreement (the "Voting Agreement") pursuant to which he agreed to vote (or cause to be voted) his shares in favor of the Merger, the execution and delivery by STAR of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Voting Agreement. In addition, Mr. Sternbach granted to AMSERV and the Secretary and the Chief Financial Officer of AMSERV an irrevocable proxy to vote his shares in the manner described above. See "THE STAR MEETING -- Voting Agreement."

    DISSENTERS' RIGHTS. Under the General Corporation Law of the State of Delaware (the "DGCL"), holders of AMSERV Common Stock are not entitled to dissenters' rights of appraisal in connection with the Merger, because at the AMSERV Record Date, shares of STAR Common Stock were quoted on the Nasdaq National Market. The STAR Common Stock is currently quoted on the Nasdaq National Market. See "THE MERGER -- No Dissenters' Rights of Appraisal."

    RESALES OF STAR COMMON STOCK. The shares of STAR Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of either STAR or AMSERV. See "THE MERGER -- Resale Restrictions."

    RISK FACTORS. There are a number of risks relating to an investment in STAR, including those relating to: (i) STAR's liquidity and possible cash flow difficulties; (ii) adverse effects of possible health care reform; (iii) the regulatory environment in which the parties operate; (iv) competition in the home health care and temporary health care personnel placement markets; (v) a shortage of qualified personnel; (vi) government regulation and licensing regulations relative to STAR's business; (vi) certain proposals by state legislatures and Congress to contain health care costs; (vii) potential liability for services provided by STAR; and (viii) STAR's failure to pay cash dividends since 1991. In addition, there are a number of risks relating to the Merger, including those relating to: (i) no assurance that shareholders will realize any benefits from the Merger; (ii) the existence of special interests of certain persons in the Merger and conflicts of interest; (iii) the fact that Mr. Sternbach will continue to have substantial influence on STAR after the Merger;
(iv) the lack of an updated fairness opinion by the financial advisor of AMSERV;
(v) the fixed nature of the Exchange Ratio; (vi) the dilutive effect of the Merger on the voting power of the shareholders of AMSERV and STAR; (vii) the fact that a significant portion of STAR's revenues are subject to audit and adjustment; and (viii) the possible adverse tax effect on the AMSERV shareholders if the Merger were not to constitute a tax-free reorganization. See "RISK FACTORS" for a more complete discussion of the factors which should be considered in evaluating the Merger and the securities offered hereby.

ELECTION OF AMSERV DIRECTORS

    At the AMSERV Meeting, five directors are to be elected. The following individuals, each of whom is currently a director of AMSERV, have been nominated for election to the AMSERV Board of Directors: Eugene J. Mora, Melvin L. Katten, Michael A. Robinton, George A. Rogers and Ben L. Spinelli. If the Merger is not consummated, the directors elected at the AMSERV Meeting will serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. If the Merger Agreement is approved and adopted at each of the AMSERV Meeting and STAR Meeting and the Merger is consummated, the directors elected at the AMSERV Meeting will hold office only until consummation of the Merger and, in accordance with the terms of the Merger Agreement, the directors of Merger Sub would then become the directors of AMSERV. See "ELECTION OF AMSERV DIRECTORS."

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV

    AMSERV shareholders will further be asked to ratify the selection of Ernst & Young LLP as AMSERV's independent auditors for the fiscal year ended June 29, 1996. See "RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV."

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The respective summary historical data presented in the tables below have been derived from AMSERV's Consolidated Financial Statements and notes thereto and STAR's Consolidated Financial Statements and the notes thereto included elsewhere herein and should be read in conjunction therewith. See "AMSERV'S" and "STAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

    Data for AMSERV for the nine months ended March 31, 1995 and March 23, 1996 have been derived from unaudited consolidated financial statements. The unaudited financial statements of AMSERV include all adjustments consisting of normal accruals that AMSERV considers necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the nine months ended March 23, 1996 are not necessarily indicative of the results that may be expected for the entire year ended June 29, 1996.

    Data for STAR for the nine months ended February 28, 1995 and February 29, 1996 have been derived from unaudited consolidated financial statements. The unaudited financial statements of STAR include all adjustments consisting of normal accruals that STAR considered necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the nine months ended February 29, 1996 are not necessarily indicative of the results that may be expected for the entire year ended May 31, 1996.

AMSERV SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                                        NINE MONTHS ENDED
                                                                YEARS ENDED                          ------------------------
                                        -----------------------------------------------------------
                                                                       JUNE 30,                       MARCH 23,    MARCH 31,
                                        JUNE 24,   ------------------------------------------------  -----------  -----------
                                          1995     1994 (1)      1993         1992       1991 (2)       1996         1995
                                        ---------  ---------  -----------  -----------  -----------  -----------  -----------
                                                         (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA
Operating Revenue.....................  $  11,342  $   7,526   $   6,049    $   5,432    $   1,362    $   9,118    $   8,403
Income (Loss) from Continuing
 Operations...........................         52        (63)        (71)         (48)        (134)         342          225
Income (Loss) from Discontinued
 Operations...........................     --           (711)       (359)         290        1,124       --           --
Gain (Loss) on Disposal of
 Discontinued Operations..............         30     (1,168)     --            1,405       --           --              169
Cumulative Effect of Change in
 Accounting Principle.................         24     --          --           --           --           --           --
Net Income (Loss).....................  $     106  $  (1,942)  $    (430)   $   1,647    $     990    $     342    $     394
INCOME (LOSS) PER SHARE
Income (Loss) from Continuing
 Operations...........................  $     .02  $    (.02)  $    (.03)   $    (.01)   $    (.04)   $     .10    $     .07
Income (Loss) from Discontinued
 Operations...........................     --           (.24)       (.12)         .09          .35       --           --
Gain (Loss) on Disposal of
 Discontinued Operations..............        .01       (.40)     --              .45       --           --              .05
Cumulative Effect of Change in
 Accounting Principle.................     --         --          --           --           --           --           --
Net Income (Loss).....................  $     .03  $    (.66)  $    (.15)   $     .53    $     .31    $     .10    $     .12
Shares Used in Computing Per Share
 Amounts..............................      3,112      2,945       2,961        3,092        3,160        3,269        3,133


                                        JUNE 24,   JUNE 30,    JUNE 30,     JUNE 30,     JUNE 30,     MARCH 23,    MARCH 31,
                                          1995       1994        1993         1992         1991         1996         1995
                                        ---------  ---------  -----------  -----------  -----------  -----------  -----------
                                                                    (IN THOUSANDS EXCEPT RATIOS)
BALANCE SHEET DATA
Working Capital.......................  $   2,466  $   2,569   $   3,471    $   4,792    $   3,095    $   2,931    $   2,858
Total Assets..........................      6,684      6,558       7,427        8,858        7,508        6,833        6,561
Total Long-Term Liabilities...........         31        832         115          745        1,064           33          659
Redeemable Preferred Stock............        683     --          --           --           --              512       --
Shareholders' Equity..................      4,657      4,348       6,290        6,699        5,016        5,098        4,742
Current Ratio.........................        2.9        2.9         4.4          4.4          3.2          3.5          3.5

- ------------------------
(1) In June 1994, AMSERV acquired certain assets of North Central Personnel, Inc. in a transaction accounted for as a purchase.

(2) In March 1991, AMSERV acquired certain assets of Always Care of New Jersey, Inc. in a transaction accounted for as a purchase.

STAR SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                            YEARS ENDED                           NINE MONTHS ENDED
                                    -----------------------------------------------------------  --------------------
                                                              MAY 31,                            FEB. 29,   FEB. 28,
                                    -----------------------------------------------------------  ---------  ---------
                                    1995 (1)     1994 (2)     1993 (3)   1992 (4)      1991        1996       1995
                                    ---------  -------------  ---------  ---------  -----------  ---------  ---------
                                                   (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Net revenues......................  $  27,088  $      22,168  $  17,380  $   8,678   $   7,013   $  26,468  $  19,685
Income from operations............      1,238            745        335        156         791       1,473        864
Interest (expense) income, net....        (63)          (13)         43         63         (68)       (203)       (44)
Income from continuing
 operations.......................        706            421        206        103         123         750        467
Cumulative effect of change in
 accounting principle.............     --             65 (5)     --         --          --          --         --
Net income........................  $     706  $         486  $     206  $     103   $     123   $     750  $     467

INCOME PER SHARE
Income from continuing
 operations.......................  $     .28  $         .18  $     .09  $     .04   $     .10   $     .28  $     .20
Cumulative effect of change in
 accounting principle.............     --                .03     --         --          --          --         --
Net income........................  $     .28  $         .21  $     .09  $     .04   $     .10   $     .28  $     .20
Shares used in computing per share
 amounts..........................      2,526          2,325      2,410      2,433       1,199       2,704      2,282


                                     MAY 31,                   MAY 31,    MAY 31,     MAY 31,    FEB. 29,   FEB. 28,
                                      1995     MAY 31, 1994     1993       1992        1991        1996       1995
                                    ---------  -------------  ---------  ---------  -----------  ---------  ---------
                                                              (IN THOUSANDS EXCEPT RATIOS)
BALANCE SHEET DATA
Cash and cash equivalents.........  $     270  $         425  $   1,126  $     372   $   2,482   $      60  $      91
Working capital...................      4,307          2,956      3,180      3,109       3,856       6,564      3,600
Total assets......................     10,114          7,638      6,009      6,009       4,980      12,268      8,330
Long-term obligations.............      2,125       --           --         --          --           3,531     --
Shareholders' equity..............      5,965          5,229      4,911      4,705       4,030       6,733      5,700
Current ratio.....................        3.1            2.2        3.9        3.4         5.1         4.3        2.4

- ------------------------
(1) In May 1995, STAR acquired certain assets of Long Island Nursing Registry, Inc. in a transaction accounted for as a purchase.

(2) In November 1993, STAR acquired certain assets of DSI Health Care Services, Inc. in a transaction accounted for as a purchase.

(3) In August 1992, STAR acquired certain assets of Unity Care Services, Inc.-New York Medicaid Operations in a transaction accounted for as a purchase.

(4) In May 1992, STAR acquired certain assets of Unity Healthcare Holding Company, Inc., Unity Care Services, Inc.-New York Operations, and Unity Home Care of Florida, Inc. in a transaction accounted for as a purchase.

(5) Effective June 1, 1993, STAR adopted FASB Statement No. 109, "Accounting for Income Taxes." See Note 12 of STAR's Notes to Consolidated Financial Statements.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following table presents summary unaudited pro forma selected operations data for the years ended May 31, 1994 and 1995 and for the nine months ended February 28, 1995 and February 29, 1996. The income statement data has been prepared as if the Merger and the other transactions requiring pro forma adjustments had occurred on June 1, 1993 assuming that the Merger had been consummated and accounted for using the pooling of interests method of accounting. The balance sheet data has been prepared assuming the Merger had been consummated on February 29, 1996.

    The following summary unaudited pro forma condensed combined financial data are provided for comparative purposes only and should be read in conjunction with the unaudited pro forma condensed combined financial statements and the notes thereto and the separate audited consolidated financial statements and related notes thereto of STAR and AMSERV. See "UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS." The following summary unaudited pro forma condensed combined financial data does not purport to be indicative of the results which actually would have occurred if the Merger had been consummated on the dates indicated or which may be obtained in the future.

                                                                                            NINE MONTHS ENDED
                                                                  YEARS ENDED MAY 31,   --------------------------
                                                                  --------------------  FEBRUARY 29,  FEBRUARY 28,
                                                                    1995       1994         1996          1995
                                                                  ---------  ---------  ------------  ------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net revenues....................................................  $  44,501  $  29,694   $   35,585    $   28,085
Operating expenses..............................................     42,851     29,118       33,667        26,935
Operating income................................................      1,650        576        1,919         1,152
Interest (income) expense, net..................................        241        (67)          83            28
Income from continuing operations before provision for income
 taxes..........................................................      1,409        643        1,836         1,124
Provision for income taxes......................................        552        286          744           432
Income from continuing operations...............................        857        358        1,092           692
Income from continuing operations per common share..............  $     .23  $     .10   $      .27    $      .19
Weighted average shares outstanding.............................      3,798      3,529        4,041         3,563

                                                                                                     FEBRUARY 29,
                                                                                                         1996
                                                                                                    --------------
                                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.........................................................................    $    2,365
Working capital...................................................................................         9,496
Total assets......................................................................................        19,101
Long-term obligations, excluding current maturities...............................................         3,564
Redeemable preferred stock........................................................................           512
Shareholders' equity..............................................................................        11,831

                                  RISK FACTORS

    The following factors should be considered carefully by the shareholders of STAR and AMSERV in evaluating the Merger and the securities offered hereby.

    Certain statements in this Joint Proxy Statement/Prospectus that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of STAR, AMSERV and the surviving entity in the Merger to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, the following risks:

RISKS RELATING TO AN INVESTMENT IN STAR

    LIQUIDITY. STAR pays its employees on a weekly basis. STAR typically does not receive payment from hospitals, insurance companies and governmental agencies earlier than 60 to 180 days, or longer, after rendering an invoice. Accordingly, STAR's operating cash flow may, at times, be insufficient to meet certain of its obligations. STAR has a revolving line of credit permitting borrowings up to $6,000,000, which STAR borrows against from time to time to meet its outstanding obligations. This line of credit expires on August 16, 1997 and is subject to renewal. As STAR's business expands, however, significant additional financing is likely to be required. If STAR were unable to secure such financing on terms deemed favorable by management, such inability would have a material adverse effect on STAR's financial condition, including its ability to meet certain of its obligations as they come due.

    HEALTH CARE REFORM. As a result of the escalation of health care costs and the inability of many individuals and employers to obtain affordable health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures, and other proposals are being considered, relating to health care reform. Such proposals have included, among other things, provision of universal access to health care, reforming the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, and methods to control or reduce public and private spending on health care. The ultimate timing or effect such reforms may have on STAR cannot be predicted and no assurance can be given that any such reforms will not have a material adverse effect on STAR's revenues and/or earnings. Short-term cost containment initiatives may vary substantially from long-term reforms and may have a material adverse effect on STAR.

    REGULATORY ENVIRONMENT. Virtually all of STAR's revenues are attributable to payments received from third-party payors, including the Medicare and Medicaid programs and private insurers. There are increasing pressures from many payor sources to control health care costs. In addition, there are increasing pressures from public and private payors to limit increases in reimbursement rates for medical services. The levels of revenues and profitability of STAR, similar to other health care companies, will be subject to the effect of possible reductions in coverage or payment rates by third-party payors. Such changes could have a material adverse effect on the business and results of operations of STAR. As a provider of services under the Medicare and Medicaid programs, STAR is subject to the federal fraud and abuse and the so-called "Stark" anti-referral laws, violations of which may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. In addition, several states have enacted their own statutory analogs of the federal fraud and abuse and anti-referral laws. There can be no assurance that administrative or judicial interpretations of existing statutes or regulations or enactments of new laws or regulations will not have a material adverse effect on STAR's operations or financial condition.

    Health care is subject to laws and regulations of federal, state and local governments. The failure to obtain, renew or maintain any of the required regulatory approvals or licenses could adversely affect the business of STAR and could prevent it from offering products or services to patients.

    COMPETITION. The home health care and temporary health care personnel placement markets are highly fragmented and significant competitors are often localized in particular geographic markets. STAR's largest competitors include Kimberly Quality Care, Inc., Staff Builders, Inc. and Hospital Staffing Services, Inc. Some of the entities with which STAR competes have substantially greater financial and other resources than STAR. Accordingly, STAR may be unable to successfully compete in this environment.

    SHORTAGE OF QUALIFIED PERSONNEL. STAR's business is dependent in large part upon its ability to recruit and retain qualified registered nurses and other professional and medical support personnel to fill positions in a timely manner. STAR faces intense competition from other companies in recruiting such qualified health care personnel for its Home Care and temporary placement operations. STAR's growth may depend, to a significant degree, on its ability to continue to recruit and retain such qualified health care personnel. There can be no assurance that such qualified health care personnel will continue to be available to STAR in the future. If STAR were unable to attract or retain such qualified health care personnel, such inability would have a material adverse effect on the business of STAR.

    GOVERNMENT REGULATION AND LICENSING. STAR is currently licensed to provide home health care in the five boroughs of New York City, as well as Nassau, Suffolk, Westchester, Oswego, Onondaga, Cayuga, Madison, Jefferson and Herkimer Counties in New York State, and the State of Florida. In Broward and Dade Counties in Florida, STAR's home health care license allows it to participate in both the Medicare and Medicaid programs.

    The denial or revocation of any license or permit necessary for STAR to operate in a particular market would have a material adverse effect on STAR's business in that market and, depending upon the market, on STAR's business in general.

    Applicable laws and regulations in all states are subject to change by state legislatures and appropriate regulatory authorities and also may be affected by changes in federal legislation. The imposition of more stringent regulatory requirements could have a materially adverse impact on STAR's operations. In addition, STAR will be required to comply with applicable laws and regulations in any new state in which it may operate. If STAR should not be able to comply for any reason, it would be unable to conduct business in such state.

    PRICING PRESSURES. Certain proposals by state legislatures and by Congress to contain health care costs, such as proposals for cutbacks in Medicare and Medicaid reimbursement levels, governmentally imposed freezes of prices charged by physicians, hospitals and other health care providers, and greater state flexibility in the administration of Medicaid, could adversely affect STAR. During the fiscal years ended May 31, 1993, 1994 and 1995, 68%, 58% and 56%, respectively, of STAR's revenues were attributable to Medicare, Medicaid and other state and federal government payments. A number of states have reduced funding for health care services or have placed certain limits on reimbursable expenses. There can be no assurance that additional state legislatures and Congress will not further reduce funding or impose additional limits on reimbursements, particularly with respect to expenses to be reimbursed through Medicaid. Such reductions in funding and limits on reimbursement, if enacted, could have a material adverse effect on STAR's operating results.

    LIABILITY FOR SERVICES; LIABILITY INSURANCE. STAR's employees and independent contractors routinely confront life threatening situations and also make decisions which can have significant medical consequences to the patients in their care. As a result, STAR is exposed to substantial liability in the event of negligence or wrongful acts of its personnel. STAR maintains medical professional insurance providing for coverage in a maximum amount of $1,000,000 per claim, subject to a limitation of $3,000,000 for all claims in any single year. In addition, STAR requires that any independent contractor whom STAR refers to institutions for employment supply a certificate of insurance evidencing that such person maintains his or her own medical professional liability insurance providing for coverage of no less than $1,000,000 per claim, subject to a limitation of no more than $3,000,000 for all claims in a single policy year. Although there are currently no material claims pending against STAR, there can be no assurance that STAR will be able to maintain its existing insurance at an acceptable cost or obtain additional insurance in the future as required or that such level of insurance will be sufficient to cover liabilities from claims that may be brought. A partially or completely uninsured claim, if successfully asserted and of sufficient magnitude, could have a material adverse effect on STAR and its financial condition.

    NO CASH DIVIDENDS. Since prior to its initial public offering in May 1991, STAR has not paid cash dividends on its Common Stock. It is the present policy of STAR to retain earnings, if any, to finance the development and growth of its business. Accordingly, STAR does not anticipate that cash dividends will be paid until earnings of STAR warrant such dividends, and there can be no assurance that STAR can achieve such earnings or any earnings.

RISKS RELATING TO THE MERGER

    NO ASSURANCE THAT STAR WILL REALIZE ANTICIPATED BENEFITS FROM THE MERGER. The Merger involves the combination of certain aspects of two companies that have operated independently. Accordingly, there can be no assurance that AMSERV can be successfully integrated into STAR or that STAR and its shareholders (including persons who become shareholders as a result of the Merger) will ultimately realize any of the anticipated benefits of the Merger.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST. In considering the recommendation of the Board of Directors of AMSERV and the Board of Directors of STAR with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of AMSERV's management and AMSERV's Board have interests in the Merger that are in addition to and may conflict with the interests of shareholders of AMSERV and STAR generally. The Boards of Directors of AMSERV and STAR were aware of these interests and considered them, among other factors, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest" and "THE MERGER AGREEMENT -- Treatment of Stock Options."

    SUBSTANTIAL INFLUENCE BY MR. STERNBACH. After completion of the Merger, Mr. Sternbach will have voting power over approximately 28.1% of the outstanding STAR Common Stock. While Mr. Sternbach's ownership will not allow him to exercise control over STAR, his stock ownership as well as his position as Chairman of the Board of Directors, President and Chief Executive Officer will enable him to exercise significant influence on the management and operation of the combined entity.

    NO UPDATE OF THE BATCHELDER OPINION. AMSERV has received an opinion from Batchelder, dated February 9, 1996 to the effect that, as of such date and based upon certain matters as stated therein, the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view. AMSERV's obligation to consummate the Merger is not conditioned upon receipt of an updated financial opinion. AMSERV does not intend to obtain, and Batchelder is under no obligation to provide, an update of such opinion. Accordingly, there can be no assurance that Batchelder would render a similar opinion as of a date subsequent to February 9, 1996. See "THE MERGER -- AMSERV's Reasons for the Merger; Recommendation of the AMSERV Board" and "-- Financial Advisor; Fairness Opinion."

    FIXED EXCHANGE RATIO. The Exchange Ratio is fixed by the terms of the Merger Agreement and is not subject to adjustment. Because the market prices of STAR Common Stock and AMSERV Common Stock are subject to market fluctuation, the market value of the shares of STAR Common Stock that the shareholders of AMSERV will receive and the value of the AMSERV Common Stock that the shareholders of AMSERV will exchange may change over time. See "COMPARATIVE MARKET DATA."

    DILUTION OF VOTING POWER. Consummation of the Merger will result in an approximate 57% increase in the number of shares of STAR Common Stock outstanding. Shareholders of STAR will, therefore, experience a corresponding dilution of their voting power. In exchange for 100% of the outstanding AMSERV Common Stock, shareholders of AMSERV will receive approximately 36% of the outstanding voting stock of STAR. Accordingly, they will experience a dilution of approximately 64% of their relative voting authority after the Merger.

    THIRD PARTY PAYORS. A significant portion of STAR's revenues are generated by third party payors. Such payments are subject to audit and adjustment, including retroactive adjustment. During the fiscal years 1993, 1994 and 1995 such adjustments have been insignificant. In the event that future audits result in adjustments that are not insignificant, then such adjustments could have a material adverse effect on STAR.

    FEDERAL INCOME TAXES. If the Merger were not to constitute a tax-free reorganization under Section 368(a)(1) of the Code, each holder of AMSERV Common Stock would recognize gain or loss equal to the difference between the fair market value of the STAR Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of AMSERV Common Stock exchanged therefor. Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year. See "THE MERGER -- Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT -- Conditions of the Merger."

                           COMPARATIVE PER SHARE DATA

    The following table presents historical and equivalent unaudited pro forma per share data of AMSERV and STAR after giving effect to the Merger using the pooling of interests method of accounting, assuming the Merger had been effective during all periods presented. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and the notes thereto of AMSERV and STAR and the unaudited pro forma condensed combined financial statements included elsewhere in this Joint Proxy Statement/ Prospectus.

                                                                              AMSERV                     STAR
                                                                     ------------------------  ------------------------
                                                         PRO FORMA                EQUIVALENT                EQUIVALENT
                                                         COMBINED    HISTORICAL    PRO FORMA   HISTORICAL    PRO FORMA
                                                        -----------  -----------  -----------  -----------  -----------
Book value per share of common stock outstanding at
 February 29, 1996....................................   $    3.23    $    1.50    $    3.66    $    2.91       --
Cash Dividends Declared...............................      --           --           --           --           --
Income (loss) per share from continuing operations:
  Nine months ended February 29, 1996.................   $     .27    $     .10    $     .26    $     .28       --
  Year ended May 31, 1995.............................   $     .23    $     .02    $     .04    $     .28       --
  Year ended May 31, 1994.............................   $     .10    $    (.02)   $    (.05)   $     .18       --

                            COMPARATIVE MARKET DATA

    AMSERV Common Stock and STAR Common Stock are quoted on the Nasdaq National Market under the symbols "AMSR" and "SMCS," respectively. The table below sets forth, for the fiscal quarters (based upon the respective fiscal years of AMSERV and STAR) indicated, the high and low sales prices per share on the Nasdaq National Market.

                                                                     AMSERV                       STAR
                                                                  COMMON STOCK                COMMON STOCK
                                                           --------------------------  --------------------------
                                                               HIGH          LOW           HIGH          LOW
                                                              ------        ------     ------------     ------
FISCAL 1995:
  First Quarter..........................................  $       13/8  $        11/16 $       31/16 $       2
  Second Quarter.........................................          113/16          7/8         43/8          27/8
  Third Quarter..........................................          27/8          19/16         43/8          33/4
  Fourth Quarter.........................................          31/4          21/4          41/16         31/4
FISCAL 1996:
  First Quarter..........................................  $       33/8  $       13/4  $       43/8  $       31/2
  Second Quarter.........................................          31/4          2             73/8          43/16
  Third Quarter..........................................          27/8          21/8          81/8          51/2
  Fourth Quarter.........................................          31/8          2             71/2          51/8
FISCAL 1997:
  First Quarter (through July 17, 1996)..................  $       31/2  $       211/16 $      133/4 $       63/8

    The last reported sale prices per share of AMSERV Common Stock and STAR Common Stock on January 17, 1996, the last trading day preceding public announcement of the Merger, were $2 1/2 and $7, respectively. On July 17, 1996 the closing sale price per share of AMSERV Common Stock was $2 7/8 and the closing sale price per share of STAR Common Stock was $7 3/4.

    As of July 17, 1996 the number of holders of record of AMSERV Common Stock and STAR Common Stock were 461 and 68, respectively. AMSERV paid no cash dividends during the last five years. AMSERV currently anticipates that it will retain all available funds for use in the operation of its business, and the Merger Agreement prohibits the payment of any dividends by AMSERV prior to the Effective Time. Since prior to its initial public offering in May 1991, STAR has not paid cash dividends on the STAR Common Stock. It is the present policy of STAR to retain earnings, if any, to finance the development and growth of its business. Accordingly, STAR does not anticipate that cash dividends will be paid until earnings of STAR warrant such dividends, and there can be no assurance that STAR can achieve such earnings or any earnings.

    BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF STAR COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHARES OF STAR COMMON STOCK THAT HOLDERS OF AMSERV COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS OF AMSERV AND STAR ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AMSERV COMMON STOCK AND STAR COMMON STOCK.

                               THE AMSERV MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished by AMSERV to the holders of AMSERV Voting Stock in connection with the solicitation of proxies by the Board of Directors of AMSERV for use at the Annual Meeting of Shareholders of AMSERV (the "AMSERV Meeting") to be held at the Radisson Hotel La Jolla, 3299 Holiday Court, La Jolla, California on Friday, August 23, 1996 at 9:30 a.m., local time, and any adjournments or postponements thereof.

    The Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to shareholders of AMSERV on or about July 22, 1996.

MATTERS TO BE CONSIDERED AT THE AMSERV MEETING

    At the AMSERV Meeting, holders of shares of AMSERV Voting Stock will consider and vote on (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) the election of five persons to the AMSERV Board of Directors to serve until the earlier of (a) AMSERV's next Annual Meeting of Shareholders and until the election and qualification of their respective successors or (b) consummation of the Merger, (iii) a proposal to ratify and approve the selection of Ernst & Young LLP as AMSERV's independent public accountants for the fiscal year ended June 29, 1996 and (iv) such other business as may properly come before the AMSERV Meeting.

    The AMSERV Board of Directors has approved the Merger Agreement and the transactions contemplated thereby. The AMSERV Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, AMSERV and its shareholders and unanimously recommends that the holders of AMSERV Voting Stock vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby. For further information, see "THE MERGER -- AMSERV's Reasons for the Merger; Recommendation of the AMSERV Board." In addition, the AMSERV Board of Directors recommends that you vote FOR each person nominated to the AMSERV Board of Directors and FOR the ratification and approval of the selection of Ernst & Young LLP as AMSERV's independent auditors for the fiscal year ended June 29, 1996. See "ELECTION OF AMSERV DIRECTORS" and "RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV."

    It is currently expected that representatives of Ernst & Young LLP will be present at the AMSERV Meeting, where they will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

AMSERV RECORD DATE

    The Board of Directors of AMSERV has fixed the close of business on July 15, 1996 as the AMSERV Record Date for the determination of AMSERV shareholders entitled to notice of, and to vote at, the AMSERV Meeting. Accordingly, only holders of record of shares of AMSERV Voting Stock at the close of business on the AMSERV Record Date are entitled to notice of, and to vote at, the AMSERV Meeting. As of the AMSERV Record Date, 3,436,024 shares of AMSERV Voting Stock were outstanding and held of record by 461 AMSERV shareholders.

PROXIES

    When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the AMSERV Meeting and does not return the signed proxy card, such shareholder's shares will not be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement and the transactions contemplated thereby, FOR the election of the persons nominated to the AMSERV Board of Directors and FOR the ratification and approval of the selection of Ernst & Young LLP as AMSERV's independent public accountants. As of the date of this Joint Proxy Statement/Prospectus, the AMSERV Board of Directors does not know of any other matters which are to come before the AMSERV Meeting. If any other matters are properly presented at the AMSERV Meeting for consideration, including, among other things, consideration of a motion to adjourn the AMSERV Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such discretionary authority, however, will not allow the persons named in the enclosed form of proxy to adjourn or postpone the AMSERV Meeting for the purpose of soliciting additional votes.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of AMSERV, at or before the taking of the vote at the AMSERV Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares of AMSERV Voting Stock and delivering it to the Secretary of AMSERV before the taking of the vote at the AMSERV Meeting or (iii) attending the AMSERV Meeting and voting in person (although attendance at the AMSERV Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to 3252 Holiday Court, Suite No. 204, La Jolla, California 92037, Attention: Corporate Secretary, or hand delivered to the Secretary of AMSERV at or before the taking of the vote at the AMSERV Meeting.

    AMSERV will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of AMSERV in person or by telephone  or  other  means  of  communication.  Such  directors,  officers  and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and AMSERV will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Georgeson & Company, Inc. ("Georgeson") will assist in the solicitation of proxies by AMSERV. Following AMSERV's receipt from Stockbridge Investment Partners, Inc. ("Stockbridge") of the first of seven notices of intention to act by written consent (see "THE MERGER -- Background of the Merger"), AMSERV retained Georgeson to solicit revocations of consent and to assist with the solicitation of proxies for AMSERV's annual meeting. Georgeson will receive a fee totaling $50,000 plus out-of-pocket expenses for such services.

    AMSERV SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURES FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED ARE SET FORTH BELOW IN THIS JOINT PROXY STATEMENT/ PROSPECTUS.

QUORUM

    The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of AMSERV Voting Stock is necessary to constitute a quorum at the AMSERV Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

VOTE REQUIRED

    AMSERV shareholders are entitled to one vote at the AMSERV Meeting for each share of AMSERV Voting Stock held of record by them on the AMSERV Record Date. The affirmative vote of the holders of a majority of the outstanding shares of AMSERV Voting Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. Since approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of AMSERV Voting Stock, abstentions and broker non-votes will have the effect of votes against the Merger Agreement. The affirmative vote of a majority of the shares of AMSERV Voting Stock present at the AMSERV Meeting, either in person or by properly executed proxies, and entitled to vote is required to elect members of the AMSERV Board of Directors and to ratify the appointment of Ernst & Young LLP as AMSERV's independent public accountants for the fiscal year ended June 29, 1996. Since approval of these proposals requires the affirmative vote of a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of these proposals.

    As of the AMSERV Record Date, AMSERV's directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 768,395 shares of AMSERV Voting Stock (excluding 72,316 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of the AMSERV Record Date), or approximately 22% of the then outstanding shares of AMSERV Voting Stock. AMSERV has been advised that its directors and executive officers intend to vote in favor of the approval and adoption of the Merger Agreement, for the election of the persons nominated to the AMSERV Board of Directors and for the ratification and approval of the selection of Ernst & Young LLP as AMSERV's independent public accountants.

                                THE STAR MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished by STAR to the holders of STAR Common Stock in connection with the solicitation of proxies by the Board of Directors of STAR for use at a Special Meeting of Shareholders of STAR to be held on Friday, August 23, 1996 at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas (18th Floor), New York, New York at 12:30 p.m., local time, and any adjournments or postponements thereof.

    The Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to shareholders of STAR on or about July 22, 1996.

MATTERS TO BE CONSIDERED AT THE STAR MEETING

    At the STAR Meeting, holders of shares of STAR Common Stock will consider and vote upon:

        1. A proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. In addition, approval and adoption of the Merger Agreement will constitute approval of the assumption of the AMSERV Stock Option Plan under which the AMSERV Options were issued; and

        2. Such other business as properly may come before the STAR Meeting and any adjournments or postponements thereof.

    The STAR Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby. The STAR Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, STAR and its shareholders and unanimously recommends that the holders of STAR Common Stock vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby. For further information, see "THE MERGER -- STAR's Reasons for the Merger; Recommendation of the STAR Board."

STAR RECORD DATE

    The Board of Directors of STAR has fixed the close of business on July 15, 1996 as the STAR Record Date for the determination of STAR shareholders entitled to notice of, and to vote at, the STAR Meeting. Accordingly, only holders of record of shares of STAR Common Stock at the close of business on the STAR Record Date are entitled to notice of, and to vote at, the STAR Meeting. As of the STAR Record Date, 2,463,079 shares of STAR Common Stock were outstanding and held of record by 69 STAR shareholders.

PROXIES

    When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the STAR Meeting and does not return the signed proxy card, such shareholder's shares will not be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement and the transactions contemplated thereby. As of the date of this Joint Proxy Statement/Prospectus, the STAR Board of Directors does not know of any other matters which are to come before the STAR Meeting. If any other matters are properly presented at the STAR Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such discretionary authority, however, will not allow the persons named in the enclosed form of proxy to adjourn or postpone the STAR Meeting for the purpose of soliciting additional votes.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of STAR, at or before the taking of the vote at the STAR Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares of STAR Common Stock and delivering it to the Secretary of STAR before the taking of the vote at the STAR Meeting or (iii) attending the STAR Meeting and voting in person (although attendance at the STAR Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to STAR MULTI CARE SERVICES, INC., 99 Railroad Station Plaza, Hicksville, New York 11801, Attention: Corporate Secretary, or hand delivered to the Secretary of STAR at or before the taking of the vote at the STAR Meeting.

    STAR will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of STAR in person or by telephone  or  other  means  of  communication.  Such  directors,  officers  and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and STAR will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM

    The presence, either in person or by properly executed proxies, of the holders of a majority of the shares of STAR Common Stock entitled to vote is necessary to constitute a quorum at the STAR Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

VOTE REQUIRED

    STAR shareholders are entitled to one vote at the STAR Meeting for each share of STAR Common Stock held of record by them on the STAR Record Date. The affirmative vote of the holders of a majority of the shares of STAR Common Stock voted at the STAR Meeting, in person or by proxy, is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. Since approval of the Merger Agreement requires a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of this proposal.

    As of the STAR Record Date, STAR's directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 997,632 shares of STAR Common Stock (excluding 181,986 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of the STAR Record Date), or approximately 40.5% of the then outstanding shares of STAR Common Stock. STAR has been advised that its directors and executive officers intend to vote in favor of the approval and adoption of the Merger Agreement.

VOTING AGREEMENT

    On February 9, 1996, as a condition to AMSERV's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Stephen Sternbach, Chairman, President and Chief Executive Officer of STAR and the direct beneficial owner of 847,155 shares (34.4%) of STAR Common Stock (the "Sternbach Shares"), entered into an agreement (the "Voting Agreement") pursuant to which he agreed to vote (or cause to be voted) during the term of the Voting Agreement the Sternbach Shares in favor of the Merger, the execution and delivery by STAR of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Voting Agreement. Mr. Sternbach also agreed not to enter into any agreement or understanding with any person or entity, prior to the termination of the Voting Agreement, to vote or give instructions after the termination of the Voting Agreement that is inconsistent with the aforementioned agreement.

    In addition, Mr. Sternbach granted to AMSERV and the Secretary and Chief Financial Officer of AMSERV an irrevocable proxy to vote the Sternbach Shares in the manner described above. The Voting Agreement will terminate upon the first to occur of (i) the Effective Time and (ii) termination of the Merger Agreement in accordance with its terms.

                                   THE MERGER

BACKGROUND OF THE MERGER

    At a special meeting held on February 9, 1996, AMSERV's Board determined that the Merger is fair to, and in the best interests of, the shareholders of AMSERV, approved the Agreement and Plan of Merger among STAR, Merger Sub and AMSERV dated as of February 9, 1996 (the "Original Merger Agreement") and the transactions contemplated thereby, and determined to recommend to AMSERV shareholders that they vote for approval and adoption of the Original Merger Agreement. At a special meeting held on February 8, 1996, STAR's Board unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of STAR, and determined to recommend to STAR's shareholders that they vote for approval and adoption of the Original Merger Agreement. On July 17, 1996 the Boards of AMSERV, Merger Sub and STAR resolved to amend the Original Merger Agreement with respect to the two matters set forth below. Accordingly, on July 18, 1996 STAR, Merger Sub and AMSERV executed a First Amendment to Agreement and Plan of Merger (the "Amendment", and together with the Original Merger Agreement, the "Merger Agreement"). The following discussion sets forth certain information relating to the background of the discussions and meetings leading up to the Merger.

    On January 24, 1995, Thomas M. Clarke, President of Stockbridge Investment Partners, Inc. ("Stockbridge"), met with Mr. Mora, Chairman, Chief Executive Officer and President of AMSERV, and proposed that the AMSERV Board consider a business combination in which AMSERV would merge with York Hannover Pharmaceuticals, Inc. ("York"), a wholly-owned subsidiary of Stockbridge and the owner (together with various affiliates) of approximately 6.0% of the outstanding shares of AMSERV Common Stock. The terms of the proposal contained few specifics other than a business combination analysis which used actual historical results for AMSERV but (i) included revenues from unspecified acquisitions for York, (ii) indicated an unspecified $15,000,000 financing arrangement for York, and (iii) proposed that Stockbridge receive 57% of the combined company. The AMSERV Board did not consider the proposal because
Stockbridge's lack of specificity made it impossible for the AMSERV Board to make an informed decision regarding the proposal. On January 26, 1995, Mr. Clarke presented a revised version of his January 24, 1995 proposal to the AMSERV Board. The terms of Mr. Clarke's revised proposal involved possibly structuring a two step plan. The first step would merge York with AMSERV, providing Stockbridge with a 40% interest in AMSERV. In the second step, York would then assign its contracts to purchase certain pharmaceutical and medical supply businesses in Florida to AMSERV.

    By  letter dated  January 31,  1995, Mr.  Mora advised  Mr. Clarke  that the
AMSERV Board had reviewed the merger proposal and requested additional information from Mr. Clarke for purposes of its evaluation of such proposal, including, among other things, audited financial statements for York and a profile of York's business, management, products, services and customer base. On February 15, 1995, Stockbridge and AMSERV entered into a confidentiality agreement with respect to information shared between the parties. On February 21, 1995, Mr. Clarke submitted to Mr. Mora certain unaudited summary financial information regarding York, but failed to include York's audited financials or any of the other information requested in Mr. Mora's letter dated January 31, 1995. On February 27, 1995, Mr. Mora spoke with Mr. Clarke and reiterated the AMSERV Board's desire to review such information in order to fairly consider Stockbridge's merger proposal.

    On March 6, 1995, the AMSERV Board established a special committee (the "Special Committee"), consisting of Messrs. Robinton, Rogers and Spinelli, to evaluate Stockbridge's merger proposal and any third party proposals which may be received. The Special Committee did not hold any meetings, however, as the AMSERV Board determined, based on the activities of Stockbridge requiring the constant attention of AMSERV directors (such as the numerous requests for record dates and the commencement of litigation against AMSERV, as described below), that the services of all AMSERV directors were necessary to properly consider Stockbridge's merger proposal and any third party proposals. The disuse of the Special Committee was a factor considered by the AMSERV Board in evaluating the Merger. See "THE MERGER -- AMSERV's Reasons for the Merger; Recommendation of the AMSERV Board."

    On March 8, 1995, Mr. Clarke telephoned Mr. Mora regarding the status of the AMSERV Board's review of Stockbridge's merger proposal. Mr. Mora informed Mr. Clarke that the AMSERV Board could not properly consider the proposal without the additional information it had requested. Mr. Mora said that he would send another request to Mr. Clarke for the desired information. By letter dated March 14, 1995, Mr. Mora again requested the information from Mr. Clarke. As before, Mr. Clarke failed to respond to such request.

    On April 1, 1995, following discussions with several potential financial advisors, the AMSERV Board retained Batchelder & Partners, Inc. ("Batchelder"), an investment banking and financial advisory firm, to assist the AMSERV Board in evaluating Stockbridge's merger proposal.

    By letter dated April 5, 1995, Mr. Mora reiterated the AMSERV Board's request for information and invited Mr. Clarke to meet with the directors at the AMSERV Board's April 27, 1995 meeting. Mr. Mora received no response from Mr. Clarke regarding such invitation. By letter dated April 6, 1995, Mr. Clarke withdrew Stockbridge's merger proposal and filed a written consent to remove from the AMSERV Board three of the five current directors, and to replace such directors with three persons designated by Stockbridge. On April 13, 1995, the AMSERV Board held a special meeting pursuant to AMSERV's by-laws to establish a record date for purposes of Stockbridge's consent solicitation. The AMSERV Board set April 21, 1995 as such record date.

    On April 27, 1995, Stockbridge commenced litigation in the Court of Chancery of the State of Delaware in and for New Castle County (the "Delaware Litigation") against AMSERV and its current directors, seeking an order rescinding the transactions by which AMSERV exchanged a promissory note held by North Central Personnel, Inc. for 426,794 shares of Class A Redeemable Preferred Stock of AMSERV and partially financed the exercise by Mr. Mora of stock options to acquire 177,562 shares of AMSERV Common Stock, and preliminarily and permanently enjoining AMSERV from recognizing such stock, as well as any stock proposed to be issued in connection with a letter of intent referred to in AMSERV's April 13, 1995 press release, as validly issued for purposes of voting or exercising rights to consent. See "BUSINESS OF AMSERV -- Legal Proceedings."

    On May 3, 1995, Batchelder met with Mr. Clarke and Lawrence B. Cummings, Chief Executive Officer of Stockbridge, regarding Stockbridge's merger proposal. Mr. Clarke informed Batchelder that Stockbridge was still very interested in pursuing a business combination involving AMSERV and York. Batchelder responded that the AMSERV Board also desired to engage in further discussions regarding such matter and was hopeful of receiving the additional information it had previously requested. Mr. Clarke indicated that Stockbridge would provide all information requested by Batchelder for purposes of conducting due diligence with respect to Stockbridge's merger proposal.

    On May 15, 1995, after determining that a proper defense against the claims in the Delaware Litigation would be very costly and that such expense would not be in the best interests of AMSERV's shareholders, the AMSERV Board entered into a Standstill Agreement and a Settlement Agreement and Release with Stockbridge, both dated as of May 12, 1995 (collectively, the "Settlement Agreements"), to enable the parties to continue discussions and receive more detailed information regarding a potential merger without disadvantaging either party's position. Pursuant to the Settlement Agreements, Stockbridge agreed, among other things, to (i) revoke the consent delivered April 7, 1995, (ii) suspend its solicitation of consents to remove a majority of AMSERV's Board of Directors and (iii) dismiss with prejudice the Delaware Litigation. In addition, the parties agreed that Stockbridge could pursue a renewed consent solicitation, with a new record date, following the expiration of the Standstill Agreement on June 11, 1995, and that such solicitation would not last more than 30 days.

    Also on May 15, 1995, pursuant to the Settlement Agreements, Stockbridge delivered to AMSERV a written notice indicating its intent to pursue a renewed consent solicitation (which solicitation could not be commenced until after June 11, 1995 nor last more than 30 days, as described above). Pursuant to the Settlement Agreements, the AMSERV Board held a special meeting and established a record date of May 12, 1995 for purposes of such solicitation.

    On June 8, 1995, at a special meeting of the AMSERV Board of Directors, Batchelder informed the AMSERV Board that Batchelder was continuing its due diligence review of Stockbridge and York, and in a separate part of the meeting, Mr. Clarke and Mr. Cummings made a presentation regarding the background of Stockbridge and its business objectives with respect to a business combination involving York and AMSERV. The AMSERV Board again requested from Messrs. Clarke and Cummings audited financial statements for York, a financing commitment and a review of current long-term debt, before the AMSERV Board could evaluate the proposed merger.

    Subsequently in June 1995, the AMSERV Board entered into a Renewed Standstill Agreement with Stockbridge, extending the standstill period until August 10, 1995, and set at Stockbridge's request a third record date for a consent solicitation of June 16, 1995.

    On August 10, 1995, at a quarterly meeting of the AMSERV Board of Directors, Batchelder updated the AMSERV Board by telephone that all of the requested information from Stockbridge regarding York had still not been received. Stockbridge provided the AMSERV Board with audited financial statements for Stockbridge and a preliminary financing arrangement. However, Stockbridge failed to provide the requested information regarding York, including audited financial statements, and a firm financing commitment. Batchelder repeatedly informed Mr. Clarke both before and after the August 10, 1995 meeting that the AMSERV Board was still waiting for the requested information and that, without such information, Stockbridge had not satisfied all aspects of the AMSERV Board's due diligence review.

    By letter dated September 18, 1995, Stockbridge indicated its intent to act by written consent and requested that the AMSERV Board set a record date for such consent.

    On October 18, 1995, the AMSERV Board announced its intention to broaden its review of potential business combinations by expanding the group of potential merger partners and including transactions involving consideration consisting of cash or a combination of cash and securities, and to invite Stockbridge to participate on a fair and equal basis with other participants in such process. Also on October 18, 1995, AMSERV entered into an agreement with Stockbridge pursuant to which Stockbridge withdrew the written notice delivered to AMSERV on September 18, 1995 and agreed not to commence any other consent solicitation with respect to AMSERV or deliver any other such notice until the earlier of January 1, 1996 or the conclusion of the process by which the AMSERV Board would consider potential business combinations involving AMSERV.

    STAR is continually exploring possible acquisitions of comparable companies in the health care business in furtherance of its strategic objective of acquiring companies that provide Home Care services in the geographic regions currently serviced by STAR as well as in areas not currently serviced by STAR. As discussed elsewhere, since 1992 STAR has expanded its home health care business through a series of acquisitions. Such acquisitions have allowed STAR to provide its health care services more efficiently while reducing marginal costs. Prior to commencing discussions regarding the Merger, however, STAR was not considering any specific acquisitions or other strategic alliances. On October 24, 1995, Larry A. Bear of Bear & Company, a business consulting firm that provides investment advice for STAR, independently initiated a discussion with Mr. Mora. STAR was unaware of such discussions and such discussions were not authorized by STAR. At that time Mr. Bear suggested to Mr. Mora that he knew of a company that would be a good potential merger partner for AMSERV. On October 27, 1995, Mr. Bear spoke with Stephen Sternbach, the Chairman of the Board and President of STAR, to ascertain whether STAR would be interested in a possible merger with AMSERV. While Mr. Sternbach was aware of AMSERV, and STAR had received a packet of information regarding AMSERV in October 1992, prior to Mr. Sternbach's discussion with Mr. Bear STAR had not otherwise considered AMSERV as a possible merger partner. Mr. Sternbach advised Mr. Bear that STAR was always interested in a possible acquisition, if such acquisition could be beneficial to STAR. Later that day, after receiving an initial indication of interest from Mr. Sternbach, Mr. Bear put Mr. Sternbach in contact with a representative of Batchelder.

    On November 13, 1995, Stockbridge submitted to the AMSERV Board what it characterized as a "pre-emptive" proposal. Such proposal consisted of a business combination between AMSERV and York whereby Stockbridge would own 27.5% of the combined company. The board of directors of the combined company would be composed of five members -- two selected by Stockbridge, two incumbents, one of which would be Mr. Mora, and one non-affiliated director to be selected by the other four directors. Under the proposal, Mr. Clarke and Mr. Cummings would enter into employment agreements with the combined company to be President and Chief Executive Officer, respectively, at base salaries not to exceed $100,000 each. Mr. Cummings also would serve as Chairman of the Board. Stockbridge believed that, as a "pre-emptive" proposal, its offer was so favorable to AMSERV's shareholders that the AMSERV Board should terminate its review process and no longer accept any other proposals.

    On November 17, 1995 STAR and AMSERV entered into a confidentiality agreement, pursuant to which STAR was provided with copies of AMSERV's periodic reports as well as certain internal projections prepared by AMSERV in the ordinary course of its business and not in contemplation of the Merger; the materials also included historical information about AMSERV and its business (the "Evaluation Materials").

    At a special meeting held on December 1, 1995, after discussions with Batchelder, the AMSERV Board decided that Stockbridge's proposal was not "pre-emptive" and requested that Batchelder inform Mr. Clarke that the proposal would be evaluated later along with other proposals that were expected to be received in accordance with the review process previously established by the AMSERV Board.

    On December 7, 1995, Mr. Sternbach met with a representative of Batchelder to discuss the possibility of a merger of STAR and AMSERV. Prior to such meeting, Mr. Sternbach had been provided with the Evaluation Materials. Later that day Mr. Sternbach met with Mr. Mora and the Batchelder representative. At that time they discussed the respective business strategies of the companies in an attempt to determine whether it would be in their respective best interests to proceed with informal discussions regarding a merger. They also discussed the respective companies' office locations, the types of Home Care services provided by each company, the compatibility of the two companies' businesses and the companies' sales and earnings projections for fiscal 1996. On behalf of AMSERV, Mr. Mora expressed a preference that any combination be structured as a tax-free stock transaction. Mr. Sternbach expressed on behalf of STAR a desire that any transaction qualify as a pooling of interests for accounting purposes. Mr. Mora explained to Mr. Sternbach that on October 18, 1996 the AMSERV Board had announced its intention to broaden its review of potential business combinations by expanding the group of potential merger partners beyond Stockbridge and its affiliates and including transactions involving consideration consisting of cash or a combination of cash and securities, and that AMSERV had invited Stockbridge to participate on a fair and equal basis with other participants in such process. Mr. Mora further explained that the AMSERV Board had announced that the auction process would be completed by late January 1996 and emphasized to Mr. Sternbach the importance of STAR's submitting any proposal it might make on a timely basis. They concluded their talks by discussing the possibility of STAR offering one share of STAR Common Stock for each 2.8 shares of AMSERV Common Stock. No offer, however, was made at such time.

    Mr. Sternbach met with William Fellerman, Chief Financial Officer of STAR on numerous occasions during the period after Mr. Sternbach had received the Evaluation Materials and prior to the time STAR made its first offer. Messrs. Fellerman and Sternbach concluded that the addition of AMSERV's operations to those of STAR would add up to $13 million in additional revenues. Of this amount approximately 75% would be attributable to Medicaid payments which are generally paid within 40 days of the date that such amounts are billed. Messrs. Fellerman and Sternbach concluded that this increase in revenue would increase

STAR's cash flows, reduce its financial leverage and improve its overall financial position and results of operation. They also believed that they could achieve significant cost savings by the elimination of certain operations that would become redundant upon consummation of the Merger. Mr. Fellerman identified approximately $1.2 million in selling, general and administrative expenses (consisting of approximately $640,000 in back office, administrative and executive salaries, $50,000 in rent, telephone and utilities, $130,000 in professional fees, $60,000 in investor relations and compliance fees, $250,000 in insurance and $40,000 in other office expenses) that could be eliminated as a result of the increased efficiencies and economies of scale that were expected to result from the Merger. Messrs. Fellerman and Sternbach determined, based upon their analysis of the combined entity, that they would be able to pay to the shareholders of AMSERV between 0.4167 and 0.3333 shares of STAR Common Stock for each share of AMSERV Common Stock without the acquisition being dilutive to the earnings of the STAR shareholders. Accordingly, Messrs. Sternbach and Fellerman concluded that an acquisition of AMSERV would be beneficial to STAR and the STAR shareholders if such acquisition could be accomplished by exchanging one share of STAR Common Stock for between 2.4 and 3 shares of AMSERV Common Stock. Except for the analysis conducted by Messrs. Sternbach and Fellerman, no other analysis was conducted by STAR in connection with the merger negotiations. Mr. Sternbach decided to commence the negotiation process for AMSERV by offering slightly less than the high end of the acceptable range.

    On December 21, 1995, Mr. Sternbach commenced negotiations regarding a proposed merger, whereby the AMSERV shareholders would receive one share of STAR Common Stock for each 2.8 shares of AMSERV Common Stock (an exchange ratio of 0.3571 shares of STAR Common Stock per share of AMSERV Common Stock). Further negotiations took place between Mr. Sternbach and Mr. Mora and in late December 1995 STAR offered one share of STAR Common Stock for each 2.5 shares of AMSERV Common Stock (a 0.4000 exchange ratio). Mr. Mora expressed his belief that the exchange ratio proposed by STAR did not adequately reflect AMSERV's earnings contribution to the combined company. Following telephone negotiating sessions in late December 1995 and early January 1996, STAR eventually revised its proposal, offering one share of STAR Common Stock for each 2.445 shares of AMSERV Common Stock (a 0.4090 exchange ratio). This amount was within the acceptable range originally set by Messrs. Sternbach and Fellerman and was the first offer by STAR deemed acceptable to AMSERV. Mr. Sternbach advised Mr. Mora that such offer was contingent upon the approval of the STAR Board of Directors. Mr. Mora also advised Mr. Sternbach that the STAR offer would be submitted to the Board of Directors of AMSERV for consideration. As described below, the STAR Board and the AMSERV Board ultimately considered and approved the proposed exchange ratio, along with the other terms of the Merger Agreement, at special meetings held on February 8 and 9, 1996, respectively.

    In connection with the review process, Batchelder distributed materials regarding AMSERV to interested parties across the country and solicited proposals for potential business combinations. In response to such solicitation, AMSERV received six proposals. Despite a written request, Batchelder received no response from Stockbridge for a "best and final" proposal to include among the group. Nonetheless, the AMSERV Board decided to consider Stockbridge's original proposal submitted on November 13, 1995 as its "best and final" proposal, bringing the total number of proposals under consideration to seven.

    From November 1995 to January 1996, the AMSERV Board, with the assistance of Batchelder, carefully considered each of the seven proposals (including the possibility of a merger with STAR) in an attempt to select the best proposal. In January 1996, the AMSERV Board selected the STAR proposal as the proposal most favorable to AMSERV's shareholders and authorized Batchelder and AMSERV's officers to commence negotiations with respect to the STAR proposal. It was not until later, however, at a special meeting of the AMSERV Board held on February 9, 1996, that the STAR proposal was determined to be fair to, and in the best interests of, the shareholders of AMSERV.

    The material terms of the six proposals which the AMSERV Board rejected, including Stockbridge's proposal but excluding the STAR proposal (Proposal #7), and Batchelder's analysis of each proposal are set out below. With respect to the private company proposals (I.E., Proposals #1 through #4 below), Batchelder analyzed each of the proposals on a relative valuation basis, which considered the relative contribution of each company to the projected revenues, net income, assets and net worth of each respective combined company. Batchelder also considered private company discount factors with respect to such proposals, but did not determine any per share valuation (as the information provided by the relative valuation analysis described below was deemed sufficient for purposes of evaluating the private company proposals from a financial standpoint). With respect to the public company proposals (I.E., Proposals #5 and #6 below), Batchelder did consider the valuation of each proposal on a per share basis, together with the historical prices and trading volumes of each public company's common stock.

    Proposal #1 (Stockbridge's proposal): Stockbridge sought to merge York with AMSERV in a transaction to be accounted for as a pooling of interests whereby Stockbridge (as the sole shareholder of York) would receive 27.5% of the common stock of the combined company which, when combined with Stockbridge's currently-owned shares of York and AMSERV, would result in Stockbridge owning approximately 33% of the combined company and current shareholders of AMSERV owning the remaining 67%. The board of directors of the combined company would be composed of five members -- two selected by Stockbridge, two incumbents, one of which would be Mr. Mora, and one non-affiliated director to be selected by the other four directors. Mr. Clarke and Mr. Cummings, two principals of Stockbridge, would enter into employment agreements with the combined company to be President and Chief Executive Officer, respectively, at base salaries not to exceed $100,000 each. Mr. Cummings also would serve as Chairman of the Board. The proposal required that (i) AMSERV immediately cease soliciting business combinations as of December 4, 1995 and (ii) the outstanding preferred stock of York be redeemed prior to the merger (which redemption would create negative book value for York of approximately $1.7 million). The proposal was non-binding and subject to due diligence.

    In its analysis of the Stockbridge proposal, Batchelder compared the exchange ratio proposed by Stockbridge to the exchange ratios implied by 1995 and projected 1996 net income for York and AMSERV. Batchelder's analysis based on 1995 and projected 1996 net income for York and AMSERV resulted in implied share ownership interests for AMSERV shareholders of 49.3% and 62.4%, respectively, compared to the proposed exchange ratio of 72.5%. Batchelder also analyzed certain relative contributions of York and AMSERV to the proposed combined company. AMSERV contributed 73%, 73% and 78% of the combined company's revenues for the years 1993, 1994 and 1995, respectively, and 22%, 22% and 46% of the combined company's EBITDA (as defined below) for the years 1993, 1994 and 1995, respectively. AMSERV's pre-tax and net income contributions were negative for the years 1993 and 1994. Batchelder determined that AMSERV's shareholders' equity contributions for 1995 exceeded 100% because York's pro forma book value was negative and that AMSERV's contributions to projected 1996 revenues and EBITDA were 80% and 59%, respectively. Batchelder also derived implied exchange ratios using estimated private market multiples of 4x and 5x 1995 EBITDA for both companies, which resulted in implied share ownership interests for AMSERV shareholders of 83% and 73%, respectively.

    Proposal #2: a private company in the health care industry sought to merge with AMSERV in a pooling of interests transaction whereby such company would own 80% of the combined company and current shareholders of AMSERV would own the remaining 20%. The proposal contemplated a restructured management team and board of directors and was non-binding and subject to due diligence.

    In its analysis of Proposal #2, Batchelder compared the exchange ratio proposed by the private company to the exchange ratios implied by 1995 and projected 1996 net income for the private company and AMSERV. Batchelder's analysis based on 1995 and projected 1996 net income for the private company and AMSERV resulted in implied share ownership interests for AMSERV shareholders of 100% and 27.1%, respectively, compared to the proposed exchange ratio of 20%. Batchelder also analyzed certain relative contributions of the private company to the proposed combined company. AMSERV contributed 19%, 18% and 26% of the combined company's revenues for the years 1993, 1994 and 1995, respectively, and 14%, 5% and 61% of the combined company's EBIDTA for the years 1993, 1994 and 1995, respectively. AMSERV's pre-tax and net income contributions were negative for the years 1993 and 1994. Batchelder determined that

AMSERV's contributions to projected 1996 revenues and EBITDA were both 28%. Batchelder also derived implied exchange ratios using estimated private market multiples of 4x and 5x 1995 EBITDA for both companies, which resulted in negative equity values for the private company.

    Proposal #3: a private company in the health care industry sought a merger with AMSERV in a pooling of interests transaction whereby each of the private company and AMSERV would own 50% of the combined company. The proposal assumed that the board of directors of the combined company would consist of AMSERV's present directors and that the two principal officers of the private company would be issued employment agreements. The proposal was non-binding and subject to due diligence.

    In its analysis of Proposal #3, Batchelder compared the exchange ratio proposed by the private company to the exchange ratios implied by 1995 and projected 1996 net income for the private company and AMSERV. Batchelder's analysis based on 1995 and projected 1996 net income for the private company and AMSERV resulted in implied share ownership interests for AMSERV shareholders of 3.9% and 37.3%, respectively, compared to the proposed exchange ratio of 50%. Batchelder also analyzed certain relative contributions of the private company to the proposed combined company. AMSERV contributed 31% and 40% of the combined company's revenues for the years 1994 and 1995, respectively, and 6% and 22% of the combined company's EBIDTA for the years 1994 and 1995, respectively. AMSERV's pre-tax and net income contributions were negative for 1994 and 4% in both cases in 1995. Batchelder determined that AMSERV's equity contribution was 60% for 1995. AMSERV's contributions to projected 1996 revenues and EBITDA were 42% and 41%, respectively. Batchelder also derived implied exchange ratios using estimated private market multiples of 4x and 5x 1995 EBITDA for both companies, which resulted in implied share ownership interests for AMSERV shareholders of 24% in both cases.

    Proposal #4: a private company in the food processing industry sought to merge with AMSERV in a pooling of interests transaction whereby the private company would own 82.5% of the combined company and current shareholders of AMSERV would own the remaining 17.5%. The proposal did not specify board composition and was non-binding and subject to due diligence.

    In its analysis of Proposal #4, Batchelder compared the exchange ratio proposed by the private company to the exchange ratios implied by 1995 and projected 1996 net income for the private company and AMSERV. Batchelder's analysis based on 1995 and projected 1996 net income for the private company and AMSERV resulted in implied share ownership interests for AMSERV shareholders of 2.3% and 21.5%, respectively, compared to the proposed exchange ratio of 17.5%. Batchelder also analyzed certain relative contributions of the private company to the proposed combined company. AMSERV contributed 14% and 17% of the combined company's revenues for the years 1994 and 1995, respectively, and 6% and 8% of the combined company's EBIDTA for the years 1994 and 1995, respectively. AMSERV's pre-tax and net income contributions were negative for 1994 and 2% in both cases in 1995. Batchelder determined that AMSERV's equity contribution was 82% for 1995. AMSERV's contributions to projected 1996 revenues and EBITDA were 19% and 18%, respectively. Batchelder also derived implied exchange ratios using estimated private market multiples of 4x and 5x 1995 EBITDA for both companies, which resulted in implied share ownership interests for AMSERV shareholders of 14% and 13%, respectively.

    Proposal #5: a public company in the chemical industry, with some health care operations, sought a combination with AMSERV through either an asset purchase or a stock purchase. The consideration would involve either the public company's common stock, cash or a combination of common stock and cash. The proposal was to acquire AMSERV for a valuation, adjusted for certain contingent liabilities, including certain existing employment agreements (see "EXECUTIVE COMPENSATION OF AMSERV -- Employment Agreements"), which ranged from $2.22 to $3.11 per share of AMSERV Common Stock (based on the closing sale price of the public company's common stock on January 5, 1996). The proposal did not specify board composition and was non-binding and subject to due diligence.

    Batchelder derived estimates of the net value per share of AMSERV Common Stock by subtracting estimated contingent liabilities associated with certain existing employment agreements from the proposed aggregate value for AMSERV's equity and dividing the difference by the approximately 3,373,000 outstanding shares of AMSERV Common Stock. Batchelder then compared the estimated net value per share range of $2.22 to $3.11 to the $2.75 market price of AMSERV Common Stock on January 8, 1996, yielding a discount of 19% and a premium of 13%, respectively, to such price.

    Proposal #6: a public company in the health care industry sought to merge with AMSERV in a pooling of interests transaction whereby the public company would own approximately 83.4% of the combined company and current shareholders of AMSERV would own the remaining 16.6%. The proposal was valued, based on the closing sale price of the public company's common stock on January 5, 1996, at $1.12 per share of AMSERV Common Stock. On January 17, 1996, the public company revised its proposal, reducing the public company's ownership of the combined company to 77%, with the current shareholders of AMSERV owning the remaining 23%. The revised proposal was valued, based on the closing sale price of the public company's common stock on January 5, 1996, at $1.67 per share of AMSERV Common Stock. The revised proposal assumed a new management team but did not specify board composition. It was non-binding and subject to due diligence.

    Batchelder derived an implied market value of $3.77 million for the consideration proposed by the public company. The public company had proposed an exchange of 1.675 million shares of its own capital stock (which traded at $2.25 on January 8, 1996) for all of the outstanding shares of AMSERV capital stock. This implied value represented a discount of 59% to the January 8, 1996 market capitalization of AMSERV.

    The AMSERV Board adopted Batchelder's financial analysis with respect to each of the proposals and considered other factors which it deemed appropriate, including strategic fit with AMSERV and management's experience and reputation, in reviewing each of the proposals. Although Batchelder provided information and analyses relating to the proposals to the AMSERV Board, Batchelder did not recommend any of the proposals. Based on the information provided by Batchelder and its own evaluation of the proposals, the AMSERV Board determined that STAR's proposal was the most favorable to AMSERV's shareholders. STAR's proposal represented a 12% premium to the market price of AMSERV Common Stock as of January 5, 1996, while the competing public company proposals represented a range of (i) a 19% discount to a 13% premium to market (Proposal #5 above), and
(ii) a 39% discount to market (Proposal #6 above). In addition, STAR's proposal was deemed the most favorable in the aggregate in terms of relative contribution to the projected revenues, net income, assets and net worth of the combined company, strategic fit with AMSERV and experience and reputation of management.

    By letter dated January 8, 1996, Stockbridge again indicated its intent to act by written consent and requested that the AMSERV Board set a record date for such consent. On January 16, 1996, Stockbridge filed preliminary consent materials with the Commission seeking to remove the five current members of the AMSERV Board and to replace each member with a Stockbridge nominee.

    On January 9, 1996, following extensive negotiations, the AMSERV Board confirmed that the proposal from STAR was the most favorable to AMSERV's shareholders and authorized AMSERV to negotiate and enter into a letter of intent to merge with STAR. A formal letter of intent was executed by the parties on January 17, 1996. Such letter of intent was subsequently superseded by the Original Merger Agreement and then the Merger Agreement. The Merger Agreement is described under the caption "THE MERGER AGREEMENT."

    On January 19, 1996, the AMSERV Board held a special meeting pursuant to AMSERV's by-laws to establish a record date for purposes of Stockbridge's renewed consent solicitation. The AMSERV Board set January 29, 1996 as such record date.

    Also on January 19, 1996, the AMSERV Board, in an effort to assure that all of AMSERV's shareholders receive fair and equal treatment in the event of any proposed takeover of AMSERV, adopted a

Shareholder Rights Plan. Under the Plan, the AMSERV Board declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of AMSERV Common Stock. Each right entitles shareholders to buy one one-hundredth of a share of newly created Class C Junior Participating Preferred Stock of AMSERV at an exercise price of $12.50. The rights will be exercisable if a person or group (other than, among others, STAR) acquires 10% or more of the AMSERV Common Stock or announces a tender offer for 10% or more of the AMSERV Common Stock. The AMSERV Board will be entitled to redeem the rights held by all shareholders at $.001 per right at any time before the tenth day after a person has acquired 10% or more of the outstanding AMSERV Common Stock. If a person acquires 10% or more of the outstanding AMSERV Common Stock, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of AMSERV Common Stock having a market value at the time of twice the right's exercise price. Rights held by the 10% holder will become void and will not be exercisable to purchase shares at the bargain purchase price. If AMSERV is acquired in a merger or other business combination transaction which has not been approved by the AMSERV Board, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the right's exercise price.

    During the  week of  January  22, 1996,  representatives from  STAR  visited
AMSERV's corporate offices for a due diligence review. During the week of January 29, 1996, a representative of Batchelder visited STAR's accounting offices, and on February 2 and 5, 1996, Mr. Mora visited STAR's accounting and corporate offices, for due diligence reviews. During these visits, the representatives of each company reviewed the other company's operations, personnel policies and financial results to date.

    At a special meeting of the STAR Board of Directors, held on February 8, 1996, the STAR Board approved the terms of the Original Merger Agreement and determined that the terms were fair to, and in the best interests of, the shareholders of STAR.

    At a special meeting of the AMSERV Board of Directors held on February 9, 1996, after discussions with Batchelder (which included receiving from Batchelder an opinion relating to the fairness of the proposed merger from a financial point of view) and AMSERV's outside legal counsel, the AMSERV Board approved the terms of the Original Merger Agreement and determined that the terms were fair to, and in the best interests of, the shareholders of AMSERV.

    By letter dated February 21, 1996, Stockbridge reiterated its intent to act by written consent and requested that the AMSERV Board set a new record date for such consent. On February 29, 1996, the AMSERV Board established February 29, 1996 as such new record date.

    On February 22, 1996, Stockbridge commenced litigation against AMSERV in the United States District Court for the District of Massachusetts. In its complaint, Stockbridge alleges that AMSERV breached the terms of the October 18, 1995 agreement between AMSERV and Stockbridge (described above) by refusing to deal with Stockbridge's "pre-emptive" proposal in a fair and equitable manner. The relief sought by Stockbridge includes reimbursement of Stockbridge's expenses in the amount of $125,000, unspecified damages which Stockbridge estimates at more than $275,000 and attorneys' fees. AMSERV denies, and intends to vigorously defend against, Stockbridge's claims in this lawsuit. See "BUSINESS OF AMSERV -- Legal Proceedings."

    On or about March 7, 1996, Stockbridge commenced its solicitation of consents to remove the five current members of the AMSERV Board and to replace each member with a Stockbridge nominee. On March 13, 1996, AMSERV commenced a solicitation of revocations of consent in opposition to the Stockbridge solicitation.

    By letter dated March 13, 1996, Stockbridge once again indicated its intent to act by written consent and requested that the AMSERV Board set a new record date for such consent. On March 15, 1996, the AMSERV Board established March 15, 1996 as such new record date.

    On April 9, 1996, AMSERV received notice of a lawsuit which Stockbridge filed against AMSERV in the Court of Chancery of the State of Delaware for New Castle County requesting that the Court enter judgment summarily ordering AMSERV to conduct an annual meeting of shareholders for the purpose of electing directors and conducting such other business as may properly be conducted at the meeting. AMSERV intends to seek a dismissal of such action on the basis of its scheduling an annual meeting of shareholders to consider and vote on the Merger, to elect directors and to ratify the selection of Ernst & Young LLP as AMSERV's independent public accountants. See "BUSINESS OF AMSERV -- Legal Proceedings."

    On March 29, 1996, AMSERV received from Stockbridge a letter purporting to be an offer to purchase for $3.00 per share in cash all outstanding shares of AMSERV Common Stock. According to the letter, Stockbridge's proposal would be structured as a merger to be voted on by AMSERV's shareholders. By letter dated April 2, 1996, AMSERV responded to Stockbridge's proposal and stated that in order for the AMSERV Board to properly evaluate the proposal it would need detailed answers to various questions regarding, among other things, whether the proposal is subject to financing and, if so, the source(s) of such financing, and the proposed structure of the merger, including what entity would be the survivor. By letter dated April 12, 1996 addressed to Batchelder, Stockbridge stated that it intended to restructure its proposal in the form of a tender offer for any and all outstanding shares of AMSERV and that Stockbridge expected to submit evidence of irrevocable financing commitments to AMSERV on or before April 24, 1996. AMSERV received no such evidence of irrevocable financing commitments from Stockbridge, nor any other information regarding Stockbridge's proposal, on April 24, 1996 or at any time before or after such date.

    On April 18, 1996, AMSERV commenced litigation in the United States District Court for the Southern District of California against Stockbridge and certain of its affiliates for numerous violations of Sections 13(d) and 14(a) of the Exchange Act. Among the violations listed by AMSERV are the defendants' failure to disclose all of the members of Stockbridge's Section 13(d) "group," misstatements in Stockbridge's consent solicitation materials, and Stockbridge's failure to disclose its offer to purchase for $3.00 per share any and all outstanding shares of AMSERV Common Stock. AMSERV seeks injunctive relief against Stockbridge's solicitation of consents, and a declaration that the Stockbridge group has and must publicly disclose beneficial ownership of 10% or more of the AMSERV Common Stock, thereby triggering AMSERV's Shareholder Rights Plan. On April 19, 1996, Stockbridge filed an amended Schedule 13D which included incomplete information regarding its $3.00 per share offer. On May 28, 1996, Stockbridge, together with certain of its affiliates, filed an answer and counterclaim relating to the litigation filed by AMSERV in the Southern District of California. The counterclaim names both AMSERV and Mr. Mora as counterdefendants and is structured as a derivative claim brought on behalf of AMSERV against Mr. Mora. The counterclaim alleges that Mr. Mora engaged in activities in breach of his fiduciary duties and that the directors of AMSERV, including Mr. Mora, undertook a series of actions for the purpose of entrenchment. AMSERV and Mr. Mora deny, and intend to vigorously defend against, the claims made by Stockbridge and its affiliates in the counterclaim. See "BUSINESS OF AMSERV -- Legal Proceedings."

    On May 14, 1996, the consent solicitation which Stockbridge commenced on March 7, 1996 to remove the five current members of the AMSERV Board and to replace each member with a Stockbridge nominee terminated in accordance with Delaware law. No written consents were delivered to AMSERV in connection with such solicitation, other than the initial consent delivered by Stockbridge with respect to one share of AMSERV Common Stock owned by the President of Stockbridge.

    Subsequent to the termination of Stockbridge's consent solicitation on May 14, 1996, Stockbridge commenced negotiations with AMSERV in an effort to settle the ongoing litigation between AMSERV and Stockbridge. AMSERV and Stockbridge, with the assistance of Batchelder, have continued to discuss a possible settlement since that time, but no definitive agreement has yet been reached. AMSERV intends to continue to pursue a resolution of its disputes with Stockbridge. See "BUSINESS OF AMSERV -- Legal Proceedings."

    On July 17, 1996, the Boards of Directors of STAR, AMSERV and Merger Sub approved the Amendment, pursuant to which (i) Mr. Katten, a current director of AMSERV, rather than Mr. Mora, would be appointed to the Board of Directors of STAR following the Effective Time and nominated for election to the STAR Board at each of the next two annual meetings of shareholders of STAR, and (ii) the date on which either STAR or AMSERV may terminate the Merger Agreement if the Merger shall not have been consummated prior thereto was extended from July 31, 1996 to September 15, 1996. The change regarding Mr. Mora stemmed from Mr. Mora's personal desires. The extension of the termination date was prompted by the relatively late mailing date of this Joint Proxy Statement/Prospectus, which resulted in a later than expected date for the STAR Meeting and AMSERV Meeting of August 23, 1996. Other than with respect to these two matters, the Amendment ratified and confirmed the Original Merger Agreement in all respects. Both Mr. Mora and Mr. Katten abstained from voting on the Amendment due to their respective interests in the Merger.

STAR'S REASONS FOR THE MERGER; RECOMMENDATION OF THE STAR BOARD

    The STAR Board of Directors believes that the Merger will further its strategic objective of acquiring companies that provide Home Care services in the geographic regions currently serviced by STAR as well as opening new areas of expansion. Accordingly, STAR's Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that the shareholders of STAR vote in favor of the Merger for the following reasons:

        (i) that since both STAR and AMSERV are engaged in the Home Care services business, the businesses of STAR and AMSERV are complementary. AMSERV has five locations in New Jersey and one in Ohio, the acquisition of which will allow STAR to expand its existing regional Home Care business, as well as open up a new geographic area. The Board also considered the high quality of the AMSERV personnel at the operating level and how the addition of such personnel could positively enhance STAR's own image;

        (ii) STAR's Board of Directors concurred with STAR's management's conclusion, based upon the analysis conducted by Messrs. Steinbach and Fellerman and described above in "Background of the Merger," that the Merger would result in the addition of up to $13 million in additional revenues to STAR of which approximately 75% would be attributable to Medicaid payments which are generally paid within 40 days of the date that such amounts are billed; this would increase STAR's cash flow, reduce its financial leverage and improve STAR's overall financial position and results of operations;

       (iii) that, since AMSERV is also engaged in the Home Care services business, the Merger fits within STAR's strategic objective of acquiring companies that provide Home Care services in the geographic regions currently serviced by STAR as well as in areas not currently serviced by STAR. The STAR Board made special note of AMSERV's operations in New Jersey and Ohio, which it concluded could readily be integrated into STAR's operations in New York;

        (iv) that, based upon Messrs. Sternbach and Fellerman's financial analysis of AMSERV, STAR will be able to achieve significant cost savings and economies of scale and will be able to operate AMSERV, as part of the combined entity, in a manner more efficient and more profitable than its current operations since, after the Merger, many of the redundant operations that are currently engaged in by AMSERV will be eliminated and such functions will be carried out by STAR's existing organization; specifically, STAR will be able to manage AMSERV's New Jersey and Ohio operations with existing STAR personnel;

        (v) STAR's Board of Directors concurred with STAR's management's determination that approximately $1.2 million in selling, general and administrative expense (consisting of approximately $640,000 in back office, administrative and executive salaries, $50,000 in rent, telephone and utilities,

    $130,000 in professional fees, $60,000 in investor relations and compliance fees, $250,000 in insurance and $40,000 in other office expense) could be eliminated as a result of the increased efficiencies that the STAR Board expected would result from the Merger;

        (vi) that, after reviewing the Evaluation Materials and considering the financial analysis conducted by Messrs. Sternbach and Fellerman and described above in "Background of the Merger," the Merger would provide certain synergistic benefits through the consolidation of certain redundant corporate functions in a manner consistent with STAR's strategy of providing the highest quality of care at the lowest cost;

       (vii) that the terms and conditions of the Merger Agreement, including the Exchange Ratio, generally are fair to STAR's shareholders. The Board concluded that, based upon the increased revenues to STAR that would result from the Merger, the issuance of the STAR Common Stock would likely not result in a dilution of STAR's earnings per share. The Board also considered that the Exchange Ratio was within the range that had been established by Messrs. Sternbach and Fellerman and described above in "Background of the Merger";

      (viii) STAR's Board of Directors believed, based upon preliminary discussions with STAR's auditors, that the Merger would be accounted for as a pooling of interests for accounting purposes;

        (ix) STAR's Board of Directors considered the existence of the Stockbridge consent solicitation and AMSERV's litigation with Stockbridge which are described above in "Background of the Merger" but concluded that such matters would not adversely impact STAR because the Merger Agreement places restrictions on AMSERV's business pending the closing of the Merger and requires AMSERV to pay significant fees and expenses under certain circumstances in the event of a termination of the Merger Agreement;

        (x) STAR's Board of Directors considered that the Exchange Ratio would be fixed and that changes in the relative share value of AMSERV and STAR Common Stock could materially affect the value of the consideration to be paid by STAR for AMSERV but concluded that such risk was outweighed by the possible benefits to be achieved by STAR from the Merger;

        (xi) STAR's Board of Directors considered the factors described above under the heading "RISK FACTORS" but concluded that such risks were outweighed by the possible benefits to be achieved by STAR from the consummation of the Merger; and

       (xii) STAR's Board of Directors considered the agreement to honor certain agreements between AMSERV and Eugene J. Mora described below in "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest," but concluded that the costs associated with such agreements were outweighed by the possible benefits to be achieved from the Merger.

    After considering all of the foregoing reasons, STAR's Board of Directors concluded that a combination with AMSERV, on the terms set forth in the Merger Agreement, is in the best interests of the shareholders of STAR. The STAR Board of Directors concluded that the favorable factors set forth in items (i) through
(viii) outweighed the negative factors set forth in items (ix) through (xii). Due to the wide variety of factors considered in conjunction with the evaluation of the Merger, the STAR Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in rendering its determination. The Board of Directors of STAR did not conduct an independent financial analysis in arriving at its conclusion but relied upon the analysis conducted by Messrs. Sternbach and Fellerman and described above in "Background of the Merger." STAR's Board of Directors did not believe that it was necessary to and did not, therefore, commission a financial advisor opinion in connection with its deliberations regarding the Merger. The STAR Board believed that it had adequate information to analyze the merits of the Merger.

    THE BOARD OF DIRECTORS OF STAR UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SHAREHOLDERS OF STAR, HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF STAR VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

AMSERV'S REASONS FOR THE MERGER; RECOMMENDATION OF THE AMSERV BOARD

    In reaching its determination that the Merger is fair to and in the best interests of the shareholders of AMSERV, the Board of Directors of AMSERV consulted with AMSERV's management, financial advisor and legal counsel. Set forth below are the material factors that the AMSERV Board considered in reaching this determination:

        (i) the AMSERV Board's review and analysis of AMSERV's business, operations, financial conditions, earnings and prospects. Following a review of such factors, the AMSERV Board had a better understanding of AMSERV's value, allowing the AMSERV Board to make the determination that the consideration to be received by AMSERV's shareholders in the Merger reflected an appropriate valuation of AMSERV;

        (ii) the current and prospective economic and competitive environment in the health care industry. The AMSERV Board recognized a trend toward consolidation in the health care field and took note of certain factors responsible for the trend. The AMSERV Board noted, for example, a drive toward greater efficiency resulting in lower cost operations and the advantages of greater geographic diversification. The Board believed that the Merger would result in cost savings because certain duplicative administrative expenses would be eliminated and in greater geographic diversity because the states in which AMSERV and STAR conducted their businesses did not overlap. As a result, the AMSERV Board determined that the combined company would be better equipped to compete in a rapidly consolidating health care industry;

       (iii) the possible alternatives to a sale of AMSERV, including the prospects of continuing to operate AMSERV, the value to AMSERV's shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, including the possibility that AMSERV's near-term performance might not lead to a stock price having a higher value than the Merger Consideration. The Board determined, based on a review of such alternatives, that none of the alternatives appeared to offer the same prospects for success as the proposed combination with STAR;

        (iv) that the Merger was agreed to by the AMSERV Board only after issuance by AMSERV of a press release regarding its review of strategic alternatives, significant publicity concerning the review by AMSERV of its strategic alternatives and the possibility of AMSERV being sold, and the passage of a significant period of time between issuance of the press release and approval of the Merger Agreement. The publicity surrounding AMSERV's "auction" process assured the Board that all interested parties had opportunities to submit bids and suggested to the Board that it was unlikely that AMSERV would receive any proposals more favorable than STAR's proposal;

        (v) that AMSERV had contact with a large number of potential bidders over an extended period of time in a lengthy auction process, providing the AMSERV Board with a better understanding of the value of AMSERV. The AMSERV Board's improved understanding of the value of AMSERV helped the AMSERV Board determine that the Merger Consideration was fair to AMSERV's shareholders;

        (vi) that the Merger Consideration represents a premium for the AMSERV Common Stock of (A) approximately 12% over the closing price on January 5, 1996, the date used by Batchelder in connection with its financial analysis of merger proposals involving AMSERV, (B) approximately 15% over the closing price on January 17, 1996, the last trading day prior to the public announcement of the execution of the letter of intent to merge between AMSERV and STAR, and (C) approximately 15% over the closing price on February 9, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement;

       (vii) that, in light of the range of proposals made by third parties during the auction process, STAR's proposal included a premium for obtaining control of AMSERV;

      (viii) the possibility that, as a result of the fixed exchange ratio, changes in the relative share prices of AMSERV and STAR Common Stock could materially affect, positively or negatively, the value of the Merger Consideration to be received by AMSERV shareholders. Since February 9, 1996, the relative share prices of AMSERV and STAR Common Stock have fluctuated in such a way that at times the market price of one share of AMSERV Common Stock has exceeded the market value of .4090 shares of STAR Common Stock. The Merger Consideration represented a premium for the AMSERV Common Stock of 10% over the closing price on July 17, 1996. The AMSERV Board intends to continue to monitor the share prices of AMSERV and STAR Common Stock, and if and when necessary, the AMSERV Board will determine, with the advice of outside counsel, whether its fiduciary obligations under applicable law require it to modify its determination that the terms of the Merger are fair to AMSERV's shareholders. Such fiduciary obligations would require the
    AMSERV Board to modify its fairness determination if circumstances surrounding the Merger changed such that the AMSERV Board determined, pursuant to the exercise of its good faith judgment, that the terms of the Merger were no longer in the best interests of AMSERV's shareholders. If the AMSERV Board determines that its fiduciary duties require a modification of its fairness determination, STAR and AMSERV will file an amendment to this Joint Proxy Statement/Prospectus to disclose such modification. To the extent that a vote has been taken prior to such modification, both companies will resolicit the votes of their respective shareholders;

        (ix) the financial presentation of Batchelder, and Batchelder's opinion as of February 9, 1996 that the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view, as discussed in "THE MERGER -- Financial Advisor; Fairness Opinion";

        (x) that Batchelder is not required to reaffirm its fairness opinion at any time after February 9, 1996. The Board recognized that without a bring-down of Batchelder's opinion prior to consummation of the Merger, the AMSERV Board could not be certain whether changed circumstances between February 9, 1996 and consummation of the Merger would have caused Batchelder to rescind its opinion that the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view;

        (xi) certain terms of the Merger Agreement, including the restrictions on the conduct of AMSERV's business pending closing, conditions to closing and the significant fees and expenses that would become payable in the event of a termination of the Merger Agreement under certain circumstances (see "THE MERGER AGREEMENT"). The AMSERV Board determined that such factors placed added burdens on AMSERV, making it more difficult for AMSERV to generate short-term returns for its shareholders;

       (xii) that the Merger Agreement prohibits AMSERV from soliciting, encouraging or initiating any additional proposals from third parties. Such prohibitions placed limits on AMSERV's management's ability to continue to seek out bidders that would make proposals to acquire or merge with AMSERV that were potentially more favorable than the proposal made by STAR;

      (xiii) that the Merger Agreement permits AMSERV to consider unsolicited third party offers to acquire AMSERV and permits AMSERV to provide information to and negotiate with such parties and to terminate the Merger Agreement, subject to the payment of significant fees and expenses to STAR, if prior to the Effective Time the AMSERV Board withdraws or modifies its recommendation in order to permit AMSERV to execute a definitive agreement relating to a proposal for AMSERV that the AMSERV Board determines is more favorable to shareholders than the transactions contemplated by the Merger Agreement. Despite the significant fees and expenses payable to STAR, the AMSERV Board determined that the terms of the Merger Agreement relating to consideration of unsolicited third party proposals were favorable to AMSERV's shareholders. If AMSERV were to receive a proposal more favorable than STAR's, the AMSERV Board could terminate the Merger Agreement and recommend the new proposal to AMSERV's shareholders without the prospect of breach of contract liability to STAR;

       (xiv) that the Merger Agreement permits the AMSERV Board to modify its determination that the Merger is fair to and in the best interests of AMSERV's shareholders to the extent required by the Board's fiduciary obligations under applicable law. The Board determined that if circumstances surrounding the Merger, including the relative share prices of STAR and AMSERV, changed in a materially adverse manner, the Board would have an opportunity to withdraw its determination that the terms of the Merger are fair to and in the best interests of AMSERV's shareholders;

       (xv) that the Merger Agreement includes as a condition precedent to AMSERV's obligation to consummate the Merger (which condition AMSERV does not intend to waive) that the Merger qualify as a pooling of interests for accounting purposes. The AMSERV Board did not evaluate the significance of pooling of interests accounting in isolation. Rather, the AMSERV Board considered the fact that an essential term of STAR's proposal was that the Merger qualify for pooling of interests accounting. After consultation with AMSERV's outside auditors, the AMSERV Board believed that the Merger would so qualify. If the Merger were not to qualify for pooling of interests accounting and if STAR were to waive the condition that the Merger so qualify, the AMSERV Board would then address the question of whether the Merger was still fair to and in the best interests of AMSERV's shareholders. If the Merger were not to qualify for pooling of interests accounting and if both STAR and AMSERV were to waive the condition that the Merger so qualify, STAR and AMSERV would file with the Commission and distribute to shareholders an updated and revised Joint Proxy Statement/Prospectus disclosing such development and updating the fairness determinations of the STAR Board and AMSERV Board. To the extent that a vote has been taken prior to a waiver by both companies of the pooling requirement, both companies would resolicit the votes of their respective shareholders;

       (xvi) that the Merger Agreement was approved by the unanimous vote of the AMSERV Board (other than Mr. Mora, who did not vote on the Original Merger Agreement or the Amendment due to the expected assumption by STAR of the provisions set forth in Mr. Mora's employment agreements, and Mr. Katten, who did not vote on the Amendment due to his expected position as a director of STAR following the Merger);

      (xvii) that certain members of AMSERV's management and AMSERV's Board have certain interests in the Merger that are in addition to their interests as shareholders of AMSERV generally. The AMSERV Board took note of Mr. Mora's severance package, which entitles Mr. Mora to certain benefits upon termination of his employment without cause, and the fact that the Merger Agreement originally provided that Mr. Mora would become a director of STAR following the Merger (although the Merger Agreement, as amended, now provides that Mr. Katten, instead of Mr. Mora, would become a director of STAR following the Merger). Likewise, the AMSERV Board recognized that Ms. Hodge and Ms. Anderson have severance packages entitling them to certain benefits upon termination of employment following a "board approved change in control." In addition, the AMSERV Board noted the fact that all of the members of the AMSERV Board, as well as Ms. Hodge and Ms. Anderson, had received stock options that become exercisable upon a change in control. The AMSERV Board also noted that STAR has agreed to insure and guaranty that all indemnification provisions in AMSERV's Certificate of Incorporation, by-laws and in certain agreements would not be amended, repealed or modified in any manner and that it had agreed to maintain directors and officers insurance policies at their existing levels. Although certain members of AMSERV's management and AMSERV's Board, as noted above, have interests in the Merger that are in addition to, and may conflict with, the interests of AMSERV's shareholders, the AMSERV Board did not believe that such interests affected its evaluation of the Merger, as such interests principally arise from preexisting contractual obligations of AMSERV, which were expected to be assumed in any change of control transaction. See "THE

    MERGER  --  Interests  of  Certain  Persons  in  the  Merger;  Conflicts  of
    Interest," "THE MERGER AGREEMENT -- Treatment of Stock Options" and "EXECUTIVE COMPENSATION OF AMSERV -- Employment Agreements";

      (xviii) that the AMSERV Board did not use a special committee to evaluate the Merger. The use of a special committee may have offered shareholders additional assurances that the AMSERV Board acted without regard to certain interests AMSERV Board members have in the Merger apart from their interests as shareholders. Nevertheless, the AMSERV Board believed that its decision not to use a special committee did not affect its evaluation of the Merger, because, in the AMSERV Board's opinion, the benefits associated with the AMSERV Board's ability to utilize and rely upon the collective knowledge and expertise of the full AMSERV Board outweighed any possible benefits from the use of a special committee. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest";

       (xix) that STAR is a public company with current estimated revenue for fiscal 1996 of $35 million, that STAR has experienced substantial growth in revenues and net income in recent years and that its management team has a proven track record in the Home Care industry. The Board found that STAR's potential for continued growth and proven management team increased the likelihood that the combined company would be successful and that AMSERV's shareholders would benefit accordingly, through their ownership of STAR Common Stock;

       (xx) the synergies and cost savings offered by the consolidation of certain corporate functions. The AMSERV Board determined that AMSERV could be more profitably operated following the elimination of certain redundant operations;

       (xxi) the expectation that the Merger will afford AMSERV shareholders the opportunity to receive STAR Common Stock in a transaction that is nontaxable for federal income tax purposes. The AMSERV Board recognized that the Merger Consideration would be more valuable to AMSERV's shareholders if the receipt of such consideration would not be treated as a taxable event;

      (xxii) that, pursuant to the Voting Agreement, Mr. Sternbach has agreed to vote (or cause to be voted) the 847,155 shares (34.4%) of STAR Common Stock of which he is the direct beneficial owner in favor of the Merger. The Board determined that the existence of the Voting Agreement increased the likelihood that STAR's shareholders would approve the transaction; and

      (xxiii) the AMSERV Board recognized that consummation of the Merger would subject AMSERV's shareholders to certain additional risks, including, without limitation, increased dependence on third party payors (including the Medicare and Medicaid programs and private insurance), the concentration of approximately 28.1% of the voting power of the combined company in the hands of Mr. Sternbach and the possibility that the Merger would not qualify as a tax-free reorganization. For additional risks to which AMSERV shareholders would be subject following consummation of the Merger, see the factors listed above under the heading "RISK FACTORS."

    The foregoing discussion addresses all of the material factors considered by the AMSERV Board in connection with its evaluation of the Merger. In view of the wide variety of factors, the AMSERV Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the AMSERV Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. On balance, however, the AMSERV Board viewed the factors set forth in items (i),
(ii), (iii), (iv), (v),  (vi), (vii), (ix), (xiii),  (xiv), (xv), (xvi),  (xix),
(xx), (xxi) and (xxii) as favorable to its decision, the factors set forth in items (x), (xi), (xii) and (xxiii) as unfavorable to its decision and the factors set forth in items (viii), (xvii) and (xviii) as neutral to its decision.

    THE BOARD OF DIRECTORS OF AMSERV HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AMSERV'S SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT AMSERV'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FINANCIAL ADVISOR; FAIRNESS OPINION

    On April 1, 1995, AMSERV retained Batchelder to assist AMSERV in its consideration and evaluation of possible transactions. Batchelder assisted AMSERV's Board in its review of, and participated in the negotiation of, the Merger. In January 1996, AMSERV's Board asked Batchelder to render an opinion as to the fairness of the Merger to the holders of AMSERV Common Stock from a financial point of view. AMSERV's Board did not place limitations on the investigations to be made or the procedures to be followed by Batchelder in preparing and rendering its opinion. Batchelder did not recommend the form or amount of consideration to be paid in the Merger, which was determined through arm's length negotiations between AMSERV and STAR.

    On February 9, 1996, Batchelder delivered its written opinion that the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view.

    The full text of the written opinion of Batchelder, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B hereto and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety and consider it carefully. The Batchelder opinion is directed to AMSERV's Board and does not constitute a recommendation to any individual shareholder as to how such shareholder should vote at the AMSERV Meeting. The summary of Batchelder's opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

    Batchelder relied upon and assumed without independent verification the accuracy and completeness of all publicly available financial information and all financial information furnished or otherwise communicated to it by STAR and AMSERV. Batchelder did not make any appraisal of the assets of such companies. Batchelder does not express any opinion as to what the value of the STAR Common Stock actually will be when issued to AMSERV shareholders pursuant to the Merger or the price at any time at which the STAR Common Stock will trade. Batchelder's opinion does not address the underlying business decision to enter into the Merger.

    Batchelder also assumed that (i) the Merger will be accounted for under the pooling of interests method of accounting; (ii) the Merger will be a tax-free reorganization; (iii) the Mora Agreements represent valid and enforceable obligations of AMSERV and the payments to him following his anticipated termination without cause by STAR following the consummation of the Merger will be deductible for federal income tax purposes; and (iv) any material liabilities (contingent or otherwise, known or unknown) of AMSERV and STAR are set forth in the consolidated financial statements of AMSERV and STAR, respectively. For purposes of its analysis, Batchelder considered AMSERV's obligations to the holders of AMSERV Class B Preferred as material liabilities. The existence of the AMSERV Class B Preferred and the fact that it would not be converted into any other security in connection with the Merger had no special impact on Batchelder's consideration of the Exchange Ratio or its fairness determination. Batchelder assumes no responsibility for the legal, tax or accounting aspects of the Merger.

    In connection with its opinion, Batchelder reviewed, among other things, (i) the Merger Agreement; (ii) the Voting Agreement; (iii) the most recently available Annual Reports to Shareholders and Annual Reports on Forms 10-K and 10-KSB of AMSERV and STAR; (iv) certain interim reports to shareholders and Quarterly Reports on Forms 10-Q and 10-QSB of AMSERV and STAR; (v) certain other communications from AMSERV and STAR to their shareholders; and (vi) certain internal financial analyses and forecasts of AMSERV and STAR prepared by their managements. Batchelder also met with the management teams of both STAR and AMSERV to discuss their respective businesses and business prospects. Batchelder assumed that all financial projections provided by STAR and AMSERV were based upon assumptions reflecting the best, currently available estimates and good faith judgments of management as to the future performance of AMSERV and STAR and that the managements of AMSERV and STAR do not have any information or beliefs that would make the projections materially misleading. Batchelder assumed that the operating benefits contemplated by the Merger as reflected in the financial projections provided by AMSERV and STAR will be achieved. In addition, Batchelder reviewed financial information for the pro forma combined company of STAR and AMSERV, compared historical and projected financial and operating performance of STAR and AMSERV with certain other publicly held entities in the health care industry, and reviewed acquisitions and mergers of certain companies in the home health industry for which sufficient data was publicly available. Batchelder determined that the AMSERV shareholders' equity interests in the combined company compared favorably with its contribution and comparable acquisition transaction analyses.

    Because the Merger is a merger of the equity interests of AMSERV and STAR, Batchelder assigned the most weight to the contribution analysis and relatively less weight to comparable public company and comparable acquisition transaction methodologies. Batchelder, however, did not attempt to quantify the weight given to any one factor; rather it made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Batchelder believes that its analyses must be considered as a whole and that considering any portions of such analyses or such factors without considering all analyses and factors could create an incomplete or misleading view of the process Batchelder undertook.

    CONTRIBUTION ANALYSIS. Batchelder analyzed the contribution of each of AMSERV and STAR to, among other things, the revenues, earnings before interest and taxes, depreciation and amortization ("EBITDA"), operating income, net income and book value of the pro forma combined company. This analysis showed, among other things, that for the three fiscal years ended May 31, 1995 for STAR and June 24, 1995 for AMSERV, STAR averaged an historical contribution to the pro forma combined company of approximately 73% of revenues and 82% of EBITDA. For fiscal 1995, STAR contributed approximately 70% of revenues, 79% of EBITDA, 99% of operating income, 96% of pre-tax income and 93% of net income (excluding discontinued operations and effects of accounting changes) of the combined company. For the two years prior to fiscal 1995, AMSERV had negative average operating income, pre-tax income and net income before discontinued operations of $193,000, $110,000 and $68,000, respectively. During this two-year period, STAR had positive average operating income of approximately $540,000, pre-tax income of $555,000 and net income before accounting changes of $313,000.

    Batchelder's analysis showed that for the first half of fiscal 1996, AMSERV contributed 34% of net income of the combined company. In addition, based upon the internal projections prepared by AMSERV and STAR in the normal course of operating their respective businesses and without taking into account any operating benefits from the Merger, AMSERV would contribute 37% of the projected fiscal 1996 net income of the combined company. Based upon the relative book values at the end of the first quarter of fiscal 1996 for each company, Batchelder's analysis showed AMSERV would contribute 35% of the book value of the combined companies.

    The Merger Agreement provides for a share ownership ratio pursuant to which AMSERV shareholders will receive approximately 33.5% of the equity of the pro forma combined company. AMSERV shareholders' equity ownership interest in the combined company exceeded AMSERV's average relative contributions to historical revenues, EBITDA, operating income, pre-tax income and net income of the combined company for fiscal years 1993, 1994 and 1995. The AMSERV shareholders' relative equity interest would be below AMSERV's relative contribution to the book value of the combined company as of the end of the first quarter of fiscal 1996, and the AMSERV shareholders' equity interest in the combined company would be slightly below AMSERV's relative contribution to net income for the first half of fiscal 1996. Batchelder, however, noted that the net income contribution of AMSERV for the first half of fiscal 1996 and projected fiscal 1996 of 34% and 37%, respectively, did not include contemplated operating benefits from the Merger.

    COMPARABLE PUBLIC COMPANY METHODOLOGY. Batchelder compared the historical and projected financial and operating performances of STAR and AMSERV with certain other publicly held entities in the health care industry. Such publicly held entities included Caretenders Healthcorp., Healthdyne, Inc., Hooper Holmes, Inc., Hospital Staffing Services, Inc., In Home Health, Inc., Medical Innovations, Inc., Pediatric Services of America, Inc., Staff Builders, Inc., The Care Group, Inc., Transworld Home Healthcare, Inc., and U.S. Homecare Corporation. Batchelder examined certain measures of the comparable companies' historical and projected financial performance, financial position and historical stock price. Using this information, Batchelder compared shares of AMSERV Common Stock to those of AMSERV's peers in the health care industry in terms of their relation to certain per share measures and other financial indicators. Batchelder advised the AMSERV Board that there are no companies directly comparable to AMSERV and that its analysis had to be considered in light of that qualification.

    Five of the eleven comparable companies had publicly available estimated earnings per share for 1995 and 1996. These companies were Healthdyne, Inc., Hooper Holmes, Inc., In Home Health Inc., Pediatric Services of America, Inc. and Staff Builders, Inc. Batchelder did not rely on Healthdyne, Inc.'s estimated earnings per share in its analysis because Healthdyne's multiple for 1995, 218.8x, fell significantly outside the range of multiples for the other four companies. Batchelder used the four remaining companies' estimates to derive forward price-earnings multiples for such companies. These multiples were 35.6x for 1995 and 15.2x for 1996 for Hooper Holmes, Inc., 22.5x for 1995 and 13.2x for 1996 for In Home Health, Inc., 19.3x for 1995 and 15.6x for 1996 for Pediatric Services of America, Inc. and 11.4x for 1995 and 8.5x for 1996 for Staff Builders, Inc. Batchelder noted that Hooper Holmes' 1996 earnings estimate was 235% of its 1995 earnings estimate, and that its 1996 price-earnings multiple was relatively more comparable to the other companies' 1996 multiples. Therefore, Batchelder excluded from its analysis Hooper Holmes' 1995 price-earnings multiple.

    Using this data, Batchelder multiplied AMSERV's and STAR's estimated 1996 net income by price-earnings multiples ranging from 8.5 to 22.5 times earnings and derived estimated relative equity market valuations for AMSERV and STAR of $5.066 million and $8.781 million, respectively, in the low case and $13.410 million and $23.243 million, respectively, in the high case. Both of these relative value analyses result in an implied share ownership ratio of 37% for AMSERV shareholders. Batchelder noted that its comparable public company analysis did not include contemplated operating benefits from the Merger.

    In applying its comparable public company methodology, Batchelder relied on its professional judgment in reviewing and considering differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and their business segments. Batchelder noted that the methodology should have the same result as the contribution analysis of estimated 1996 income because it is a strictly arithmetic exercise using the same estimates of net income.

    COMPARABLE ACQUISITION TRANSACTION METHODOLOGY. As a supporting analysis, but not as a primary indication of fairness, Batchelder reviewed acquisitions and mergers of certain companies in the home health industry for which sufficient data upon which to base an analysis was publicly available. Transactions reviewed included the merger of Homedco Group, Inc. with Abbey Healthcare Group, Inc. to form Apria Healthcare; the acquisition of Adia Services, Inc. by Adia SA; the acquisition of IntegraCare, Inc. by Integrated Health Service; and the merger of Salick Health Care, Inc. with Zeneca Group PLC.

    Of these four transactions, only one, the acquisition of IntegraCare, Inc., was reasonably comparable to the Merger based upon the size of the transaction. Based upon the financial information which was available to Batchelder with respect to the IntegraCare, Inc. transaction, Batchelder applied the multiple of acquisition price to EBITDA of 10.6x and the multiple of acquisition price to net income of 17.4x in the IntegraCare transaction to AMSERV's 1995 EBITDA and net income to derive implied values of $4.54 million and $0.90 million respectively, for the equity of AMSERV. Batchelder derived implied share ownership ratios of 17.23% and 3.43% by comparing the implied values for the equity of AMSERV to the $8.83 million value of

AMSERV implied by the Exchange Ratio of 0.4090 and the average price per share for STAR Common Stock for the thirty days ending February 8, 1996 of $6 5/8. This comparison indicated that the AMSERV shareholders' receipt of approximately 33.5% of the combined company's common stock was favorable to AMSERV shareholders. Batchelder noted that multiples derived from this transaction supported its opinion that the Merger is fair, but also said that it was inappropriate to draw any conclusions based upon only one transaction. (A similar analysis using the median multiples of the four transactions reviewed resulted in implied share ownership ratios of 16.09% and 4.39%.)

    Batchelder proceeded to derive implied EBIDTA and earnings multiples for AMSERV using the $8.83 million implied value of AMSERV and AMSERV's 1995 and estimated 1996 EBIDTA and net income. The EBITDA multiples derived from this analysis were 20.7x and 7.9x, respectively, for 1995 and estimated 1996, and the net income multiples were 169.8x and 14.8x, respectively, for 1995 and estimated 1996. Batchelder then compared the multiples it had derived to the same multiples for the most recent fiscal year EBITDA and net income for the four transactions listed above. The mean and median EBITDA multiples were 9.1x and 9.9x, respectively, and the mean and median earnings multiples were 37.1x and 22.3x, respectively. The EBITDA multiples ranged from 6.4x to 12.0x and the earnings multiples ranged from 17.4x to 68.1x. Batchelder noted that AMSERV's 1995 multiples compared directly with the comparable transaction multiples because both sets of multiples were derived using trailing financial data. As a result, Batchelder placed substantially more weight on the 1995 multiples than on AMSERV's 1996 multiples.

    The summary of Batchelder's analysis set forth above does not purport to be a complete description of the analysis performed by Batchelder. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and therefore, such analyses are not readily susceptible to summary description. Batchelder notes its belief that its analyses must be considered as a whole and that selecting portions of its analyses and of the other factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its opinion. In its analyses, Batchelder made certain assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AMSERV or STAR. Any estimates contained therein are not necessarily indicative of actual values, which may vary significantly. Estimates of the relative financial values of STAR and AMSERV do not purport to be appraisals or necessarily reflect the prices of AMSERV Common Stock and STAR Common Stock upon consummation of the Merger, which may differ from their recent trading prices. Because such matters are inherently uncertain, none of AMSERV, STAR, Batchelder or any other person assumes any responsibility for such matters. Batchelder's opinion and its financial analyses were among several factors considered by the Board of Directors of AMSERV in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of AMSERV with respect to the proposed Merger.

    Batchelder is an investment banking firm engaged in, among other things, the valuation of businesses in connection with mergers and acquisitions. AMSERV's Board selected Batchelder as its financial advisor based upon the recommendation of AMSERV's outside legal counsel and because Batchelder is a nationally recognized investment banking firm and the principals of Batchelder have substantial experience in transactions similar to the Merger and are familiar with AMSERV and its business. Batchelder had not previously rendered services or engaged in any transaction with AMSERV or its affiliates.

    Pursuant to the terms of an engagement letter dated April 1, 1995, AMSERV agreed to pay Batchelder $200,000 for acting as financial advisor to AMSERV in connection with the various transactions considered by AMSERV. AMSERV has also agreed to reimburse Batchelder for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, up to $10,000 and to indemnify Batchelder and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. In addition, pursuant to the terms of a subsequent engagement letter dated September 1, 1995, AMSERV also agreed to pay Batchelder an additional $250,000 subject to the consummation of the Merger. No additional fees will be paid to Batchelder in connection with the Merger. Because the engagement letter, dated September 1, 1995, between AMSERV and Batchelder provides for separate consideration to Batchelder for rendering its fairness opinion and given the fact that a portion of Batchelder's fee is contingent upon completion of the Merger, Batchelder arguably has a conflict of interest in rendering a fairness opinion on the terms of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    As indicated, the following sets forth Latham & Watkins' (counsel to AMSERV) opinion as to the material federal income tax consequences of the Merger to holders of AMSERV Common Stock who hold their shares as capital assets. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice. It does not address all aspects of federal income taxation that may be relevant to particular AMSERV shareholders in light of their personal investment circumstances, or to certain types of shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign persons, and shareholders who acquired AMSERV Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the conversion of AMSERV Options into options to purchase shares of STAR Common Stock pursuant to the Merger. This discussion also does not address the state, local or foreign tax consequences of the Merger. There can be no assurance that the Internal Revenue Service will not take a contrary view to those expressed herein. No rulings have been or will be requested from the Internal Revenue Service with respect to the tax consequences of the Merger. Moreover, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.

    HOLDERS OF SHARES OF AMSERV COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

    Assuming the Merger is consummated at the Effective Time pursuant to the terms of the Merger Agreement, Latham & Watkins is of the opinion (and, at the Effective Time, will issue its opinion to AMSERV) that the Merger will qualify as a tax-free reorganization under Section 368(a)(1) of the Code and that no gain or loss will be recognized by a holder whose shares of AMSERV Common Stock are converted into and exchanged for shares of STAR Common Stock (with the possible exception of shares of AMSERV Common Stock acquired by a holder pursuant to an employee stock option plan or other compensation agreement in anticipation of the Merger and except to the extent of any cash received in lieu of fractional shares of STAR Common Stock). In addition, Latham & Watkins is of the opinion that as a result of the Merger: (i) each holder of AMSERV Common Stock receiving cash in lieu of a fractional share of STAR Common Stock will be treated for federal income tax purposes as having received such fractional share interest and as having sold it for the cash received, and will recognize capital gain or loss (long- or short-term depending on whether the holder's holding period is more or less than 12 months) equal to the difference between the amount of cash received and the portion of that holder's basis in the shares of AMSERV Common Stock deemed exchanged for the fractional share interest; (ii) the tax basis of the STAR Common Stock received by the holders of AMSERV Common Stock will be equal to the basis of the AMSERV Common Stock exchanged therefor (except for the basis attributable to any fractional share interest in STAR Common Stock); and (iii) the holding period of the STAR Common Stock received by the holders of AMSERV Common Stock will include the holding period of the AMSERV Common Stock surrendered in exchange therefor.

    Latham & Watkins' opinion is based on the accuracy of certain representations that it will receive from STAR and AMSERV at the Effective Time, including the following: (i) the Merger will be consummated in accordance with the Merger Agreement; (ii) following the Merger, AMSERV will continue its historic business or use a significant portion of its historic business assets in a business; and (iii) the management of

AMSERV knows of no plan or intention on the part of the AMSERV shareholders to dispose of a number of shares of STAR Common Stock received in the Merger that would reduce the AMSERV shareholders' ownership of STAR Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of AMSERV as of the same date.

    If the Merger were not to constitute a reorganization under Section 368(a)(1) of the Code, each holder of AMSERV Common Stock would recognize gain or loss equal to the difference between the fair market value of the STAR Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of AMSERV Common Stock exchanged therefor. Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

    OFFICERS AND DIRECTORS OF AMSERV. Certain members of AMSERV's management and AMSERV's Board have certain interests in the Merger that are in addition to and may conflict with the interests of shareholders of AMSERV generally. AMSERV's Board was aware of and discussed these interests in connection with its consideration and approval of the Merger Agreement. In fact, Mr. Mora abstained from voting on the Original Merger Agreement, and later abstained from voting on the Amendment, due to the expected assumption by STAR of the provisions set forth in the Mora Agreements. Mr. Katten abstained from voting on the Amendment due to his expected position as a director of STAR following the Merger. In considering the recommendation of the Board in respect of the Merger Agreement and the transactions contemplated thereby, AMSERV's shareholders should be aware of these interests which may present actual or potential conflicts of interest with respect to the Merger.

    Under the Merger Agreement, STAR has agreed to honor the provisions set forth in the Mora Agreements. Pursuant to the Mora Employment Agreement, if Mr. Mora is terminated without cause, AMSERV is obligated to pay to Mr. Mora the compensation he earned in the final year of his employment in each of the immediately following five years and transfer to Mr. Mora any individual life insurance policies owned by AMSERV. In fiscal 1995, Mr. Mora's compensation totaled approximately $300,000. See "EXECUTIVE COMPENSATION OF AMSERV." Assuming Mr. Mora is terminated without cause and receives compensation of $300,000 in the final year of his employment, Mr. Mora would be entitled to receive $1,500,000 in the aggregate over the immediately following five years under the Mora Employment Agreement (excluding the value of any individual life insurance policies transferred to Mr. Mora). In the event that such payments are made by STAR pursuant to the Mora Employment Agreement, there can be no assurance that such payments will be deductible for income tax purposes for the full amount thereof. The Mora Employment Agreement includes covenants which restrict Mr. Mora from certain business activities following termination of employment, for a period of one year. The Mora Consulting Agreement provides that Mr. Mora will be retained as a consultant to AMSERV for the two years immediately following termination of his employment for which he will receive $129,200 per year in compensation. In addition, pursuant to a resolution approved by the AMSERV Board, AMSERV is obligated to continue Mr. Mora's health insurance coverage following his retirement.

    The Merger Agreement provides that the parties understand that STAR and Mr. Mora will be discussing possible modifications or amendments to the Mora Agreements. Such modifications or amendments may not be entered into, however, without the mutual agreement of STAR, AMSERV and Mr. Mora and unless such modifications or amendments would not jeopardize the ability of the parties to treat the Merger as a tax free reorganization or to utilize pooling of interest accounting for accounting purposes.

    Leslie Hodge, Secretary and Vice President -- Administration of AMSERV, and Lori Anderson, Treasurer and Controller of AMSERV, are parties to employment agreements with AMSERV which contain severance provisions under which the Merger would constitute a "board approved change in control." As a result, if within 24 months following the consummation of the Merger, Ms. Hodge is terminated without cause or Ms. Hodge terminates her employment for good reason, the combined company will be obligated to (i) pay to Ms. Hodge a lump sum payment equal to 12 months of the highest monthly base salary received by

Ms. Hodge in any one of the past 60 months and (ii) continue Ms. Hodge's benefits for a period of 12 months. Similarly, if within 24 months following the consummation of the Merger, Ms. Anderson is terminated without cause or Ms. Anderson terminates her employment for good reason, the combined company will be obligated to (a) pay to Ms. Anderson a lump sum payment equal to six months of the highest monthly base salary received by Ms. Anderson in any one of the past 60 months and (b) continue Ms. Anderson's benefits for a period of six months. Using the highest monthly base salaries received by each of Ms. Hodge and Ms. Anderson during the last 60 months, Ms. Hodge and Ms. Anderson would be entitled to $69,000 and $23,568, respectively, upon termination without cause or termination by either of them for good reason.

    Pursuant to the AMSERV Stock Option Plan and under the terms of the Merger Agreement, all outstanding AMSERV Options, whether or not vested or exercisable, will become exercisable immediately prior to the Effective Time, will remain outstanding and will be assumed by STAR. The AMSERV Options assumed by STAR will allow their holders to purchase shares of STAR Common Stock pursuant to a conversion ratio based upon the Exchange Ratio. As of July 17, 1996, options to acquire 228,266 shares of AMSERV Common Stock were outstanding under the AMSERV Stock Option Plan. Directors and executive officers of AMSERV held, in the aggregate, non-qualified stock options granted pursuant to the AMSERV Stock Option Plan to purchase 87,691 shares of AMSERV Common Stock at exercise prices ranging from $1.00 to $3.125 per share. The AMSERV directors, including Mr. Mora, Mr. Katten, Mr. Robinton, Mr. Rogers and Mr. Spinelli, held options to purchase 35,000, 12,615, 12,615, 10,961, and 1,500 shares of AMSERV Common
Stock, respectively. In addition, Ms. Hodge and Ms. Anderson held options to purchase 5,000 and 10,000 shares of AMSERV Common Stock, respectively.

    Under the terms of the Merger Agreement, STAR has agreed to insure and guaranty that any provision with respect to indemnification by AMSERV and its subsidiaries existing in favor of any present or former director, officer, employee or agent of AMSERV or an AMSERV subsidiary, set forth in the Certificate of Incorporation or by-laws of AMSERV and its subsidiaries or pursuant to any other agreements (including insurance policies), will survive the Merger, will not be amended, repealed or modified in any manner that would adversely affect an indemnified party, and will continue in full force and effect for a period of at least six years from the effectiveness of the Merger. STAR has agreed to maintain or retain the same level of insurance coverage as currently maintained by AMSERV only (i) if it is available for an annual premium not in excess of 125% of the last annual premium paid by AMSERV or the AMSERV subsidiaries prior to the date of the Merger Agreement, and (ii) for six years after the Effective Time. If such insurance were not available for 125% or less of the amount of the last premium paid by AMSERV or its subsidiaries, STAR would be obligated to purchase as much coverage as possible for an amount not to exceed 125% of the last premium paid by AMSERV or its subsidiaries.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Under Section 262(b) of the DGCL, holders of AMSERV Common Stock are not entitled to dissenters' rights of appraisal in connection with the Merger because, at the AMSERV Record Date, shares of STAR Common Stock were quoted on the Nasdaq National Market. The STAR Common Stock is currently quoted on the Nasdaq National Market.

REGULATORY APPROVALS

    STAR and AMSERV are not aware of any license or regulatory permit which is material to the business of STAR or AMSERV and which is likely to be adversely affected by consummation of the Merger or any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Merger.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon STAR receiving a letter from Holtz Rubenstein & Co., LLP (STAR's auditors) regarding its concurrence with STAR's management's conclusion as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if it is consummated in accordance with the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions of the Merger." Under the pooling of interests accounting method, (i) the recorded historical cost basis of the assets and liabilities of both STAR and AMSERV will be carried forward to the operations of STAR generally at their recorded amounts and (ii) financial statements of STAR issued subsequent to the consummation of the Merger will be restated to include the combined financial position, results of operations and cash flows for STAR and AMSERV for all periods presented therein. Certain events, including certain transactions with respect to STAR
Common Stock or AMSERV Common Stock by affiliates of STAR or AMSERV, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. See "THE MERGER -- Resale Restrictions."

RESALE RESTRICTIONS

    All shares of STAR Common Stock received by AMSERV shareholders in the Merger will be freely transferable, except that shares of STAR Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of STAR or AMSERV prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of STAR or as otherwise permitted under the Securities
Act). Persons who may be deemed to be affiliates of STAR or AMSERV generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires AMSERV to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of his or her shares of STAR Common Stock until such time as financial results covering at least 30 days of combined operations of the surviving entity and STAR have been published by STAR, either by issuance of a quarterly earnings report, an effective registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q, or 8-K or any other public filing or announcement which includes such information.

                              THE MERGER AGREEMENT

    THE DETAILED TERMS AND CONDITIONS TO THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT, WHICH IS INCLUDED IN FULL AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE MERGER AGREEMENT.

THE MERGER

    Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into AMSERV and thereupon the separate existence of Merger Sub will cease and AMSERV will become a wholly-owned subsidiary of STAR. The Merger will have effects specified in the DGCL.

EFFECTIVE TIME OF THE MERGER

    Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, STAR and AMSERV will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware. The Merger will become effective upon the filing of the Certificate of Merger or at such later time as STAR and AMSERV have agreed upon and designated in such filing as the Effective Time.

CONVERSION OF SECURITIES

    Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of AMSERV Common Stock, other than shares of AMSERV Common Stock owned of record by STAR and shares of AMSERV Common Stock that are owned by AMSERV as treasury stock, will be converted into the right to receive 0.4090 shares of STAR Common Stock. STAR Common Stock is quoted on the Nasdaq National Market under the symbol "SMCS." All shares of AMSERV Common Stock converted in the Merger will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive, without interest, shares of STAR Common Stock upon surrender of such certificate and cash in lieu of fractional shares of STAR Common Stock.

    The issued and outstanding shares of common stock of Merger Sub will be converted into shares of AMSERV, all of which will be owned by STAR.

TREATMENT OF STOCK OPTIONS

    Pursuant to the AMSERV Stock Option Plan and under the terms of the Merger Agreement, all outstanding AMSERV Options, whether or not vested or exercisable, will become exercisable immediately prior to the Effective Time, will remain outstanding and will be assumed by STAR. Thereafter, the material terms and conditions pursuant to which such options will be exercisable will be the same as under the assumed AMSERV Option and the applicable option agreement issued thereunder, except that (i) the number of shares of STAR Common Stock subject to each AMSERV Option will be determined by multiplying the number of shares of AMSERV Common Stock subject to the AMSERV Option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the next whole share and (ii) the per share exercise price will be determined by dividing the per share exercise price in effect immediately prior to the Effective Time under the AMSERV Option by the Exchange Ratio. Approval of the Merger Agreement by the shareholders of STAR will constitute shareholder approval of the assumption by STAR of the AMSERV Stock Option Plan under which AMSERV Options were granted.

EXCHANGE OF CERTIFICATES

    As of the Effective Time, STAR will deposit with Continental Stock Transfer & Trust Company, as exchange agent for the AMSERV Common Stock (the "Exchange Agent"), for the benefit of the holders of shares of AMSERV Common Stock, for exchange in accordance with the Merger Agreement, certificates representing the shares of STAR Common Stock to be issued in exchange for certificates that represented shares of AMSERV Common Stock immediately prior to the Effective Time.

    As soon as practicable after the Effective Time, STAR will cause the Exchange Agent to send a notice and transmittal form to each holder of record of AMSERV Common Stock immediately prior to the Effective Time to be used by such holders in forwarding their certificates representing such shares
("Certificates") and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of STAR Common Stock and cash in lieu of fractional shares.

AMSERV SHAREHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A NOTICE AND TRANSMITTAL FORM FROM THE EXCHANGE AGENT.

    No fractional shares of STAR Common Stock will be issued in the Merger and any holder of shares of AMSERV Common Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to such holder's proportionate interest in the net proceeds from the Exchange Agent's sale in the open market of the aggregate fractional shares of STAR Common Stock issuable in the Merger.

    No dividends or other distributions declared after the Effective Time on STAR Common Stock will be paid to the holder of any shares represented by a Certificate until such Certificate is surrendered for exchange. Subject to the effect of applicable laws, following surrender of any such Certificates, there will be paid to the holder of the Certificates representing whole shares of STAR Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of STAR and the amount of dividends or other distributions with a record date after the Effective Time therefor payable with respect to such whole shares of STAR Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and a payment date subsequent to surrender, payable with respect to such whole shares of STAR Common Stock.

    After the close of business on the day prior to the date of the Effective Time, there will be no transfers on the transfer books of AMSERV of shares of AMSERV Common Stock which were outstanding immediately prior to the Effective Time.

    In the event any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by STAR, the posting by such person of a bond in such amount, form and with such surety as STAR may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of STAR Common Stock and cash in lieu of fractional shares (and unpaid dividends and distributions) in respect of such Certificate.

TREATMENT OF AMSERV CLASS B PREFERRED

    The Merger Agreement provides that the AMSERV Class B Preferred shall not be converted into any other security in connection with the Merger. Pursuant to the terms of the Class B Certificate, upon a change in control of AMSERV (such as the Merger) any holder of AMSERV Class B Preferred then outstanding may request that AMSERV redeem all, but not less than all, of the AMSERV Class B Preferred at a redemption price of $2.625 per share in cash (the "Redemption Price"). The Redemption Price with respect to the 130,071 shares of AMSERV Class B Preferred currently outstanding totals $341,436 in the aggregate. Following consummation of the Merger, STAR will become obligated to pay such amount in the event any holder of AMSERV Class B Preferred exercises its redemption rights. STAR expects that the cash and cash equivalents of AMSERV will be sufficient to meet this obligation, when it arises.

    The Class B Certificate also provides that AMSERV may at any time redeem all, but not less than all, of the outstanding shares of AMSERV Class B Preferred at the Redemption Price. Pursuant to the Merger Agreement, however, AMSERV has agreed that it will not redeem, retire or purchase such shares except as required by the Class B Certificate. It is the intention of the parties that following the approval of the Merger by the respective shareholders of STAR and AMSERV, but prior to the consummation of the Merger, STAR will waive this restriction on the redemption of the AMSERV Class B Preferred and AMSERV will redeem all outstanding shares of AMSERV Class B Preferred.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties relating to, among other things, each of STAR's and AMSERV's: (i) organization and similar corporate matters; (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iii) capital structure and the ownership of their respective subsidiaries; (iv) other material investment interests; (v) conflicts under certificates of incorporation or by-laws or comparable organizational documents, required consents and approvals, and breaches of material contracts; (vi) compliance with material laws and regulations; (vii) documents filed by each of STAR and AMSERV with the Commission and the accuracy of information contained therein; (viii) litigation;
(ix) absence of certain material changes; (x) tax matters; (xi) employee benefit plans; (xii) labor matters; (xiii) absence of actions preventing the accounting for the Merger as a pooling of interests; (xiv) the use of brokers in arranging the Merger; (xv) related party transactions; and (xvi) undisclosed material liabilities.

COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

    AMSERV has agreed (and  has agreed to cause  its subsidiaries), among  other things, prior to the Effective Time, unless STAR agrees in writing or as otherwise required to consummate the transactions contemplated by the Merger Agreement, (i) to conduct its operations only according to their ordinary course, consistent in all material respects with past practice, and (ii) to use all reasonable efforts, and to cause its subsidiaries to use all reasonable efforts, to preserve substantially intact their respective business organizations, keep available the services of their present officers, employees and consultants and preserve their present relationships with those persons having significant business relationships with them. In addition, AMSERV has also agreed among other things, prior to the Effective Time, unless STAR agrees in writing or as otherwise required to consummate the transactions contemplated by the Merger Agreement, that AMSERV shall not: (i) amend its charter or bylaws;
(ii) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of AMSERV except that AMSERV may issue shares of AMSERV Common Stock upon the exercise of stock options outstanding on the date of the Merger Agreement, (iii) other than in the ordinary course of business and consistent with past practice, incur any material indebtedness for borrowed money, (iv) waive, release, grant or transfer any rights of material value, (v) merge or consolidate with any person or adopt a plan of liquidation or dissolution, (vi) acquire, propose to acquire or enter into an agreement to acquire any assets, stock or other interests of a third party, (vii) transfer, lease, license, sell or dispose of a material portion of assets or any material assets, (viii) permit any material revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (ix) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles or (x) mortgage or pledge any of its assets or properties or subject any of its assets or properties to any material liens, charges, encumbrances, imperfections of title, security interests, options or rights or claims of others with respect thereto.

    AMSERV has agreed that neither it nor any subsidiary will, directly or indirectly: (i) increase the cash compensation payable or to become payable by it to any of its employees, officers, consultants or directors; provided that AMSERV or any subsidiary may increase the cash compensation payable to non-officer employees to the extent consistent with past practice and in no event to a rate of total annual compensation for any individual that would increase such individual's rate of total annual compensation by more than five percent (5%) over such individual's current such rate; (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of AMSERV or any subsidiary; (iii) enter into or amend any employment or consulting agreement; or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of AMSERV or any subsidiary.

    In addition, AMSERV has agreed that neither it nor any subsidiary will: (i) directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices; (ii) take any action which would interfere with the abilities of the parties to account for the Merger as a pooling of interests; or (iii) authorize or enter into any agreement to do any of the things described above.

NEGOTIATIONS WITH OTHERS

    The Merger Agreement provides that, prior to the Effective Time, AMSERV will not, and will cause each of its officers, directors, employees, agents, legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of AMSERV's business and properties or a substantial amount of AMSERV's equity securities or debt securities whether by purchase, merger, purchase of assets, tender offer, exchange offer, business combination or otherwise (a "Third Party Transaction").
 AMSERV and its subsidiaries have
agreed that they will not and will cause their respective officers, directors, legal and financial advisors, agents and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect a Third Party Transaction involving any other person unless AMSERV shall have received an unsolicited written offer to effect a Third Party Transaction and the Board of Directors of AMSERV determines in good faith upon the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such information is required to be provided to or such discussions or negotiations are required to be undertaken with the person submitting such Third Party Transaction.

    Prior to the Effective Time, AMSERV will promptly communicate to STAR the terms of any Third Party Transaction which it may receive and will keep STAR informed as to the status of any actions, including negotiations or discussions, taken pursuant to the immediately preceding sentence. As soon as practicable following the Effective Time, AMSERV will promptly request that each person who has executed a confidentiality agreement in connection with its consideration of a Third Party Transaction return all confidential information furnished to such person by or on behalf of AMSERV.

MANAGEMENT AFTER THE MERGER

    After the Effective Time, AMSERV will be a wholly-owned subsidiary of STAR. AMSERV's Board of Directors will be filled by individuals designated by STAR, and STAR's Chief Executive Officer and President will replace Eugene J. Mora as Chief Executive Officer and President of AMSERV.

CONDITIONS OF THE MERGER

    The respective obligations of STAR and AMSERV to consummate the Merger are subject to the fulfillment of certain conditions, certain of which may be waived by the mutual consent of AMSERV and STAR, including, without limitation, the following: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of STAR and AMSERV entitled to vote thereon; (ii) neither STAR nor AMSERV shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by the Merger Agreement; (iii) the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, shall have become effective and no stop order with respect thereto shall be in effect; (iv) all necessary approvals under state securities laws relating to the issuance or trading of the STAR Common Stock to be issued in connection with the Merger shall have been received; (v) STAR shall have received a letter from Holtz Rubenstein & Co., LLP, regarding that firm's conclusion that the Merger qualifies for pooling of interests accounting under generally accepted accounting practices; (vi) the shares of STAR Common Stock issuable to the holders of the AMSERV Common Stock and the AMSERV Options shall be authorized for listing on the Nasdaq National Market; and (vii) AMSERV shall have received the opinion of Latham & Watkins, addressed to AMSERV, that among other things the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that STAR, AMSERV and Merger Sub will each be a party to that reorganization within the meaning of
Section 368(b) of the Code. There is currently no intention on the part of either AMSERV or STAR to waive any of the conditions set out above, including without limitation (v) and (vii). In the event that the conditions set forth in
(v) or (vii) above were to be waived, STAR would file a post-effective amendment to the Registration Statement and both STAR and AMSERV would resolicit their respective shareholders regarding their approval and adoption of the Merger Agreement.

    The obligations of each of STAR and AMSERV to effect the Merger also are subject to the fulfillment or waiver by the other party prior to the Effective Time of certain conditions including, without limitation, the following: (i) the other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed by it and the representations and warranties of the other party contained in the Merger Agreement shall be true and correct (other than representations made as of a particular time); and (ii) from the date of the Merger Agreement through the Effective Time, there will not have occurred any change in the financial condition, business, properties, or results of operations or prospects of the other party that would have a material adverse effect on such other party and its subsidiaries, taken as a whole.

TERMINATION

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after approval by the shareholders of STAR and AMSERV:

        (a) by the mutual consent of STAR and AMSERV;

        (b) by either AMSERV or STAR, if (i) the Merger has not been consummated by September 15, 1996; (ii) the approval of STAR's shareholders or AMSERV's shareholders has not been obtained at a meeting duly convened therefor or at any adjournment thereof, or (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action has become final and non-appealable;

        (c) by AMSERV, at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of AMSERV, by action of the AMSERV Board of Directors, if (i) a Third Party Transaction has been proposed and the AMSERV Board determines in good faith upon the advice of outside legal counsel that termination is required to comply with its fiduciary duties; (ii) there has been a breach by STAR or Merger Sub of any representation or warranty contained in the Merger Agreement which would have a material adverse effect on AMSERV; or (iii) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of STAR, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AMSERV to STAR; or

        (d) by STAR at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of STAR, by action of the STAR Board of Directors, if (i) there has been a breach by AMSERV of any representation or warranty contained in the Merger Agreement which would have a material adverse effect on STAR; (ii) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of AMSERV, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by STAR to AMSERV; or (iii) the AMSERV Board of Directors has modified or withdrawn its determination that the Merger is fair to and in the best interests of AMSERV's shareholders or its approval or recommendation of the Merger Agreement or the Merger in any event due to the existence of a Third Party Transaction.

EFFECT OF TERMINATION AND ABANDONMENT

    If (i) AMSERV terminates the Merger Agreement in favor of a Third Party Transaction or (ii) STAR terminates the Merger Agreement pursuant to the events discussed in clause (iii) of paragraph (d) above, then, within ten days following such termination, AMSERV will pay STAR a fee of $250,000, plus reasonable out-of-pocket fees and expenses up to $200,000, which amount shall be payable by wire transfer of same day funds.

AMENDMENT AND WAIVER

    Subject to applicable law, (a) the Merger Agreement may be amended at any time by action taken by the respective Boards of Directors of the parties, and
(b) the parties, by action taken by their respective Boards of Directors, may, at any time prior to the Effective Time, extend the time for performance of any obligation or action required of the other party under the Merger Agreement, may waive inaccuracies in representations and warranties made in the Merger Agreement and any document delivered pursuant thereto and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement. Any such amendment or waiver will only be valid if set forth in a written instrument signed on behalf of each of the parties to the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions of the Merger."

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
                       COMPARISON OF RIGHTS OF HOLDERS OF
                   AMSERV COMMON STOCK AND STAR COMMON STOCK

GENERAL

    As a result of the Merger, holders of AMSERV Common Stock will become shareholders of STAR, and the rights of such former AMSERV shareholders will thereafter be governed by the STAR Certificate of Incorporation (the "STAR Charter") and the STAR by-laws (the "STAR By-laws") and the laws of New York. The rights of the holders of AMSERV Common Stock are presently governed by the AMSERV Certificate of Incorporation (the "AMSERV Charter") and the AMSERV by-laws (the "AMSERV By-laws") and the laws of Delaware. The following summary, which does not purport to be a complete statement of the differences between the rights of the shareholders of STAR and the shareholders of AMSERV, is an explanation of the material differences between the AMSERV Common Stock and STAR Common Stock resulting from the differences between the STAR Charter and the AMSERV Charter, the STAR By-laws and the AMSERV By-laws and New York and Delaware law. This summary is qualified in its entirety by reference to the full text of each of such documents and the applicable state statutes.

VOTING RIGHTS

GENERALLY

    Each holder of AMSERV Common Stock is entitled to one vote for each share held by such holder on all matters upon which holders of AMSERV Common Stock are entitled or afforded the opportunity to vote. Except where the DGCL prescribes a higher vote, to be effective, corporate action taken by vote of shareholders of a Delaware corporation must be authorized by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

    Each shareholder of record of STAR Common Stock is entitled to one vote for every share of such stock, subject only to the voting rights granted to the holders of STAR Cumulative Preferred Stock upon default in dividends thereon. Except as otherwise provided by law, whenever any corporate action other than the election of directors is to be taken by vote of the shareholders of STAR, it must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

ELECTION OF DIRECTORS

    The AMSERV Charter provides that the number of directors shall be fixed in the AMSERV By-laws, which provides that the number cannot be less than four nor more than nine. The number of directors of AMSERV is currently fixed at five. Directors are elected at a meeting of shareholders by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

    The STAR Charter mandates that STAR have not less than three directors.

APPROVAL OF CERTAIN TRANSACTIONS

    The DGCL generally requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon for the approval of any merger or consolidation. Unless required by the certificate of incorporation, no shareholder approval is required for certain mergers in which (i) there is no amendment to the certificate of incorporation of a corporation, (ii) each share of stock of such corporation is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock will be issued or delivered in connection with the merger or the unissued shares or treasury shares of stock of the surviving corporation to be issued or delivered in connection with the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered in connection with the merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

    The New York Business Corporation Law (the "NYBCL") requires the affirmative vote of two-thirds of all outstanding shares entitled to vote thereon to effect a merger, a consolidation, a share exchange or the sale, lease or disposition of all or substantially all of a corporation's assets. Notwithstanding any provision in the certificate of incorporation, the holders of shares of a class or series are entitled to vote as a class if the proposed transaction contains any provision which, if contained in an amendment to the certificate of incorporation, would entitle the holder of shares of such class or series to vote as a class thereon; in such a case, in addition to the required two-thirds vote of all outstanding shares, the merger must be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series. The NYBCL does not contain a provision for mergers (other than those between a corporation and its 90% or more owned subsidiary) without the approval of shareholders similar to that in the DGCL.

    Because the Merger is structured as a merger of two Delaware corporations, the two-thirds affirmative vote requirement and the other procedures under New York law described in the preceding paragraph do not apply to STAR in connection with the Merger.

    Accordingly, as opposed to the DGCL, the NYBCL would make approval of a merger, a consolidation, a share exchange or the sale, lease or disposition of all or substantially all of a corporation's assets more difficult to obtain.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

    Under both Delaware and New York law, amendments to a certificate of incorporation may be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon. Both states also provide for approval by vote of the holders of a majority of outstanding shares of a particular class of stock in certain circumstances.

SPECIAL MEETINGS

    Under both Delaware and New York law, special meetings of shareholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or by-laws. In addition, Delaware law provides that, if an annual meeting is not held within 30 days of the date designated for such a meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any shareholder or director. Under New York law, if there is a failure to elect a sufficient number of directors to conduct the business of the corporation for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders or for a period of 13 months after the last annual meeting, the board of directors will call a special meeting for the election of directors. If the board fails to do so within 14 days of the expiration of such period or if it is so called but such directors are not elected within two months, holders of 10% of the shares entitled to vote in an election of directors may demand the call of a special meeting for an election of directors.

    Therefore, in comparison to Delaware law, New York law will make calling a special meeting a more difficult process for shareholders because of the 10% of shareholders requirement and other procedures under New York law described above.

SHAREHOLDERS' ACTION WITHOUT A MEETING

    The DGCL provides that shareholders may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. The AMSERV Charter contains no provision limiting the right to act by written consent. Prompt notice of the taking of any action by less than unanimous consent must be given to shareholders who did not consent to such action. The NYBCL, however, provides that shareholders may take any action without a meeting by written consent only if such consent is signed by the holders of all outstanding shares entitled to vote thereon, unless otherwise provided in the certificate of incorporation. The STAR Charter contains no provision altering the provisions of the statute.

    Therefore, shareholders will find it more difficult to take any action without a meeting under the more restrictive NYBCL requirement that a written consent be signed by the holders of all of the shares entitled to vote.

PREEMPTIVE RIGHTS

    The DGCL allows for, but does not require, the grant of preemptive rights in a company's certificate of incorporation. Neither the AMSERV Charter nor the AMSERV By-laws provide preemptive rights to the holders of capital stock. The NYBCL provides, subject to certain exceptions, preemptive rights to shareholders upon an issuance of securities which would adversely affect certain specified interests of such shareholders, provided that the certificate of incorporation may provide otherwise. The STAR Charter states that no holders of shares of STAR of any class or series, now or hereafter authorized, shall have any preemptive rights.

    Therefore, shareholders are not entitled to receive preemptive rights under either Delaware or New York law.

DIVIDENDS

    Subject to any restrictions in a corporation's certificate of incorporation (which the AMSERV Charter does not include), the DGCL generally provides that the directors of a corporation may declare and pay dividends out of surplus (defined as the excess, if any, of the net assets over capital (defined as the aggregate par value of the outstanding stock, if par value stock, plus or minus any amount added or subtracted by resolution of the board, but in no event less than the aggregate par value)) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

    Under the NYBCL, a corporation may declare and pay dividends on its outstanding shares except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. In general, dividends may be declared or paid out of surplus only. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it must be accompanied by a written notice disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or, if such amounts are not yet determinable, disclosing the approximate effect of such dividend on stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

    Accordingly, although both Delaware and New York law will allow for a dividend to be declared, the NYBCL has heightened disclosure requirements with regards to a dividend paid out from sources other than surplus.

STOCK REPURCHASES

    The DGCL permits a corporation to repurchase or redeem its shares, except that a corporation may not do so when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation. A purchase or redemption out of capital of shares which are entitled upon any distribution of the corporation's assets, whether by dividend or liquidation, to a preference over another class or series of its stock, is permitted if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with Delaware law.

    Under the NYBCL, a corporation may, subject to restriction imposed by law or its certificate of incorporation, repurchase or redeem its shares out of surplus except when the corporation is insolvent or would thereby be made insolvent. A corporation may repurchase its shares out of stated capital (with the foregoing exception) if the purchase is made for the purpose of (i) eliminating fractions of shares, (ii) collecting or compromising indebtedness to the corporation or
(iii) paying shareholders the fair value of their shares in connection with the exercise of statutory appraisal rights.

    Accordingly, although both the DGCL and the NYBCL will allow a corporation to repurchase or redeem its shares from surplus, New York law is more restrictive regarding the use of stated capital for such purchases or redemptions in that the corporation must comply with the above stated purposes.

ISSUANCE OF RIGHTS OR OPTIONS TO PURCHASE SHARES TO DIRECTORS, OFFICERS AND EMPLOYEES

    The DGCL permits any corporation, either in its certificate of incorporation or by resolution of the board of directors, to create rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. The NYBCL requires that the issuance to officers, directors or employees of rights or options to purchase shares be authorized by a majority of all outstanding shares entitled to vote thereon, or authorized by and consistent with a plan adopted by such vote of shareholders. In the absence of preemptive rights, such authorization is not required in New York for the issuance of rights or options in substitution for or upon the assumption of rights or options of a corporation with which the issuing corporation is merging or consolidating.

    Accordingly, under the NYBCL it is more difficult to issue to officers, directors or employees rights or options to purchase shares than it would otherwise be under the DGCL.

LOANS TO DIRECTORS

    The DGCL permits any corporation to lend money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. Under New York law, any loan made by the corporation to any director must be authorized by a vote of the shareholders. For purposes of this authorization, the shares held by the director who would be the borrower are not entitled to vote.

    Therefore, under New York law, loans to directors will be more difficult to obtain than under Delaware law because New York requires a shareholder vote whereas Delaware relies solely on the directors' judgment.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    Both the DGCL and the NYBCL provide that a corporation's board of directors may be divided into classes with staggered terms of offices. Neither the AMSERV Charter or the AMSERV By-laws nor the STAR Charter or the STAR By-laws provide for a classified board.

DUTIES OF DIRECTORS

    The NYBCL specifically permits a board of directors to consider constituencies other than the holders of a corporation's capital stock and to consider both the long-term and short-term interests of the corporation and such constituencies when taking any action, including action taken in connection with a change or potential change in the control of the corporation. The NYBCL permits directors to consider the effect that a corporation's action may have in the short-term and the long-term upon (i) potential growth, development, productivity and profitability of the corporation; (ii) current employees; (iii) retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from the corporation; (iv) the corporation's customers and creditors; and (v) the ability of the corporation to provide continuously goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business. The DGCL contains no similar provision; however, Delaware case law has established that, in circumstances involving a potential change of control, directors may consider, among various other proper factors, the impact of both the bid and the potential acquisition on constituencies other than shareholders.

    Accordingly, although only the NYBCL allows a board of directors to consider constituencies other than the holders of a corporation's capital stock when taking any action, both Delaware and New York law allow such considerations when the action involves a potential change of control of the corporation.

INTERESTED DIRECTOR TRANSACTIONS

    Under the DGCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the board or committee which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, provided that (i) the material facts concerning the individual's interest and the transaction are disclosed and the transaction is approved by a majority of the disinterested directors of the board or a committee of the board, or (ii) the material facts concerning the individual's interest and the transaction are disclosed and the transaction is approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

    The NYBCL provides that no transaction between a corporation and one or more of its directors or an entity in which one or more of its directors are directors or officers or have a substantial financial interest shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director is present at or votes at the meeting of the board of directors or committee which authorized the transaction. In order to avoid such a transaction being void or voidable, it must, after disclosure of material facts (unless such facts were known), (i) be approved by the disinterested directors or a committee of disinterested directors by a vote sufficient for such purpose without counting the vote of any interested director (or, if the vote of disinterested directors is insufficient to constitute an act of the board under New York law, by the unanimous vote of the disinterested directors) or (ii) be approved by a vote of the shareholders. Alternatively, the transaction will not be void or voidable if it is shown to have been fair to the corporation at the time it was approved by the board of directors, a committee thereof or the shareholders.

    Accordingly, although the DGCL may differ slightly from the NYBCL, Delaware and New York law contain substantially similar treatments of interested director transactions.

LIMITATIONS ON DIRECTORS' LIABILITY

    The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for damages for breach of the director's fiduciary duty, subject to certain limitations. The AMSERV Charter includes such a provision limiting the liability of directors, as set forth below, subject to limitations substantially identical to those contained in the DGCL.

    The AMSERV Charter provides that a director will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

    While these provisions provide directors with protection from liability for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on directors' breach

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
of the duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

    The NYBCL permits a corporation to limit or eliminate a director's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which were (i) in bad faith, (ii) involved intentional misconduct or a knowing violation of law or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The NYBCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to shareholders after dissolution and particular types of loans.

    The STAR Charter provides for limitations on directors' liability as permitted by New York law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permit a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that such court deems proper.

    In the absence of a specific provision in the AMSERV Charter to this effect, the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification as explained above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the proper standard of conduct as set forth above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders. The indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity

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
while holding such office. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity.

    Under the NYBCL, indemnification of directors and officers may be provided to whatever extent shall be authorized by a corporation's certificate of incorporation or a by-law or vote adopted by the shareholders. However, the NYBCL does not permit indemnification with respect to any matter as to which the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

    The NYBCL provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

    The STAR By-laws currently provide for indemnification of directors and officers and advancement of indemnified expenses to the full extent now or hereafter permitted by the NYBCL.

    Accordingly, although the DGCL may differ slightly from the NYBCL, Delaware and New York law contain substantially similar limitations on directors' liability.

REMOVAL OF DIRECTORS

    As permitted under the DGCL, directors of AMSERV may be removed, with or without cause, by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote present at a meeting of shareholders. The DGCL imposes additional restrictions on the removal of directors for corporations with a classified board, cumulative voting or directors elected by the holders of a specific class or series of shares.

    The NYBCL provides that any or all of the directors of a corporation may be removed for cause by a vote of the shareholders and that the certificate of incorporation or by-laws may provide for removal without cause by vote of the shareholders. STAR's By-laws provide that any director may be removed, with or without cause, at any time by the shareholders. The NYBCL also imposes additional restrictions on the removal of directors of corporations with cumulative voting or directors elected by the holders of a specific class or series of shares.

    Accordingly,   the  removal  of  STAR  directors   would  be  treated  in  a
substantially similar manner under Delaware and New York law.

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
                       DESCRIPTION OF STAR CAPITAL STOCK

STAR COMMON STOCK

    STAR has one authorized class of capital stock, the STAR Common Stock, of which STAR is authorized to issue 10,000,000 shares.

    The holders of STAR Common Stock are entitled to one vote for each share of record held by them on all matters to be voted on by shareholders. There is no right to cumulative voting; thus, the holders of 50% or more of the shares outstanding can, if they choose to do so, elect all of the directors of STAR. The holders of STAR Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of STAR, the holders of STAR Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of shares of STAR Common Stock have no preemptive or other subscription rights.

    As of July 17, 1996, there were 2,463,079 shares of STAR Common Stock issued and outstanding which were held of record by 68 persons.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    (a) Section 722 of the NYBCL permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws of the corporation or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    (b) STAR's Charter contains no provision regarding indemnification of officers or directors.

    (c) Article X of STAR's By-Laws provides, in general, that STAR shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at STAR's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of or as a result of such action or proceeding or in connection with any appeal thereof. Indemnification is not available under Article X if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    (d) Pursuant to By-law Article X, STAR has entered into indemnification agreements with certain of its directors and officers providing for the indemnification of such directors and officers in derivative actions, as well as with respect to third party actions. The NYBCL mandates indemnification in derivative actions if the officer or director has been successful, on the merits or otherwise, in the defense of the action. The indemnification agreements, as well as Section 722 of the NYBCL, do not permit indemnification in derivative actions for (i) proceedings which are settled or otherwise disposed of or (ii) claims to which a person has been adjudged to be liable, unless court approved. However, in reliance on Section 721 of the NYBCL, which provides that the statutory indemnification provisions are not exclusive of other rights which may be provided to an officer or director seeking indemnification, By-law Article X also extends the right of indemnification to settlements and unsuccessful defenses of derivative actions without the necessity of a court determination provided the person seeking indemnification meets the standard described in the preceding paragraph. STAR is not aware of any judicial determination as to whether indemnification provisions such as those related to derivative actions in By-Law Article X (which, by their terms, exceed the scope of NYBCL Section 722 but where the standard of conduct set forth in NYBCL Section 721 has been met) are enforceable pursuant to such nonexclusivity provision.

    (e) By-law Article X, like the indemnification agreements, provides that the expenses incurred in defending any action to which a director or officer may be entitled to indemnification shall be advanced by STAR prior to the final disposition of the action as long as the indemnitee undertakes to repay such advances if required by law. STAR has been advised that the NYBCL currently requires that an officer or director undertake to repay such advances to the extent they exceed the amount to which the officer or director ultimately is entitled. The period of time within which STAR is to advance expenses is fifteen days after request; the time period within which STAR is to provide indemnification after request is thirty days.

    (f) By-law Article X, which by its terms is not the exclusive basis for granting rights to indemnification or advancement of expenses, establishes procedures for processing indemnification requests, confirms the authority of STAR to maintain indemnification insurance and prohibits the repeal of By-law
Article X retroactively. By-law Article X also provides that it applies, to the fullest extent permitted by law, to acts or omissions occurring prior to its adoption. By-law Article X further stipulates that the rights granted therein are contractual in nature, which is meant to prevent any retroactive denial or reduction of indemnification if By-law Article X is later amended.

    (g) Under By-law Article X, the Board of Directors is permitted, to the fullest extent permitted by law, to establish an appropriate scope of and procedure for the indemnification of, and advancement of expenses to, employees and other persons to whom STAR is permitted to provide indemnification or advancement of expenses.

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
                                BUSINESS OF STAR

GENERAL

    STAR is in the business of providing placement services of registered and licensed nurses and home health aides to patients for care at home ("Home Care") and, to a lesser extent, temporary health care personnel recruiting to hospitals and nursing homes ("Hospital Staffing"). In addition, STAR maintains registries of registered nurses, licensed practical nurses, nurses' aides, certified home health aides and certified personal care workers from which personnel are recruited on a per diem basis to meet the requirements of STAR's clients.

    Prior to its acquisition by present management in 1987, STAR's business related primarily to providing private duty nurses to patients in hospitals and staffing to hospitals. Under its current management, STAR expanded its Hospital Staffing arrangements to nursing homes and additional hospitals to provide licensed nurses on a per diem basis for general staff. In 1988, STAR further extended its Hospital Staffing business to include providing licensed practical nurses and nurses' aides. In 1989, STAR began providing Home Care services in New York City pursuant to a license from the New York State Health Department. In 1990, STAR expanded its Home Care services to include transportation of patients from hospital to home in ambulettes, arrangements to purchase and supply equipment and pharmaceuticals as prescribed by the patient's physicians, and home infusion care. In 1991, STAR was licensed by the New York State Department of Health to operate an office in Nassau County, New York.

    In 1992, STAR expanded its existing Home Care business through the acquisition of certain assets from Unity Healthcare Holding Company, Inc. and its subsidiaries ("Unity"), including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complemented the existing home health care businesses of STAR in areas such as New Jersey and New York where STAR already operated. In addition, in these locations, STAR obtained from Unity client referral lists to further expand existing operations.

    In addition to expanding STAR's existing regional business, the Unity acquisition added new operations to STAR in new locations. STAR acquired Unity's Florida operations, which included certification to receive reimbursement from Medicare and Medicaid in Broward and Dade Counties. Most of such Medicare and Medicaid reimbursed operations are located in Dade County. STAR also acquired the assets representing Unity's operations in Florida that do not have Medicare and Medicaid certification, but which operate under state license.

    In 1993, STAR further expanded its existing Home Care business through the acquisition of certain assets of DSI Health Care Services, Inc. ("DSI") including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complimented STAR's existing Home Care business in the Long Island, New York area.

    In May 1995, STAR acquired certain assets of Long Island Nursing Registry, Inc. ("LINR") thereby further expanding its Home Care business. LINR provided nursing and other skilled health care services with both Medicaid and non-Medicaid reimbursement eligibility compatible with the business of STAR. LINR maintains offices and does business under the STAR name in the Long Island area and as Comprehensive Care America in the Syracuse area. The acquired assets included all of the fixed assets, certain of the contract and intellectual property rights and all of the records, lists, files and books (including certain customer and personnel lists) with respect to or in connection with the health care business conducted by LINR. The acquisition expanded STAR's market area into Suffolk County, augmented its presence in Nassau County and gave it significant market share in central New York.

    During the fiscal years ended May 31, 1993, 1994 and 1995, 68%, 58% and 56%, respectively, of STAR's revenues were attributable to Medicare, Medicaid and other state and federal government payments. Historically, a greater portion of STAR's revenues have been derived from Home Care services and a lesser portion of such revenues have been derived from Hospital Staffing. STAR believes that this is a result of changing social and economic attitudes toward the de-institutionalization of patients as well as STAR's changing customer base. This trend is demonstrated by the following table, which sets forth certain information with respect to the Home Care and Hospital Staffing lines of business during each of STAR's three most recent fiscal years.

                                                      FISCAL YEARS ENDED MAY 31,
                                           -------------------------------------------------
                                                1995             1994             1993
                                           ---------------  ---------------  ---------------
Net Revenue
  Home Care..............................  $  25,403,215    $  19,295,762    $  14,242,663
  Hospital Staffing......................      1,685,211        2,872,594        3,136,986
Percentage of Net Revenues
  Home Care..............................             94%              87%              82%
  Hospital Staffing......................              6%              13%              18%

HOME CARE SERVICES

    A substantial portion of the revenues from STAR's Home Care business relates to services provided to patients referred to STAR by physicians, county medical services, community organizations, hospital social service workers, nurses, insurance companies and HMOs. Other patients are referred through such sources as the patient's family. The remaining revenues attributable to STAR's Home Care business are received as a result of subcontracting arrangements with certified home health agencies ("primary contractors") that are authorized to receive reimbursement from Medicare and Medicaid in the States of New York and Florida.

    STAR provides Home Care nurses and paraprofessionals, including registered nurses, licensed practical nurses, certified home health aides, certified personal care workers and companions. These individuals are temporary employees of STAR who work for STAR as needed. STAR's roster of Home Care personnel includes approximately 1,700 nurses and health care paraprofessionals.

    It is STAR's policy that all of its Home Care nurses and paraprofessionals meet certain licensing, certification, and other requirements. Upon registering with STAR for temporary employment, STAR's Home Care nurses and paraprofessionals are required to attend inservice classes given by STAR. STAR conducts ongoing inservices for its nurses and paraprofessionals both to meet New York State Department of Health and New York State Licensing Board continuing education requirements and to fulfill STAR's own additional quality assurance goals. STAR is implementing similar requirements in Florida. These classes and inservices, each of which typically lasts three hours, are offered bi-weekly. They are taught by health care professionals selected by STAR for their expertise in their fields, including nurses, physical therapists, social workers and occasionally physicians.

    When STAR admits a new patient for service, STAR's Director of Nursing confers with the patient's physician and other medical and health care professionals (collectively, the patient's "health care team") to (1) obtain physician's orders; (2) acquire a detailed description of the patient's medical problem; (3) determine the patient's specific Home Care requirements (the
"protocol"), including the plan of treatment and pharmaceutical services, products and equipment which will be needed; and (4) determine the type of personnel, the number of hours and shifts required. The Director of Nursing and/or a nursing supervisor first visits the patient to conduct a personal examination and assessment in order both to verify all information received from the referral source and to select the appropriate Home Care personnel to care for the patient.

    In a typical Home Care case, STAR's nurse or paraprofessional assigned to the case visits the patient on a prescribed schedule to administer the protocol and to provide other general care to the patient. Often the nurse or paraprofessional spends the entire day with the patient. All of the Home Care cases are supervised by a nursing supervisor to ascertain whether any problems have arisen in connection with the services. Home Care services provided on a subcontracting basis for a primary contractor are supervised only by the primary contractor. STAR's personnel are instructed to remain in continuous contact with the patient's health care team.

    STAR has contracted with the Departments of Social Services in Nassau, Suffolk, and Onondaga Counties in New York to provide and be reimbursed for custodial services under Medicaid. STAR is a direct provider for skilled nursing services through Medicaid in New York State.

    Approximately 15% of STAR's revenues from Home Care services are paid by insurance carriers. Payments for STAR's Home Care services typically are made
(1) by assignment of insurance benefits from the patient, (2) by the primary contracting organization or (3) by the patient. Once a claim is submitted to an insurer, the insurer generally is required to act upon that claim within 60 days. STAR typically receives payments from 60 to 180 days after its services are rendered, although such time period is sometimes greater. Accordingly, STAR is often required to carry accounts receivable over substantial periods of time and to utilize a line of credit to meet its ongoing expenses. Medicaid claims are billed weekly and are usually paid in 60 to 90 days.

    STAR was surveyed by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and, in February 1996, was found to meet the requirements for accreditation. JCAHO, which is the accrediting body for hospitals, is associated with the provision of quality services and its accreditation is vital to STAR's contractual business. STAR's accreditation expires in February 1999, at which time STAR must be resurveyed for the following three-year term.

HOSPITAL STAFFING

    STAR provides temporary (or "per diem") nursing placement services to hospitals, nursing homes, clinics and other health-related institutions that make use of supplemental staffing for emergencies, vacations and peak periods. These personnel are supervised directly by the institutions, with STAR acting solely as an employment agency matching the requirements of the institutions with the names and skills of persons listed in its registries.

    The personnel placed by STAR with hospitals and other health and medical institutions include registered nurses, licensed practical nurses, nurses' aides and other health care paraprofessionals. STAR's nurses and nurses' aides placed in hospitals must meet the competency requirements determined by STAR and by the facility. Temporary health care personnel are recruited in the local market in which STAR offers its temporary personnel services.

    Some of the hospitals in New York City that have utilized STAR's Hospital Staffing services include Methodist Hospital, Maimonides Medical Center and the Hospital for Joint Diseases Orthopaedic Institute in New York.

COMPETITION

    The temporary health care personnel market is highly fragmented and significant competitors are often localized in particular geographic markets. STAR's largest competitors include the Olsten Company and Staff Builders. Management of STAR believes that, given the high current level of demand for the types of services provided by STAR, significant additional competition can be expected to develop in the future. Some of the companies with which STAR presently competes have substantially greater financial and other resources than STAR. STAR also competes with many other smaller temporary medical staffing agencies. STAR expects that it will compete with other temporary health care services providers in the future if and when they enter STAR's existing geographic markets, as well as in any new geographic market STAR may enter.

    STAR's success to date has depended, to a significant degree, on its ability to recruit qualified professionals. These persons may be registered with, and may accept placements from or through, competitors of STAR. STAR periodically experiences intense competition from other companies in recruiting qualified health care personnel for its temporary health care operations because the
United States health care industry, at times, faces shortages of qualified personnel. STAR believes it is able to compete successfully for

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
personnel by aggressive recruitment through newspaper advertisements, flexible work schedules and competitive compensation arrangements. There can be no assurance, however, that STAR will be able to continue to attract and retain qualified personnel. The inability to either attract or retain such qualified personnel would have a material adverse effect on STAR's business.

MARKETING

    STAR currently markets its temporary health care services in the New York metropolitan area, the central New York area and in Broward and Dade County, Florida. STAR's services are marketed by a team of personnel headed by the Chief Operating Officer of STAR. STAR promotes its services through print advertising, direct mail efforts focused on health care institutions and field sales calls. STAR makes periodic mailings to approximately 50 hospitals and 75 nursing homes in the New York City metropolitan area. In addition, in the New York metropolitan area and in Florida, representatives of STAR periodically visit or telephone medical facilities to establish or maintain relationships with individuals in those institutions who are responsible for staffing, discharge of patients and personnel recruitment. STAR's representatives also attend health care functions and trade shows to further enhance STAR's marketing efforts. STAR intends to continue these marketing programs and to increase its marketing staff in the future as its business so requires.

    STAR has recently acquired the necessary expertise, through its acquisition of LINR, to provide Shared Aide Services ("Shared Aide"). Shared Aide, which is a task-oriented, patient-specific care plan designed to condense the amount of hours caregivers must devote to patients, has recently been adopted as a cost cutting mechanism by New York State. The New York State Department of Social Services, in consultation with the New York State Department of Health, has developed agency specific cost saving targets for each certified home health agency. A portion of the cost savings are to be achieved through development and implementation of Shared Aide.

    STAR believes it is one of the few providers in New York State with the expertise and experience required to offer Shared Aide. To date, Shared Aide has not constituted a material portion of STAR's business. However, STAR intends to market this service in an effort to generate increased revenues from this developing area of home health care.

CUSTOMERS

    STAR does not depend upon any single customer and does not believe that the loss of any one or more of its customers would have a material adverse effect on STAR. STAR continues to submit proposals to potential contractors to provide Home Care services while maintaining and expanding its present contract base.

GOVERNMENT REGULATIONS AND LICENSING

    STAR's business is subject to substantial and frequently changing regulation by Federal, state and local authorities which imposes a significant compliance burden on STAR. STAR, among other things, must comply with state licensing and certificate of need requirements as well as Federal and state eligibility standards for certification as a Medicare and Medicaid provider. The imposition of more stringent regulatory requirements or the denial or revocation of any license or permit necessary for STAR to operate in a particular market could have a material adverse effect on STAR's operations. In addition, STAR will be required to comply to the extent applicable, with the licensing and/or Certificate of Need ("CON") requirements and other regulations in any jurisdiction in which it may plan to provide services.

    Home health agency certification is required by the Health Care Financing Administration ("HCFA") to receive reimbursement for services from Medicare. In order to participate as a home health agency in the Medicare program, HCFA requires, among other things, the preparation of annual budgets and capital expenditure plans. The health regulatory agencies of the states in which STAR operates require satisfaction of certain standards with respect to personnel, services and supervision and the establishment of a professional advisory group that includes at least one physician, one registered nurse and other representatives from related disciplines or consumer groups.

    New York State requires the approval by the Public Health Council of the New York State Department of Health ("NYPHC") of any change in the "controlling person" of an operator of a licensed health care services agency (an "LHCSA"). Control of an entity is presumed to exist if any person owns, controls or holds the power to vote 10% or more of the voting securities of such entity. To the extent STAR may seek to acquire control of an LHCSA, STAR would have to be granted the approval of the NYPHC prior to exercising control over such LHCSA.

    Applicable state "anti-kickback" regulations, in general, provide that STAR may not make certain payments in order to receive referrals of patients. In addition, Federal "anti-kickback" regulations provide similar restrictions for health care providers to the extent they are certified to participate in the Medicare and Medicaid programs. STAR does not believe that compliance with applicable state and Federal "anti-kickback" regulations has a material impact on STAR's business and operations.

    STAR is currently licensed to provide nursing care and durable medical equipment in the five boroughs of New York City, Nassau, Suffolk, Westchester, Oswego, Onondaga, Cayuga, Madison, Jefferson and Herkimer Counties in New York State and the State of Florida. It is also licensed as a temporary help services firm to provide personnel on a per diem basis for hospital staffing.

    In Broward and Dade Counties in Florida, STAR's home health care license allows STAR to participate in both the Medicare and Medicaid programs.

    STAR believes that it has all licenses necessary for STAR to operate its business as currently conducted in New York and Florida. The denial or revocation of any license or permit necessary for STAR to operate in a particular market would have a material adverse effect on STAR's business in that market and, depending upon the market, on STAR's business in general.

LIABILITY INSURANCE

    STAR's employees and independent contractors routinely make decisions which can have significant medical consequences to the patients in their care. As a result, STAR is exposed to substantial liability in the event of negligence or wrongful acts of its personnel. STAR maintains medical professional liability insurance providing for coverage in a maximum amount of $1,000,000 per claim, subject to a limitation of $3,000,000 for all claims in any single year. In addition, STAR requires that each independent contractor it refers to institutions for employment supply a certificate of insurance evidencing that such person maintains medical professional liability insurance providing for coverage of no less than $1,000,000 per claim. There can be no assurance, however, that STAR will be able to maintain its existing insurance at an acceptable cost or obtain additional insurance in the future as required. Although, to date, no claim has been asserted against STAR, there can be no assurance that STAR's insurance will be sufficient to cover liabilities resulting from claims that may be brought in the future. A partially or completely uninsured claim, if successfully asserted and of significant magnitude, could have a material adverse effect on STAR and its financial condition.

EMPLOYEES

    STAR currently has 186 permanent employees. STAR also has a roster of temporary professional and paraprofessional employees (including registered nurses, licensed practical nurses, certified home health aides, certified personal care workers and nurse's aides). In the past, certain of STAR's registered nurses were compensated on an independent contractor basis. However, STAR currently treats such persons as employees. STAR has no union contracts with any of its employees and believes that its relationship with its employees and independent contractors is good. STAR pays its temporary employees at rates that it believes are competitive.

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
DESCRIPTION OF PROPERTIES

    STAR's executive offices consist of approximately 1,500 square feet of office space located in Hicksville, New York. The lease, from an unaffiliated landlord, expires on December 31, 1998 and provides for a base rent of $2,894 per month. STAR believes that its executive office space is sufficient for its present and reasonably foreseeable future needs.

    STAR leases office space in Brooklyn, New York, Huntington, New York, Coram, New York, Riverhead, New York, Long Beach, New York, Rome, New York, Oswego, New York, Syracuse, New York, Miami, Florida, Hollywood, Florida and Lake Worth, Florida, from landlords unaffiliated with STAR or any of its executive officers or directors. The Brooklyn lease, which expires February 14, 2002, consists of 3,700 square feet and provides for a base rent of $7,655 per month. The Huntington lease, which expires May 31, 2001, consists of 2,000 square feet and provides for a base rent of $3,194 per month. The Coram lease, which expires July 1, 1999, consists of 1,200 square feet and provides for a base rent of $1,352 per month. The Riverhead lease, which expires January 31, 1997, consists of 1,000 square feet and provides for a base rent of $1,087 per month. The Long Beach lease, which expires June 30, 2001, consists of 1,000 square feet and provides for a base rent of $1,183 per month, with annual increases of 2.5%. The Rome lease, which expires September 30, 1997, consists of 500 square feet and provides for a base rent of $400 per month. The Oswego lease, which expires September 1, 1997, consists of 500 square feet and provides a base rent of $395 per month. The Syracuse lease, which expires July 1, 2000, consists of 1,000 square feet and provides for a base rent of $1,292 per month. The Miami lease, which expires August 31, 1999, consists of 14,110 square feet and provides for a base rent plus tax of $19,489 per month. The Hollywood lease, which expires November 30, 1999, consists of 2,000 square feet and provides for a base rent plus tax of $3,195 per month. The Lake Worth lease, which expires February 15, 2000, consists of 1,200 square feet and provides for a base rent of $1,272 per month.

LEGAL PROCEEDINGS

    In each of January and November 1993, a different subsidiary of STAR was selected for an employment tax audit by The New York State Department of Labor ("DOL"). In May 1993, one of STAR's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $73,000. In January 1994, the other of STAR's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $33,000.

    STAR prevailed before the hearing examiner in the latter of these cases, which decision is presently being appealed by the DOL, and STAR is vigorously defending its position. STAR did not prevail in the former case and is currently appealing that decision. Both of these appeals are pending before the New York State Unemployment Appeal Board. Management believes that an unfavorable outcome in either or both of these appeals would not materially affect the financial position of STAR.

    Except as otherwise provided, there are no legal proceedings to which STAR is currently a party or to which any of its property is subject, and STAR knows of no legal proceeding pending or threatened against either STAR or any director or officer of STAR in his or her capacity as such.

                 STAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis provides information which STAR's management believes is relevant to an assessment and understanding of STAR's results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein.

RESULTS OF OPERATIONS

YEAR ENDED MAY 31, 1995 COMPARED TO YEAR ENDED MAY 31, 1994

    Net revenues increased $4,920,070 or 22% to $27,088,426 for the fiscal year ended May 31, 1995 over net revenues of $22,168,356 for the fiscal year ended May 31, 1994. Approximately 3% of the increase was due to the acquisition of certain assets of Long Island Nursing Registry ("LINR") and approximately 35% of the increase was due to the acquisition of certain assets of DSI Health Care Services ("DSI") (see Note 7 to the Consolidated Financial Statements included elsewhere in this report). Both LINR and DSI were involved exclusively in the Home Care business. The remainder of the increase was due to a general upward trend in the Home Care business. Net revenues from Home Care increased by $6,107,423 or 32% while net revenues from Hospital Staffing decreased by $1,187,383 or 41%.

    STAR's decreased revenues from Hospital Staffing resulted from a general decline in demand for those services.

    STAR's decided shift towards Home Care mirrors a changing social and economic attitude toward the de-institutionalization of patients. Due to the long hospital stays of some terminally ill patients and the greater costs associated with institutional treatment plans, STAR believes that the industry (i.e. hospital, insurance companies and home care agencies) trend is to find ways to care for patients in the home. STAR continues to devote its resources toward the growth in Home Care and believes this upward trend will continue in the future. Home Care revenues represented approximately 94% of 1995 net revenues and Hospital Staffing represented approximately 6% of 1995 net revenues.

    Gross profit margin percentages for the fiscal years ended May 31, 1995 and 1994 were 35%.

    Selling, General and Administrative expenses ("SG&A") as a percentage of net revenues were 31% in 1995 as compared with 32% in 1994. Such decrease is principally attributable to the increase in revenues from Home Care, being absorbed by existing back-office overhead.

    Net income increased by $219,808 or 45% to $705,688 for the fiscal year ended May 31, 1995 over net income of $485,880 for the fiscal year ended May 31, 1994. The increase occurred primarily because of the increased revenues from Home Care, lower SG&A expenses as a percentage of revenues and lower tax rates.

    STAR's effective tax rate for 1995 was 40% as compared to 42% in 1994. The decrease in effective tax rate is due to the growth in STAR's business in Florida which has a lower rate than New York and the use of certain federal tax credits.

    In October 1994, a subsidiary of STAR received from the Internal Revenue Service ("IRS") a formal report proposing an adjustment in taxes of $1,222,220 for the years 1989 through and including 1993. On October 12, 1995, that subsidiary signed a closing agreement with the IRS providing for zero tax liability. The subsidiary agreed to treat all skilled nurses providing Hospital Staffing services as employees for federal employment tax purposes commencing January 1, 1996. As skilled Hospital Staffing services currently represent only 2% of revenues, this change is not expected to have a significant impact on earnings.

NINE MONTHS ENDED FEBRUARY 29, 1996 COMPARED TO NINE MONTHS ENDED FEBRUARY 28, 1995

    For the nine months ended February 29, 1996, net revenues increased $6,783,268 or 34% to $26,468,086 over net revenues of $19,684,818 for the nine months ended February 28, 1995. For the nine months ended February 29, 1996, net revenues from Home Care increased by $7,200,059 or 39% while net revenues from Hospital Staffing decreased by $416,791, or 29%.

    STAR's decreased revenues from Hospital Staffing resulted from a general decline in demand for those services.

    STAR's decided shift towards Home Care mirrors a changing social and economic attitude toward the de-institutionalization of patients. Due to the long hospital stays of some terminally ill patients and the greater costs associated with institutional treatment plans, STAR believes that the industry (i.e. hospital, insurance companies and home care agencies) trend is to find ways to care for patients in the home. STAR continues to devote its resources toward the growth in Home Care and believes this upward trend will continue in the future. Home Care revenues represented approximately 97% and Hospital Staffing represented approximately 3% of net revenues for the nine months ended February 29, 1996.

    STAR's SG&A expenses as a percentage of sales for the nine months ended February 29, 1996 were 29% as compared to 31% for the nine months ended February 28, 1995. Such decrease is primarily attributable to the increase in monies from Home Care being absorbed by existing back-office overhead.

    STAR's effective tax rate was 41% for the nine months ended February 29, 1996, as compared to 43% for the nine months ended February 28, 1995. The decrease in effective tax rate is primarily due to the growth in STAR's business in Florida which has a lower rate than New York.

    For the nine months ended February 29, 1996 net income increased by $282,944 to $750,026 over net income of $467,082 for the nine months ended February 28, 1995. This increase occurred primarily because of increased revenues from Home Care and lower SG&A expenses as a percentage of revenues.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

    As of February 29, 1996, cash and cash equivalents were $59,696 as compared with $270,344 at May 31, 1995.

    The nature of STAR's business requires weekly payments to its personnel at the time they render services, while it receives payment for services rendered over an extended period of time (60 to 180 days or longer), particularly when the payor is an insurance company, medical institution or governmental unit. Accounts receivable represent a substantial portion of current and total assets at February 29, 1996 and May 31, 1995. During the nine months ended February 29, 1996 accounts receivable turnover was approximately 75 days while for the year ended May 31, 1995 turnover was 74 days.

    Borrowings under STAR's revolving line of credit increased approximately $800,000 during the year ended May 31, 1995 and further increased by $1,500,000 during the period ended February 29, 1996. The increase in borrowings during the year ended May 31, 1995 were used to partially fund the initial acquisition of assets from LINR in May 1995. The increase in borrowings during the period ended February 29, 1996 were used to help fund the increase in accounts receivable resulting primarily from STAR's acquisition of LINR. STAR currently has available a revolving credit line with a bank which allows for maximum borrowings of $6,000,000. This revolving credit line expires on October 31, 1997 and is subject to renewal. However, as STAR's business expands, additional financing may be required. Outstanding borrowings under the revolving credit line at February 29, 1996 were $3,250,000 as compared to $1,750,000 at May 31, 1995.

    As a result, STAR feels that its current financial condition is sufficient in order to permit STAR to meet its financial requirements for at least the ensuing twelve months.

    STAR intends to meet its long-term liquidity needs through available cash, cash flow and, if necessary, STAR's bank line of credit. To the extent that such sources are inadequate, STAR will be required to seek additional financing. In such event, there can be no assurance that additional financing will be available to STAR on satisfactory terms.

    STAR is continually exploring possible acquisitions of compatible companies in the health care business. If any such acquisition were to be made with available cash, STAR's long-term liquidity would depend to a greater extent on cash flow and the line of credit.

    In May 1993, one of STAR's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $73,000 as a result of an employment tax audit. In January 1994, another of STAR's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $33,000.

    STAR prevailed before the hearing examiner in the latter of these cases, which decision is presently being appealed by the DOL, and STAR is vigorously defending its position. STAR did not prevail in the former case and is currently appealing that decision. Management believes that an unfavorable outcome in either or both of these appeals would not materially affect the financial position of STAR.

    Other than the matters described above, STAR does not anticipate any extraordinary material commitments for capital expenditures for STAR's current fiscal year. STAR believes that cash generated from operations, together with borrowings available under its existing line of credit, will be sufficient to meet its short- and long-term liquidity needs.

INFLATION AND SEASONALITY

    The rate of inflation was insignificant during the year ended May 31, 1995. In the past, the effects of inflation on personnel costs have been offset by STAR's ability to increase its charges for services rendered. STAR anticipates that it will be able to continue to do so in the near future. STAR continually reviews its costs in relation to the pricing of its services.

    STAR's business is not seasonal.

         OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF STAR

    Set forth below is the ownership of the STAR Common Stock at July 17, 1996 by (i) the only persons or groups who were owners of record or were known by STAR to beneficially own more than 5% of the outstanding shares of STAR Common Stock; (ii) each director of STAR; (iii) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION OF STAR" below; and (iv) all directors and executive officers of STAR as a group. STAR understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                                            NUMBER OF
NAME AND ADDRESS                                                           BENEFICIALLY      PERCENT
OF BENEFICIAL OWNER                                                       OWNED SHARES*   OF CLASS (1)
- ------------------------------------------------------------------------  --------------  -------------
Stephen Sternbach ......................................................    1,115,897(2)       42.63%
 c/o STAR Multi Care Services, Inc.
 99 Railroad Station Plaza
 Hicksville, NY 11801
Charles Berdan .........................................................          970          **
 281 Potomac Drive
 Basking Ridge, NJ 07920
William Fellerman ......................................................       58,320(3)        2.34%
 c/o STAR Multi Care Services, Inc.
 99 Railroad Station Plaza
 Hicksville, NY 11801
John P. Innes II .......................................................        1,060          **
 8 Breckenridge Lane
 Savannah, GA 31411
Matthew Solof ..........................................................        3,371          **
 33 Fairbanks Boulevard
 Woodbury, NY 11797
Heartland Advisors, Inc. ...............................................      213,802(4)        8.68%
 790 North Milwaukee Street
 Milwaukee, WI 53202
All directors and executive officers of STAR as
 a group (5 persons)....................................................    1,179,618          44.60%

- ------------------------

 * All shares have been adjusted to take into account two stock dividends, effectuated on May 30, 1995 and January 12, 1996.

 ** Indicates less than 1% of the outstanding shares of STAR Common Stock.

(1) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding STAR Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(2) Includes 113,910 shares of STAR Common Stock owned by the Stephen Sternbach Family Trust; Mr. Sternbach disclaims beneficial ownership with respect to these shares. Also includes 154,832 shares of STAR Common Stock which Mr. Sternbach has currently exercisable options to purchase pursuant to STAR's 1992 Stock Option Plan.

(3) Includes 22,922 shares of STAR Common Stock owned by Mr. Fellerman's wife; Mr. Fellerman disclaims beneficial ownership with respect to these shares of STAR Common Stock. Also includes 3,244 shares owned by the William Fellerman CPA PC Pension Trust Fund. Also includes 27,154 shares of STAR Common Stock which Mr. Fellerman has currently exercisable options to purchase pursuant to STAR's 1992 Stock Option Plan.

(4) Based upon a copy of a Schedule 13G received by STAR.

                               MANAGEMENT OF STAR

    The directors and executive officers of STAR, their ages and present positions with STAR are as follows:

                                                                                          DIRECTOR
        NAME              AGE                   POSITION HELD WITH STAR                     SINCE
- ---------------------     ---     ----------------------------------------------------  -------------
Stephen Sternbach             41  Chairman of the Board of Directors, President and         1987
                                   Chief Executive Officer
William Fellerman             51  Chief Financial Officer, Secretary, Treasurer,            1990
                                   Director
Charles Berdan+*x             47  Director                                                  1994
John P. Innes II+*x           62  Director                                                  1991
Matthew Solof+*x              43  Director                                                  1992

- ------------------------
+ Member of Compensation Committee

* Member of Stock Option Committee

x Member of Audit Committee

    Stephen Sternbach has been the Chairman of the Board of Directors, President and Chief Executive Officer of STAR since 1987.

    William Fellerman has been the Chief Financial Officer, Secretary and Treasurer of STAR since November 1992 and a director of STAR since 1990. Mr. Fellerman is a certified public accountant and was, until June 15, 1994, a partner in the accounting firm of Fellerman, Cohen and Tempesta and had been for more than the five years prior thereto.

    Charles Berdan became a director of STAR in April 1994 and served as a Branch Manager of STAR from September 1993 to March 1994. Since April 1994, Mr. Berdan has served as a Sales Executive for Automatic Data Processing, Inc. ("ADP"), a provider of information services. From January 1993 to September 1993, Mr. Berdan was a Vice President of the Senior Bulletin, a newspaper, which STAR purchased in September 1993. He also served from July 1990 through July 1992 as a Division Vice President of Managistics, Inc., a payroll services company. For at least the two years prior to July 1990, Mr. Berdan was a Vice President of ADP.

    John P. Innes II has been a director of STAR since 1991. Since May of 1996 he has been Special Counsel to ValuJet Airlines. He has acted as a private investor and consultant since July of 1994. He also serves as a director of the following non-public companies: Commonwealth Associates Management Company, Inc., Commonwealth Associates Growth Fund, Inc. and American Body Armor and Equipment, Inc. Previously, he was the Chairman of Commonwealth Associates, an investment bank, from January 1992 to June 1994. Mr. Innes also has served as Managing Director of Sabre Insurance Company, a casualty insurance company (1986-1991), President of Boxhall Group, Inc., a holding company for Sabre Insurance Company (1986-1991), Vice Chairman of the Board of Directors of Wheeling-Pittsburgh Steel Corporation, an integrated steel manufacturing company (1987-1990) and a private investor and consultant (1990-1992).

    Matthew Solof has been a director of STAR since November 1992. Since 1991, he has been the President and Chief Executive Officer of AMI Group, a real estate development and acquisition company, and President and Chief Executive Officer of Mercantile Mortgage Association, a mortgage lending company. From 1983 to 1992, Mr. Solof was a trader at IRV Companies, a firm which specializes in oil trading, and from 1981 to 1991 he was President and Chief Executive Officer of Matthew Solof Trading Company, a firm which also specializes in oil trading.

                         EXECUTIVE COMPENSATION OF STAR

    The following table summarizes the compensation paid or accrued by STAR during the three fiscal years ended May 31, 1995, to STAR's Chief Executive Officer, the only executive officer of STAR whose salary and bonus for fiscal 1995 exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                          --------------------------------
                                                                                                       AWARDS
                                                ANNUAL COMPENSATION                       --------------------------------
                            ------------------------------------------------------------                      SECURITIES
NAME AND PRINCIPAL                                                     OTHER ANNUAL       RESTRICTED STOCK    UNDERLYING
POSITION                      YEAR      SALARY($)     BONUS($)        COMPENSATION($)        AWARD(S)($)      OPTIONS(#)
- --------------------------  ---------  -----------  -------------  ---------------------  -----------------  -------------
Stephen Sternbach ........    1995      $ 250,000        --                 --                   --               --
 Chief Executive Officer,     1994      $ 225,000        --                 --                   --               55,650
  President and Chairman      1993      $ 225,000        --                 --                   --               71,550
  of the Board

                                           PAYOUTS
                            --------------------------------------
NAME AND PRINCIPAL                                 ALL OTHER
POSITION                    LTIP PAYOUTS($)     COMPENSATION($)
- --------------------------  ---------------  ---------------------
Stephen Sternbach ........        --                  --
 Chief Executive Officer,         --                  --
  President and Chairman          --                  --
  of the Board

OPTION GRANTS IN LAST FISCAL YEAR

    No options were granted to Stephen Sternbach, the only executive officer named in the Summary Compensation Table, during the fiscal year ended May 31, 1995.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

    No options were exercised by Mr. Sternbach during the fiscal year ended May 31, 1995. The following table contains information concerning the number and value, at May 31, 1995, of unexercised options held by Mr. Sternbach (after giving effect to two stock dividends effected on May 30, 1995 and January 12, 1996, respectively):

                                                                              VALUE OF
                                                            NUMBER OF       UNEXERCISED
                                                           UNEXERCISED      IN-THE-MONEY
                                                         OPTIONS HELD AT  OPTIONS HELD AT
                                                         FISCAL YEAR-END  FISCAL YEAR-END
                                                          (EXERCISABLE/    (EXERCISABLE/
NAME                                                     UNEXERCISABLE)   UNEXERCISABLE) (1)
- -------------------------------------------------------  ---------------  ----------------
Stephen Sternbach......................................     134,832/0        $207,113/0

- ------------------------
(1) Fair market value of underlying securities (the closing price of STAR's Common Stock on the Nasdaq National Market) at fiscal year end (May 31,
    1995), minus the exercise price.

STANDARD REMUNERATION OF DIRECTORS

    STAR's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

    STAR has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an annual salary of $250,000 plus a bonus of 6% of STAR's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $150,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of STAR has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or STAR (or any successor thereto) terminates his employment with STAR within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under STAR's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with STAR is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STAR

    Stephen Sternbach has outstanding loans in the principal amount of $102,490 from STAR and a subsidiary of STAR. The loan from the subsidiary has been assigned to STAR. These loans bear interest at 6% per annum and each have a scheduled maturity date of August 1, 1996.

    In connection with services provided to STAR during the fiscal years ended May 31, 1994 and 1995, STAR paid William Fellerman, CPA, P.C. approximately $100,000 each year. Mr. Fellerman, a director and Chief Financial Officer, Treasurer and Secretary of STAR, is the sole shareholder of that corporation.

                               BUSINESS OF AMSERV

GENERAL

    AMSERV was originally incorporated under the name of Phone-A-Gram System, Inc. in the State of California on July 7, 1966, and was subsequently reincorporated under the laws of the State of Delaware on September 29, 1983. On October 24, 1987, AMSERV's name was changed to AMSERV, INC., and on August 24, 1992, its name was again changed to AMSERV HEALTHCARE INC.

    AMSERV operates in a one-industry segment as a health care services company. AMSERV provides Home Care services to individuals from its six branch offices in New Jersey and Ohio. Home Care services provided by AMSERV include personal care, such as assistance with the activities of daily living (E.G., eating, walking and grooming), and skilled nursing services, such as wound care, and assistance with medications, injections and patient education. Fiscal 1995 was the first full year of operations for AMSERV's Ohio office, which was acquired on June 10, 1994, by the purchase of substantially all of the assets and property of North Central Personnel, Inc. ("NCP"). On November 9, 1994, AMSERV sold substantially all of the fixed and intangible assets of its eight branch offices that provided primarily temporary nursing services.

    AMSERV receives payment for its Home Care services from several sources. Revenues from Medicaid and other local government programs represented approximately 75% of net sales from continuing operations in the fiscal year ended June 24, 1995. The balance is paid to AMSERV from insurance companies, private payors and others.

    Home Care services are marketed through referrals from public agencies, hospitals, nursing homes and insurance companies. Both non-licensed and licensed personnel provide services to individuals in their homes. Home Care personnel are recruited by AMSERV through newspaper advertisements and personal referrals.

    The health care industry is highly competitive. AMSERV competes with many other companies which offer the same or similar services as those provided by AMSERV. However, no one or two companies dominate the business. Although some of AMSERV's competitors have greater capital resources than AMSERV, AMSERV believes it can compete because of its responsiveness to the needs of both clients and health care personnel through its emphasis on service.

    At June 24, 1995, AMSERV and its subsidiaries employed approximately 48 full-time and 875 part-time persons for its continuing operations. AMSERV strives to maintain good relations with its employees, considering them to be a key to AMSERV's success. No employees are covered by a collective bargaining agreement.

DESCRIPTION OF PROPERTIES

    AMSERV leases seven office facilities, which are located in Edison, Elizabeth, Fairlawn, South Orange and Union City, New Jersey; Mansfield, Ohio; and La Jolla, California, for the continuing operations of AMSERV. These leases expire at various dates through October 1999. AMSERV believes that these facilities are adequate for its operations.

    In connection with the sale of assets of AMSERV MEDICAL PRODUCTS, INC., AMSERV has guaranteed that certain lease payments will be made by the purchasers. These payments are payable through September 1998.

LEGAL PROCEEDINGS

    On April 27, 1995, Stockbridge Investment Partners, Inc. ("Stockbridge") commenced litigation in the Court of Chancery of the State of Delaware in and for New Castle County (the "Delaware Litigation") against AMSERV and its current directors, Melvin L. Katten, Eugene J. Mora, Michael A. Robinton, George A. Rogers and Ben L. Spinelli, seeking an order rescinding the transactions by which AMSERV exchanged a promissory note held by NCP for 426,794 shares of Class A Redeemable Preferred Stock of AMSERV (the "Class A Preferred") and partially financed the exercise by Mr. Mora of stock options to acquire 177,562 shares of AMSERV Common Stock, and preliminarily and permanently enjoining AMSERV from recognizing such stock, as well as any stock proposed to be issued in connection with a letter of intent referred to in AMSERV's April 13, 1995 press release, as validly issued for purposes of voting or exercising rights to consent.

    Following settlement discussions between Stockbridge and AMSERV, the parties entered into a Standstill Agreement and a Settlement Agreement and Release, both dated as of May 12, 1995 (collectively, the "Settlement Agreements"), pursuant to which Stockbridge agreed, among other things, to (i) revoke the consent delivered April 7, 1995, (ii) suspend its solicitation of consents to remove a majority of AMSERV's Board of Directors and (iii) dismiss with prejudice the Delaware Litigation. Under the Standstill Agreement, which expired on June 11, 1995, Stockbridge and AMSERV agreed to continue good faith discussions and receive more detailed information regarding a potential business combination involving AMSERV and York. In addition, the parties further agreed that solely for purposes of Stockbridge's renewed consent solicitation, the shares of Class A Preferred would have no voting rights and would not be deemed as outstanding voting securities. In addition, a voting agreement between AMSERV and NCP with respect to the shares of Class A Preferred and a related irrevocable proxy were rescinded.

    On August 23, 1995, the Delaware Court of Chancery ordered AMSERV to reimburse Stockbridge for legal fees in the amount of $50,000 incurred in connection with the Delaware Litigation, which AMSERV paid on September 1, 1995.

    On February 22, 1996, Stockbridge commenced litigation against AMSERV in the United States District Court for the District of Massachusetts. In its complaint, Stockbridge alleges that AMSERV breached the terms of the October 18, 1995 agreement between AMSERV and Stockbridge by refusing to deal with Stockbridge's "pre-emptive" proposal in a fair and equitable manner. The relief sought by Stockbridge includes reimbursement of Stockbridge's expenses in the amount of $125,000, unspecified damages which Stockbridge estimates at more than $275,000 and attorneys' fees. On March 14, 1996, AMSERV filed a motion to dismiss Stockbridge's complaint for lack of personal jurisdiction. AMSERV denies, and intends to vigorously defend against, Stockbridge's claims in this lawsuit.

    On April 9, 1996, Stockbridge commenced litigation against AMSERV in the Court of Chancery of the State of Delaware for New Castle County. In its complaint, Stockbridge requests that the Court enter judgment summarily ordering AMSERV to conduct an annual meeting of shareholders for the purpose of electing directors and conducting such other business as may properly be conducted at the meeting. AMSERV intends to seek a dismissal of such action on the basis of its scheduling an annual meeting of shareholders to consider and vote on the Merger, to elect directors and to ratify the selection of Ernst & Young LLP as AMSERV's independent public accountants.

    On April 18, 1996, AMSERV commenced litigation in the United States District Court for the Southern District of California against Stockbridge and certain of its affiliates for numerous violations of Sections 13(d) and 14(a) of the Exchange Act. Among the violations listed by AMSERV are the defendants' failure to disclose all of the members of Stockbridge's Section 13(d) "group," misstatements in Stockbridge's consent solicitation materials, and Stockbridge's failure to disclose its offer to purchase for $3.00 per share any and all outstanding shares of AMSERV Common Stock. AMSERV seeks injunctive relief against Stockbridge's solicitation of consents, and a declaration that the Stockbridge group has and must publicly disclose beneficial ownership of 10% or more of the AMSERV Common Stock, thereby triggering AMSERV's Shareholder Rights Plan. On May 28, 1996, Stockbridge, together with certain of its affiliates, filed an answer and counterclaim relating to the litigation filed by AMSERV in the Southern District of California. The counterclaim names both AMSERV and Mr. Mora as counterdefendants and is structured as a derivative claim brought on behalf of AMSERV against Mr. Mora. The counterclaim alleges that Mr. Mora engaged in activities in breach of his fiduciary duties and that the directors of AMSERV, including Mr. Mora, undertook a series of actions for the purpose of entrenchment. AMSERV and Mr. Mora deny, and intend to vigorously defend against, the claims made by Stockbridge and its affiliates in the counterclaim.

    Subsequent to the termination of Stockbridge's consent solicitation on May 14, 1996, Stockbridge commenced negotiations with AMSERV in an effort to settle the ongoing litigation between AMSERV and Stockbridge. AMSERV and Stockbridge, with the assistance of Batchelder, have continued to discuss a possible settlement since that time, but no definitive agreement has yet been reached. AMSERV intends to continue to pursue a resolution of its disputes with Stockbridge.

                AMSERV'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    Cash, cash equivalents and short-term investments in total decreased $210,000, from $2,619,000 to $2,409,000, during the first nine months of fiscal 1996. This decrease is the result of cash flows from operations of $258,000, offset primarily by payment of certain liabilities associated with AMSERV's discontinued operations of $276,000 which were sold in fiscal 1995, and the redemption of AMSERV Class B Preferred of $171,000. The decrease in cash flows from operations from the nine months ended March 31, 1995 to the nine months ended March 23, 1996 was primarily due to increases in accounts receivable. Cash and cash equivalents only increased $1,079,000 during the nine months ended March 23, 1996, due primarily to the sale of short-term investments and their conversion to cash. AMSERV's balance sheet maintained a current ratio of 3.5 to 1 at March 23, 1996. Working capital requirements consist primarily of the financing of accounts receivable and payments due for the redemption of preferred stock. AMSERV believes that with its strong working capital condition, it is well positioned to meet its anticipated cash requirements for operations.

RESULTS OF OPERATIONS

COMPARISON OF FISCAL YEAR 1995 TO 1994

    Operating revenues from continuing operations increased $3,816,000, or 51%, from $7,526,000 in fiscal 1994 to $11,342,000 in fiscal 1995. This increase included $1,230,000 from locations in operation for all of fiscal 1994 and 1995 which represented an overall increase in the demand for Home Care services. The remaining increase of $2,586,000 consisted of $257,000 from the expansion of operations to Union City, New Jersey, which began operations in October 1994; and $2,329,000 for a full year of operations associated with AMSERV's North Central division, which was acquired in June 1994.

    SG&A expenses increased $3,593,000, or 48%, in fiscal 1995 compared to fiscal 1994. Direct variable costs increased $1,352,000 due to the increase in operating revenues for the year. The remaining increase consisted of $1,754,000 related to operations for a full year of AMSERV's North Central division and $487,000 of costs incurred in connection with a shareholder consent solicitation. The individual components of operating expenses remained consistent between periods as they relate to total operating expenses. The lower percentage increase in SG&A expenses, 48% compared to 51%, resulted primarily from cost control efforts and a streamlining of corporate personnel after the sale of AMSERV's discontinued operations.

    Depreciation and amortization increased $42,000, or 11%, from $373,000 in fiscal 1994 to $415,000 in fiscal 1995 due primarily to the depreciation of equipment, furniture, fixtures and amortization of intangible assets acquired in the acquisition of the assets of NCP.

    In 1995, interest income increased $5,000, or 6% over fiscal 1994 as a result of an increase in cash, cash equivalents and short-term investments offset by the effects of lower interest rates on invested funds.

    Interest expense increased from $8,000 in fiscal 1994 to $52,000 in fiscal 1995 due to interest incurred on the promissory note issued in connection with the acquisition of the assets of NCP.

    The effective income tax rate on income from continuing operations in fiscal 1995 was 4% compared to 28% for fiscal 1994. The 1994 benefit was primarily the result of the tax benefit from measuring cumulative temporary differences in connection with the disposal of the temporary nursing services business which reversed in fiscal 1995.

    During fiscal 1994, AMSERV discontinued operation of its temporary nursing services business and recorded a loss from discontinued operations of $711,000 and an after-tax loss on the anticipated disposal of discontinued operations of $1,168,000. During fiscal 1995, the temporary nursing services business was sold and after recognizing the 1994 writedown, an after-tax gain of $30,302 was recognized. The 1995 gain resulted from the difference between the actual and estimated loss on the disposal. See Note 4 of the Notes to Consolidated Financial Statements for additional details.

    In fiscal 1995, AMSERV adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The cumulative effect of the change in accounting principle resulted in an after-tax adjustment to earnings for unrealized losses of $24,000.

COMPARISON OF 1994 TO 1993

    Operating revenues from continuing operations increased from $6,049,000 in fiscal 1993 to $7,526,000 in fiscal 1994, an increase of 24%. This increase resulted from increases in the demand for Home Care services at all of AMSERV's locations. Fiscal 1994 also includes $174,000 in operating revenues for the month of June 1994, resulting from the acquisition of the assets of NCP in June 1994.

    SG&A expenses increased $1,414,000, or 24% in fiscal 1994 compared to fiscal 1993. The increase is primarily associated with the increase in direct variable costs due to the increase in operating revenue for the year. The individual components of operating expenses remained consistent between periods as they relate to total operating expenses.

    In 1994, depreciation and amortization increased $14,000 or 4% over fiscal 1993 due to the depreciation of equipment, furniture and fixtures and the amortization of intangible assets acquired in the acquisition of the assets of NCP.

    Interest income decreased to $89,000 in fiscal 1994 from $111,000 in fiscal 1993 as a direct result of lower interest rates on funds invested in various money market funds, and an overall decrease in the cash balance.

    In fiscal 1993, the remaining long-term debt in connection with the acquisition of the New Jersey Home Care services subsidiary was retired and this reduction contributed to the decrease in interest expense of $16,000 during fiscal 1994.

    The effective income tax rate on the loss from continuing operations for fiscal 1994 was 28% compared to 45% for fiscal 1993. The 1994 benefit in excess of the statutory rate is primarily the result of the tax benefit from measuring cumulative temporary differences that will continue to reverse in future years.

    The operating losses from AMSERV's temporary nursing services business prompted the decision to dispose of this segment of the business. Net losses from discontinued operations totaled $711,000 in fiscal 1994 and $359,000 in fiscal 1993. The after-tax loss on the anticipated disposal of the discontinued operations for fiscal 1994 of $1,168,000 consists of assets associated with the temporary nursing services business and transition expenses during the phase out period in fiscal 1995. See Note 4 of the Notes to Consolidated Financial Statements for additional details.

COMPARISON OF NINE-MONTH PERIOD ENDED MARCH 23, 1996 TO NINE-MONTH PERIOD ENDED MARCH 31, 1995

    Operating revenues for the nine-month period ended March 23, 1996 increased $715,000 or 8%, over the same period of a year ago. Higher operating revenues are the result of an overall increase in the demand for Home Care services. The increase in revenue resulting from increased demand at locations operating during all of fiscal 1995 and 1996 was $154,000 for the nine-month period ended March 23, 1996, compared to the same nine-month period of fiscal 1995. The increase resulting from the Union City, New Jersey location, which was in operation for only a partial period during fiscal 1995, was $561,000 for the nine-month period ended March 23, 1996.

    SG&A expenses for the nine months ended March 23, 1996 increased $612,000 or 8%, compared to the same period of the prior fiscal year. This increase was primarily the result of the direct variable costs associated with the increase in operating revenues; the fixed costs incurred regarding the start-up office in Union City, New Jersey, which began operations in October 1994; and additional expenses incurred in connection with the JCAHO accreditation program initiated throughout the offices in New Jersey and Ohio and the implementation of new pediatric and marketing programs in New Jersey. The individual components of SG&A expenses remained constant as they relate to total operating expenses.

    Depreciation and amortization decreased $55,000 or 17% during the nine-month period ended March 23, 1996 over the same period of fiscal 1995. This overall decrease was the result of a reduction of amortization expense in connection with the intangible assets acquired in the purchase of the New Jersey subsidiary, part of which became fully amortized, offset by an increase in depreciation expense due to the purchase of equipment, furniture and fixtures.

    Interest income totalled $120,000 during the nine-month period ended March 23, 1996 compared to $67,000 during the same period of a year ago. The overall increase of $53,000 during the nine-month period ended March 23, 1996 is due to interest and dividends received during the period related to various short-term investments and interest earned during fiscal 1996 on promissory notes receivable from an officer of AMSERV related to the exercise of employee stock options.

    For the nine months ended March 23, 1996, net income from continuing operations increased 52% to $342,000, compared to $225,000 for the same nine-month period of fiscal 1995. Net income for the nine-month period of fiscal 1995 included an after-tax gain of $169,000 as a result of the sale of AMSERV's temporary nursing services business.

    Provision for income taxes increased from $79,000 to $224,000 for the nine-month period ended March 23, 1996 compared to the same period of fiscal 1995, which is an overall increase of 53% in AMSERV's effective tax rate. In addition, the average shares outstanding used in computing per share amounts increased 4% for the nine-month period of fiscal 1996 compared to fiscal 1995.

        OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF AMSERV

    The following table sets forth, as of July 17, 1996, certain information with respect to the beneficial ownership of the AMSERV Voting Stock by (i) each person known by AMSERV to own beneficially more than five percent of any class of the AMSERV Voting Stock, (ii) each director of AMSERV, (iii) each executive officer of AMSERV named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION OF AMSERV" below, and (iv) all directors and executive officers of AMSERV as a group.

                                            AMOUNT AND
                                             NATURE OF
                                            BENEFICIAL
  NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP (1)(2)        PERCENT OF CLASS
- ----------------------------------------  ---------------  ------------------------------
Eugene J. Mora                               544,527       16.3% of Common Stock
3252 Holiday Court, Suite 204                              15.7% of Voting Stock
La Jolla, California 92037
John Parker                                  235,000       7.0% of Common Stock
P.O. Box 9582                                              6.8% of Voting Stock
San Diego, California 92169
The Stockbridge Group                        202,845(3)    6.1% of Common Stock
2 South Street, Suite 360                                  5.9% of Voting Stock
Pittsfield, Massachusetts 01201
Melvin L. Katten                             142,397       4.3% of Common Stock
525 West Monroe Street, Suite 1600                         4.1% of Voting Stock
Chicago, Illinois 60661
Michael A. Robinton                          125,548       3.8% of Common Stock
969 Commercial Street                                      3.6% of Voting Stock
Palo Alto, California 94303
George A. Rogers                              10,364       0.3% of Common Stock
6780 N. West Avenue, Suite 103                             0.3% of Voting Stock
Fresno, California 93711
Ben L. Spinelli                                  375                     --
2-E Buckingham Road
West Orange, New Jersey 07052
North Central Personnel, Inc.                130,071(4)    100% of Class B Preferred
713 South Main Street                                      3.8% of Voting Stock
Mansfield, Ohio 44907
All Directors and Executive Officers as
 a Group (7 persons)                         840,711       24.9% of Common Stock
                                                           24.0% of Voting Stock

- ------------------------
(1) Unless otherwise indicated below, the persons  in the above table have  sole
    voting   and  investment  control  with  respect  to  all  shares  shown  as beneficially owned by them, and all shares listed are AMSERV Common Stock.

(2) Includes the following shares of AMSERV Common Stock which may be acquired within 60 days of July 17, 1996 through the exercise of nonqualified stock options ("Option Shares"): Eugene J. Mora -- 35,000 Option Shares; John Parker -- 30,000 Option Shares; Melvin L. Katten -- 10,365 Option Shares; Michael A. Robinton -- 10,365 Option Shares; George A. Rogers -- 8,711 Option Shares; Ben L. Spinelli -- 375 Option Shares; and all directors and executive officers as a group -- 72,316 Option Shares.

(3) Includes 400 shares of AMSERV Common Stock held by Lenox Healthcare, Inc., 17,201 shares (including the 400 Lenox shares) of AMSERV Common Stock held individually by Thomas M. Clarke, and 10,000 shares of AMSERV Common Stock held individually by Lawrence B. Cummings, which were reported on Amendment No. 10 to a joint Schedule 13D dated April 18, 1996. According to the
    Schedule 13D, York Hannover Pharmaceuticals, Inc. has shared voting and dispositive power over 175,644 shares, Lenox Healthcare Inc. has shared voting and dispositive power over 400 shares, Mr. Clarke has sole voting and dispositive power over 17,201 shares and shared voting and dispositive power over 175,644 shares, and Mr. Cummings has sole voting and dispositive power over 10,000 shares and shared voting and dispositive power over 175,644 shares.

(4) Shares of AMSERV's Class B Preferred. L. Diane Gurik, the founder of NCP, may be deemed to have beneficial ownership of the shares held by NCP.

                          ELECTION OF AMSERV DIRECTORS

    At the AMSERV Meeting, five directors are to be elected. If the Merger is not consummated, these directors will serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. If the Merger Agreement is approved and adopted at each of the AMSERV Meeting and STAR Meeting and the Merger is consummated, the directors elected at the AMSERV Meeting will hold office only until consummation of the Merger and, in accordance with the terms of the Merger Agreement, the directors of Merger Sub would then become the directors of AMSERV. Each nominee has indicated a willingness to serve as a director of AMSERV.

    All proxies received by management will be voted as directed on proxy cards. In the absence of contrary instruction, shares represented by such proxies will be voted for the election of the nominees named below as directors of AMSERV.

    If prior to the AMSERV Meeting any of the nominees should become unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors of AMSERV recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of AMSERV, as the Board of AMSERV recommends. The Board of Directors of AMSERV has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

    Biographical information follows for each nominee to the AMSERV Board. Directors' ages are as of July 17, 1996.

NOMINEES FOR ELECTION

                                                                                    DIRECTOR
          NAME               AGE                 POSITION WITH AMSERV                 SINCE
- ------------------------     ---     ---------------------------------------------  ---------
Eugene J. Mora                   61  Chairman of the Board, Chief Executive           1986
                                      Officer, President and Director
Melvin L. Katten                 59  Director                                         1985
Michael A. Robinton              52  Director                                         1981
George A. Rogers                 49  Director                                         1987
Ben L. Spinelli                  62  Director                                         1995

    EUGENE J. MORA. Mr. Mora has been Chairman of the Board, Chief Executive Officer and President of AMSERV since joining AMSERV on March 2, 1987. He is also Chief Executive Officer of AMSERV's subsidiaries. Mr. Mora serves as a director of Washington Scientific Industries, Inc., a publicly-held company. From July 1974 through February 1987, he was President of Kidde Business Services, Inc., a temporary and health care services company. Mr. Mora has been a director of AMSERV since October 1986. Mr. Mora's employment contract with AMSERV provides that, throughout the term of his employment, AMSERV will nominate him as a director and that it will use its best efforts to have him elected as a director.

    MELVIN L. KATTEN. Mr. Katten, an attorney, has been a Senior Partner in the Chicago law firm of Katten Muchin & Zavis since 1974. He has been a director of AMSERV since 1985 and is a member of the Audit and Compensation Committees of the Board. Mr. Katten also serves as a director of Washington Scientific Industries, Inc., a publicly-held company.

    MICHAEL A. ROBINTON. Mr. Robinton has been President of Petals, Inc. of Palo Alto, California, a closely-held manufacturing company specializing in children's apparel, since 1990. From 1979 to 1989, he was Vice President, Engineering, and a director of Robinton Products, Inc., a closely-held electronics company located in Sunnyvale, California. He has been a director of AMSERV since 1981 and is a member of the Audit, Compensation and Stock Option Committees.

    GEORGE A. ROGERS. Mr. Rogers has been President and Chief Executive Officer of PrideStaff, Inc. (formerly known as American Temporary Services, Inc.), of Fresno, California, a provider of temporary personnel services, since 1978. He has been a director of AMSERV since 1987 and is a member of the Audit, Compensation and Stock Option Committees.

    BEN L. SPINELLI. Mr. Spinelli has been President of BLS Consulting in West Orange, New Jersey, which provides marketing and business services, since 1991. From 1975 to 1991, he was employed by First Fidelity Bank of Newark, New Jersey, where he served as Executive Vice President prior to retirement. Mr. Spinelli has been a director of AMSERV since January 1995 and is a member of the Audit, Compensation and Stock Option Committees.

CERTAIN COMMITTEES OF THE BOARD

    AMSERV has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee, currently comprised of Messrs. Katten, Robinton, Rogers and Spinelli, held one meeting during the fiscal year ended June 24, 1995. The Audit Committee reviews, in consultation with the independent auditors, the audit results and the auditors' opinion letter or proposed report of audit and related management letter, if any; reviews the independence of the independent auditors and, in this connection, reviews the engagement of the independent auditors for services of a non-audit nature; consults with the independent auditors and management (together or separately) on the adequacy of internal accounting controls and reviews the results thereof; supervises investigations into matters within the scope of the Committee's duties; and performs such other functions as may be necessary in the efficient discharge of its duties.

    The Compensation Committee, currently comprised of Messrs. Katten, Robinton, Rogers and Spinelli, held two meetings during the fiscal year ended June 24, 1995. The Compensation Committee reviews and makes recommendations to the Board with respect to the compensation of AMSERV's executive officers.

    The Stock Option Committee, currently comprised of Messrs. Robinton, Rogers and Spinelli, held six meetings during the fiscal year ended June 24, 1995. The Stock Option Committee determines all matters related to the granting of stock options pursuant to the AMSERV Stock Option Plan.

    AMSERV does not have a Nominating Committee.

ATTENDANCE AT MEETINGS

    The AMSERV Board held twelve meetings during the fiscal year ended June 24, 1995. Each director except Mr. Spinelli (who became a director on January 26,
1995) attended at least 75% of the aggregate of the number of Board meetings held and the number of meetings of committees on which he served that were held during the fiscal year ended June 24, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires AMSERV's officers and directors, and persons who own more than ten percent of a registered class of AMSERV's equity securities, to file reports of ownership and changes of ownership with the Commission and each exchange on which AMSERV's securities are registered. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish AMSERV with copies of all ownership forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no such forms were required for those persons, AMSERV believes that, during the fiscal year ended June 24, 1995, its officers, directors and greater than ten percent shareholders complied with all applicable Section 16 filing requirements.

COMPENSATION OF DIRECTORS

    Directors who are not employees of AMSERV receive $400 for each meeting of the AMSERV Board which they attend. In addition, each director who is not an employee of AMSERV is paid an annual retainer of $700 and receives an annual grant of options to purchase 1,500 shares of AMSERV Common Stock.

    THE AMSERV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE DIRECTORS.

                          EXECUTIVE OFFICERS OF AMSERV

    Set forth below is a table identifying executive officers of AMSERV who are not identified in the Nominees for Election table under the caption "ELECTION OF AMSERV DIRECTORS."

      NAME            AGE                           POSITION
- -----------------     ---     ----------------------------------------------------
Leslie Hodge          43      Secretary and Vice President -- Administration
Lori Anderson         35      Treasurer and Controller

    LESLIE HODGE. Ms. Hodge joined AMSERV in September 1990 as Director of Human Resources for the AMSERV NURSES, INC. subsidiary and was promoted to Vice President of Human Resources in July 1991. In June 1992, she was named Vice President -- Administration and Secretary of AMSERV. From 1981 through 1990, she was employed by PS Trading, Inc., a sister subsidiary of Pacific Southwest Airlines, as Vice President of Administration.

    LORI ANDERSON. Ms. Anderson joined AMSERV in November 1993 as Director of Financial Planning and in December 1994 was promoted to Treasurer and Controller. From 1991 through 1993, she was employed by TheraTx, Incorporated, a provider of rehabilitation therapy services, as Accounting Manager and Controller. Ms. Anderson received her CPA Certificate in 1985 while working for Vekich, Arkema & Co., Chartered, an independent accounting and management advisory firm, where she worked as an auditor and accounting supervisor from 1984 through 1990.

    The AMSERV Board of Directors elects officers annually and such officers serve at the discretion of the Board. There are no family relationships among any of the directors or executive officers of AMSERV.

                        SIGNIFICANT EMPLOYEES OF AMSERV

    Set forth below is a table of significant employees of AMSERV.

        NAME             AGE                             POSITION
- --------------------     ---     --------------------------------------------------------
Kenneth Freeman          60      Regional Manager of AMSERV HEALTHCARE OF NEW JERSEY,
                                  INC.
L. Diane Gurik           47      President, North Central Personnel Division of AMSERV
                                  HEALTHCARE OF OHIO INC.

    KENNETH FREEMAN. Mr. Freeman joined AMSERV in March 1991 when AMSERV HEALTHCARE OF NEW JERSEY, INC. acquired the assets of Always Care of New Jersey, Inc. ("Always Care"), a Home Care company. Mr. Freeman founded Always Care in 1976. He continues as Regional Manager of the subsidiary supervising five Home Care offices in New Jersey.

    L. DIANE GURIK. Ms. Gurik joined AMSERV in June 1994 in conjunction with the acquisition of the assets of North Central Personnel, Inc. ("NCP") by AMSERV HEALTHCARE OF OHIO INC. ("AHO"), a wholly-owned subsidiary of AMSERV. Ms. Gurik founded NCP, a Home Care company, in 1983. She continues as the President of the North Central division of AHO.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF AMSERV

    Melvin L. Katten, a director of AMSERV, is a partner in the Chicago law firm of Katten Muchin & Zavis to which AMSERV incurred fees of $114,208 for certain legal services during the fiscal year ended June 24, 1995.

    On July 21, 1992, AMSERV acquired the assets of MED-PRO, Inc. Pursuant to the terms of the acquisition, an interest-bearing loan of $100,000 was made to the seller, John Parker, the owner of 7.0% of the outstanding shares of AMSERV Common Stock. Mr. Parker entered into a two-year Consulting Agreement with AMSERV as of June 1, 1994 which provided that the balance on such loan ($100,000) would be canceled immediately in exchange for consulting services over the succeeding two-year period.

    On June 10, 1994, AMSERV, through its wholly-owned subsidiary AHO, acquired substantially all of the assets and property of NCP for an initial purchase price of $1,553,835. AMSERV paid $553,835 of the purchase price in cash, and the balance of $1,000,000 was financed by a promissory note payable to NCP. Following such acquisition, L. Diane Gurik, the founder of NCP, retained her position with NCP and in addition became the President of the North Central division of AHO. Pursuant to a stock purchase agreement between AMSERV and NCP dated as of April 7, 1995 (the "Stock Purchase Agreement"), the remaining balance on the promissory note ($833,334) and related accrued interest were exchanged for 426,794 shares of Class A Preferred. See "BUSINESS OF AMSERV -- Legal Proceedings" for a discussion of modifications to the voting rights of the Class A Preferred pursuant to the Settlement Agreements. Subsequently, 85,359 shares were redeemed in accordance with the terms of the Class A Preferred, and the remaining 341,435 shares were exchanged for 260,141 shares of AMSERV Class B Preferred. Pursuant to the terms of the AMSERV Class B Preferred, 65,035 shares were redeemed on each of February 1, 1996 and May 29, 1996, making NCP the owner of 130,071 shares of the AMSERV Class B Preferred (representing 100% of AMSERV's outstanding preferred stock and approximately 3.8% of AMSERV's outstanding Voting Stock). Under the Stock Purchase Agreement, the final purchase price for the assets of NCP (which is contingent on an earnout and will be equal to the operating income of North Central for the three-year period ending June 9, 1997) may not be less than $2,153,835 nor more than $2,553,835.

    On April 20, 1995, AMSERV accepted a promissory note from Eugene J. Mora, Chairman, Chief Executive Officer and President of AMSERV, in the amount of $198,440 in partial payment for 177,562 shares of AMSERV Common Stock acquired upon the exercise of stock options held by Mr. Mora. The non-recourse promissory note, which matures in April 2000, was secured by 177,562 shares of AMSERV Common Stock owned by Mr. Mora and bore interest at the rate of 10% per annum. On January 16, 1996, the promissory note was amended to become a recourse note secured by 110,000 shares of AMSERV Common Stock owned by Mr. Mora, which will bear interest at the rate of 5.73% per annum.

    Also on January 16, 1996, AMSERV accepted a recourse promissory note from Mr. Mora in the amount of $199,342 in partial payment for 110,500 shares of AMSERV Common Stock acquired upon the exercise of stock options held by Mr. Mora. The promissory note is secured by the 110,500 shares of AMSERV Common Stock owned by Mr. Mora, bears interest at the rate of 5.73% per annum and matures in January 2001.

                        EXECUTIVE COMPENSATION OF AMSERV

    The following table provides information with respect to all compensation paid by AMSERV during the fiscal years ended June 24, 1995, June 30, 1994 and June 30, 1993, to AMSERV's Chief Executive Officer, who is the only executive officer who had compensation (combined salary and bonus) in excess of $100,000 (the "Named Officer").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                 ANNUAL COMPENSATION               -------------
                                                    ---------------------------------------------   SECURITIES
                                                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)       COMPENSATION($)     OPTIONS(#)     COMPENSATION($)
- ---------------------------------------  ---------  ---------  -------------  -------------------  -------------  ------------------
Eugene J. Mora ........................       1995    298,000       --                --                --               1,710(1)
 Chairman, President and Chief                1994    298,000       --                --                --               2,325
 Executive Officer                            1993    298,000       --                --                12,500           3,342

- ------------------------
(1) AMSERV's contributions to 401(k) Plan.

    The following table provides information regarding the Named Officer's unexercised options at June 24, 1995. No stock options or stock appreciation rights were granted to the Named Officer during fiscal 1995.

             AGGREGATED AMSERV OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                   SHARES                             YEAR-END                     AT FISCAL YEAR-END
                                 ACQUIRED ON              --------------------------------  --------------------------------
NAME                              EXERCISE      VALUE     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -------------------------------  -----------  ----------  -----------  -------------------  -----------  -------------------
Eugene J. Mora.................     177,562   $  139,063     175,500                0        $ 158,728        $       0

EMPLOYMENT AGREEMENTS

    Pursuant to the Mora Employment Agreement, which continues until terminated upon 30 days written notice, if Mr. Mora is terminated without cause, AMSERV shall pay to Mr. Mora the compensation he earned in the final year of his employment in each of the immediately following five years and shall transfer to Mr. Mora any individual life insurance policies owned by AMSERV. The Mora Employment Agreement includes covenants which restrict Mr. Mora from certain business activities following termination of employment, for a period of one year.

    Pursuant to the Mora Consulting Agreement, Mr. Mora will be retained as a consultant to AMSERV for the two years immediately following termination of his employment for which he will receive $129,200 per year in compensation. Pursuant to a resolution approved by the Board of Directors of AMSERV, Mr. Mora's health insurance coverage will be maintained by AMSERV following his retirement.

    Pursuant to an employment agreement dated March 21, 1995 between Leslie Hodge and AMSERV (the "Hodge Employment Agreement"), which has a term of four years from the date of the agreement, if within 36 months following a "change in control" of AMSERV, Ms. Hodge is terminated without cause or Ms. Hodge terminates her employment for good reason, AMSERV shall (i) pay to Ms. Hodge a lump sum cash payment equal to three times the average annual compensation that was includible in Ms. Hodge's gross income during each of the past five years and (ii) continue Ms. Hodge's benefits for a period of 36 months. The Hodge Employment Agreement defines "change in control" to mean (a) any individual, entity or group acquires beneficial ownership of greater than 50% of the then outstanding shares of AMSERV Common

Stock or (b) AMSERV's shareholders approve a reorganization, merger, consolidation or similar transaction, unless such acquisition (as described in clause (a) above) or such transaction (as described in clause (b) above) is approved by AMSERV's Board of Directors. The Hodge Employment Agreement includes covenants which restrict Ms. Hodge from certain business activities following termination of employment (unless such termination is following a change in control and is by AMSERV without cause or by Ms. Hodge for good reason), for a period of one year.

    The Hodge Employment Agreement was subsequently amended to provide that if within 24 months following a "board approved change in control," Ms. Hodge is terminated without cause or Ms. Hodge terminates her employment for good reason, AMSERV shall (i) pay to Ms. Hodge a lump sum payment equal to 12 months of the highest monthly base salary received by Ms. Hodge in any one of the past 60 months and (ii) continue Ms. Hodge's benefits for a period of 12 months. The Hodge Employment Agreement, as amended, defines "board approved change in control" to mean (a) any individual, entity or group acquires beneficial ownership of greater than 50% of the then outstanding shares of AMSERV Common Stock or (b) AMSERV's shareholders approve a reorganization, merger, consolidation or similar transaction, and such acquisition (as described in clause (a) above) or such transaction (as described in clause (b) above) is approved by AMSERV's Board of Directors.

    AMSERV is also a party to an employment agreement with Lori Anderson which contains identical terms to those set forth in the Hodge Employment Agreement, except that if within 24 months following a "board approved change in control," Ms. Anderson is terminated without cause or Ms. Anderson terminates her employment for good reason, AMSERV shall (i) pay to Ms. Anderson a lump sum payment equal to six months of the highest monthly base salary received by Ms. Anderson in any one of the past 60 months and (ii) continue Ms. Anderson's benefits for a period of six months.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT PUBLIC ACCOUNTANTS OF AMSERV

    AMSERV proposes to engage Ernst & Young LLP to serve as independent public accounts for its 1996 fiscal year. Ernst & Young LLP audited AMSERV's books and records for the fiscal year ended June 24, 1995.

    On March 21, 1995, Deloitte & Touche LLP was dismissed as AMSERV's independent auditors and on March 21, 1995, AMSERV retained Ernst & Young LLP as independent auditors for AMSERV for its fiscal year ended June 24, 1995.

    For AMSERV's fiscal years ended June 30, 1994 and 1993, the accountants' reports on AMSERV's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    AMSERV's decision to change its independent auditors was approved by its Board of Directors at a meeting held March 21, 1995. In connection with the audits of AMSERV's financial statements for each of the two fiscal years ended June 30, 1994 and 1993, and any subsequent interim period preceding such dismissal, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

    Deloitte & Touche LLP furnished a letter dated April 25, 1995 to the Commission stating that it agreed with the above statements.

    A resolution will be presented at the AMSERV Meeting to ratify the selection of Ernst & Young LLP by the Board of Directors of AMSERV as independent public accountants to audit the accounts and records of AMSERV for the fiscal year ended June 29, 1996, and to perform other appropriate services. In the event a majority of the votes cast at the AMSERV Meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of AMSERV to select other independent public accountants for the 1996 fiscal year.

    It is anticipated that Ernst & Young LLP will have a representative at the AMSERV Meeting, that the representative will have the opportunity to make a statement and that anyone wishing to do so may question him.

    THE AMSERV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS AMSERV'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for STAR by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036. The federal income tax consequences in connection with the Merger will be passed upon for AMSERV by Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101-8197.

                                    EXPERTS

    The consolidated financial statements of STAR MULTI CARE SERVICES, INC. and subsidiaries as of May 31, 1994 and 1995 and for each of the years in the two-year period ended May 31, 1995 included in this Joint Proxy
Statement/Prospectus have been audited by Holtz Rubenstein & Co., LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of AMSERV HEALTHCARE INC. and subsidiaries as of June 30, 1994 and for each of the two years in the period ended June 30, 1994 included in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of AMSERV HEALTHCARE INC. at June 24, 1995 and for the year then ended included in this Joint Proxy
Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Long Island Registry, Inc. as of December 31, 1994 and for the year then ended included in this Joint Proxy
Statement/Prospectus have been audited by Paul Josephson C.P.A., P.C., independent auditor, as set forth in his report appearing elsewhere herein and are included in reliance upon his report given upon his authority as an expert in auditing and accounting.

                        PROPOSALS BY AMSERV SHAREHOLDERS

    AMSERV shareholder proposals intended to be presented at the next Annual Meeting of Shareholders of AMSERV (which will be held only if the Merger is not consummated) must be received by AMSERV a reasonable time before AMSERV's solicitation is made for such meeting.

                                 OTHER BUSINESS

    The Board of Directors of AMSERV is not aware of any other matter which may be presented for action at the AMSERV Meeting. Should any other matter requiring a vote of the shareholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of AMSERV.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the Merger of Star Multi Care Services, Inc. ("STAR") and AMSERV HEALTHCARE INC. ("AMSERV") under the pooling of interests method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

    A pro forma condensed combined balance sheet is provided as of February 29, 1996, giving effect to the Merger as though it had been consummated on that date. The pro forma condensed combined balance sheet combines the consolidated balance sheet of STAR as of February 29, 1996 with that of AMSERV as of March 23, 1996. Pro forma condensed combined statements of income are provided combining STAR for the nine month periods ended February 29, 1996 and February 28, 1995, and the years ended May 31, 1995 and 1994, with AMSERV for the nine month periods ended March 23, 1996 and March 31, 1995, and for the years ended June 24, 1995 and June 30, 1994, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

    The historical condensed statements of income for annual periods presented are derived from the separate historical consolidated financial statements of STAR and AMSERV, and should be read in conjunction with the companies' separate financial statements included elsewhere herein. The historical financial statements as of or for the nine months ended February 29, 1996 and February 28, 1995 are derived from the historical interim consolidated financial statements of STAR and AMSERV, included elsewhere herein, and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of STAR's and AMSERV's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               FEBRUARY 29, 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                  HISTORICAL
                                                       --------------------------------
                                                             STAR            AMSERV                 PRO FORMA
                                                          MULTI CARE       HEALTHCARE    -------------------------------
                                                        SERVICES, INC.        INC.         ADJUSTMENTS       COMBINED
                                                       ----------------  --------------  ----------------  -------------
CURRENT ASSETS:
  Cash and cash equivalents..........................   $       59,696    $  2,305,423   $      --         $   2,365,119
  Short-term investments, net........................         --               103,500          --               103,500
  Accounts receivable, net...........................        8,034,772       1,320,969          --             9,355,741
  Prepaid expenses and other current assets..........          313,490         390,827          --               704,317
  Deferred income taxes..............................          160,000         --               --               160,000
                                                       ----------------  --------------  ----------------  -------------
    Total current assets.............................        8,567,958       4,120,719          --            12,688,677
PROPERTY AND EQUIPMENT, net..........................          298,024         429,597          --               727,621
NOTES RECEIVABLE FROM OFFICER........................          102,490         --               --               102,490
INTANGIBLE ASSETS, net...............................        3,141,614       2,004,881          --             5,146,495
OTHER ASSETS.........................................          157,823         277,863          --               435,686
                                                       ----------------  --------------  ----------------  -------------
    Total assets.....................................   $   12,267,909    $  6,833,060   $      --         $  19,100,969
                                                       ----------------  --------------  ----------------  -------------
                                                       ----------------  --------------  ----------------  -------------
                                           LIABILITIES, REDEEMABLE PREFERRED
                                             STOCK AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued payroll and related expenses...............   $    1,000,461    $    780,407   $      --         $   1,780,868
  Accounts payable and other accrued expenses........          678,890          35,139          --               714,029
  Net liability of discontinued operations...........         --               115,422          --               115,422
  Income taxes payable...............................          199,198         --               --               199,198
  Current maturities of long-term debt...............          125,000         --               --               125,000
  Other current liabilities..........................         --               258,296          --               258,296
                                                       ----------------  --------------  ----------------  -------------
    Total current liabilities........................        2,003,549       1,189,264          --             3,192,813
                                                       ----------------  --------------  ----------------  -------------
LONG-TERM LIABILITIES:
  Revolving credit line..............................        3,250,000         --               --             3,250,000
  Long-term debt.....................................          281,250         --               --               281,250
  Other long-term liabilities........................         --                33,406          --                33,406
                                                       ----------------  --------------  ----------------  -------------
    Total long-term liabilities......................        3,531,250          33,406          --             3,564,656
                                                       ----------------  --------------  ----------------  -------------
REDEEMABLE PREFERRED STOCK:
  Class A Redeemable Preferred Stock.................         --               --               --              --
  Class B Redeemable Preferred Stock.................         --                 1,951          --                 1,951
  Additional paid-in capital.........................         --               510,202          --               510,202
                                                       ----------------  --------------  ----------------  -------------
    Total redeemable preferred stock.................         --               512,153          --               512,153
                                                       ----------------  --------------  ----------------  -------------
SHAREHOLDERS' EQUITY:
  Preferred Stock, $1.00 par value...................         --               --               --              --
  Common Stock, $.001 par value......................            2,454          34,482       (33,130)2(i)          3,806
  Additional paid-in capital.........................        6,406,345       7,064,031      (262,923)2(ii)    13,207,453
  Note receivable from officer.......................         --              (397,782)         --              (397,782)
  Unrealized gain on short-term investments..........         --                 5,838          --                 5,838
  Retained earnings..................................          603,233      (1,312,279)         --              (709,046)
  Treasury stock at cost.............................         (278,922)       (296,053)    296,053 2(ii)        (278,922)
                                                       ----------------  --------------  ----------------  -------------
    Total shareholders' equity.......................        6,733,110       5,098,237          --            11,831,347
                                                       ----------------  --------------  ----------------  -------------
                                                        $   12,267,909    $  6,833,060          --         $  19,100,969
                                                       ----------------  --------------  ----------------  -------------
                                                       ----------------  --------------  ----------------  -------------

  See accompanying notes to pro forma condensed combined financial statements.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED FEBRUARY 29, 1996
                                  (UNAUDITED)

                                                                HISTORICAL
                                                     --------------------------------
                                                           STAR            AMSERV              PRO FORMA
                                                        MULTI CARE       HEALTHCARE    --------------------------
                                                      SERVICES, INC.        INC.       ADJUSTMENTS    COMBINED
                                                     ----------------  --------------  -----------  -------------
REVENUES, net......................................   $   26,468,086    $  9,117,616    $  --       $  35,585,702
OPERATING EXPENSES.................................       24,995,000       8,671,560       --          33,666,560
                                                     ----------------  --------------  -----------  -------------
INCOME FROM OPERATIONS.............................        1,473,086         446,056       --           1,919,142
OTHER INCOME (EXPENSE):
  Interest expense, net............................         (203,060)        120,122       --             (82,938)
                                                     ----------------  --------------  -----------  -------------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES..................................        1,270,026         566,178       --           1,836,204
PROVISION FOR INCOME TAXES.........................          520,000         224,000       --             744,000
                                                     ----------------  --------------  -----------  -------------
INCOME FROM CONTINUING OPERATIONS..................   $      750,026    $    342,178    $  --       $   1,092,204
                                                     ----------------  --------------  -----------  -------------
                                                     ----------------  --------------  -----------  -------------
EARNINGS PER COMMON SHARE, primary:
  Income from continuing operations................   $          .28    $        .10    $  --       $         .27
                                                     ----------------  --------------  -----------  -------------
                                                     ----------------  --------------  -----------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING.......................................        2,704,187       3,269,084       --           4,041,242
                                                     ----------------  --------------  -----------  -------------
                                                     ----------------  --------------  -----------  -------------
EARNINGS PER COMMON SHARE, full dilution:
  Income from continuing operations................   $          .28    $        .10    $  --       $         .27
                                                     ----------------  --------------  -----------  -------------
                                                     ----------------  --------------  -----------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING.......................................        2,704,187       3,269,084       --           4,041,242
                                                     ----------------  --------------  -----------  -------------
                                                     ----------------  --------------  -----------  -------------

  See accompanying notes to pro forma condensed combined financial statements.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED FEBRUARY 28, 1995
                                  (UNAUDITED)

                                                               HISTORICAL
                                                    --------------------------------
                                                          STAR            AMSERV               PRO FORMA
                                                       MULTI CARE       HEALTHCARE    ---------------------------
                                                     SERVICES, INC.        INC.       ADJUSTMENTS     COMBINED
                                                    ----------------  --------------  ------------  -------------
REVENUES, net.....................................   $   19,684,818    $  8,402,485   $    --       $  28,087,303
OPERATING EXPENSES................................       18,820,910       8,114,603        --          26,935,513
                                                    ----------------  --------------  ------------  -------------
INCOME FROM OPERATIONS............................          863,908         287,882        --           1,151,790
OTHER INCOME (EXPENSE):
  Interest expense, net...........................          (43,826)         15,873        --             (27,953)
                                                    ----------------  --------------  ------------  -------------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES.................................          820,082         303,755        --           1,123,837
PROVISION FOR INCOME TAXES........................          353,000          79,000        --             432,000
                                                    ----------------  --------------  ------------  -------------
INCOME FROM CONTINUING OPERATIONS.................   $      467,082    $    224,755   $    --       $     691,837
                                                    ----------------  --------------  ------------  -------------
                                                    ----------------  --------------  ------------  -------------
EARNINGS PER COMMON SHARE,
  primary:
    Income from continuing operations.............   $          .20    $        .07        --       $         .19
                                                    ----------------  --------------  ------------  -------------
                                                    ----------------  --------------  ------------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING......................................        2,282,032       3,132,660        --           3,563,290
                                                    ----------------  --------------  ------------  -------------
                                                    ----------------  --------------  ------------  -------------
EARNINGS PER COMMON SHARE,
  full dilution:
    Income from continuing operations.............   $          .20    $        .07   $    --       $         .19
                                                    ----------------  --------------  ------------  -------------
                                                    ----------------  --------------  ------------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING......................................        2,282,032       3,132,660        --           3,363,290
                                                    ----------------  --------------  ------------  -------------
                                                    ----------------  --------------  ------------  -------------

  See accompanying notes to pro forma condensed combined financial statements.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                            YEAR ENDED MAY 31, 1995
                                  (UNAUDITED)

                                    HISTORICAL                                         HISTORICAL
                        ----------------------------------                           --------------
                              STAR          LONG ISLAND            PRO FORMA             AMSERV             PRO FORMA
                           MULTI CARE         NURSING       -----------------------    HEALTHCARE    -----------------------
                         SERVICES, INC.    REGISTRY, INC.   ADJUSTMENTS   COMBINED        INC.       ADJUSTMENTS   COMBINED
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
REVENUES, net.........    $ 27,088,426       $6,070,639      $  --       $33,159,065  $ 11,341,609    $  --       $44,500,674
OPERATING EXPENSES....      25,849,956        5,903,739       (232,500)  31,521,195     11,329,422       --       42,850,617
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
INCOME FROM
 OPERATIONS...........       1,238,470          166,900        232,500    1,637,870         12,187       --        1,650,057
OTHER INCOME
 (EXPENSE):
  Interest expense,
   net................         (62,782)        (100,218)      (120,000)    (283,000)        42,199       --         (240,801)
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES................       1,175,688           66,682        112,500    1,354,870         54,386       --        1,409,256
PROVISION FOR INCOME
 TAXES................         470,000           --             80,000      550,000          2,038       --          552,038
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
INCOME FROM CONTINUING
 OPERATIONS...........    $    705,688       $   66,682      $  32,500   $  804,870   $     52,348    $  --       $  857,218
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
EARNINGS PER COMMON
 SHARE,
  primary:
    Income from
     continuing
     operations.......    $        .28       $   --          $  --       $      .32   $        .02    $  --       $      .23
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
WEIGHTED AVERAGE
 NUMBER OF SHARES OF
 COMMON STOCK
 OUTSTANDING..........       2,500,311           --             --        2,500,311      3,111,527       --        3,772,925
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
EARNINGS PER COMMON
 SHARE,
  full dilution:
    Income from
     continuing
     operations.......    $        .28       $   --          $  --       $      .32   $        .02    $  --       $      .23
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------
WEIGHTED AVERAGE
 NUMBER OF SHARES OF
 COMMON STOCK
 OUTSTANDING..........       2,525,966           --             --        2,525,966      3,111,527       --        3,798,580
                        ----------------  ----------------  -----------  ----------  --------------  -----------  ----------

  See accompanying notes to pro forma condensed combined financial statements.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                            YEAR ENDED MAY 31, 1994
                                  (UNAUDITED)

                                                               HISTORICAL
                                                    --------------------------------
                                                          STAR            AMSERV               PRO FORMA
                                                       MULTI CARE       HEALTHCARE    ---------------------------
                                                     SERVICES, INC.        INC.       ADJUSTMENTS     COMBINED
                                                    ----------------  --------------  ------------  -------------
REVENUES, net.....................................   $   22,168,356    $  7,525,822   $    --       $  29,694,178
OPERATING EXPENSES................................       21,423,429       7,694,611        --          29,118,040
                                                    ----------------  --------------  ------------  -------------
INCOME (LOSS) FROM OPERATIONS.....................          744,927        (168,789)       --             576,138
OTHER INCOME (EXPENSE):
  Interest expense, net...........................          (13,047)         80,287        --              67,240
                                                    ----------------  --------------  ------------  -------------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES.................................          731,880         (88,502)       --             643,378
PROVISION (BENEFIT) FOR INCOME TAXES..............          311,000         (25,168)       --             285,832
                                                    ----------------  --------------  ------------  -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS..........   $      420,880    $    (63,334)  $    --       $     357,546
                                                    ----------------  --------------  ------------  -------------
EARNINGS (LOSS) PER COMMON SHARE, primary:
  Income (loss) from continuing operations........   $          .18    $       (.02)  $    --       $         .10
                                                    ----------------  --------------  ------------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING......................................        2,325,065       2,944,526        --           3,529,376
                                                    ----------------  --------------  ------------  -------------
EARNINGS (LOSS) PER COMMON SHARE, full dilution:
  Income (loss) from continuing operations........   $          .18    $       (.02)  $    --       $         .10
                                                    ----------------  --------------  ------------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
 OUTSTANDING......................................        2,325,065       2,944,526        --           3,563,290
                                                    ----------------  --------------  ------------  -------------

  See accompanying notes to pro forma condensed combined financial statements.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:
    The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the Merger of STAR MULTI CARE SERVICES, INC. ("STAR") and AMSERV HEALTHCARE INC. ("AMSERV") as accounted for by the pooling of interests method. The 1995 acquisition of Long Island Nursing Registry, Inc. ("LINR") was recorded using purchase accounting, and accordingly, STAR's operations for the year ended May 31, 1995 reflect only the operations of LINR from the acquisition date (May 19, 1995) to year end. Accordingly, LINR's operations from June 1, 1994 through the date of acquisition have been added in the accompanying unaudited pro forma condensed combined statement of operations for the year ended 1995. In accordance with Commission reporting rules, the pro forma combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

    Because the transaction has not been completed and transition plans are currently being developed, transaction costs of the Merger and nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business and operations can only be estimated at this time. The pro forma condensed combined statements of income exclude transaction costs and expenses of the Merger, currently estimated to be $2,700,000, consisting of Eugene J. Mora's termination payment ($1,700,000); attorney and accounting fees ($440,000); other professional fees ($325,000); and other expenses ($235,000). Transaction costs will be charged to combined operations in the fiscal quarter in which the transaction is completed.

2.  PRO FORMA ADJUSTMENTS:

    SHAREHOLDERS' EQUITY

    Shareholders' equity as of February 29, 1996 has been adjusted to reflect the following:

        (i) Common Stock, $.001 par value, has been adjusted to reflect the assumed issuance of approximately 1,352,000 shares of STAR Common Stock, $.001 par value, in exchange for 3,305,000 shares of AMSERV Common Stock issued and outstanding as of February 29, 1996, utilizing the exchange rate of .4090 shares of STAR for each share of AMSERV. The number of shares of STAR Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of AMSERV Common Stock outstanding at that time.

        (ii) Additional paid-in capital and treasury stock of AMSERV is adjusted for the effect of the aforementioned issuance of approximately 1,352,000 shares of STAR Common Stock having a par value of $.001 per share in exchange for AMSERV Common Stock.

    PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

    a.  EARNINGS PER COMMON SHARE

    Pro forma weighted average number of common shares outstanding for the nine month periods ended February 29, 1996 and February 28, 1995 and for the years ended May 31, 1995 and 1994 are based upon STAR's and AMSERV's combined historical weighted average shares, after adjustment of AMSERV's historical number of shares by the Exchange Ratio and excluding any AMSERV shares held in treasury.

                         STAR MULTI CARE SERVICES, INC.
                                      AND
                             AMSERV HEALTHCARE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.  PRO FORMA ADJUSTMENTS: (CONTINUED)
    b.  ACQUISITION OF LONG ISLAND NURSING REGISTRY, INC.

    The following adjustments have been made to the 1995 combined statement of income to give pro forma effect to the acquisition of Long Island Nursing Registry, Inc.

    - To record amortization cost in excess of LINR's net assets acquired ($100,000)

    - To eliminate the portion of general and administrative expenses which exceeds STAR's estimate of recurring general and administrative expenses of the post acquisition company ($332,500)

    - To record interest expense on funds borrowed to purchase LINR's net assets ($120,000)

    - To recognize the income tax effect of pro forma adjustments related to the acquisition of LINR ($80,000)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                     -------------
STAR's Independent Auditors' Report................................................................            F-2
STAR's Consolidated Balance Sheets as of May 31, 1995, 1994, and February 29, 1996 (unaudited).....            F-3
STAR's Consolidated Statements of Income for the years ended May 31, 1995 and 1994, and for the
 nine months ended February 29, 1996 and February 28, 1995 (unaudited).............................            F-4
STAR's Consolidated Statements of Shareholders' Equity for the years ended May 31, 1995 and 1994,
 and for the nine months ended February 29, 1996 (unaudited).......................................            F-5
STAR's Consolidated Statements of Cash Flows for the years ended May 31, 1995 and 1994, and the
 nine months ended February 29, 1996 and February 28, 1995 (unaudited).............................            F-6
STAR's Notes to Consolidated Financial Statements..................................................     F-7 - F-15
AMSERV's Independent Auditors' Report..............................................................           F-16
AMSERV's Independent Auditors' Report..............................................................           F-17
AMSERV's Consolidated Balance Sheets as of June 24, 1995 and June 30, 1994.........................           F-18
AMSERV's Consolidated Statements of Operations for years ended June 24, 1995 and June 30, 1994 and
 1993..............................................................................................           F-19
AMSERV's Consolidated Statements of Shareholders' Equity for the years ended June 24, 1995 and June
 30, 1994 and 1993.................................................................................           F-20
AMSERV's Consolidated Statements of Cash Flows for the years ended June 24, 1995 and June 30, 1994
 and 1993..........................................................................................           F-21
AMSERV's Notes to Consolidated Financial Statements................................................    F-22 - F-29
AMSERV's Condensed Consolidated Balance Sheet as of March 23, 1996 -- unaudited....................           F-30
AMSERV's Condensed Consolidated Statements of Operations for the nine months ended March 23, 1996
 and March 31, 1995 -- unaudited...................................................................           F-31
AMSERV's Condensed Consolidated Statement of Cash Flows for the nine months ended March 23, 1996
 and March 31, 1995 -- unaudited...................................................................           F-32
AMSERV's Notes to Unaudited Condensed Consolidated Financial Statements............................    F-33 - F-34
LINR's Independent Auditors' Report................................................................           F-35
LINR's Balance Sheet as of December 31, 1994.......................................................           F-36
LINR's Statement of Income and Accumulated Deficit for the year ended December 31, 1994............           F-37
LINR's Statement of Cash Flows for the year ended December 31, 1994................................           F-38
LINR's Notes to Financial Statements...............................................................    F-39 - F-40
LINR's Independent Auditors' Report on Supplemental Information....................................           F-41
LINR's Schedule of Operating Expenses for the year ended December 31, 1994.........................           F-42
LINR's Balance Sheet as of February 28, 1995 (unaudited)...........................................           F-43
LINR's Statement of Income and Accumulated Deficit for the nine months ended February 28, 1995
 (unaudited).......................................................................................           F-44
LINR's Statement of Cash Flows for the nine months ended February 28, 1995 (unaudited).............           F-45
LINR's Notes to Financial Statements...............................................................      F-46 - 47

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Star Multi Care Services, Inc.

    We have audited the accompanying consolidated balance sheets of Star Multi Care Services, Inc. as of May 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Star Multi Care Services, Inc. at May 31, 1995 and 1994, and the consolidated results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                             /s/ HOLTZ RUBENSTEIN & CO., LLP
                                               Holtz Rubenstein & Co., LLP

July 19, 1995 (except for Note 4, as to
 which the date is August 16, 1995)
Melville, New York

                         STAR MULTI CARE SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                ASSETS (NOTE 4)

                                                                                      MAY 31,
                                                                            ---------------------------  FEBRUARY 29,
                                                                                1995           1994          1996
                                                                            -------------  ------------  -------------
                                                                                                          (UNAUDITED)
Current assets:
  Cash and cash equivalents...............................................  $     270,344  $    425,015  $      59,696
  Accounts receivable, less allowance for doubtful accounts of $390,000,
   $363,000 and $450,000 at May 31, 1995 and 1994 and February 29, 1996,
   respectively (Note 8)..................................................      5,742,176     4,589,439      8,034,772
  Prepaid expenses and other..............................................        159,166       208,923        313,490
  Deferred income taxes (Note 12).........................................        160,000       142,000        160,000
                                                                            -------------  ------------  -------------
    Total current assets..................................................      6,331,686     5,365,377      8,567,958
Property and equipment, net of accumulated depreciation and amortization of $323,827, $213,640 and $384,214 at May 31, 1995 and 1994 and February
 29, 1996, respectively...................................................        260,333       191,914        298,024
Notes receivable from officer (Note 2)....................................        109,717       125,223        102,490
Intangible assets, net of accumulated amortization (Notes 3 and 7)........      3,345,650     1,910,885      3,141,614
Deposits..................................................................         66,345        44,682        157,823
                                                                            -------------  ------------  -------------
                                                                            $  10,113,731  $  7,638,081  $  12,267,909
                                                                            -------------  ------------  -------------
                                                                            -------------  ------------  -------------

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Revolving credit line (Note 4)..........................................  $    --        $    950,000  $    --
  Accrued payroll and related expenses....................................        893,589       634,426      1,000,461
  Accounts payable and other accrued expenses.............................        705,196       629,527        678,890
  Income taxes payable (Note 12)..........................................        300,440       195,537        199,198
  Current maturities of long-term debt (Note 5)...........................        125,000       --             125,000
                                                                            -------------  ------------  -------------
    Total current liabilities.............................................      2,024,225     2,409,490      2,003,549
                                                                            -------------  ------------  -------------
Revolving Credit Line (Note 4)............................................      1,750,000       --           3,250,000
                                                                            -------------  ------------  -------------
Long-Term Debt (Note 5)...................................................        375,000       --             281,250
                                                                            -------------  ------------  -------------
Commitments and Contingencies (Notes 9 and 11)
Shareholders' equity (Notes 6, 9, and 10):
  Preferred stock, $1.00 par value per share, 5,000,000 shares authorized
   in 1994................................................................       --             --            --
  Common stock, $.001 par value per share, 10,000,000 shares authorized;
   2,314,847, 2,167,500 and 2,453,775 shares issued, respectively.........          2,315         2,168          2,454
  Additional paid-in capital..............................................      5,359,108     4,841,790      6,406,345
  Retained earnings.......................................................        882,005       657,618        603,233
                                                                            -------------  ------------  -------------
                                                                                6,243,428     5,501,576      7,012,032
Less treasury stock -- 137,500, 135,000 and 137,500 common shares,
 respectively.............................................................        278,922       272,985        278,922
                                                                            -------------  ------------  -------------
    Total shareholders' equity............................................      5,964,506     5,228,591      6,733,110
                                                                            -------------  ------------  -------------
                                                                            $  10,113,731  $  7,638,081  $  12,267,909
                                                                            -------------  ------------  -------------
                                                                            -------------  ------------  -------------

                See notes to consolidated financial statements.

                         STAR MULTI CARE SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    YEARS ENDED
                                                                      MAY 31,                  NINE MONTHS ENDED
                                                            ----------------------------  ----------------------------
                                                                1995           1994       FEBRUARY 29,   FEBRUARY 28,
                                                            -------------  -------------      1996           1995
                                                                                          -------------  -------------
                                                                                           (UNAUDITED)    (UNAUDITED)
Net revenue (Note 8)......................................  $  27,088,426  $  22,168,356  $  26,468,086  $  19,684,818
                                                            -------------  -------------  -------------  -------------
Operating costs and expenses (Notes 2 and 11):
  Costs of revenue........................................     17,582,371     14,351,131     17,253,507     12,807,183
  Selling, general and administrative (Note 2)............      8,267,585      7,072,298      7,741,493      6,013,727
                                                            -------------  -------------  -------------  -------------
                                                               25,849,956     21,423,429     24,995,000     18,820,910
                                                            -------------  -------------  -------------  -------------
Income from operations....................................      1,238,470        744,927      1,473,086        863,908
Interest income...........................................         33,907         24,412         13,608         24,660
Interest expense..........................................        (96,689)       (37,459)      (216,668)       (68,486)
                                                            -------------  -------------  -------------  -------------
Income before provision for income taxes and cumulative
 effect of change in accounting method....................      1,175,688        731,880      1,270,026        820,082
                                                            -------------  -------------  -------------  -------------
Provision for income taxes (Note 12)......................        470,000        311,000        520,000        353,000
                                                            -------------  -------------  -------------  -------------
Income before cumulative effect of change in accounting
 method...................................................        705,688        420,880        750,026        467,082
Cumulative effect of change in accounting method (Note
 12)......................................................       --               65,000       --             --
                                                            -------------  -------------  -------------  -------------
Net income................................................  $     705,688  $     485,880  $     750,026  $     467,082
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Net income per common share:
  Primary:
    Income before cumulative effect of accounting
     change...............................................  $         .28  $         .18  $         .28  $         .20
Cumulative effect of accounting change....................       --                  .03       --             --
                                                            -------------  -------------  -------------  -------------
Net income................................................  $         .28  $         .21  $         .28  $         .20
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Assuming full dilution:
  Income before cumulative effect of accounting change....  $         .28  $         .18  $         .28  $         .20
Cumulative effect of accounting change....................       --                  .03       --             --
                                                            -------------  -------------  -------------  -------------
Net income................................................  $         .28  $         .21  $         .28  $         .20
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Weighted average number of shares outstanding:
  Primary.................................................      2,500,311      2,325,065      2,704,187      2,282,032
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
  Assuming full dilution..................................      2,525,966      2,325,065      2,704,187      2,282,032
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------

                See notes to consolidated financial statements.

                         STAR MULTI CARE SERVICES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                          TWO YEARS ENDED MAY 31, 1995
              AND NINE MONTHS ENDED FEBRUARY 29, 1996 (UNAUDITED)

                                                 COMMON STOCK        ADDITIONAL                                   TOTAL
                                             ---------------------    PAID-IN      TREASURY      RETAINED     SHAREHOLDERS'
                                               SHARES     AMOUNT      CAPITAL        STOCK       EARNINGS        EQUITY
                                             ----------  ---------  ------------  -----------  -------------  -------------
Balance, June 1, 1993......................   1,445,000  $   1,445  $  4,842,513  $  (105,000) $     171,738   $ 4,910,696
Purchase of 90,000 shares of treasury
 stock.....................................      --         --           --          (167,985)      --            (167,985)
Three-for-two stock split..................     722,500        723          (723)     --            --             --
Net income.................................      --         --           --           --             485,880       485,880
                                             ----------  ---------  ------------  -----------  -------------  -------------
Balance, May 31, 1994......................   2,167,500      2,168     4,841,790     (272,985)       657,618     5,228,591
Purchase of 2,500 shares of treasury
 stock.....................................      --         --           --            (5,937)      --              (5,937)
Exercise of stock options..................      19,000         19        36,145      --            --              36,164
6% stock dividend..........................     128,347        128       481,173      --            (481,301)      --
Net income.................................      --         --           --           --             705,688       705,688
                                             ----------  ---------  ------------  -----------  -------------  -------------
Balance, May 31, 1995......................   2,314,847      2,315     5,359,108     (278,922)       882,005     5,964,506
6% stock dividend..........................     130,641        131     1,028,667      --          (1,028,798)      --
Exercise of stock options..................       8,287          8        18,570      --            --              18,578
Net income.................................      --         --           --           --             750,026       750,026
                                             ----------  ---------  ------------  -----------  -------------  -------------
Balance, February 29, 1996 (unaudited).....   2,453,775  $   2,454  $  6,406,345  $  (278,922) $     603,233   $ 6,733,110
                                             ----------  ---------  ------------  -----------  -------------  -------------
                                             ----------  ---------  ------------  -----------  -------------  -------------

                See notes to consolidated financial statements.

                         STAR MULTI CARE SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED
                                                                        MAY 31,                  NINE MONTHS ENDED
                                                              ----------------------------  ----------------------------
                                                                  1995           1994       FEBRUARY 29,   FEBRUARY 28,
                                                              -------------  -------------      1996           1995
                                                                                            -------------  -------------
                                                                                             (UNAUDITED)    (UNAUDITED)
Cash flow from operating activities
  Net income................................................  $     705,688  $     485,880  $     750,026  $     467,082
                                                              -------------  -------------  -------------  -------------
    Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
      Provision for doubtful accounts.......................        330,732        255,446        255,000        220,000
      Depreciation and amortization of property and
       equipment............................................         69,472         84,890         63,118         54,022
      Amortization of intangible assets.....................        270,834        268,767        266,296        203,386
    Loss on disposal of equipment...........................         14,606       --             --             --
    Deferred income taxes...................................        (18,000)       (76,000)      --             --
    Changes in operating assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable...................................     (1,483,469)    (1,846,351)    (2,547,596)    (1,170,130)
      Prepaid expenses and other current assets.............         49,757       (121,721)      (154,324)       (84,862)
      Deposits..............................................        (21,663)        17,625        (91,478)        (9,051)
    Increase (decrease) in liabilities:
      Accrued payroll and related expenses..................        259,163        187,281        106,872         19,620
      Accounts payable and other accrued expenses...........         75,669         33,257        (26,306)      (106,852)
      Income taxes payable..................................        104,903        140,653       (101,242)        52,411
                                                              -------------  -------------  -------------  -------------
        Total Adjustments...................................       (347,996)    (1,056,152)    (2,229,660)      (821,456)
        Net cash provided by (used in) operating
         activities.........................................        357,692       (570,272)    (1,479,634)      (354,374)
                                                              -------------  -------------  -------------  -------------
Cash flow from investing activities:
  Business acquisitions.....................................     (1,215,770)      (791,004)      --             --
  Purchase of property and equipment........................       (127,497)      (126,580)      (100,809)       (62,174)
  Purchase of intangibles...................................        (14,829)      --              (62,260)       (29,098)
  Repayment of advance to officer...........................         15,506          4,777          7,227          9,985
  Note receivable...........................................       --             --             --             (158,302)
                                                              -------------  -------------  -------------  -------------
        Net cash used in investing activities...............     (1,342,590)      (912,807)      (155,842)      (239,589)
                                                              -------------  -------------  -------------  -------------
Cash flow from financing activities:
  Purchase of treasury stock................................         (5,937)      (167,985)      --               (6,138)
  Net proceeds from revolving credit line...................        800,000        950,000      1,500,000        250,000
  Payment of long-term debt.................................       --             --              (93,750)      --
  Proceeds from issuance of common stock....................         36,164       --               18,578         16,249
                                                              -------------  -------------  -------------  -------------
        Net cash provided by financing activities...........        830,227        782,015      1,424,828        260,111
                                                              -------------  -------------  -------------  -------------
Net decrease in cash and cash equivalents...................       (154,671)      (701,064)      (210,648)      (333,852)
Cash and cash equivalents at beginning of year..............        425,015      1,126,079        270,344        425,015
                                                              -------------  -------------  -------------  -------------
Cash and cash equivalents at end of year....................  $     270,344  $     425,015  $      59,696  $      91,163
                                                              -------------  -------------  -------------  -------------
                                                              -------------  -------------  -------------  -------------
Supplemental disclosures:
  Income taxes paid.........................................  $     381,000  $     213,000  $     519,000  $     298,552
                                                              -------------  -------------  -------------  -------------
                                                              -------------  -------------  -------------  -------------
  Interest paid.............................................  $      86,000  $      38,000  $     204,000  $      68,486
                                                              -------------  -------------  -------------  -------------
                                                              -------------  -------------  -------------  -------------

                See notes to consolidated financial statements.

                         STAR MULTI CARE SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The Company is principally engaged in providing temporary health care personnel, including registered nurses, licensed practical nurses, nurses aides and respiratory therapists to hospitals, nursing homes, extended care facilities and in-home patients in Florida and the New York City metropolitan area.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Star Multi Care Services, Inc. and its subsidiaries (the "Company"), all of which are wholly-owned. All significant intercompany transactions and accounts have been eliminated.

    REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Net revenue is recorded at the estimated net realizable amount from patients, third-party payors and others for services rendered. A significant portion of the Company's revenue is received from third-party payors (i.e. Medicare) and is subject to audit and adjustment by those payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. A provision for doubtful accounts is made for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current industry conditions, historical collection experience and other relevant factors which, in the opinion of management, deserve recognition in estimating the allowance for doubtful accounts.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. The carrying amount of assets and related accumulated depreciation and amortization are removed from the accounts when such assets are disposed of, and the resulting gain or loss is included in operations. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the remaining life of the lease or the life of the improvement.

    CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

    INCOME TAXES

    Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Temporary differences and carryforwards giving rise to deferred taxes primarily relate to the allowance for doubtful accounts, depreciation and subsidiary net operating loss carryforwards.

    NET INCOME PER SHARE

    Net income per share has been computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding during each period. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options and warrants.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTERIM FINANCIAL STATEMENTS

    The unaudited financial statements as of February 29, 1996 and for the nine months ended February 29, 1996 and February 28, 1995 reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

NOTE 2 -- RELATED PARTY TRANSACTIONS
    Notes receivable from officer represents amounts loaned by the Company and or subsidiaries of the Company to the Company's President. These notes bear interest at 6% and mature August 1, 1996. All interest has been paid through May 31, 1995.

    A director provides accounting services to the Company for which he was compensated approximately $100,000 in each of the years 1995 and 1994, and approximately $75,000 in each of the nine-month periods ended February 29, 1996 and February 28, 1995.

NOTE 3 -- INTANGIBLE ASSETS
    Intangible assets consists of the following:

                                                                                           FEBRUARY 29,
                                                                        MAY 31,                1996
                                                 AMORTIZATION  --------------------------  ------------
                                                    PERIOD         1995          1994
                                                 ------------  ------------  ------------  (UNAUDITED)
Covenants not-to-compete.......................     2 - 8      $    600,000  $    450,000  $    575,000
Customer contracts.............................    11 - 15        2,225,000     1,069,000     2,225,000
Nurses lists...................................     9 - 15          703,000       453,000       703,000
Goodwill.......................................     8 - 15          646,000       611,000       556,000
Other..........................................     2 - 10          210,000        96,000       352,000
                                                               ------------  ------------  ------------
                                                                  4,384,000     2,679,000     4,411,000
Less accumulated amortization..................                   1,038,000       768,000     1,269,000
                                                               ------------  ------------  ------------
                                                               $  3,346,000  $  1,911,000  $  3,142,000
                                                               ------------  ------------  ------------
                                                               ------------  ------------  ------------

    Net intangible assets increased approximately $1,705,000 and $791,000 for the fiscal years ended 1995 and 1994, respectively, primarily as a result of the business acquisitions described in Note 7. Intangible assets are being amortized principally using the straight-line method over a period of years ranging from 2-15 years.

NOTE 4 -- REVOLVING CREDIT LINE
    The Company has a $3.5 million line of credit with a bank which bears interest at 1/2% above the bank's prime lending rate (9% at May 31, 1995) and expires on October 4, 1995. The facility is renewable at the sole discretion of the bank (see subsequent refinancing below). All loans under the line of credit are collateralized by all assets of the Company. The Company can borrow against the line to the extent of 80% of eligible accounts receivable (90 days and under, net of cross-aged receivables). At May 31, 1995 the Company had $1,750,000 available under the line of credit.

    On August 16, 1995 the Company and a bank committed to a new credit facility and terminated the other facility mentioned above. The new facility is a $6 million revolving line of credit which bears interest at

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 4 -- REVOLVING CREDIT LINE (CONTINUED)
1/4% above the bank's prime lending rate and matures on August 16, 1997, at which time it may be converted into a three-year term loan which will bear interest at 1/2% above the bank's prime lending rate. The line will be collateralized by all assets of the Company. The Company can borrow against the line to the extent of 80% of eligible accounts receivable (120 days and under, net of contractual allowances).

    In accordance with FASB Statement No. 6, "Classification of short-term obligations expected to be refinanced", the total amount outstanding at May 31, 1995 of $1,750,000 has been classified as non-current.

NOTE 5 -- LONG-TERM DEBT
    Long-term debt consists of a note payable in monthly installments of $10,417 through May 1999. Interest is payable monthly at 8.5%. The note was issued in connection with the acquisition discussed in Note 7.

    Long-term debt matures as follows:

                         YEARS ENDING
                           MAY 31,
                        -------------
  1996........................................................  $  125,000
  1997........................................................     125,000
  1998........................................................     125,000
  1999........................................................     125,000
                                                                ----------
                                                                $  500,000
                                                                ----------
                                                                ----------

NOTE 6 -- SHAREHOLDERS' EQUITY

    WARRANTS

    Pursuant to the Company's initial public offering in May 1991, the Company issued to the underwriter warrants to purchase 112,922 shares of the Company's common stock. The warrants, which contain certain anti-dilution provisions, expire in May 1996 and have an exercise price of $4.98 per share.

    PREFERRED STOCK

    On November 23, 1993, shareholders voted to amend the Company's Certificate of Incorporation to create five million shares of preferred stock, $1.00 par value, which the Board of Directors has authority to issue from time to time in series. The Board of Directors also has the authority to fix, before the issuance of each series, the number of shares in each series and the designation, preferences, rights and limitations of each series. To date, no shares of preferred stock have been issued.

    STOCK DIVIDEND

    On April 12, 1994, the Company's Board of Directors approved a three-for-two stock split of the Company's common stock in the form of a 50% stock dividend for shareholders of record as of April 29, 1994. A total of 722,500 shares of common stock were issued in connection with the split. Common stock and additional paid-in capital have been adjusted for the par value of the additional shares issued. All share amounts and per share amounts have been restated to retroactively reflect the stock split.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 6 -- SHAREHOLDERS' EQUITY (CONTINUED)
    On April 24, 1995, the Company's Board of Directors approved a 6% stock dividend payable on May 30, 1995 for shareholders of record as of May 15, 1995. A total of 128,347 shares of common stock were issued in connection with the dividend. Common stock has been adjusted for the par value of the shares issued. Additional paid-in capital and retained earnings have been adjusted for the difference between the fair market value and the par value of the shares.

    On December 5, 1995 the Company's Board of Directors approved a 6% stock dividend payable on January 12, 1996 for shareholders of record as of December 22, 1995. A total of 130,641 shares of common stock were issued in connection with the dividend. Common stock has been adjusted for the par value of the shares issued. Additional paid in capital and retained earnings have been adjusted for the difference between the fair market value and the par value of the shares.

    All references in the accompanying financial statements to the number of common shares and per share amounts for all periods presented have been restated to reflect the stock dividends.

NOTE 7 -- ACQUISITIONS
    In May 1995, the Company acquired certain assets of Long Island Nursing Registry, Inc. ("LINR") for approximately $1,716,000, including acquisitions costs of approximately $100,000. The assets purchased consisted of customer and patient lists of $1,156,000, nurses lists of $250,000, covenant not-to-compete of $150,000, furniture and office equipment of $25,000 and goodwill of $35,000.

    In November 1993, the Company acquired certain assets of DSI Health Care Services, Inc. for approximately $725,000, including acquisition costs of $175,000. The assets purchased consisted of customer and patient lists of $400,000, nurses lists of $120,000, furniture and office equipment of $30,000 and goodwill of $175,000.

    The above acquisitions have been accounted for utilizing purchase accounting principles. Accordingly, the results of operations have been included in the accompanying consolidated financial statements since the date of acquisition.

    The following unaudited pro forma results of operations for the years ended May 31, 1995 and May 31, 1994 assume the above acquisitions occurred as of the beginning of the period after giving effect to certain adjustments, including amortization of goodwill and related income tax effects. The pro forma results have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combination been in effect on the date indicated or which may occur in the future.

                                                                  1995           1994
                                                                UNAUDITED      UNAUDITED
                                                              -------------  -------------
Net revenues................................................  $  33,159,000  $  28,363,000
Net income..................................................  $     805,000  $     575,000
Net income per common share.................................  $         .32  $         .28

NOTE 8 -- CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS
    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable and temporary cash investments.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 8 -- CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS (CONTINUED)
    The Company provides temporary health care personnel to hospitals, nursing homes, extended care facilities and in-home patients in Florida, New Jersey and the New York City metropolitan area. At May 31, 1995, approximately 13% of accounts receivable was due from Medicaid and approximately 11% of accounts receivable was due from Medicare. Credit losses relating to customers historically have not been significant and within management's expectations.

    The Company places its temporary cash investments with high credit quality financial institutions.

NOTE 9 -- CONTINGENCIES
    The Company in the past treated certain of its nurses and certain others as independent contractors. The Internal Revenue Service ("IRS") and the New York State Department of Labor ("DOL") have, in certain cases, determined that per diem health care workers were employees, and not independent contractors, of the firm placing them. Two of the Company's subsidiaries have been selected for an employment tax audit by DOL and another of the Company's subsidiaries has been selected for an employment tax audit by the IRS.

    In October 1994, the subsidiary subjected to the IRS audit received from the IRS a formal report proposing an adjustment in taxes of $1,222,220 for years 1989-1993. On October 12, 1995, that subsidiary signed a closing agreement with the IRS providing for zero tax liability for years 1989-1995. The subsidiary has agreed to treat all skilled nurses providing hospital staffing services as employees for federal employment tax purposes commencing January 1, 1996. As skilled hospital staffing services currently represents only 2% of revenues this change is not expected to have a significant impact on earnings.

    In May 1993, one of the Company's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $73,000. In January 1994, the other of the Company's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $33,000. The Company prevailed before the hearing examiner in the latter of these cases, which decision is presently being appealed by the DOL, and the Company is vigorously defending its position. The Company did not prevail in the former case and is currently appealing that decision. Management believes that the possibility of an unfavorable outcome which would materially affect the financial position and results of operations of the Company is remote.

NOTE 10 -- STOCK OPTION PLANS
    The Company has two stock option plans as adopted and as adjusted for stock dividends. Participants may be granted incentive stock options to purchase an aggregate of 48,000 and 738,000 shares of common stock, respectively. Such options become exercisable at various intervals over a period of up to three years from the date of grant. The options expire between November 1997 and May 2005.

    The incentive stock options may be granted to employees and consultants of the Company at a price not less than the fair market value on the date of grant. All such options are authorized and approved by the Board of Directors, based on recommendations of the Compensation Committee.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 10 -- STOCK OPTION PLANS (CONTINUED)
    Information as to options granted as of May 31, 1995 and 1994 is as follows:

                                                             1994                       1995
                                                   -------------------------  -------------------------
                                                                 EXERCISE                   EXERCISE
                                                    SHARES        PRICE        SHARES        PRICE
                                                   ---------  --------------  ---------  --------------
Outstanding June 1...............................    332,142  $1.44 - $4.41     533,969  $1.44 - $4.41
  Granted........................................    231,743  $1.92 - $2.69      27,454  $3.45 - $3.59
  Cancelled or expired...........................    (29,916) $1.44 - $4.41      --            --
  Exercised......................................     --            --          (20,140) $1.58 - $2.08
                                                   ---------                  ---------
Outstanding May 31...............................    533,969  $1.44 - $4.41     541,283  $1.44 - $4.41
                                                   ---------                  ---------
                                                   ---------                  ---------
Exercisable......................................    375,108                    513,991
                                                   ---------                  ---------
                                                   ---------                  ---------

    Subsequent to May 31, 1995 the Company granted an additional 34,677 options at prices ranging from $3.51 to $6.60. In addition, 13,152 options were cancelled or expired and 8,287 options were exercised.

    Shares reserved for future issuance at May 31, 1995 are comprised of the following:

Shares issuable upon exercise of stock options under the plans.............    786,000
Shares issuable upon exercise of stock warrants by underwriter.............    113,000
                                                                             ---------
Total Shares reserved for future issuance at May 31, 1995..................    899,000
                                                                             ---------
                                                                             ---------

    In November 1995, the Company adopted an Employee Stock Purchase Plan whereby certain employees can purchase shares of common stock at the lesser of 85% of the fair market value of the stock at the beginning or end of year. The Company has reserved 318,000 shares of common stock for future requirements under the plan.

NOTE 11 -- COMMITMENTS

    EMPLOYMENT AGREEMENT

    The Company has an employment agreement as amended, with an officer which expires in December 1995. The aggregate commitment for future salary, excluding bonuses, under the agreement is $146,000. The agreement also provides for certain bonuses based upon annual pretax income. The Company has an employment agreement with a former LINR shareholder which expires May 1997. The aggregate commitment for future salary under the agreement is $200,000. The aggregate minimum commitment for future salaries under both agreements is $246,000 and $100,000 in the years ending May 31, 1996 and 1997, respectively. In December 1995, the agreement with the officer was extended to June 1996 with substantially the same terms.

    LEASES

    The Company conducts its operations from leased office space in New York and Florida. These leases (classified as operating leases) expire at various dates through 2002. Management expects that in the normal course of business these leases will be renewed or replaced by other leases.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 11 -- COMMITMENTS (CONTINUED)
    In July 1994 the Company entered into a sublease agreement for certain office space which expires in 2002.

    As of May 31, 1995, future net minimum rental payments (net of sublease income) under operating leases having initial or remaining noncancellable terms in excess of one year are as follows:

  1996..........................................  $ 432,000
  1997..........................................    416,000
  1998..........................................    407,000
  1999..........................................    371,000
  2000..........................................    162,000
  Thereafter....................................    153,000
                                                  ---------
                                                  $1,941,000
                                                  ---------
                                                  ---------

    Rental expenses for operating leases for fiscal years ended 1995 and 1994 were approximately $332,000 and $329,000, respectively.

NOTE 12 -- INCOME TAXES
    The Company and its subsidiaries file consolidated federal income tax returns. Effective June 1, 1993, the Company adopted FASB Statement No. 109, "Accounting for Income Taxes," which requires a liability approach to financial accounting and reporting for income taxes. The effect of adopting FASB Statement No. 109 on net income for the year ended May 31, 1994 was an increase of $76,000, which includes an increase in net income of $65,000 for the cumulative effect on years prior to June 1, 1993. As permitted under the standard, the financial statements for the prior year have not been restated.

    The provision for income taxes consists of the following:

                                                       YEARS ENDED MAY 31,        NINE MONTHS ENDED
                                                      ----------------------  --------------------------
                                                         1995        1994     FEBRUARY 29,  FEBRUARY 28,
                                                      ----------  ----------      1996          1995
                                                                              ------------  ------------
                                                                               UNAUDITED     UNAUDITED
Current:
  Federal...........................................  $  368,000  $  241,000   $  432,000    $  279,000
  State and local...................................     120,000      81,000       88,000        74,000
                                                      ----------  ----------  ------------  ------------
                                                         488,000     322,000      520,000       353,000
                                                      ----------  ----------  ------------  ------------
Deferred:
  Federal...........................................     (14,000)     (8,000)      --            --
  State.............................................      (4,000)     (3,000)      --            --
                                                      ----------  ----------  ------------  ------------
                                                         (18,000)    (11,000)      --            --
                                                      ----------  ----------  ------------  ------------
                                                      $  470,000  $  311,000   $  520,000    $  353,000
                                                      ----------  ----------  ------------  ------------
                                                      ----------  ----------  ------------  ------------

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 12 -- INCOME TAXES (CONTINUED)
    The components of the net deferred tax asset are as follows:

                                                                     YEARS ENDED MAY 31,
                                                                    ----------------------
                                                                       1995        1994
                                                                    ----------  ----------  FEBRUARY 29,
                                                                                                1996
                                                                                            ------------
                                                                                            (UNAUDITED)
Deferred tax assets:
  Allowance for doubtful accounts.................................  $  160,000  $  149,000   $  164,000
  Other...........................................................      16,000      14,000       16,000
                                                                    ----------  ----------  ------------
                                                                       176,000     163,000      180,000
Deferred tax liability -- Depreciation............................     (16,000)    (21,000)     (20,000)
                                                                    ----------  ----------  ------------
Net deferred tax asset............................................  $  160,000  $  142,000   $  160,000
                                                                    ----------  ----------  ------------
                                                                    ----------  ----------  ------------

    A reconciliation between the actual income tax expense and income taxes computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                                                YEARS ENDED MAY 31,
                                                                               ----------------------
                                                                                  1995        1994
                                                                               ----------  ----------
Computed income tax expense at 34%...........................................  $  400,000  $  249,000
Increase (decrease) in taxes resulting from:
  Nondeductible expenses.....................................................      13,000      32,000
  State and local taxes, net.................................................     114,000      53,000
  Other, net.................................................................     (57,000)    (23,000)
                                                                               ----------  ----------
                                                                               $  470,000  $  311,000
                                                                               ----------  ----------
                                                                               ----------  ----------

    Paragon, a company acquired by the Company in July 1991, has preacquisition net operating loss carryforwards of approximately $140,000 which expire from 2001 through 2006. Utilization of these net operating loss carryforwards is subject to substantial limitations including separate company and annual limitations resulting from the change in control of Paragon.

NOTE 13 -- RETIREMENT PLANS
    The Company adopted a 401(k) savings plan in January 1995 covering all eligible employees. Employees may defer up to 15% of their compensation. The agency will match 10% of employees' contributions up to 8%. A contribution of approximately $11,000 was made during the nine month period ended February 29, 1996.

    A subsidiary of the Company has a deferred fringe benefits welfare compensation plan covering its employees. Contributions to the plan are discretionary. Contributions to the plan are based on employee compensation. Employees are fully vested at the end of three years. Contributions to the plan for the years ended May 31, 1995 and 1994 and for the nine months ended February 29, 1996 and February 28, 1995 approximated $264,000, $222,000, $150,000 and
$150,000, respectively.

                         STAR MULTI CARE SERVICES, INC.

      TWO YEARS ENDED MAY 31, 1995 AND NINE MONTHS ENDED FEBRUARY 29, 1996
                             AND FEBRUARY 28, 1995
      (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED FEBRUARY 29, 1996
                      AND FEBRUARY 28, 1995 IS UNAUDITED)

NOTE 14 -- SUPPLEMENTARY INFORMATION -- STATEMENT OF CASH FLOWS

    NON-CASH TRANSACTIONS

    During the year the Company issued a note payable of $500,000 to finance a portion of the acquisitions mentioned in Note 7.

    During the year the Company issued a 6% stock dividend which amounted to $481,301.

    During the nine months ended February 29, 1996 the Company issued a 6% stock dividend which amounted to $1,028,798.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
AMSERV HEALTHCARE INC.

    We have audited the accompanying consolidated balance sheet of AMSERV HEALTHCARE INC. as of June 24, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. Our audit also included the financial statement schedule as of June 24, 1995 listed in the index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMSERV HEALTHCARE INC. at June 24, 1995, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES in fiscal 1995.

                                          /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP
San Diego, California
August 11, 1995

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
AMSERV HEALTHCARE INC.:

    We have audited the accompanying consolidated balance sheet of AMSERV HEALTHCARE INC. and subsidiaries (the "Company") as of June 30, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1994, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1994 in conformity with generally accepted accounting principles.

                                            /s/ DELOITTE & TOUCHE LLP
                                                DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 7, 1994

                             AMSERV HEALTHCARE INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                     JUNE 24,       JUNE 30,
                                                                                       1995           1994
                                                                                   -------------  -------------
Current Assets
  Cash and cash equivalents (Note 1).............................................  $   1,226,448  $     643,987
  Short-term investments, net (Notes 1 and 2)....................................      1,392,021        676,615
  Accounts receivable, net of allowance for doubtful accounts of $103,264 in 1995
   and $237,687 in 1994..........................................................        973,731      1,964,903
  Federal income taxes refundable................................................       --              326,628
  Other current assets...........................................................        187,463        335,389
                                                                                   -------------  -------------
    Total current assets.........................................................      3,779,663      3,947,522
Equipment, Furniture and Fixtures net of accumulated depreciation of $196,069 in
 1995 and $135,906 in 1994.......................................................        387,821        252,234
Intangible Assets, net (Note 3)..................................................      2,203,113      2,047,540
Other Assets.....................................................................        313,888        311,090
                                                                                   -------------  -------------
                                                                                   $   6,684,485  $   6,558,386
                                                                                   -------------  -------------
                                                                                   -------------  -------------
                       LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable...............................................................  $     105,663  $      70,735
  Accrued payroll and related taxes..............................................        561,143        580,035
  Net liabilities of discontinued operations (Note 4)............................        391,770        116,718
  Other current liabilities......................................................        254,778        277,928
  Current maturities of long-term debt (Notes 5 and 6)...........................       --              333,334
                                                                                   -------------  -------------
    Total current liabilities....................................................      1,313,354      1,378,750
                                                                                   -------------  -------------
Long-Term Liabilities
  Long-term debt net of current maturities (Notes 5 and 6).......................       --              666,666
  Other long-term liabilities....................................................         30,859        165,000
                                                                                   -------------  -------------
    Total long-term liabilities..................................................         30,859        831,666
                                                                                   -------------  -------------
Redeemable Preferred Stock
  Preferred stock, $.01 par value; authorized 3,000,000 shares; Class A
   Redeemable issued and outstanding 341,435 shares in 1995 and none in 1994
   (Note 7)......................................................................          3,414       --
  Additional paid-in capital (Note 7)............................................        679,456       --
                                                                                   -------------  -------------
    Total redeemable preferred stock.............................................        682,870       --
Commitments and Contingencies (Notes 6, 10 and 11)
Common Shareholders' Equity
  Common stock, $.01 par value; authorized 15,000,000 shares; 3,295,356 shares
   outstanding in 1995 and 3,087,794 shares outstanding in 1994 (Note 8).........         32,953         30,877
  Treasury stock, at cost, 143,268 shares (Note 8)...............................       (296,053)      (296,053)
  Additional paid-in capital.....................................................      6,787,963      6,373,936
  Note receivable from officer (Note 12).........................................       (198,440)      --
  Unrealized loss on short-term investments (Note 2).............................        (14,564)      --
  Retained earnings (deficit)....................................................     (1,654,457)    (1,760,790)
                                                                                   -------------  -------------
    Total common shareholders' equity............................................      4,657,402      4,347,970
                                                                                   -------------  -------------
                                                                                   $   6,684,485  $   6,558,386
                                                                                   -------------  -------------
                                                                                   -------------  -------------

          See accompanying notes to consolidated financial statements.

                             AMSERV HEALTHCARE INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          YEARS ENDED JUNE 30,
                                                                         YEAR ENDED    ---------------------------
                                                                        JUNE 24, 1995      1994           1993
                                                                        -------------  -------------  ------------
Operating Revenues....................................................  $  11,341,609  $   7,525,822  $  6,048,748
                                                                        -------------  -------------  ------------
Operating Expenses
  Selling, general and administrative.................................     10,914,279      7,321,290     5,907,124
  Depreciation and amortization (Note 1)..............................        415,143        373,321       358,979
                                                                        -------------  -------------  ------------
    Total operating expenses..........................................     11,329,422      7,694,611     6,266,103
                                                                        -------------  -------------  ------------
Operating Income (Loss)...............................................         12,187       (168,789)     (217,355)
Interest Expense......................................................        (51,543)        (8,254)      (24,471)
Interest Income.......................................................         93,742         88,541       111,227
                                                                        -------------  -------------  ------------
Income (Loss) From Continuing Operations Before Provision for Income
 Taxes................................................................         54,386        (88,502)     (130,599)
Income Tax Provision (Benefit) (Note 9)...............................          2,038        (25,168)      (59,207)
                                                                        -------------  -------------  ------------
Income (Loss) From Continuing Operations..............................         52,348        (63,334)      (71,392)
Discontinued Operations (Note 4)
  Income (loss) from discounted operations, net of income taxes of
   ($282,401) in 1994 and ($297,793) in 1993..........................       --             (710,636)     (359,076)
Gain (loss) on disposal of discontinued operations, net of income
 taxes of $168,211 in 1995 and ($77,110) in 1994......................         30,302     (1,167,949)      --
Cumulative Effect to July 1, 1994 of change in Accounting Principle,
 net of income taxes of $12,752.......................................         23,683       --             --
                                                                        -------------  -------------  ------------
Net Income (Loss).....................................................  $     106,333  $  (1,941,919) $   (430,468)
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------
Income (Loss) Per Common Share (Note 1)
  Income (loss) from continuing operations............................  $         .02  $        (.02) $       (.03)
  Loss from discontinued operations...................................       --                 (.24)         (.12)
  Gain (loss) on disposal of discontinued operations..................            .01           (.40)      --
  Cumulative Effect of change in accounting principle.................       --             --             --
  Net income (loss)...................................................  $         .03  $        (.66) $       (.15)
                                                                        -------------  -------------  ------------
Shares Used in Computing Per Share Amounts............................      3,111,527      2,944,526     2,960,647
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

          See accompanying notes to consolidated financial statements.

                             AMSERV HEALTHCARE INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          YEARS ENDED JUNE 24, 1995, JUNE 30, 1994 AND 1993
                                   -----------------------------------------------------------------------------------------------
                                                                                                 NOTE      UNREALIZED
                                        COMMON STOCK          TREASURY STOCK     ADDITIONAL   RECEIVABLE     (LOSS)      RETAINED
                                   ----------------------  --------------------    PAID-IN       FROM          ON        EARNINGS
                                    SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL      OFFICER    INVESTMENTS  (DEFICIT)
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------
Balances at June 30, 1992........  2,917,794   $  29,177      27,800  $ (62,800)  $6,120,636   $  --        $  --       $  611,597
  Shares issued in acquisition of
   MED-PRO (Note 6)..............    170,000       1,700      --         --         253,300       --           --           --
  Treasury stock acquired (Note
   8)............................     --          --         115,468   (233,253)     --           --           --           --
  Net loss.......................     --          --          --         --          --           --           --         (430,468)
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------
Balances at June 30, 1993........  3,087,794      30,877     143,268   (296,053)  6,373,936       --           --          181,129
  Net loss.......................     --          --          --         --          --           --           --       (1,941,919)
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------
Balances at June 30, 1994........  3,087,794      30,877     143,268   (296,053)  6,373,936       --           --       (1,760,790)
  Stock Options exercised
   including income tax benefit
   (Note 12).....................    207,562       2,076      --         --         414,027     (198,440)      --           --
  Cumulative effect of change in
   accounting principle (Note
   2)............................     --          --          --         --          --           --          (23,683)      --
  Change in unrealized loss on
   short-term investments........     --          --          --         --          --           --            9,119       --
  Net income.....................     --          --          --         --          --           --           --          106,333
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------
Balances at June 24, 1995........  3,295,356   $  32,953     143,268  $(296,053)  $6,787,963   $(198,440)   $ (14,564)  $(1,654,457)
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------
                                   ---------  -----------  ---------  ---------  -----------  -----------  -----------  ----------


                                     TOTAL
                                   ----------
Balances at June 30, 1992........  $6,698,610
  Shares issued in acquisition of
   MED-PRO (Note 6)..............     255,000
  Treasury stock acquired (Note
   8)............................    (233,253)
  Net loss.......................    (430,468)
                                   ----------
Balances at June 30, 1993........   6,289,889
  Net loss.......................  (1,941,919)
                                   ----------
Balances at June 30, 1994........   4,347,970
  Stock Options exercised
   including income tax benefit
   (Note 12).....................     217,663
  Cumulative effect of change in
   accounting principle (Note
   2)............................     (23,683)
  Change in unrealized loss on
   short-term investments........       9,119
  Net income.....................     106,333
                                   ----------
Balances at June 24, 1995........  $4,657,402
                                   ----------
                                   ----------

          See accompanying notes to consolidated financial statements.

                             AMSERV HEALTHCARE INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            YEARS ENDED JUNE 30,
                                                                             YEAR ENDED    ----------------------
                                                                            JUNE 24, 1995     1994        1993
                                                                            -------------  ----------  ----------
OPERATING ACTIVITIES:
  Net income (loss).......................................................   $   106,333   $(1,941,919) $ (430,468)
  Noncash items included in net income (loss):
    Deferred income taxes.................................................         5,235       --          --
    Cumulative effect of change in accounting principles..................       (23,683)      --          --
    (Gain) loss on disposal of discontinued operations....................       (30,302)   1,167,949      --
    Depreciation and amortization.........................................       415,143      548,749     579,342
    Provision for doubtful accounts.......................................      (134,423)      --         140,000
    Write-off of intangibles..............................................       --           137,616      --
    Gain on stock acquired in legal settlement............................       --            --         (52,500)
    Loss on disposal of equipment, furniture and fixtures.................        32,680       45,078      15,575
  Changes in assets and liabilities:
    Accounts receivable...................................................     1,125,595       99,776     202,763
    Income taxes..........................................................       326,628      200,998    (133,221)
    Other assets..........................................................        94,717      (30,360)   (135,451)
    Accounts payable......................................................        34,928       23,094      (9,591)
    Loss contracts and unfavorable leases.................................       --           (44,000)   (206,000)
    Other liabilities.....................................................       (87,816)    (106,876)   (230,953)
                                                                            -------------  ----------  ----------
Net cash provided by (used in) operating activities.......................     1,865,035      100,105    (260,504)

INVESTING ACTIVITIES:
  Proceeds from sale of discontinued operations...........................       813,941       --          --
  Payment of costs related to discontinued operations.....................      (508,587)      --        (361,979)
  Proceeds from sale of short-term investments............................       880,000      268,750   2,503,309
  Purchase of short-term investments......................................    (1,586,285)    (497,125) (2,064,191)
  Purchase of equipment, furniture and fixtures...........................      (270,835)     (25,965)    (77,504)
  Payments for acquisitions...............................................       --          (678,835)   (871,897)
  Cash received on notes receivable.......................................        50,411      191,504     185,496
  Issuance of note receivable.............................................       --            --        (100,000)
  Payment of earnout advance..............................................      (500,000)      --          --
  Proceeds from sale of equipment, furniture and fixtures.................        31,851        4,034      --
                                                                            -------------  ----------  ----------
Net cash used in investing activities.....................................    (1,089,504)    (737,637)   (786,766)

FINANCING ACTIVITIES:
  Repayment of long-term debt.............................................      (166,666)      --        (666,666)
  Purchase of treasury stock..............................................       --            --        (180,753)
  Issuance of note payable................................................       --           130,587      --
  Repayment on note payable...............................................       (73,349)     (57,238)     --
  Redemption of Class A preferred shares..................................      (170,718)      --          --
  Exercise of employee stock options......................................       217,663       --
                                                                            -------------  ----------  ----------
Net cash provided by (used in) financing activities.......................      (193,070)      73,349    (847,419)
                                                                            -------------  ----------  ----------
Net increase (decrease) in cash and cash equivalents......................       582,461     (564,183) (1,894,689)
Cash and cash equivalents at beginning of year............................       643,987    1,208,170   3,102,859
                                                                            -------------  ----------  ----------
Cash and cash equivalents at end of year..................................   $ 1,226,448   $  643,987  $1,208,170
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------
NONCASH FINANCING AND INVESTING ACTIVITIES:
  Transfer from accounts receivable to notes receivable...................       --            80,307      --
  Issuance of common stock in the acquisition of MED-PRO..................       --            --         255,000
  Issuance of Class A redeemable preferred stock in exchange for note
   payable and related accrued interest...................................       853,588       --          --
  Income tax paid.........................................................       145,784        5,294      28,347
  Issuance of common stock upon exercise of options in exchange for note
   receivable.............................................................       198,440       --          --
  Interest paid...........................................................        31,289        2,421      42,804

          See accompanying notes to consolidated financial statements.

                             AMSERV HEALTHCARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of AMSERV HEALTHCARE INC. and its wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Certain prior years' amounts have been reclassified to conform with current year presentation.

    FISCAL YEAR

    During fiscal 1995 the Company commenced utilizing a 52/53-week fiscal year ending on the last Saturday in June. Monthly periods are accounted for in a four-week, four-week, five-week sequence, with each quarter consisting of 13 weeks. All references to years relate to fiscal years rather than calendar years.

    CASH AND CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, cash equivalents represent surplus cash invested in highly liquid investments on a short-term basis, with maturities of three months or less at date of purchase, until such cash is required for the continuing operations of the Company. At June 24, 1995, a substantial portion of the Company's cash is deposited in two banks and one brokerage company. The Company monitors the financial status of the banks and the brokerage company and does not believe the deposits are subject to a significant degree of risk.

    ACCOUNTING FOR INVESTMENTS IN DEBT AND EQUITY SECURITIES

    In July 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's management has classified its investment securities as available-for-sale and has recorded unrealized holding gains and losses as a separate component of shareholders' equity. The cumulative effect of the change in accounting principle resulted in an after-tax increase to income for unrealized losses of $23,683 at July 1, 1994 (Note 2).

    EQUIPMENT, FURNITURE AND FIXTURES

    Equipment, furniture and fixtures are stated at cost. Additions and major improvements are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets which range from three to seven years.

    INTANGIBLE ASSETS

    The Company evaluates the carrying value of its intangible assets periodically in order to determine if any indications of impairment are evident. If indications of impairment are noted, the ability of the Company to recover the identified intangible's carrying value on a non-discounted cash flow basis is reviewed and changes in the amortization period or carrying value are made if necessary.

    Excess of cost over acquired net assets is amortized on a straight-line basis over periods ranging from 35 to 37 years. Other intangible assets are stated at acquisition cost and are being amortized on a straight-line basis over their estimated useful lives of five years.

    REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Operating revenue is reported at net realizable amounts from third-party payors and individual patients for services rendered in the period in which the services are provided. The Company receives payment for services rendered to patients from state government sponsored programs, private third-party insurance and individual patients. Amounts due from private third-party insurance and individual patients are subject to differing economic conditions, and do not represent any concentrated credit risk to the Company. Management believes that reserves are adequate to cover any anticipated losses.

                             AMSERV HEALTHCARE INC.

NOTE 1. ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach. Prior to July 1993, the Company accounted for income taxes under SFAS No. 96.

    EARNINGS PER SHARE

    Earnings per share are based on the weighted average number of common and common equivalent shares outstanding. Certain stock options and warrants are not included in the computation of earnings per share because their effect would be antidilutive. Earnings per share assuming full dilution are the same as primary earnings per share.

NOTE 2. SHORT-TERM INVESTMENTS
    Short-term investments are recorded at estimated fair market value at June 24, 1995 and June 30, 1994, and consist primarily of tax exempt bonds and money market non-government securities with maturities of more than three months, and common and preferred stock. In July 1994, the Company classified all of its investments as available-for-sale securities according to Statement of Financial Accounting Standards No. 115. The following table summarizes available-for-sale securities at June 24, 1995:

                                                                       AVAILABLE-FOR-SALE SECURITIES
                                                                  ---------------------------------------
                                                                                   GROSS      ESTIMATED
                                                                                UNREALIZED       FAIR
                                                                      COST        LOSSES        VALUE
                                                                  ------------  -----------  ------------
Money Market/Non-Govt Securities................................  $    453,903   $   2,494   $    451,409
Tax Exempt Government Bonds.....................................       605,020         158        604,862
Common Stock....................................................       110,000      23,000         87,000
Preferred Stock.................................................       250,000       1,250        248,750
                                                                  ------------  -----------  ------------
    Total.......................................................  $  1,418,923   $  26,902   $  1,392,021
                                                                  ------------  -----------  ------------
                                                                  ------------  -----------  ------------

    As a result of the adoption of SFAS No. 115, the Company records net unrealized holding gains and losses, net of income tax effects, as a separate component of shareholders' equity. Previously, unrealized losses had been charged to operations. The cumulative effect of this change in accounting principle resulted in an after-tax adjustment to earnings of $23,683 at July 1, 1994.

    The gross realized gains and losses on sales of available-for-sale securities were $4,538 and $2,125 respectively, in fiscal 1995. The gross realized loss on sales of available-for-sale securities was $11,250 in fiscal 1994.

                             AMSERV HEALTHCARE INC.

NOTE 2. SHORT-TERM INVESTMENTS (CONTINUED)
    The amortized cost and estimated fair value of short-term investments at June 24, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                                          ESTIMATED
                                                                                             FAIR
                                                                               COST         VALUE
                                                                           ------------  ------------
Due in one year or less..................................................  $    603,958  $    601,410
Due after one year through three years...................................       --            --
Due after three years....................................................       454,965       454,861
Equity Securities........................................................       360,000       335,750
                                                                           ------------  ------------
    Total................................................................  $  1,418,923  $  1,392,021
                                                                           ------------  ------------
                                                                           ------------  ------------

NOTE 3. INTANGIBLE ASSETS
    Intangible  assets  acquired  in  acquisitions  (Note  6)  consist  of   the
following:

                                                                             JUNE 24,      JUNE 30,
                                                                               1995          1994
                                                                           ------------  ------------
Excess of cost over acquired net assets..................................  $  2,088,063  $  1,588,063
Assembled workforce......................................................       497,154       497,154
Accreditation and training programs......................................       502,846       502,846
Covenant not to compete..................................................       525,000       525,000
                                                                           ------------  ------------
                                                                              3,613,063     3,113,063
Less: Accumulated amortization...........................................     1,409,950     1,065,523
                                                                           ------------  ------------
                                                                           $  2,203,113  $  2,047,540
                                                                           ------------  ------------
                                                                           ------------  ------------

NOTE 4. DISCONTINUED OPERATIONS
    On September 20, 1994, the Company signed a Letter of Intent to sell its temporary nursing services business. As a result, the Company recorded a fiscal 1994 fourth quarter charge of $1,167,949 (after income tax benefit of $77,110) to provide for a loss on the disposal of these discontinued operations and their after-tax estimated operating losses of $149,627 until the estimated date of disposal. On November 9, 1994, the Company completed this transaction, and sold substantially all of the fixed and intangible assets of its temporary nursing services business for $814,000 in cash. The related net liabilities for this discontinued operation are included in the balance sheet under the caption "Net liabilities of discontinued operations". The balance remaining unpaid at June 24, 1995, relates to various state and local tax and payroll liabilities that have not been finalized and a remaining severance obligation. The consolidated statements of operations for fiscal 1995, 1994 and 1993, exclude sales and expenses for its temporary nursing services business

                             AMSERV HEALTHCARE INC.

NOTE 4. DISCONTINUED OPERATIONS (CONTINUED)
from   captions  applicable   to  continuing   operations.  Revenues   from  the
discontinued operation during fiscal 1995 were $3,988,696. Operating results of the discontinued operation for fiscal years 1994 and 1993 are summarized below:

                                                              FISCAL YEARS ENDED JUNE 30,
                                                              ----------------------------
                                                                  1994           1993
                                                              -------------  -------------
Net Sales...................................................  $  12,022,618  $  12,799,605
Loss Before Income Taxes....................................       (993,037)      (656,869)
Income Tax Benefit..........................................       (282,401)      (297,793)
Loss from Discontinued Operations...........................       (710,636)      (359,076)

NOTE 5. LONG-TERM DEBT
    Long-term debt at June 30, 1994, consists of a $1,000,000 unsecured note payable (less current maturities of $333,334) issued in the acquisition of the assets of North Central Personnel, Inc. (Note 6). In April 1995, the Company exchanged this note for redeemable preferred stock (Note 7).

NOTE 6. ACQUISITIONS
    On June 10, 1994, the Company, through its wholly-owned subsidiary AMSERV HEALTHCARE OF OHIO INC., acquired substantially all the assets and property of North Central Personnel, Inc. ("NCP"). The acquisition, which was accounted for as a purchase, had an initial purchase price of $1,553,835. The Company paid $553,835 of the purchase price with cash, and the balance of $1,000,000 was financed by a promissory note payable to the seller (Note 5). The final purchase price is contingent on an earnout and will be equal to the operating income of the North Central division for the three year period ending June 9, 1997, of which $500,000 was advanced on April 6, 1995. The remaining earnout will not exceed $500,000. The excess of the purchase price over the valuation of tangible assets was assigned to goodwill ($1,047,000) and a non-competition agreement ($25,000). The earnout advance and all future earnout payments will be accounted for as additional purchase price of NCP.

    The consolidated statement of operations for fiscal 1994 included the operating results of North Central from May 29, 1994. The following unaudited pro forma results of continuing operations have been prepared assuming the acquisition had occurred July 1, 1993. This pro forma information is for comparative purposes only and does not purport to be indicative of results that would have occurred if the acquisition had been made at the beginning of fiscal year 1994, and is not intended to be a projection of results which may occur in the future.

                                                                                   YEAR ENDED
                                                                                    JUNE 30,
                                                                                      1994
                                                                                  ------------
Net Sales.......................................................................  $  9,639,076
Income from Continuing Operations...............................................  $    146,651
Income from Continuing Operations Per Common Share..............................  $        .05

    In July 1992, the Company acquired substantially all of the operating assets and property of MED-PRO, Inc. ("MED-PRO"), a leading provider of supplemental staffing to healthcare facilities with offices in Phoenix, San Diego and San Francisco. The acquisition was accounted for as a purchase and, accordingly, the results of operations of the acquired business were included in the Company's fiscal 1993 operating

                             AMSERV HEALTHCARE INC.

NOTE 6. ACQUISITIONS (CONTINUED)
results from July 21, 1992. The purchase price consisted of cash of $872,000 and 170,000 restricted shares of AMSERV HEALTHCARE common stock. The operations of MED-PRO were sold with the sale of the Company's temporary nursing services business in November 1994 (Note 4).

NOTE 7. REDEEMABLE PREFERRED STOCK
    In April 1995, the Company issued 426,794 shares of its voting Class A Redeemable Preferred Stock, which had a redemption value of $2.00 per share, in exchange for the Company's promissory note payable to North Central (Note 6) and related accrued interest which totalled $853,588 on the date of the exchange. The preferred shares pay no dividends and may be redeemed at the option of the holder, in specified installments for cash. On May 29, 1995, 85,359 shares were redeemed for $170,718. Subsequently, on July 6, 1995, the remaining 341,435 Class A Redeemable Preferred Shares were exchanged for 260,141 Class B Redeemable Preferred Shares, with a redemption price of $2.625 per share. In addition, the Company may redeem the Class B shares in their entirety at its discretion. These remaining 260,141 shares with an aggregate redemption value of $682,870 at June 24, 1995, may be redeemed in installments of approximately 65,000 shares on November 29, 1995, May 29, 1996, November 29, 1996, and May 29, 1997. All outstanding Class B shares become redeemable in the event of default or change of control. Holders of all classes of Redeemable Preferred Stock have the same voting rights as common stock.

    Following is a summary of the aggregate redemption amounts of the Class B shares:

FISCAL YEAR ENDING                                                AMOUNT
- --------------------------------------------------------------  ----------
1996..........................................................  $  341,434
1997..........................................................  $  341,436

NOTE 8. COMMON STOCK

    TREASURY STOCK

    In March 1992, the Board of Directors authorized the Company to repurchase up to ten percent of its common stock. During fiscal 1992, the Company purchased 27,800 shares at an average price of $2.26 per share. In fiscal 1993, 85,468 shares were purchased at an average price of $2.11 per share and 30,000 shares with a value of $52,500 were acquired in a legal settlement. The Board voted to discontinue the stock repurchase program in January 1993.

    1991 STOCK OPTION PLAN

    In November 1991, the shareholders of the Company approved the "1991 Stock Option Plan" (the "Plan"), which replaced the 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option plan. The purpose of the Plan is to promote the overall financial objectives of the Company and its shareholders by motivating those persons selected to participate in the Plan to achieve long-term growth in shareholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. The price per share is determined by the Stock Option Committee of the Board of Directors at the time of the grant. All options granted under the Plan to date by the Company have been granted at the market price of the stock on the grant date and therefore no compensation was recognized. The options are exercisable for a period of ten years from the date of grant, subject to earlier termination as set forth in the Plan. Options are exercisable according to vesting schedules as determined by the Stock Option Committee. As of June 24, 1995, there were 1,201,677 shares of common stock reserved for options.

                             AMSERV HEALTHCARE INC.

NOTE 8. COMMON STOCK (CONTINUED)
    Following is a summary of option activity for fiscal years 1995, 1994 and 1993:

                                                                       OPTIONS     OPTIONS    AVAILABLE
                                                                     EXERCISABLE   GRANTED    FOR GRANT
                                                                     -----------  ----------  ----------
Outstanding, June 30, 1992
 ($1.81 to $6.38 per share)........................................     501,993      596,922     812,317
  Granted..........................................................      --          135,800    (135,800)
  Became exercisable...............................................      53,169       --          --
  Canceled or expired..............................................     (51,789)     (84,229)     84,229
                                                                     -----------  ----------  ----------
Outstanding, June 30, 1993
 ($1.44 to $6.38 per share)........................................     503,373      648,493     760,746
  Granted..........................................................      --           54,800     (54,800)
  Became exercisable...............................................      43,812       --          --
  Canceled or expired..............................................      (7,250)     (39,700)     39,700
                                                                     -----------  ----------  ----------
Outstanding, June 30, 1994
 ($1.00 to $6.38 per share)........................................     539,935      663,593     745,646
  Granted..........................................................      --           15,200     (15,200)
  Became exercisable...............................................      52,763       --          --
  Options exercised................................................    (207,562)    (207,562)     --
  Canceled or expired..............................................     (73,374)    (112,750)    112,750
                                                                     -----------  ----------  ----------
Outstanding, June 24, 1995
 ($1.00 to $6.38 per share)........................................     311,762      358,481     843,196
                                                                     -----------  ----------  ----------
                                                                     -----------  ----------  ----------

NOTE 9. INCOME TAXES
    Effective July 1, 1993, the Company adopted SFAS 109 on a prospective basis. The impact of adopting SFAS 109 was not material to the consolidated financial statements.

    Components of the provision (benefit) for income taxes from continuing operations are as follows:

                                                                       JUNE 24,    JUNE 30,    JUNE 30,
                                                                         1995        1994        1993
                                                                      ----------  ----------  ----------
Current:
  Federal...........................................................  $  (53,219) $  (25,168) $  (59,207)
  State.............................................................      50,022      --          --
                                                                      ----------  ----------  ----------
                                                                          (3,197)    (25,168)    (59,207)
Deferred:
  Federal...........................................................       5,235      --          --
  State.............................................................      --          --          --
                                                                      ----------  ----------  ----------
                                                                           5,235      --          --
                                                                      ----------  ----------  ----------
    Total Provision.................................................  $    2,038  $  (25,168) $  (59,207)
                                                                      ----------  ----------  ----------
                                                                      ----------  ----------  ----------

                             AMSERV HEALTHCARE INC.

NOTE 9. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                JUNE 24,    JUNE 30,
                                                                                  1995        1994
                                                                               ----------  ----------
Deferred tax assets:
  Reserve for discontinued operations........................................  $  157,249  $  278,490
  Bad debt reserve...........................................................      41,448      95,403
  Accrued expenses...........................................................     102,190     176,983
  Securities valuation.......................................................       8,976      16,260
  Tax credits................................................................      92,696      92,696
  Net operating loss carryforward............................................       9,060      13,288
  State taxes................................................................       1,088       1,088
                                                                               ----------  ----------
    Total deferred tax assets................................................     412,707     674,208
                                                                               ----------  ----------
Deferred tax liabilities:
  Depreciation and amortization..............................................     (38,069)   (146,555)
  Prepaid expenses...........................................................     (38,874)    (98,643)
                                                                               ----------  ----------
    Total deferred tax liabilities...........................................     (76,943)   (245,198)
                                                                               ----------  ----------
Valuation allowance..........................................................    (335,764)   (346,665)
                                                                               ----------  ----------
Net deferred tax asset.......................................................  $   --      $   82,345
                                                                               ----------  ----------
                                                                               ----------  ----------

    The net deferred tax assets and liabilities at June 30, 1994, are reflected in part in the "Net liabilities of discontinued operations" on the balance sheet at June 30, 1994. In 1995, the valuation allowance was adjusted to fully reserve for the net deferred tax assets as realization is not assured.

    The Company has a California net operating loss carryforward of approximately $135,000 which will begin to expire in 1997. In addition, the Company has investment tax credits of $48,401 which will begin expiring in 1999. The Company also has $44,295 of alternative minimum tax credits which may be carried forward indefinitely. No benefit for the credit carryforwards has been recognized in the financial statements.

    A reconciliation between the amount computed by multiplying income from continuing operations by the statutory federal rate and the amount of reported income taxes is as follows:

                                                  JUNE 24, 1995          JUNE 30, 1994          JUNE 30, 1993
                                              ---------------------  ---------------------  ---------------------
                                                AMOUNT        %        AMOUNT        %        AMOUNT        %
                                              ----------  ---------  ----------  ---------  ----------  ---------
Taxes based on statutory rate of 35%........  $   19,035       35.0  $  (30,975)      35.0  $  (44,403)      34.0
State taxes, net of federal benefit.........      33,015       60.7      --         --          --         --
Surtax benefit..............................     (10,877)     (20.0)        885       (1.0)     --         --
Items without tax benefit...................      38,552       70.9      --         --          --         --
Valuation allowance.........................     (77,687)    (142.8)      4,922       (5.5)    (14,804)      11.3
                                              ----------  ---------  ----------        ---  ----------        ---
    Tax Provision...........................  $    2,038        3.8  $  (25,168)      28.5  $  (59,207)      45.3
                                              ----------  ---------  ----------        ---  ----------        ---
                                              ----------  ---------  ----------        ---  ----------        ---

NOTE 10. LEASE COMMITMENTS
    The Company leases seven office facilities for its continuing operations under operating leases which expire on various dates through October 1999. The leases generally provide that the Company pay the taxes,

                             AMSERV HEALTHCARE INC.

NOTE 10. LEASE COMMITMENTS (CONTINUED)
insurance, and maintenance expenses related to the leased property and include early termination clauses which allow cancellation with penalties. The following is a schedule by fiscal year of future minimum rental payments for these leases as of June 24, 1995:

1996..............................................  $ 202,068
1997..............................................    169,479
1998..............................................    125,344
1999..............................................     97,365
2000..............................................      6,872
                                                    ---------
                                                    $ 601,128
                                                    ---------
                                                    ---------

    Rental expense for continuing operations for fiscal 1995, 1994 and 1993 under all operating leases amounted to $187,106, $141,037 and $132,657, respectively.

NOTE 11. CONTINGENCY
    In connection with the sale of AMSERV MEDICAL PRODUCTS in 1992, the Company has guaranteed certain lease payments will be made by the purchasers. The amount of future lease payments guaranteed by the Company totalled $405,093 at June 24, 1995 and are payable through September 1998.

NOTE 12. NOTE RECEIVABLE FROM OFFICER
    On April 20, 1995, the Company accepted a non-recourse promissory note from the Company's Chief Executive Officer, Eugene J. Mora, in the original principal amount of $198,440, bearing interest at a rate of 10% per annum and maturing in April 2000, and $1,100 in cash for the exercise of options for 110,000 shares of the Company's common stock. The promissory note is secured by 177,562 shares of the Company's common stock owned by Mr. Mora.

NOTE 13. RELATED PARTY TRANSACTIONS
    A director of the Company, Melvin L. Katten, is a partner in a law firm which provided certain legal services to the Company. The Company incurred legal fees with such firm of $114,208, $39,272 and $20,996 for fiscal years 1995, 1994 and 1993, respectively.

NOTE 14. FOURTH QUARTER ADJUSTMENT
    The fiscal 1995 results of operations include an adjustment in the fourth quarter totalling approximately $138,000 that resulted from an increase in the income tax provision related to the Company's previously reported discontinued operation which should have been recorded in the second quarter of fiscal 1995.

                        PART I -- FINANCIAL INFORMATION
                             AMSERV HEALTHCARE INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                    JUNE 24,
                                                                                                      1995
                                                                                     MARCH 23,    -------------
                                                                                       1996
                                                                                   -------------
                                                                                    (UNAUDITED)
Current Assets
  Cash and cash equivalents......................................................  $   2,305,423  $   1,226,448
  Short-term investments, net....................................................        103,500      1,392,021
  Accounts receivable, net of allowance for doubtful accounts of $87,811 and
   $103,264, respectively........................................................      1,320,969        973,731
  Other current assets...........................................................        390,827        187,463
                                                                                   -------------  -------------
    Total current assets.........................................................      4,120,719      3,779,663
Equipment, furniture and fixtures net of accumulated depreciation of $273,369 and
 $196,069, respectively..........................................................        429,597        387,821
Intangible assets, net...........................................................      2,004,881      2,203,113
Other assets.....................................................................        227,863        313,888
                                                                                   -------------  -------------
                                                                                   $   6,833,060  $   6,684,485
                                                                                   -------------  -------------
                                                                                   -------------  -------------

                       LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable...............................................................  $      35,139  $     105,663
  Accrued payroll and related taxes..............................................        780,407        561,143
  Net liabilities of discontinued operations (Note 4)............................        115,422        391,770
  Other current liabilities......................................................        258,296        254,778
                                                                                   -------------  -------------
    Total current liabilities....................................................      1,189,264      1,313,354
                                                                                   -------------  -------------
Long-Term Liabilities
  Other long-term liabilities....................................................         33,406         30,859
                                                                                   -------------  -------------
    Total long-term liabilities..................................................         33,406         30,859
                                                                                   -------------  -------------
Redeemable Preferred Stock
  Redeemable preferred stock, $.01 par value; authorized 3,000,000 shares:
    Class A; issued and outstanding 341,435 shares (Note 5)......................       --                3,414
    Class B; issued and outstanding 195,106 shares (Note 5)......................          1,951       --
  Additional paid-in capital (Note 5)............................................        510,202        679,456
                                                                                   -------------  -------------
    Total redeemable preferred stock.............................................        512,153        682,870
Common Shareholders' Equity
  Common stock, $.01 par value; authorized 15,000,000 shares; 3,448,221 shares
   and 3,295,356 shares outstanding, respectively................................         34,482         32,953
  Treasury stock, at cost, 143,268 shares........................................       (296,053)      (296,053)
  Additional paid-in capital.....................................................      7,064,031      6,787,963
  Notes receivable from officer..................................................       (397,782)      (198,440)
  Unrealized gain (loss) on short-term investments...............................          5,838        (14,564)
  Accumulated deficit............................................................     (1,312,279)    (1,654,457)
                                                                                   -------------  -------------
    Total common shareholders' equity............................................      5,098,237      4,657,402
                                                                                   -------------  -------------
                                                                                   $   6,833,060  $   6,684,485
                                                                                   -------------  -------------
                                                                                   -------------  -------------

See accompanying notes to unaudited condensed consolidated financial statements.

                             AMSERV HEALTHCARE INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                         NINE MONTHS ENDED
                                                                                     --------------------------
                                                                                      MARCH 23,     MARCH 31,
                                                                                         1996          1995
                                                                                     ------------  ------------
Operating Revenues.................................................................  $  9,117,616  $  8,402,485
                                                                                     ------------  ------------
Operating Expenses
  Selling, general and administrative..............................................     8,396,028     7,783,797
  Depreciation and amortization....................................................       275,532       330,806
                                                                                     ------------  ------------
    Total Operating Expenses.......................................................     8,671,560     8,114,603
                                                                                     ------------  ------------
Operating Income from Continuing Operations........................................       446,056       287,882
Interest Expense...................................................................       --            (50,726)
Interest Income....................................................................       120,122        66,599
                                                                                     ------------  ------------
Income from Continuing Operations Before Provision for Income Taxes................       566,178       303,755
Income Tax Provision...............................................................       224,000        79,000
                                                                                     ------------  ------------
Net Income from Continuing Operations..............................................       342,178       224,755
Gain on Disposal of Discontinued Operations (less applicable income tax provision
 of $29,777).......................................................................       --            168,736
                                                                                     ------------  ------------
Net Income.........................................................................  $    342,178  $    393,491
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Net Income Per Common Share:
  Income from Continuing Operations................................................  $       0.10  $       0.07
  Gain on Disposal of Discontinued Operations......................................       --               0.05
                                                                                     ------------  ------------
Net Income.........................................................................  $       0.10  $       0.12
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Shares Used in Computing Per Share Amounts.........................................     3,269,084     3,132,660
                                                                                     ------------  ------------
                                                                                     ------------  ------------

See accompanying notes to unaudited condensed consolidated financial statements.

                             AMSERV HEALTHCARE INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                        NINE MONTHS ENDED
                                                                                   ----------------------------
                                                                                     MARCH 23,      MARCH 31,
                                                                                       1996           1995
                                                                                   -------------  -------------
OPERATING ACTIVITIES:
Net income.......................................................................  $     342,178  $     393,491
Noncash items included in net income:
  Depreciation and amortization..................................................        275,532        330,806
  Loss on disposal of equipment, furniture and fixtures..........................       --               32,680
Changes in assets and liabilities:
  Accounts receivable............................................................       (347,238)       822,107
  Income taxes...................................................................        151,443        105,942
  Other assets...................................................................       (167,339)       143,174
  Accounts payable...............................................................        (70,524)       (54,927)
  Other liabilities..............................................................         73,886       (126,039)
                                                                                   -------------  -------------
Net cash provided by operating activities........................................        257,938      1,647,234
INVESTING ACTIVITIES:
  Proceeds from sale of discontinued operations..................................       --              813,941
  Payment of costs related to discontinued operations............................       (276,348)      (560,502)
  Proceeds from sale of short-term investments...................................      2,310,486        405,000
  Purchase of short-term investments.............................................     (1,001,563)    (1,572,829)
  Proceeds from sale of equipment, furniture and fixtures........................       --               31,851
  Purchase of equipment, furniture and fixtures..................................       (119,076)      (256,028)
  Cash received on notes receivable..............................................       --               50,411
                                                                                   -------------  -------------
Net cash provided by (used in) investing activities..............................        913,499     (1,088,156)
FINANCING ACTIVITIES:
  Repayment on note payable......................................................       --             (240,016)
  Redemption of Class B preferred shares.........................................       (170,717)      --
  Exercise of employee stock options.............................................         78,255       --
                                                                                   -------------  -------------
Net cash used in financing activities............................................        (92,462)      (240,016)
                                                                                   -------------  -------------
Net increase in cash and cash equivalents........................................      1,078,975        319,062
Cash and cash equivalents at beginning of year...................................      1,226,448        643,987
                                                                                   -------------  -------------
Cash and cash equivalents at end of period.......................................  $   2,305,423  $     963,049
                                                                                   -------------  -------------
                                                                                   -------------  -------------
NONCASH FINANCING AND INVESTING ACTIVITIES:
Income tax paid..................................................................        189,715        145,884
Interest paid....................................................................       --               37,115

See accompanying notes to unaudited condensed consolidated financial statements.

                             AMSERV HEALTHCARE INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  ADJUSTMENTS
    In the opinion of management of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary (which are of a normal recurring nature) to present fairly the Company's financial position as of March 23, 1996, and the results of operations and cash flows for the nine-month periods ended March 23, 1996 and March 31, 1995. Information included in the condensed consolidated balance sheet as of June 24, 1995 has been derived from the Company's Form 10-K for the year ended June 24, 1995 ("1995 Form 10-K"). The unaudited condensed consolidated financial statements contained herein should be read in conjunction with the consolidated financial statements and notes contained in the Company's 1995 Form 10-K.

2.  FISCAL YEAR
    During fiscal 1995 the Company commenced utilizing a 52/53-week fiscal year ending on the last Saturday in June. Monthly periods are accounted for in a four-week, four-week, five-week sequence, with each quarter consisting of 13 weeks. All references to years relate to fiscal years rather than calendar years.

3.  EARNINGS PER SHARE
    Earnings per share for the three and nine month periods ended March 23, 1996 and March 31, 1995 are based on the weighted average number of common and common stock equivalent shares outstanding. Certain stock options were not included in the computation of earnings per share because their effect would be antidilutive. Earnings per share assuming full dilution are the same as primary earnings per share.

4.  DISCONTINUED OPERATIONS
    On November 9, 1994, the Company sold substantially all of the fixed and intangible assets of its temporary nursing services business for $814,000 in cash. The related net liabilities for this discontinued operation are included in the balance sheet under the caption "Net liabilities of discontinued operations". The balance remaining unpaid at March 23, 1996, relates to various state and local tax and payroll liabilities that have not been resolved.

5.  REDEEMABLE PREFERRED STOCK
    On April 7, 1995, the Company issued 426,794 shares of its voting Class A Redeemable Preferred Stock, which had a redemption value of $2.00 per share, in exchange for the Company's promissory note payable to North Central Personnel, Inc. and related accrued interest which totalled $853,588 on the date of the exchange. The preferred shares pay no dividends and may be redeemed at the option of the holder, in specified installments for cash. On May 29, 1995, 85,359 shares were redeemed for $170,718. Subsequently, on July 6, 1995, the remaining 341,435 Class A Redeemable Preferred Shares were exchanged for 260,141 Class B Redeemable Preferred Shares, with a redemption price of $2.625 per share and an aggregate redemption value of $682,870. In addition, the Company may redeem the Class B shares in their entirety at its discretion. During the current fiscal year, 65,035 shares have been redeemed for $170,717. As of March 23, 1996, the remaining 195,106 shares, with an aggregate redemption value of $512,153 may be redeemed in installments of approximately 65,000 shares on or after May 29, 1996, November 29, 1996 and May 29, 1997, at the option of the holder. All outstanding Class B shares become redeemable in the event of default. Holders of all classes of voting Redeemable Preferred Stock have the same voting rights as Common Stock.

6.  SUBSEQUENT EVENTS

    MERGER AGREEMENT

    On February 9, 1996, AMSERV's Board of Directors approved and the Company executed an Agreement and Plan of Merger with Star Multi Care Services, Inc. (NASDAQ:SMCS) ("Star") in a stock

                             AMSERV HEALTHCARE INC.

6.  SUBSEQUENT EVENTS (CONTINUED)
transaction intended to qualify as a tax free reorganization and to be accounted for as a pooling of interests. The merger is subject to the approval of the shareholders of both companies, certain state and regulatory approvals, and other customary conditions. The merger is expected to be completed during the summer of 1996.

    CONSENT SOLICITATION

    By letters dated January 8, February 21, and March 13, 1996, York Hannover Pharmaceuticals, Inc., a wholly-owned subsidiary of Stockbridge Investment Partners, Inc. ("Stockbridge") and member of the Stockbridge Group, indicated its intent to act by written consent and requested the Board set record dates. January 29, February 29, and March 15, 1996, were established by the Board as the respective record dates.

    On or about March 7, 1996, Stockbridge commenced its solicitation of consents to remove the five current members of the Board of Directors and replace each member with a Stockbridge nominee. On March 13, 1996, AMSERV commenced a solicitation of revocations of consent in opposition to the Stockbridge solicitation.

    CASH TENDER OFFER

    On March 29, 1996, AMSERV received from Stockbridge a letter purporting to be an offer to purchase for $3.00 per share in cash all outstanding shares of AMSERV Common Stock. According to the letter, Stockbridge's proposal would be structured as a merger to be voted on by AMSERV's shareholders. By letter dated April 2, 1996, AMSERV responded to Stockbridge's proposal and stated that in order for the Board of Directors to properly evaluate the proposal it would need detailed answers to various questions regarding, among other things, whether the proposal is subject to financing and, if so, the source(s) of such financing, and the proposed structure of the merger, including what entity would be the survivor. By letter dated April 12, 1996 addressed to Batchelder & Partners, Inc., the Company's financial advisor, Stockbridge stated that it intended to restructure its proposal in the form of a tender offer for any and all outstanding shares of the Company and that Stockbridge expected to submit evidence of irrevocable financing commitments to the Company on or before April 24, 1996. As of May 3, 1996, no such information was received.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors
Long Island Nursing Registry, Inc.
 (An S Corporation)

    I have audited the accompanying balance sheet of Long Island Nursing Registry, Inc. (an S Corporation) as of December 31, 1994 and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Long Island Nursing Registry, Inc. as of December 31, 1994, and the result of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             /s/ PAUL JOSEPHSON C.P.A., P.C.
                                               Paul Josephson C.P.A., P.C.

Melville, New York
June 5, 1995

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)

                                 BALANCE SHEET

                               DECEMBER 31, 1994

                                          ASSETS

CURRENT ASSETS
  Cash..........................................................................  $     100
  Accounts receivable (net of allowance for doubtful accounts of $14,000).......  1,235,515
  Prepaid expenses..............................................................     32,089
                                                                                  ---------
    Total current assets........................................................  1,267,704
                                                                                  ---------
PROPERTY AND EQUIPMENT (note 1)
  Office equipment and furniture................................................    264,888
  Less: Accumulated depreciation................................................    237,875
                                                                                  ---------
                                                                                     27,013
                                                                                  ---------
OTHER ASSETS
  Security deposits.............................................................     36,950
  Cash surrender value of officer's life insurance (net of loans of $156,247)...     16,892
  Intangible assets (net of accumulated amortization of $9,000 in 1994) (note
   3)...........................................................................     81,000
                                                                                  ---------
                                                                                    134,842
                                                                                  ---------
                                                                                  $1,429,559
                                                                                  ---------
                                                                                  ---------


                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable -- bank (note 2).................................................  $ 256,000
  Notes payable -- other (note 3)...............................................     47,534
  Accounts payable and accrued expenses.........................................    416,550
  Payroll taxes payable (note 1)................................................    667,898
  Income taxes payable (note 6).................................................    260,325
  Loans payable, stockholders/officers (note 7).................................    165,095
                                                                                  ---------
    Total current liabilities...................................................  1,813,202
                                                                                  ---------
STOCKHOLDERS' EQUITY
  Common stock, no par value, authorized, issued and outstanding: 200 shares....     20,000
  Accumulated deficit...........................................................   (403,643)
                                                                                  ---------
                                                                                   (383,643)
                                                                                  ---------
                                                                                  $1,429,559
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of the financial statements.

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                          YEAR ENDED DECEMBER 31, 1994

Health care service income (note 5).............................................  $6,393,666
Direct wages and related costs..................................................  4,597,399
                                                                                  ---------
  Gross profit..................................................................  1,796,267
Operating expenses..............................................................  1,693,795
                                                                                  ---------
Income before income taxes......................................................    102,472
Income taxes (notes 1 and 6)....................................................        325
                                                                                  ---------
  NET INCOME....................................................................    102,147
Accumulated deficit at beginning of year........................................   (505,790)
                                                                                  ---------
Accumulated deficit at end of year..............................................  $(403,643)
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of the financial statements.

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1994

Cash flows from operating activities
  Net income.....................................................................  $ 102,147
                                                                                   ---------
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization................................................     23,409
    Changes in assets and liabilities
      Decrease in accounts receivable............................................     88,734
      (Decrease) in accounts payable and accrued expenses........................   (165,691)
      (Decrease) payroll taxes payable...........................................     (6,562)
      Increase in income taxes payable...........................................        325
                                                                                   ---------
        Total adjustments........................................................    (59,785)
                                                                                   ---------
        Net cash provided by operating activities................................     42,362
                                                                                   ---------
Cash flows from investing activities
  Purchase of property and equipment.............................................     (8,396)
  Purchase of intangible asset...................................................    (42,466)
  Repayments of loans to stockholders/officers...................................     25,000
                                                                                   ---------
        Net cash (used by) investing activities..................................    (25,862)
                                                                                   ---------
Cash flows from financing activities
  Loans from stockholders/officers...............................................    170,000
  Repayment of bank note payable.................................................   (186,500)
                                                                                   ---------
        Net cash (used by) financing activities..................................    (16,500)
                                                                                   ---------
Net decrease in cash.............................................................          0
Cash at beginning of year........................................................        100
                                                                                   ---------
Cash at end of year..............................................................  $     100
                                                                                   ---------
                                                                                   ---------
Supplemental disclosures of cash flow information:
  Interest paid..................................................................  $ 100,217
                                                                                   ---------
                                                                                   ---------
  Income taxes paid..............................................................  $     325
                                                                                   ---------
                                                                                   ---------

    The Company incurred business acquisition costs of $90,000 during 1994 of which $47,534 was financed through the seller.

    The accompanying notes are an integral part of the financial statements.

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The Company provides the services of nurses' aides primarily to Medicaid patients in New York State's Suffolk and Nassau counties.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using accelerated methods over the estimated useful lives of the assets.

    INCOME TAXES

    The Company has elected to be taxed as an S corporation for Federal and New York State tax purposes, whereby the income of the Company is taxed directly to its stockholders.

2.  NOTE PAYABLE -- BANK
    The Company's borrowings, under a short-term bank line of credit, are collateralized by all the assets of the Company and guaranteed by the stockholders.

    The Company entered into a restructuring agreement in May 1994, wherein it paid $212,500 principal in order to restructure its borrowings. The remaining balance has been converted into a five (5) year term loan, which is payable in monthly installments of $3,833 commencing in July 1994 to maturity in June 1999, plus interest at seven percent (7%) per annum. The loan agreement restricts the Company as to additional borrowings, commitments, capital expenditures, dividend payments and requires that the Company maintain certain financial balances and ratios.

    The Company is currently in violation of various covenants, and accordingly, the entire loan has been classified as a current liability in the 1994 financial statements.

3.  INTANGIBLE ASSETS
    The Company purchased the assets of a home health care company on July 4, 1994. The purchase price of $90,000 was allocated one hundred percent (100%) to intangible assets, which includes restrictive covenants, goodwill and customer lists. The purchase price is being amortized over sixty (60) months and was payable $30,000 down and the balance over twelve (12) months.

4.  COMMITMENTS
    The Company's leases for office premises, which expire at varying dates to June 1999, provide for minimum annual rentals plus escalations for increases in real estate taxes and parking area costs. The Company subleases one (1) office, expiring in January 1996. The sub-tenant pays rent directly to the landlord.

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1994

4.  COMMITMENTS (CONTINUED)
    Future minimum annual rentals are as follows:

YEARS ENDING DECEMBER 31,
- ------------------------------------------------------------------------
1995....................................................................  $  250,136
1996....................................................................      95,507
1997....................................................................      36,472
1998....................................................................      36,597
Thereafter..............................................................      13,123
                                                                          ----------
                                                                             531,835
Less: Rent income from sub-tenant.......................................     220,533
                                                                          ----------
                                                                          $  211,302
                                                                          ----------
                                                                          ----------

    Rent expense for 1994 was $156,137.

5.  MAJOR CUSTOMER
    Income from services to Medicaid recipients was approximately sixty percent (60%) of total revenues for the year ended December 31, 1994.

6.  INCOME TAXES
    As of April 1, 1991, the Company has built-in gain, as defined in the Internal Revenue Service Code, that may result in a tax of approximately $260,000 at the corporate level. The tax is based on the lesser of the built-in gain or the cash basis taxable income reported annually on the Company's tax return. The liability for built-in gains tax terminates on March 31, 2001. Management believes that based on current circumstances, the built-in gains tax may become payable. Therefore, the liability has been reflected in the 1993 and subsequent financial statements.

7.  LOAN PAYABLE, STOCKHOLDER/OFFICERS
    In 1994, the Company borrowed $165,095 from a stockholder. The loan is subordinated to the bank indebtedness. The loan bears interest at the rate of twelve percent (12%) per annum. As of December 31, 1994, the loan did not have maturity date.

8.  DEPRECIATION EXPENSE
    Total depreciation expense for the year ended December 31, 1994 was $14,409.

9.  INTEREST EXPENSE
    Total interest expense for the year ended December 31, 1994 was $100,218.

10. SUBSEQUENT EVENT
    During 1995 the Company sold substantially all of its assets, with the exception of accounts receivable. The Company is currently collecting receivables and paying off debts. Prior to and at closing, all funds relative to the sale of assets were used to pay the bank obligations and delinquent payroll taxes.

                        INDEPENDENT AUDITORS' REPORT ON
                            SUPPLEMENTAL INFORMATION

Board of Directors and Stockholders
Long Island Nursing Registry, Inc.
 (An S Corporation)

    My audit for the year ended December 31, 1994 was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information in the following section is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements, and accordingly we express no opinion on it.

                                             /s/ PAUL JOSEPHSON C.P.A., P.C.
                                               Paul Josephson C.P.A., P.C.

Melville, New York
June 5, 1995

                       LONG ISLAND NURSING REGISTRY, INC.
                               (AN S CORPORATION)
                         SCHEDULE OF OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1994

Officers' salaries..............................................................  $   9,255
Office salaries.................................................................    859,933
Allocated fringe costs..........................................................    117,304
Automobile expenses.............................................................        445
Bank charges....................................................................      5,674
Depreciation and amortization...................................................     23,409
Dues and subscriptions..........................................................      7,130
Equipment rentals...............................................................      5,443
Health facility assessment......................................................      8,281
Insurance.......................................................................     10,122
Interest........................................................................    100,218
Office expenses.................................................................     35,337
Officer's life insurance........................................................      2,620
Penalties.......................................................................    149,665
Professional fees...............................................................     87,138
Recruiting......................................................................     16,157
Rent............................................................................    156,137
Repairs.........................................................................      1,286
Seminars and conferences........................................................      5,491
Sundry..........................................................................     29,426
Telephone.......................................................................     39,749
Travel and entertainment........................................................     18,770
Utilities.......................................................................      4,805
                                                                                  ---------
                                                                                  $1,693,795
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of the financial statements.

                       LONG ISLAND NURSING REGISTRY, INC.
                                 BALANCE SHEET
                               FEBRUARY 28, 1995
                                   UNAUDITED

                                          ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $     100
  Accounts receivable, less allowance for doubtful accounts.....................  1,506,945
  Prepaid expenses and other current assets.....................................     16,892
                                                                                  ---------
    Total current assets........................................................  1,523,937
Property and equipment, net of accumulated depreciation and amortization (note
 1).............................................................................     25,000
Intangible assets, net of accumulated amortization (note 3).....................     79,000
Deposits........................................................................     36,950
                                                                                  ---------
                                                                                  $1,664,887
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term borrowings (note 2)................................................  $ 303,534
  Note payable (note 10)........................................................    158,302
  Accrued payroll and related expenses..........................................    715,819
  Accounts payable and other accrued expenses...................................    425,455
  Income taxes payable (note 6).................................................    260,325
  Loans payable stockholders/officers (note 7)..................................    165,095
                                                                                  ---------
    Total current liabilities...................................................  2,028,530
                                                                                  ---------
COMMITMENTS AND CONTINGENCIES
Shareholders' equity:
  Common stock, no par value, authorized, issued and outstanding: 200 shares....     20,000
  Accumulated deficit...........................................................   (383,643)
                                                                                  ---------
                                                                                   (363,643)
                                                                                  ---------
                                                                                  $1,664,887
                                                                                  ---------
                                                                                  ---------

                            See accompanying notes.

                       LONG ISLAND NURSING REGISTRY, INC.
                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT
                      NINE MONTHS ENDED FEBRUARY 28, 1995
                                  (UNAUDITED)

Net revenues....................................................................  $4,750,639
                                                                                  ---------
Operating costs and expenses:
  Costs of revenue..............................................................  3,372,953
  Selling, general and administrative...........................................  1,195,189
                                                                                  ---------
                                                                                  4,568,142
                                                                                  ---------
Income from operations..........................................................    182,497
Interest expense, net...........................................................    (75,164)
                                                                                  ---------
Net income......................................................................    107,333
Accumulated deficit at beginning of period......................................   (490,976)
                                                                                  ---------
Accumulated deficit at end of period............................................  $(383,643)
                                                                                  ---------
                                                                                  ---------

                            See accompanying notes.

                       LONG ISLAND NURSING REGISTRY, INC.
                            STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED FEBRUARY 28, 1995
                                  (UNAUDITED)

Cash flow from operating activities:
  Net income.....................................................................  $ 107,333
                                                                                   ---------
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation and amortization................................................     22,217
    Changes in operating assets and liabilities:
      (Increase) decrease in assets:
        Accounts receivable......................................................   (348,458)
        Prepaid expenses and other current assets................................       (995)
        Deposits.................................................................     (4,363)
      Increase (decrease) in liabilities:
        Accrued payroll and related expenses.....................................     87,170
        Accounts payable and other accrued expenses..............................     23,043
                                                                                   ---------
          Total adjustments......................................................   (221,386)
                                                                                   ---------
          Net cash used in operating activities..................................   (114,053)
                                                                                   ---------
Cash flows from investing activities:
  Purchase of property and equipment.............................................     (4,959)
  Purchase of intangible asset...................................................    (42,466)
                                                                                   ---------
          Net cash used in investing activities..................................    (47,425)
                                                                                   ---------
Cash flows from financing activities:
  Proceeds from note payable.....................................................    158,302
                                                                                   ---------
          Net cash provided by financing activities..............................    158,302
                                                                                   ---------
Net decrease in cash and cash equivalents........................................     (3,176)
Cash and cash equivalents at beginning of period.................................      3,276
                                                                                   ---------
Cash and cash equivalents at end of period.......................................  $     100
                                                                                   ---------
                                                                                   ---------
Supplemental disclosures:
  Income taxes paid..............................................................  $     325
                                                                                   ---------
                                                                                   ---------
  Interest paid..................................................................  $  69,287
                                                                                   ---------
                                                                                   ---------

    The company incurred business acquisition costs of $90,000 during the period of which $47,534 was financed through the seller.

                            See accompanying notes.

                       LONG ISLAND NURSING REGISTRY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               FEBRUARY 28, 1995
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The Company provides the services of nurses' aides primarily to Medicaid patients in New York State's Suffolk and Nassau Counties.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using accelerated methods over the estimated useful lives of the assets.

    INCOME TAXES

    The Company has elected to be taxed as an S corporation for Federal and New York State tax purposes, whereby the income of the Company is taxed directly to its shareholders.

2.  NOTE PAYABLE -- BANK
    The Company's borrowings, under a short-term bank line of credit, are collateralized by all the assets of the Company and guaranteed by the stockholders.

    The Company enter into a restructuring agreement in May 1994, where in they paid $212,500 principal in order to restructure their borrowings. The remaining balance has been converted into a five (5) year term loan, which is payable in monthly installment of $3,833 commencing in July 1994 to maturity in June 1999, plus interest at seven percent (7%) per annum. The loan agreement restricts the Company as to additional borrowings, commitments, capital expenditures, dividend payments and requires that the Company maintain certain financial balances and ratios.

    The Company is currently in violation of various covenants, and accordingly, the entire loan has been classified as a current liability in the 1994 financial statements.

3.  INTANGIBLE ASSETS
    The Company purchased the assets of a home health care company on July 4, 1994. The purchase price of $90,000 was allocated one hundred percent (100%) to intangible assets, which includes restrictive covenants, goodwill and customer lists. The purchase price is being amortized over sixty (60) months and was payable $30,000 down and the balance over twelve (12) months.

4.  COMMITMENTS
    The Company's leases for office premises, which expire at various dates to June 1999, provide for minimum annual rentals plus escalation for increases in real estate taxes and parking area costs. The Company subleases one (1) office, expiring in January 1996. The sub-tenant pays rent directly to the landlord.

                       LONG ISLAND NURSING REGISTRY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               FEBRUARY 28, 1995
                                  (UNAUDITED)

4.  COMMITMENTS (CONTINUED)
    Future minimum annual rentals are as follows:

Year ending December 31,
1995..............................................................  $ 250,136
1996..............................................................     95,507
1997..............................................................     36,472
1998..............................................................     36,597
Thereafter........................................................     13,123
                                                                    ---------
                                                                      531,835
Less: Rent income from sub-tenant.................................    220,533
                                                                    ---------
                                                                    $ 221,302
                                                                    ---------
                                                                    ---------

    Rent expense for the nine months ended February 28, 1995 approximated $188,000.

5.  MAJOR CUSTOMER
    Income from services to Medicaid recipients was approximately sixty percent (60%) of total revenues for the nine months ended February 28, 1995.

6.  INCOME TAXES
    As of April 1, 1991, the Company has a built-in gain, as defined in the Internal Revenue Service Code, that may result in a tax of approximately $260,000 at the corporate level. The tax is based on the lesser of the built-in gain or the cash basis taxable income reported annually on the Company's tax return. The liability for built-in gains tax terminates on March 31, 2001. Management believes that based on current circumstances, the built-in gains tax may become payable. Therefore, the liability has been reflected in the 1993 and subsequent financial statements.

7.  LOAN PAYABLE, STOCKHOLDERS/OFFICERS
    In 1994, the Company borrowed $165,095 from a stockholder. The loan is subordinated to the bank indebtedness. The loan bears interest at the rate of twelve (12%) per annum. As of February 28, 1995, the loan did not have a maturity date.

8.  DEPRECIATION EXPENSE
    Total depreciation expense for the nine months ended February 28, 1995 was approximately $11,000.

9.  INTEREST EXPENSE
    Total interest expense for the nine months ended February 28, 1995 was approximately $76,000.

SUBSEQUENT EVENT

    During 1995 the Company sold substantially all of its assets, with the exception of accounts receivable. The Company is currently collecting receivables and paying off debts. Prior to and at closing, all funds relative to the sale of assets were used to pay the bank obligations and delinquent payroll taxes. The acquiring Company advanced $158,302 to the Company to satisfy certain payroll tax liabilities.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         STAR MULTI CARE SERVICES, INC.
                             AHI ACQUISITION CORP.
                                      AND
                             AMSERV HEALTHCARE INC.

                          DATED AS OF FEBRUARY 9, 1996
                          AS AMENDED ON JULY 18, 1996

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    FIRST AMENDMENT (the "First Amendment") to Agreement and Plan of Merger (the "Original Agreement") dated as of February 9, 1996 among STAR MULTI CARE SERVICES, INC., a New York corporation ("Star"), AHI ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and AMSERV HEALTHCARE INC., a Delaware corporation ("Amserv").

    WHEREAS, each of Star, Merger Sub and Amserv has entered into the Original Agreement and now desires to make certain changes to said Original Agreement;

    WHEREAS, the Boards of Directors of Star, Merger Sub and Amserv have approved the changes to the Original Agreement set forth in this First Amendment.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions herein, the parties hereby agree as follows:

    1. Section 5.17 is hereby deleted in its entirety and replaced by the following:

        "5.17 Directors of Star. Star agrees that promptly after the Effective Time, Star shall take such reasonable action as may be necessary to cause Melvin L. Katten to be appointed to the Board of Directors of Star and to be nominated for election by the shareholders of Star to such Board at each of the next two annual meetings of such shareholders following the Effective Time for service on such Board until the next such annual meeting following such two annual meetings."

    2. Section 7.2(a) is hereby deleted in its entirety and replaced by the following:

        "(a) The Merger shall not have been consummated by September 15, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe any covenant, agreement or condition hereof to be performed or observed by it at or before the Closing Date;"

    3. Except as expressly amended by this First Amendment, the Original Agreement and all of its terms, covenants, conditions and provisions are hereby ratified and confirmed in all respects and shall continue in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers, thereunto duly authorized, as of the 18th day of July, 1996.

AMSERV HEALTHCARE INC.                        STAR MULTI CARE SERVICES, INC.

By:           /s/ EUGENE J. MORA              By:          /s/ STEPHEN STERNBACH
- -------------------------------------------   -------------------------------------------
                      Eugene J. Mora                       Stephen Sternbach
      Chairman and Chief Executive Officer        Chairman and Chief Executive Officer

                                              AHI ACQUISITION CORP.

                                              By:          /s/ STEPHEN STERNBACH
                                              -------------------------------------------
                                                           Stephen Sternbach
                                                  Chairman and Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         STAR MULTI CARE SERVICES, INC.
                             AHI ACQUISITION CORP.
                                      AND
                             AMSERV HEALTHCARE INC.

                          DATED AS OF FEBRUARY 9, 1996

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE I          THE MERGER................................................................................        A-1
                                                                                                                     A-1
                   1.1        The Merger.....................................................................
                                                                                                                     A-1
                   1.2        Closing........................................................................
                                                                                                                     A-1
                   1.3        Effective Time.................................................................
                                                                                                                     A-1
                   1.4        Effect of Merger...............................................................
                                                                                                                     A-2
                   1.5        Certificate of Incorporation and Bylaws........................................
                                                                                                                     A-2
                   1.6        Directors and Officers.........................................................
                                                                                                                     A-2
                   1.7        Tax Consequences...............................................................
                                                                                                                     A-2
                   1.8        Pooling of Interests...........................................................

ARTICLE II         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES........................................        A-2
                                                                                                                     A-2
                   2.1        Share Consideration; Conversion or Cancellation of Shares in the Merger........
                                                                                                                     A-3
                   2.2        Payment for Shares in the Merger...............................................
                                                                                                                     A-4
                   2.3        Exchange Agent.................................................................
                                                                                                                     A-4
                   2.4        Fractional Shares..............................................................
                                                                                                                     A-5
                   2.5        Transfer of Shares After the Effective Time....................................
                                                                                                                     A-5
                   2.6        Further Assurances.............................................................

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF STAR AND MERGER SUB.....................................
                                                                                                                     A-5
                   3.1        Corporate Organization.........................................................
                                                                                                                     A-6
                   3.2        Capital Stock..................................................................
                                                                                                                     A-6
                   3.3        Options or Other Rights........................................................
                                                                                                                     A-6
                   3.4        Authority Relative to this Agreement...........................................
                                                                                                                     A-6
                   3.5        Star Common Stock..............................................................
                                                                                                                     A-6
                   3.6        No Violation...................................................................
                                                                                                                     A-7
                   3.7        Compliance with Laws...........................................................
                                                                                                                     A-7
                   3.8        Financial Statements and Reports...............................................
                                                                                                                     A-8
                   3.9        Absence of Certain Changes or Events...........................................
                                                                                                                     A-8
                   3.10       Litigation.....................................................................
                                                                                                                     A-8
                   3.11       Insurance......................................................................
                                                                                                                     A-8
                   3.12       Medicare/Medicaid Participation; Accreditation.................................
                                                                                                                     A-9
                   3.13       Questionable Payments..........................................................
                                                                                                                     A-9
                   3.14       Pooling of Interests...........................................................
                                                                                                                     A-9
                   3.15       Personnel Status...............................................................
                                                                                                                     A-9
                   3.16       Representations Complete.......................................................
                                                                                                                     A-9
                   3.17       Brokers........................................................................

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF AMSERV..................................................        A-9
                                                                                                                     A-9
                   4.1        Corporate Organization.........................................................
                                                                                                                    A-10
                   4.2        Capital Stock..................................................................
                                                                                                                    A-10
                   4.3        Options or Other Rights........................................................
                                                                                                                    A-10
                   4.4        Authority Relative to Agreement................................................
                                                                                                                    A-10
                   4.5        No Violation...................................................................
                                                                                                                    A-11
                   4.6        Compliance with Laws...........................................................
                                                                                                                    A-11
                   4.7        Litigation.....................................................................
                                                                                                                    A-11
                   4.8        Financial Statements and Reports...............................................
                                                                                                                    A-12
                   4.9        Absence of Certain Changes or Events...........................................
                                                                                                                    A-12
                   4.10       Employee Benefit Plans and Employment Matters..................................

                                                                                                                 PAGE
                                                                                                               ---------
                                                                                                                    A-13
                   4.11       Labor Matters..................................................................
                                                                                                                    A-13
                   4.12       Insurance......................................................................
                                                                                                                    A-14
                   4.13       Environmental Matters..........................................................
                                                                                                                    A-14
                   4.14       Tax Matters....................................................................
                                                                                                                    A-14
                   4.15       Intellectual Property..........................................................
                                                                                                                    A-15
                   4.16       Related Party Transactions.....................................................
                                                                                                                    A-15
                   4.17       No Undisclosed Material Liabilities............................................
                                                                                                                    A-15
                   4.18       No Default.....................................................................
                                                                                                                    A-15
                   4.19       Title to Properties; Encumbrances..............................................
                                                                                                                    A-16
                   4.20       Contracts......................................................................
                                                                                                                    A-17
                   4.21       Medicare/Medicaid Participation; Accreditation.................................
                                                                                                                    A-17
                   4.22       Rate Tables and Reimbursement..................................................
                                                                                                                    A-17
                   4.23       Relationships..................................................................
                                                                                                                    A-17
                   4.24       Employees......................................................................
                                                                                                                    A-17
                   4.25       Questionable Payments..........................................................
                                                                                                                    A-17
                   4.26       Pooling of Interests...........................................................
                                                                                                                    A-17
                   4.27       Representations Complete.......................................................
                                                                                                                    A-18
                   4.28       Brokers........................................................................

ARTICLE V          COVENANTS AND AGREEMENTS..................................................................       A-18
                                                                                                                    A-18
                   5.1        Joint Proxy Statement/Prospectus; Registration Statement; Stockholders'
                               Meeting.......................................................................
                                                                                                                    A-19
                   5.2        Conduct of the Business of Amserv Prior to the Effective Time..................
                                                                                                                    A-20
                   5.3        Access to Properties and Records...............................................
                                                                                                                    A-20
                   5.4        No Solicitation, Etc...........................................................
                                                                                                                    A-21
                   5.5        Employee Benefit Plans.........................................................
                                                                                                                    A-21
                   5.6        Treatment of Options...........................................................
                                                                                                                    A-22
                   5.7        Existing Agreements............................................................
                                                                                                                    A-22
                   5.8        Confidentiality................................................................
                                                                                                                    A-23
                   5.9        Reasonable Best Efforts........................................................
                                                                                                                    A-23
                   5.10       Certification of Stockholder Vote..............................................
                                                                                                                    A-23
                   5.11       Mora Agreements................................................................
                                                                                                                    A-23
                   5.12       Affiliate Letters..............................................................
                                                                                                                    A-24
                   5.13       Listing Application............................................................
                                                                                                                    A-24
                   5.14       Supplemental Disclosure Schedules..............................................
                                                                                                                    A-24
                   5.15       No Action......................................................................
                                                                                                                    A-24
                   5.16       Conduct of Business of Merger Sub..............................................
                                                                                                                    A-24
                   5.17       Directors of Star..............................................................
                                                                                                                    A-24
                   5.18       Notification of Certain Matters; Delivery of Financial Information.............
                                                                                                                    A-25
                   5.19       Class B Preferred Shares.......................................................
                                                                                                                    A-25
                   5.20       Changes in Capital Stock.......................................................
                                                                                                                    A-25
                   5.21       Pooling; Tax-free Nature.......................................................

ARTICLE VI         CONDITIONS PRECEDENT......................................................................       A-25
                                                                                                                    A-25
                   6.1        Conditions to Each Party's Obligation to Effect the Merger.....................
                                                                                                                    A-25
                   6.2        Conditions to the obligation of Amserv to Effect the Merger....................
                                                                                                                    A-26
                   6.3        Conditions to the obligations of Star and Merger Sub to Effect the Merger......

ARTICLE VII        TERMINATION...............................................................................       A-27
                                                                                                                    A-27
                   7.1        Termination by Mutual Consent..................................................

                                                                                                                 PAGE
                                                                                                               ---------
                                                                                                                    A-28
                   7.2        Termination by Either Star or Amserv...........................................
                                                                                                                    A-28
                   7.3        Termination by Amserv..........................................................
                                                                                                                    A-29
                   7.4        Termination by Star............................................................
                                                                                                                    A-29
                   7.5        Effect of Termination and Abandonment..........................................

ARTICLE VIII       MISCELLANEOUS.............................................................................       A-29
                                                                                                                    A-29
                   8.1        Amendment......................................................................
                                                                                                                    A-29
                   8.2        Waiver.........................................................................
                                                                                                                    A-29
                   8.3        Survival.......................................................................
                                                                                                                    A-30
                   8.4        Expenses and Fees..............................................................
                                                                                                                    A-30
                   8.5        Notices........................................................................
                                                                                                                    A-30
                   8.6        Headings.......................................................................
                                                                                                                    A-30
                   8.7        Publicity......................................................................
                                                                                                                    A-31
                   8.8        Entire Agreement...............................................................
                                                                                                                    A-31
                   8.9        Assignment.....................................................................
                                                                                                                    A-31
                   8.10       Counterparts...................................................................
                                                                                                                    A-31
                   8.11       Invalidity; Severability.......................................................
                                                                                                                    A-31
                   8.12       Governing Law..................................................................

                                                        EXHIBITS
Exhibit A          Form of Affiliate Letters
Exhibit B          Opinion of Parker Chapin Flattau & Klimpl, LLP
Exhibit C          Opinion of Latham & Watkins

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of February 9, 1996 among STAR MULTI CARE SERVICES, INC., a New York corporation ("Star"), AHI ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and AMSERV HEALTHCARE INC., a Delaware corporation ("Amserv").

    WHEREAS, the Boards of Directors of Star, Merger Sub and Amserv deem advisable and in the best interests of their respective stockholders the merger of Merger Sub with and into Amserv (the "Merger") upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (Amserv, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

    WHEREAS, the Boards of Directors of Star, Merger Sub and Amserv have approved the Merger pursuant to this Agreement, upon the terms and subject to the conditions set forth herein;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, in order to induce Amserv to enter into this Agreement, Stephen Sternbach, a stockholder of Star, has agreed to execute a voting agreement simultaneously with the execution of this Agreement and, pursuant thereto, to grant a proxy to vote in favor of the Merger;

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the method of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and conditions hereinafter set forth and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Amserv and thereupon the separate existence of Merger Sub shall cease, and Amserv, as the Surviving Corporation, shall continue to exist under and be governed by the DGCL.

    1.2 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3  EFFECTIVE  TIME.   If all  the conditions to  the Merger  set forth  in
Article VI shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article VII, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

    1.4 EFFECT OF MERGER. After the Effective Time, pursuant to the DGCL, the separate existence of Merger Sub will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merger Sub and shall be subject to all the debts and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

    1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the Certificate of Incorporation of Amserv shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Amserv as in effect on the date hereof shall be the Bylaws of the Surviving Corporation.

    1.6 DIRECTORS AND OFFICERS. The persons who are directors of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The persons who are officers of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

    1.7 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

    1.8 POOLING OF INTERESTS. It is the intention of the parties hereto that the Merger will be treated for financial reporting purposes as a pooling of interests. The parties shall treat the transactions contemplated hereby consistently with such intention.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    2.1 SHARE CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

    (a) Each issued and outstanding share of the common stock, $.01 par value (including the rights attached thereto to purchase Class C Preferred Shares (as hereinafter defined)), of Amserv (the "Amserv Common Stock"), other than (i) shares of Amserv Common Stock owned of record by Star, or a wholly owned Subsidiary (as hereinafter defined) of Star, and (ii) shares of Amserv Common Stock that are owned by Amserv as treasury stock (the "Treasury Shares"), shall be automatically converted into the right to receive .4090 shares (the "Exchange Ratio") of the common stock, $.001 par value, of Star (the "Star Common Stock"). If prior to the Effective Time, Star or Amserv should split or combine its Common Stock, or pay a stock dividend or other stock distribution in its Common Stock, or otherwise change its Common Stock into any other securities, or make any other dividend or distribution on its Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. The Exchange Ratio shall, in each case, be rounded to the nearest ten-thousandth of a share.

    (b) All of the shares of the Amserv Common Stock to be converted into Star Common Stock pursuant to Section 2.1(a) (the "Amserv Shares") shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of the shares, upon the surrender of such certificate in accordance with
Section 2.2(b), the number of shares of Star Common Stock specified in Section 2.01(a) above (the "Share Consideration") and cash in lieu of fractional Star Common Stock as contemplated by Section 2.4. The Class B Preferred Shares (as hereinafter defined) shall not be automatically converted into any other security in connection with the Merger.

    (c) The issued and outstanding shares of the common stock, $1.00 par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one hundred (100) shares of fully paid and nonassessable shares of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

    (d) All shares of Amserv Common Stock which are owned of record by Star or any wholly owned Subsidiary of Star and all of the Treasury Shares shall be canceled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

    (e) Each outstanding option to purchase Amserv Common Stock (each an, "Amserv Stock Option") shall be assumed by Star as provided in Section 5.6.

    As used in this Agreement, the term "Subsidiary" shall mean any corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided, however, that as used in Sections 3.1, 3.3, 3.6, 3.7, 3.9-3.13, 4.1, 4.5-4.14,
4.16-4.26, 5.2(c)-(f) and 5.15 of this Agreement, the term "Subsidiary" shall also include any unincorporated organization, including partnerships and joint ventures, of which such party or any other Subsidiary of such party is a general partner (excluding partnerships of which the general partnership interests held by such party, or any Subsidiary of such party, do not constitute a majority of the voting interests in such partnership) or at least a majority of the voting interests in such organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or such party and one or more of its Subsidiaries (such unincorporated organizations being collectively referred to herein as the "Joint Ventures");

    2.2  PAYMENT FOR SHARES IN THE MERGER.

    (a) At the Effective Time, Star shall make available to an exchange agent selected by Star and reasonably acceptable to Amserv (the "Exchange Agent"), for the benefit of those persons who immediately prior to the Effective Time were the holders of Amserv Shares, a sufficient number of certificates representing shares of Star Common Stock required to effect the delivery of the aggregate Share Consideration required to be issued pursuant to Section 2.1 (the certificates representing Star Common Stock comprising such aggregate Share Consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Star Common Stock contemplated to be issued pursuant to Section 2.1 and effect the sales provided for in Section 2.4 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

    (b) As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and transmittal form to each holder of record of the Amserv Shares immediately prior to the Effective Time advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Star) the certificate or certificates to be exchanged pursuant to the Merger (the "Certificates"). Upon the surrender for exchange of certificates, together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto and such other documents as may be required pursuant to such instructions, the holder shall be paid promptly, without interest thereon and subject to any required withholding of taxes, the Share Consideration to which such holder is entitled hereunder, and such Certificates shall forthwith be canceled. Until so surrendered and exchanged, the Certificates shall represent solely the right to receive the Share Consideration pursuant to Section 2.1 and cash in lieu of fractional shares as contemplated by
Section 2.4, subject to any required withholding of taxes. If any payment for the Amserv Shares is to be made to a person other than the person in whose name the Certificates for such shares surrendered are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such payment to a person other than the registered owner of the Certificates surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. To the extent permitted by law, former stockholders of record of Amserv shall be entitled to vote, after the Effective Time, at any meeting of Star stockholders, the number of whole shares of Star Common Stock into which their respective Amserv Shares are converted, regardless of whether such holders have exchanged their Certificates in accordance with this Section 2.2.

    (c) No dividends or other distributions with respect to Star Common Stock with a record date after the Effective Time shall be paid to the holders of any unsurrendered Certificates with respect to the shares of Star Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the surrender of such Certificates in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificates, there shall be paid to the holder of the Certificates representing whole shares of Star Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Star Common Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Star Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Star Common Stock.

    (d) In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Star, the posting by such person of a bond in such amount, form and with such surety as Star may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of the Star Common Stock and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Agreement.

    (e) Star, as the sole stockholder of Merger Sub, shall, upon surrender to the Surviving Corporation of Certificates representing the Merger Sub Common Stock, receive a Certificate representing the number of shares of the Surviving Corporation Common Stock into which such Merger Sub Common Stock shall have been converted pursuant to Section 2.1.

    (f) Certificates surrendered for exchange by any person constituting a Rule 145 Affiliate of Amserv (as defined in Section 5.12) shall not be exchanged for Certificates representing Star Common Stock until Star has received a written agreement from such person as provided in Section 5.12.

    2.3 EXCHANGE AGENT. Subject to the agreement of the Exchange Agent, among other things, (i) the Exchange Agent shall maintain the Exchange Fund as a separate fund to be held for the benefit of the holders of the Amserv Shares, which shall be promptly applied by the Exchange Agent to making the payments provided for in Section 2.2, (ii) any portion of the Exchange Fund that has not been paid to holders of the Amserv Shares pursuant to Section 2.2 prior to that date which is six months from the Effective Time shall be paid to Star, and any holders of Amserv Shares who shall not have theretofore complied with Section
2.2 shall thereafter look only to Star for payment of the number of shares of Star Common Stock to which they are entitled under this Agreement, (iii) the Exchange Fund shall not be used for any purpose that is not provided for herein; and (iv) all expenses of the Exchange Agent shall be paid directly by Star. Promptly following the date which is six months from the Effective Time, the Exchange Agent shall return to Star all cash, securities and any other instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of Certificates formerly representing Amserv Shares may surrender such Certificates to Star and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Share Consideration and cash in lieu of fractional shares payable with respect thereto pursuant to Sections 2.1 and 2.4 hereof, without interest, but shall have no greater rights against Star than may be accorded to general creditors of Star under the DGCL. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Star Common Stock held by it from time to time hereunder.

    2.4 FRACTIONAL SHARES. No fractional shares of Star Common Stock shall be issued in the Merger. In lieu of any such fractional securities, each holder of Amserv Shares who would otherwise have been entitled to a fractional share of Star Common Stock upon surrender of Certificates for exchange pursuant to this

Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of the Star Common Stock issued pursuant to this
Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of the Star Common Stock delivered to the Exchange Agent by Star over (ii) the aggregate number of full shares of the Star Common Stock to be distributed to holders of Amserv Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Amserv Shares, shall sell the Excess Shares at the prevailing prices on the Nasdaq National Market. The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq National Market through one or more member firms of the Nasdaq National Market and shall be executed in round lots to the extent practicable. Star shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of Amserv, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Amserv in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

    2.5   TRANSFER OF SHARES  AFTER THE EFFECTIVE TIME.   No transfers of Amserv
Shares shall be made on the stock transfer books of Amserv after the close of business on the day prior to the date of the Effective Time.

    2.6 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Amserv or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, Amserv and Merger Sub agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of Amserv and Merger Sub and the proper officers and directors of the Surviving
Corporation are fully authorized in the name of Amserv and Merger Sub or otherwise to take any and all such action.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF STAR AND MERGER SUB

    Star and Merger Sub, jointly and severally, represent and warrant to Amserv as follows:

    3.1 CORPORATE ORGANIZATION. Each of Star and its Subsidiaries (the "Star Subsidiaries" is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of Star and the Star Subsidiaries taken as a whole (a "Material Adverse Effect on Star"). Section 3.1 of the Star disclosure schedule delivered by Star herewith (the "Star Disclosure Schedule") contains a complete and accurate list of all of the Star Subsidiaries. Neither Star nor any Star Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws which could have a Material Adverse Effect on Star. Merger Sub has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

    3.2 CAPITAL STOCK. As of the date hereof, the authorized capital stock of Star consists in its entirety of (i) 10,000,000 shares of Star Common Stock, $.001 par value, and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value. As of February 1, 1996, 2,309,675 shares of Star Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) options to acquire 570,462 shares of Star Common Stock were outstanding under all stock option plans of Star, (iii) 1,099,603 shares were reserved for issuance pursuant to all employee benefit plans of Star and (iv) warrants (the "Star Warrants") to purchase 112,922 shares of Star Common Stock were outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists in its entirety of 1,000 shares of common stock, $1.00 par value, of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of each of the Star Subsidiaries are owned beneficially and of record by Star or a Star Subsidiary free and clear of all liens, charges and encumbrances of any nature. All of the outstanding shares of capital stock of Star, Merger Sub and each of the Star Subsidiaries have been validly issued and are fully paid and nonassessable. The holders of the Star Warrants have exercised rights thereunder to have the shares of Star Common Stock issuable thereunder registered under the Securities Act of 1933 (the "Securities Act").

    3.3 OPTIONS OR OTHER RIGHTS. Except as disclosed in Section 3.2 hereto, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Star or any Star Subsidiary any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Star or any Star Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. No options or rights to acquire equity securities granted by Star have provisions which accelerate the vesting or right to exercise such options or rights or terminate any repurchase rights of Star upon the consummation of the Merger.

    3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Star and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement by each of Star and Merger Sub and the consummation of the transactions contemplated on its part hereby have been duly authorized by their respective Board of Directors, and, other than the approval of Star's stockholders as provided in Section 5.1 hereof, no other corporate proceedings on the part of Star or Merger Sub are necessary to the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by each of Star and Merger Sub, and constitutes a legal, valid and binding obligation of each of Star and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

    3.5 STAR COMMON STOCK. The shares of Star Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated hereby at the Effective Time, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights.

    3.6 NO VIOLATION. The execution, delivery and performance of this Agreement by each of Star and Merger Sub and the consummation by each of them of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to Star or any Star Subsidiary or by which any of their property or assets are bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Star or any Star Subsidiary with any public authority (other than (A) the filing of a pre-merger notification report under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the expiration of the applicable waiting period, (B) in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, the DGCL, the Bylaws of the National Association of Securities Dealers, Inc. or the "takeover" or "blue sky" laws of various states, (C) the approval by the New York State Public Health Council required pursuant to Section 3611-a of the New York State Public Health Law and the rules and regulations thereunder and (D) any other filings and approvals expressly contemplated by this Agreement) or (iii) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Star or any Star Subsidiary pursuant to or under any provision of any charter or bylaw, indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Star Permit (as defined below), law, regulation or decree to which Star or any Star Subsidiary is subject or by which Star or any Star Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Star or on Star's or Merger Sub's ability to consummate the transactions contemplated hereby.

    3.7  COMPLIANCE WITH LAWS.

    (a) Star and each Star Subsidiary hold all material licenses, permits and other authorizations necessary to conduct its business (collectively, "Star Permits"), are certified as providers under all applicable Medicare and Medicaid programs to the extent required to be so certified, and are in compliance with all Star Permits and all federal, state and other laws, rules, regulations, ordinances and orders governing its business, including, without limitation, the requirements, guidelines, rules and regulations of Medicare, Medicaid and other third-party reimbursement programs, except where the failure to hold such Star Permits and other authorizations or to so comply would not be material to the financial condition, results of operations, business or properties of Star and the Star Subsidiaries taken as a whole. The Star Permits are in full force and effect.

    (b) All health care personnel employed by Star or any Star Subsidiary are properly licensed to the extent required to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be so licensed, would not be material to the financial condition, results of operations, business or properties of Star and the Star Subsidiaries taken as a whole.

    (c) No action or proceeding is pending or, to Star's knowledge, threatened that may result in the suspension, revocation or termination of any Star Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and neither Star nor any Star Subsidiary has received any notice from any governmental authority in respect of the suspension, revocation or termination of any Star Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation or proceeding would be material to the financial condition, results of operations, business or properties of Star and the Star Subsidiaries taken as a whole.

    (d) Neither Star nor any Star Subsidiary has received notice that Medicare, Medicaid or any other third-party reimbursement program has any claims for disallowance of costs against any of them which could result in material offsets against future reimbursement or recovery of prior payments, which offsets or recoveries have not been reserved for in Star's financial statements.

    3.8 FINANCIAL STATEMENTS AND REPORTS. Star has made available to Amserv true and complete copies of (i) its Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "Commission"), for the year ended May 31, 1995 (the "Star Form 10-KSB"), (ii) all registration statements filed by Star and declared effective under the Securities Act since January 1, 1993, and
(c) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission since January 1, 1993. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information, included or incorporated by reference therein) are referred to in this Agreement as the "Star SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the Star SEC Filings complied as to form and content, in all material respects, with the requirements of the

Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Star included in the Star SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of Star and the Star Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 31, 1995 and except as disclosed in the Star SEC Filings made through the date hereof, the business of Star and of each of the Star Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of Star and the Star Subsidiaries, taken as a whole; (ii) any indebtedness incurred by Star or any Star Subsidiary for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by Star or any of the Star Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on Star; (v) any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the Star Common Stock; (vi) any material agreement to acquire any assets or stock or other interests of any third party; (vii) any increase in the compensation payable or to become payable by Star or any Star Subsidiary to any employees, officers, directors, or consultants or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans in existence as of the date hereof, and except for increases consistent with past practice); (viii) any material revaluation by Star or any Star Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by Star in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of Star or any Star Subsidiary or the subjection of any of the assets or properties of Star or any Star Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of other with respect thereto; or (xi) any assumption or guarantee by Star or an Star Subsidiary of the indebtedness of any person or entity.

    3.10 LITIGATION. Except as may be disclosed in the Star SEC Filings made as of the date hereof, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to Star's knowledge, threatened against Star or any Star Subsidiary or with respect to any property or asset of any of them before any court, arbitrator, administrator or governmental or regulatory authority or body which, individually or in the aggregate, would have a Material Adverse Effect on Star. Neither Star nor any Star Subsidiary nor any property or asset of any of them is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on Star.

    3.11 INSURANCE. Star and the Star Subsidiaries maintain insurance against such risks and in such amounts as Star reasonably believes are necessary to conduct its business. Star and the Star Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect on Star. Neither Star nor any Star Subsidiary has received any notice of cancellation or termination in respect of any of its insurance policies.

    3.12 MEDICARE/MEDICAID PARTICIPATION; ACCREDITATION. All services provided by Star and the Star Subsidiaries which are reimbursable by Medicaid or Medicare are certified for full participation in such programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in substantial compliance with the conditions of participation of such programs, and have received all approvals or qualifications necessary for capital reimbursement (if applicable). Neither Star nor any Star Subsidiary has received any notice of recoupment from nor has any material liability for reimbursements of any excess payments made by the Medicare or Medicaid programs or any other third party reimbursement source (inclusive of managed care organizations).

    3.13 QUESTIONABLE PAYMENTS. Neither Star, any Star Subsidiary nor any of its former subsidiaries, nor, to the knowledge of Star, any director, officer, Affiliate or employee of Star or any of its former subsidiaries: (i) has used any corporate funds of Star, any Star Subsidiary or any of Star's former subsidiaries to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (A) is unlawful under laws applicable thereto or (B) would be unlawful under the Foreign Corrupt Practices Act of 1977, as amended; nor (ii) has used any corporate funds of Star, any Star Subsidiary or any of its former subsidiaries for making payments to any person if such payment constituted an illegal payment, bribe, kickback, political contribution or other similar questionable payment.

    3.14 POOLING OF INTERESTS. To the best of its knowledge, none of Star, any of the Star Subsidiaries or any of their respective directors, officers or stockholders has taken any action which would interfere with the parties' ability to account for the Merger as a pooling of interests.

    3.15 PERSONNEL STATUS. The audit referred to in the Star Form 10-KSB by the Internal Revenue Service (the "IRS") of a subsidiary of Star has been completed and fully resolved between the IRS and Star without any payment required on the part of Star. Although the audit referred to in the Star Form 10-KSB by the New York State Department of Labor (the "DOL") of two subsidiaries of Star has not been fully resolved between the DOL and Star, Star believes that such audit will not have a Material Adverse Effect on Star.

    3.16 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Star or Merger Sub herein or in any Schedule hereto, including the Star Disclosure Schedule, or certificate furnished by Star or Merger Sub pursuant to this Agreement, or the Star SEC Filings, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    3.17 BROKERS. Neither Star nor Merger Sub has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except Bear & Company.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF AMSERV

    Amserv represents and warrants to Star and Merger Sub as follows:

    4.1 CORPORATE ORGANIZATION. Each of Amserv and its Subsidiaries (the "Amserv Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of Amserv and the Amserv Subsidiaries taken as a whole (a "Material Adverse Effect on Amserv"). The Amserv disclosure schedule delivered by Amserv herewith (the "Amserv Disclosure Schedule") contains a complete and accurate list of all of the Amserv Subsidiaries. Neither Amserv nor any Amserv Subsidiary is in violation of any provision of its charter or Bylaws which could have a Material Adverse Effect on Amserv.

    4.2 CAPITAL STOCK. As of the date hereof, the authorized capital stock of Amserv consists in its entirety of (i) 15,000,000 shares of common stock, $.01 par value, and (ii) 3,000,000 shares of Preferred Stock, $.01 par value (the "Amserv Preferred Stock"). As of February 1, 1996, 3,304,953 shares of Amserv Common Stock were issued and outstanding, (ii) 195,106 shares of Class B Redeemable Preferred Stock (the "Class B Preferred Shares") were issued and outstanding and were the only shares of Amserv Preferred Stock issued and outstanding, (iii) options to acquire 232,366 shares of Amserv Common Stock were outstanding under the Amserv Option Plans (as hereinafter defined), (iv) 1,177,027 shares of Amserv Common Stock were reserved for issuance under all of the Amserv Option Plans and (v) 150,000 shares of Class C Junior Participating Preferred Stock (the "Class C Preferred Shares") were reserved for issuance under the Rights Agreement between Amserv and First Interstate Bank of California, dated as of January 24, 1996. All of the outstanding shares of capital stock of each of the Amserv Subsidiaries are owned beneficially and of record by Amserv or an Amserv Subsidiary free and clear of all liens, charges, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature. All of the outstanding shares of capital stock of Amserv and each of the Amserv Subsidiaries have been validly issued and are fully paid and nonassessable.

    4.3 OPTIONS OR OTHER RIGHTS. Except as disclosed in Section 4.3 of the Amserv Disclosure Schedule or in Section 4.2 hereto, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Amserv or any Amserv Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of Amserv or any Amserv Subsidiary and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Except as disclosed in Section 4.3 of the Amserv Disclosure Schedule, no options or rights to acquire equity securities granted by Amserv have provisions which accelerate the vesting or right to exercise such options or rights or terminate any rights upon the consummation of the Merger.

    4.4 AUTHORITY RELATIVE TO AGREEMENT. Amserv has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement by Amserv and the consummation of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors, and, other than the approval of Amserv's stockholders as provided in Section 5.1 hereof, no other corporate proceedings on the part of Amserv are necessary to authorize the execution and delivery of this Agreement by Amserv or the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Amserv, and constitutes legal, valid and binding obligations of Amserv, enforceable against Amserv in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

    4.5 NO VIOLATION. Except as disclosed in Section 4.5 of the Amserv Disclosure Schedule, the execution, delivery and performance of this Agreement by Amserv and the consummation by it of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to Amserv or any Amserv Subsidiary or by which any of its property or assets are bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Amserv or any Amserv Subsidiary with any public authority
(other than as described in clause (ii) of the first sentence of Section 3.6) or, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Amserv or any Amserv Subsidiary pursuant to or under any provision of any charter or bylaw, indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Amserv Permit (as defined below), law, regulation or decree to which Amserv or Amserv Subsidiary is subject or by which Amserv or any Amserv Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Amserv or on Amserv's ability to consummate the transactions contemplated hereby.

    4.6  COMPLIANCE WITH LAWS.

    (a) Amserv and each Amserv Subsidiary hold all licenses, permits and other authorizations necessary to conduct its business (collectively, "Amserv Permits"), are certified as providers under all applicable Medicare and Medicaid programs to the extent required to be so certified, and are in compliance with all Amserv Permits and all federal, state and other laws, rules, regulations, ordinances and orders governing its business, including, without limitation, the requirements, guidelines, rules and regulations of Medicare, Medicaid and other third-party reimbursement programs, except where the failure to hold such licenses, permits and other authorizations or to so comply would not be material to the financial condition, results of operations, business or properties of Amserv and the Amserv Subsidiaries taken as a whole. The Amserv Permits are in full force and effect.

    (b) All health care personnel employed by Amserv or any Amserv Subsidiary are properly licensed to the extent required to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be so licensed would not be material to the financial condition, results of operations, business or properties of Amserv and the Amserv Subsidiaries taken as a whole.

    (c) No action or proceeding is pending or, to Amserv's knowledge, threatened that may result in suspension, revocation or termination of any Amserv Permit,
the   issuance  of  any  cease-and-desist  order,   or  the  imposition  of  any
administrative or judicial sanction, and neither Amserv nor any Amserv Subsidiary has received any notice from any governmental authority in respect of the suspension, revocation or termination of any Amserv Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation, or proceeding would be material to the financial condition, results of operations, business or properties of Amserv and the Amserv Subsidiaries taken as a whole.

    (d) Neither Amserv nor any Amserv Subsidiary has received notice that Medicare, Medicaid or any other third-party reimbursement program has any claims for disallowance of costs against any of them which could result in material offsets against future reimbursement or recovery of prior payments, which offsets or recoveries have not been reserved for in Amserv's financial statements.

    4.7 LITIGATION. Except as set forth in Section 4.7 of the Amserv Disclosure Schedule or in the Amserv SEC Filings (as defined below) made as of the date hereof, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to Amserv's knowledge, threatened against Amserv or any Amserv Subsidiary or with respect to any property or asset of any of them before any court, arbitrator, administrator or governmental or regulatory authority or body which, individually or in the aggregate, would have a Material Adverse Effect on Amserv. Neither Amserv nor any Amserv Subsidiary nor any property or asset of any of them is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on Amserv.

    4.8 FINANCIAL STATEMENTS AND REPORTS. Amserv has made available to Star true and complete copies of (i) its Annual Report on Form 10-K for the year ended June 24, 1995 (the "Amserv 10-K"), as filed with the Commission, (ii) its proxy statement relating to its most recent annual meeting of its stockholders,
(iii) all registration statements filed by Amserv and declared effective under the Securities Act since January 1, 1993 and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission subsequent to January 1, 1993. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information included or incorporated by reference therein) are referred to in this Agreement as the "Amserv SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the Amserv SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Amserv included in the Amserv SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of Amserv and the Amserv Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustment and any other adjustment described therein. Since June 24, 1995, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Amserv. The books and records of Amserv and the Amserv Subsidiaries have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Amserv and the Amserv Subsidiaries set forth in the financial statements of Amserv included in the Amserv SEC Filings. Amserv is not aware of any pending or contemplated legislation or changes in rules, regulations or administrative orders which, if enacted or implemented, would, individually or in the aggregate, have a Material Adverse Effect on Amserv.

    4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 24, 1995, except as expressly disclosed in the Amserv SEC Filings made through the date hereof, the business of Amserv and of each of the Amserv Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities, or prospects of Amserv and the Amserv Subsidiaries, taken as a whole; (ii) any indebtedness incurred by Amserv or any Amserv Subsidiary for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement or as set forth in Section 4.9 of the Amserv Disclosure Schedule or in the Amserv SEC Filings, entered into by Amserv or any of the Amserv Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on Amserv; (v) except as set forth in Section 4.9 of the Amserv Disclosure Schedule, any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the Amserv Common Stock; (vi) any material agreement to acquire, any assets or stock or other interests of any third-party; (vii) any increase in the compensation payable or to become payable by Amserv or any Amserv Subsidiary to any employees, officers, directors, or consultants or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans set forth on the Amserv Disclosure Schedule); (viii) any material revaluation by Amserv or any Amserv Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by Amserv in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of Amserv or any Amserv Subsidiary or the subjection of any of the assets or properties of Amserv or any Amserv Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto; or (xi) any assumption or guarantee by Amserv or a Amserv Subsidiary of the indebtedness of any person or entity.

    4.10  EMPLOYEE BENEFIT PLANS AND EMPLOYMENT MATTERS.

    (a) Section 4.10 of the Amserv Disclosure Schedule lists all employee benefit plans, collective bargaining agreements, labor contracts, and employment agreements not otherwise disclosed in the Amserv SEC Filings, which provide for the annual payment of more than $25,000 in which Amserv participates, or by which it is bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, welfare, and incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization and life insurance;
(iii) any written employment agreement and any other employment agreement not terminable at will; and (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is not exempted from the coverage of ERISA by reason of the Department of Labor regulations. Amserv is in compliance in all material respects with their requirement prescribed by all laws currently in effect applicable to employee benefit plans and to any employment agreement, including, but not limited to, ERISA and the Code. Amserv has performed all of its obligations under all such employee benefit plans and employment agreements in all material respects. There is no pending or, to the knowledge of Amserv, threatened legal action, proceeding or investigation against or involving any Amserv employee benefit plan which could result in a material amount of liability to such employee benefit plan or to Amserv.

    (b) Amserv does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a material amount of liability to Amserv under Title IV of ERISA.

    (c) Amserv does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject Amserv to any material amount of liability with respect to any such plan.

    (d) All group health plans of Amserv have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects, to the extent such requirements are applicable.

    (e) There have been no acts or omissions by Amserv that have given rise to or may give rise to a material amount of fines, penalties, taxes, or related charges under Sections 502(c) or 4071 of ERISA or under Chapter 43 of the Code.

    (f) No "reportable event," as defined in ERISA Section 4043, other than those events with respect to which the Pension Benefit Guaranty Corporation has waived the notice requirement, has occurred with respect to any of the employee benefit plans of Amserv.

    (g) The Amserv Disclosure Schedule sets forth the name of each director, officer or employee of Amserv entitled to receive any material amount of benefit or payment under any existing employment agreement, severance plan or other benefit plan solely as a result of the consummation of any transaction contemplated by this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

    (h) Amserv has made available to Star true and correct copies of all plan documents and employment agreements referred to on the Amserv Disclosure
Schedule, including all amendments thereto, and all related summary plan descriptions to the extent that one is required by law.

    (i) For purposes of this Section 4.10, any reference to "Amserv" shall be deemed to include a reference to any entity that is aggregated with Amserv under the provisions of Section 414 of the Code, to the extent that those aggregation rules apply.

    4.11 LABOR MATTERS. Neither Amserv nor any Amserv Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. None of the employees of Amserv or any Amserv Subsidiary is represented by any labor union. To the knowledge of Amserv, there is no activity involving any employees of Amserv or the Amserv Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

    4.12 INSURANCE. Amserv and the Amserv Subsidiaries maintain insurance against such risks and in such amounts as Amserv reasonably believes are necessary to conduct its business. Amserv and the Amserv Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect on Amserv. Neither Amserv nor any Amserv Subsidiary has received any notice of cancellation or termination in respect of any of its insurance policies.

    4.13 ENVIRONMENTAL MATTERS. Amserv and the Amserv Subsidiaries are in compliance with all environmental laws, and have obtained all necessary licenses and permits required to be issued pursuant to any environmental law, except where the failure to so comply or to obtain such licenses or permits, individually or in the aggregate, would not have a Material Adverse Effect on Amserv. Neither Amserv nor any Amserv Subsidiary has received any notice or communication from any governmental agency with respect to (i) any hazardous substance relative to its operations, property or assets or (ii) any investigation, demand or request pursuant to enforcing any environmental law relating to it or its operations, and no such investigation is pending or, to the knowledge of Amserv, threatened, in any case, which would lead to a Material Adverse Effect on Amserv.

    4.14 TAX MATTERS. Amserv and each Amserv Subsidiary has paid in full when due, or, to the extent not yet due, made adequate provision on its September 23, 1995 balance sheet (as contained in Amserv's Quarterly Report on Form 10-QSB for the quarter ended on such date as filed by Amserv with the Commission (the "September 23, 1995 Balance Sheet")) for all federal, state, local, foreign or other governmental income, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and all other taxes imposed on Amserv or any Amserv Subsidiary or with respect to any of their respective businesses, income or properties, or otherwise payable by them, including interest and penalties, if any, in respect thereof (collectively, "Amserv Taxes"). Amserv Taxes paid and/or incurred after September 23, 1995 include only Amserv Taxes incurred in the ordinary course of business determined in the same manner as with respect to the taxable period ending on such date (and agrees not to make, revoke or amend any election relating to Amserv Taxes without the consent of Star) and Amserv has properly paid or accrued for all such Taxes for such periods. Amserv and each of the Amserv Subsidiaries have timely filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which Amserv and/or such Amserv Subsidiary (as the case may be) are required to file ("Amserv Tax Returns"), and have paid or provided for all the amounts shown to be due thereon. All Amserv Tax Returns are true, correct and complete. Neither Amserv nor any Amserv Subsidiary (i) has filed or entered into, or is otherwise bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of Amserv or any Amserv Subsidiary,
(ii) is a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any taxes other than among Amserv and the Amserv Subsidiaries, (iii) has elected to be treated as a consenting corporation under Section 341(f) of the Code, or (iv) has received any claim by an authority in a jurisdiction where neither Amserv nor any Amserv Subsidiary files Amserv Tax Returns that they are or may be subject to Amserv Taxes by that jurisdiction, except for any such claims as would not be material to the financial condition, results of operations, business or properties of Amserv and the Amserv Subsidiaries taken as a whole. Except as set forth in
Section 4.14 of the Amserv Disclosure Schedule, no action or proceeding is pending or, to Amserv's knowledge, threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from Amserv or any Amserv Subsidiary of any Amserv Taxes, and no unresolved claim for any deficiency, assessment or collection of any Amserv Taxes has been asserted against Amserv or any Amserv Subsidiary. All resolved assessments of Amserv Taxes have been paid or are reflected on the September 23, 1995 Balance Sheet.

    4.15 INTELLECTUAL PROPERTY. Amserv and the Amserv Subsidiaries own, possess or have the right to use all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations (collectively, "Amserv Intellectual Property Rights") which are necessary to the conduct of their respective businesses. To the knowledge of Amserv, neither Amserv nor any Amserv Subsidiary is infringing or otherwise violating the intellectual property rights of any person which infringement or violation would subject Amserv or any Amserv Subsidiary to liabilities which, individual or in the aggregate, would have a Material Adverse Effect on Amserv or which would prevent Amserv or any Amserv Subsidiary from conducting their respective businesses substantially in the manner in which they are now being conducted. No claim has been made or, to Amserv's knowledge, threatened against Amserv or any Amserv Subsidiary alleging any such violation.

    4.16 RELATED PARTY TRANSACTIONS. Except as disclosed in Section 4.16 of the Amserv Disclosure Schedule or in the Amserv SEC Filings, there have been no material transactions between Amserv or any Amserv Subsidiary on the one hand, and any (i) officer or director of Amserv or any Amserv Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Amserv or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered to Amserv or the Amserv Subsidiaries by any officer or director of Amserv or Amserv Subsidiaries. Amserv has a perfected first priority lien on (A) 110,000 shares of Amserv Common Stock pursuant to the terms of the promissory note and the stock pledge agreement, each dated April 20, 1995 and amended as of January 16, 1996 between Eugene J. Mora and Amserv, and (B) 110,500 shares of Amserv Common Stock pursuant to the promissory note and the stock pledge agreement, each dated January 16, 1996 between Mr. Mora and Amserv.

    4.17 NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Amserv SEC Filings, neither Amserv nor any of the Amserv Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on Amserv other than liabilities under or contemplated by this Agreement.

    4.18 NO DEFAULT. Neither Amserv nor any of the Amserv Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or By-Laws, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Amserv or any of the Amserv Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ injunction, decree, statute, rule or regulation applicable to Amserv or any of the Amserv Subsidiaries, except in the case of clauses (ii) and (iii) above for defaults or violations which would not have a Material Adverse Effect on Amserv.

    4.19  TITLE TO PROPERTIES; ENCUMBRANCES.

    (a) Amserv and the Amserv Subsidiaries have good and marketable title to all of the Assets (as hereinafter defined) reflected as owned by Amserv on the September 23, 1995 Balance Sheet and all Assets thereafter acquired by it (except for Assets disposed of by it in the ordinary course of business). The Assets are not subject to any mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint or transfer whatsoever and no currently effective financing statement with respect to any of its Assets has been filed under the Uniform Commercial Code in any jurisdiction. Neither Amserv nor any Amserv Subsidiary is a party to any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement. No person other than Amserv has any right to the use or possession of any of the Assets. All Assets which are real property or tangible personal property, whether owned or leased, are in good operating condition and repair, excepting normal wear and tear, and are sufficient to enable Amserv to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

    (b) Set forth on Section 4.19(b) of the Amserv Disclosure Schedule is a true and correct list of leases, conditional sales, licenses or similar arrangements to which Amserv or any Amserv Subsidiary is a party or to which Amserv or any Amserv Subsidiary or any Asset is subject. Amserv has delivered to Star a complete and correct copy of each lease, conditional sale, license and other arrangement listed in Section 4.19(b) of the Amserv Disclosure Schedule. All of said arrangements are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. Neither Amserv nor any Amserv Subsidiary is in default under one or more of such arrangements, except to the extent such defaults would not have a

Material Adverse Effect on Amserv and has not received any written notice alleging any default, set-off, or claim of default. To the knowledge of Amserv, the parties to such arrangements are not in default of their respective obligations under any of such arrangements, and there has not occurred any event which, with the passage of time or giving of notice (or both), would constitute such a default or breach under any of such arrangements.

    (c) As used herein, the term "Assets" means all of the tangible and intangible assets of Amserv and the Amserv Subsidiaries including, without limitation, all real property, tangible personal property (including, without limitation, fixed and moveable equipment, trucks, cars and other vehicles, furnishings, inventory and supplies), contract rights, leasehold interests, goodwill, tradenames, trademarks, patient records and files, patient films, Medicare and Medicaid provider agreements and numbers, telephone numbers and, to the extent permitted by law, all permits, licenses and other governmental approvals.

    4.20 CONTRACTS. Section 4.20 of the Amserv Disclosure Schedule contains a complete and correct list of all of the following categories of agreements, contracts, arrangements and commitments ("Contracts"), including summaries of oral contracts (except immaterial oral contracts terminable at will), to which Amserv or any Amserv Subsidiary or any of the Assets are bound, including, without limitation:

        (a) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent, employee or group of employees;

        (b) each profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

        (c) each agreement or arrangement (including letter of intent) for the purchase or sale of any assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of capital stock, merger or otherwise) which is currently in effect;

        (d) each contract which contains any provisions requiring Amserv or any Amserv Subsidiary to indemnify or act for, or guarantee the obligation of, any other person or entity;

        (e) each agreement restricting Amserv or any Amserv Subsidiary from conducting business of any nature anywhere in the world;

        (f) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the business (or any portion thereof) of Amserv or any Amserv Subsidiary;

        (g)  each agreement  under which Amserv  or any Amserv  Subsidiary is to
    acquire  or  contract   to  receive   the  services  of   any  health   care
    professionals;

        (h) each agreement to perform or provide services for any nursing home, health care facility or any other facility or individual;

        (i) each agreement with a laboratory;

        (j) each lease, license, conditional sales contract or similar arrangement for real or personal property or any corporate name, trade or service mark, copyright, patent, process, operational manual, technique and similar property; and

        (k) each other agreement not made in the ordinary and normal course of business which involves consideration of more than $25,000; and

        (l) each letter of intent or agreement in principle to enter into any Contract (whether or not binding, in whole or in part).

    True, correct and complete copies of each Contract have been provided or made available to Star and each remains in full force and effect in accordance with the copies provided to Star. Each of the Contracts was entered into and requires performance only in the ordinary course of business. Amserv is not in material default under any Contract and no default or right of set-off has been asserted, either by or against Amserv under any Contract. To the knowledge of Amserv, the parties to the Contracts, other than Amserv, are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event, which with the passage of time or the giving of notice (or both), would constitute a material default or breach under any Contract. All amounts payable by Amserv under the Contracts are on a current basis. Except as set forth in Section 4.20(m) of the Amserv Disclosure Schedule, no Contract is terminable nor requires a payment in the event of the Merger or a change in control of Amserv.

    4.21 MEDICARE/MEDICAID PARTICIPATION; ACCREDITATION. All services provided by Amserv and the Amserv Subsidiaries which are reimbursable by Medicaid or Medicare are certified for full participation in such programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in substantial compliance with the conditions of participation of such programs, and have received all approvals or qualifications necessary for capital reimbursement (if applicable). Neither Amserv nor any Amserv Subsidiary has received any notice of recoupment from nor has any material liability for reimbursements of any excess payments made by the Medicare or Medicaid programs or any other third party reimbursement source (inclusive of managed care organizations).

    4.22 RATE TABLES AND REIMBURSEMENT. Amserv has provided to Star rate tables that set forth a complete and correct list of the rates charged by Amserv and the Amserv Subsidiaries to their various customers. Neither Amserv nor any Amserv Subsidiary is required to pay any Medicare or Medicaid refunds, and neither Amserv nor any Amserv Subsidiary has paid any Medicare or Medicaid refunds since January 1, 1993.

    4.23 RELATIONSHIPS. Except as disclosed in the Amserv SEC Filings, no controlling shareholder, partner or affiliate of Amserv has, or at any time within the last two (2) years has had, an ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, any business relationship or arrangement of any kind relating to the operation or business of, or which may be binding upon, Amserv, any Amserv Subsidiary or their Assets.

    4.24 EMPLOYEES. Section 4.24 of the Amserv Disclosure Schedule sets forth a complete and correct list of the name, position and current rate of compensation and all other compensation arrangements or fringe benefits of each officer of Amserv and each Amserv Subsidiary.

    4.25 QUESTIONABLE PAYMENTS. Neither Amserv, any Amserv Subsidiary nor any of its former subsidiaries, nor, to the knowledge of Amserv, any director, officer, Affiliate or employee of Amserv or any of its former subsidiaries: (i) has used any corporate funds of Amserv, any Amserv Subsidiary or any of Amserv's former subsidiaries to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (A) is unlawful under laws applicable thereto or (B) would be unlawful under the Foreign Corrupt Practices Act of 1977, as amended; nor (ii) has used any corporate funds of Amserv, any Amserv Subsidiary or any of its former subsidiaries for making payments to any person if such payment constituted an illegal payment, bribe, kickback, political contribution or other similar questionable payment.

    4.26 POOLING OF INTERESTS. To the best of its knowledge, none of Amserv, any of the Amserv Subsidiaries or any of their respective directors, officers or stockholders has taken any action which would interfere with the parties' ability to account for the Merger as a pooling of interests.

    4.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Amserv herein or in any Schedule hereto, including the Amserv Disclosure Schedule, or certificate furnished by Amserv pursuant to this Agreement, or the Amserv SEC Filings, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    4.28 BROKERS. Neither Amserv nor any Amserv Subsidiary has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except that Amserv has retained Batchelder & Partners, Inc. ("Batchelder") as its financial advisor for the transactions contemplated hereby.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

    5.1 JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; STOCKHOLDERS' MEETING.

    (a) Star and Amserv agree that this Agreement shall be submitted to their respective stockholders for approval at a meeting (the "Meeting") duly called and held pursuant to applicable state law. As soon as practicable after the date of this Agreement, each of Amserv and Star shall take all action, to the extent necessary in accordance with applicable law and their respective Certificates of Incorporation and Bylaws, to convene each Meeting promptly to consider and vote upon the approval of the Merger and such other matters as may be necessary or desirable to consummate the Merger and the transactions contemplated hereby.

    As soon as practicable after the date of this Agreement, Amserv and Star shall jointly prepare and file with (i) the Commission, subject to the prior approval of the other party, which approval shall not be unreasonably withheld, preliminary proxy materials relating to each Meeting as required by the Exchange Act, and a registration statement on Form S-4 (as amended or supplemented, the "Registration Statement") relating to the registration under the Securities Act of the shares of Star Common Stock issuable to the holders of the Amserv Shares, and (ii) state securities administrators, such registration statements or other documents as may be required under applicable blue sky laws to qualify or register the shares of Star Common Stock issuable to the holders of the Amserv Shares (the "Blue Sky Filings"). Amserv, Merger Sub and Star will use their reasonable best efforts to cause the Registration Statement to become effective as soon as practicable. Promptly after the Registration Statement has become effective and all applicable blue sky laws have been complied with, Amserv and Star shall mail the proxy statement to their respective stockholders. Such joint proxy statement at the time it initially is mailed to the stockholders of Amserv and the stockholders of Star and all duly filed amendments or revisions made thereto, if any, similarly mailed are hereinafter referred to as the "Proxy Statement." Notice of the Amserv Meeting shall be mailed to the stockholders of Amserv and notice of the Star Meeting shall be mailed to the stockholders of Star along with the Proxy Statement.

    (b) Each party represents and warrants that the information supplied or to be supplied by it for and included or incorporated by reference in the Registration Statement, the Blue Sky Filings, the Proxy Statement and any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed or, as applicable, declared effective and, as of the Effective Time, and, with respect to the Proxy Statement, when first published, sent or given to the stockholders of Amserv and the stockholders of Star and at the time of the Meetings, not be false or misleading with respect to a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

    (c) Each party covenants and agrees that (i) if, at any time prior to the Effective Time, any event relating to it or any of its affiliates, officers or directors is discovered that should be set forth in an amendment to the Registration Statement or Blue Sky Filings or a supplement to the Proxy Statement, such party will promptly inform the other parties, and such amendment or supplement will be promptly filed with the Commission and appropriate state securities administrators and disseminated to the Stockholders of

Amserv and Star, to the extent required by applicable federal and state securities laws, and (ii) documents which either party files or is responsible for filing with the Commission and any regulatory agency in connection with the Merger (including, without limitation, the Proxy Statement) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Registration Statement, Blue Sky Filing, the Proxy Statement, or any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby.

    (d) Amserv hereby represents that its Board of Directors has (i) determined that the merger is fair to and in the best interests of Amserv's stockholders,
(ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the stockholders of Amserv; provided, however, that such determination, approval or recommendation may be amended, modified or withdrawn to the extent required by the fiduciary obligations of Amserv's Board of Directors under applicable law, as advised by outside counsel. Star hereby represents that its Board of Directors has (i) determined that the Merger is fair to and in the best interests of Star's stockholders, (ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the stockholders of Star.

    (e) Amserv shall use all reasonable efforts to cause to be delivered to Star a letter of Ernst & Young LLP, Amserv's independent accountants, dated a date within five (5) business days before the date on which the Registration Statement shall become effective and addressed to Star, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), in form and substance reasonably satisfactory to Star and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Star shall use all reasonable efforts to cause to be delivered to Amserv (i) a letter of Holtz Rubinstein & Co., LLP, Star's independent accountants, dated a date within five (5) business days before the date on which the Registration Statement shall become effective and addressed to Amserv, of the kind contemplated by the AICPA Statement, in form and substance reasonably satisfactory to Amserv and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and (ii) the letter referred to in Section 6.1(f) on the Effective Time.

    5.2 CONDUCT OF THE BUSINESS OF AMSERV PRIOR TO THE EFFECTIVE TIME. Prior to the Effective Time, except as otherwise consented to or approved in writing by Star, or required to consummate the transactions contemplated by, this
Agreement:

        (a) Amserv and the Amserv Subsidiaries shall conduct their respective businesses in the ordinary course and consistent in all material respects with past practice and shall use all reasonable efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers, payors and other persons with whom they have a significant business relationship;

        (b) Neither Amserv nor any Amserv Subsidiary shall (i) amend its charter or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the Amserv Common Stock, (iii) except for redemptions of the Class B Preferred Shares required pursuant to and in accordance with the express provisions of the Certificate of Designations, Preferences and Rights relating thereto, as amended to the date hereof (the "Certificate of Designations"), make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock or (iv) split, combine or reclassify its outstanding shares of capital stock;

        (c) Neither Amserv nor any Amserv Subsidiary shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of Amserv or such Amserv Subsidiary except that Amserv may issue shares of Amserv Common Stock upon the exercise of stock options outstanding on the date hereof pursuant to the terms thereof existing as of the date hereof, (ii) other than in the ordinary course of business and consistent with past practice, incur any material indebtedness for borrowed money, (iii) waive, release, grant or transfer any rights of material value,
    (iv) except as provided in clause (v) below, merge or consolidate with any person or adopt a plan of liquidation or dissolution, (v) acquire, propose to acquire or enter into an agreement to acquire any assets, stock or other interests of a third party, (vi) transfer, lease, license, sell or dispose of a material portion of assets or any material assets, (vii) permit any material revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles or (ix) mortgage or pledge any of their assets or properties or subject any of their assets or properties to any material liens, charges, encumbrances, imperfections of title, security interests, options or rights or claims of others with respect thereto;

        (d) Neither Amserv nor any Amserv Subsidiary will, directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its employees, officers, consultants or directors; provided that Amserv or any Amserv Subsidiary may increase the cash compensation payable to non-officer employees to the extent consistent with past practice and in no event to a rate of total annual compensation for any individual that would increase such individual's rate of total annual compensation by more than five percent (5%) over such individual's current such rate, (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of Amserv or any Amserv Subsidiary, (iii) enter into or amend any employment or consulting agreement, or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of Amserv or any Amserv Subsidiary;

        (e) Neither Amserv nor any Amserv Subsidiary shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices;

        (f) Neither Amserv nor any Amserv Subsidiary shall take any action which would interfere with the abilities of the parties hereto to account for the Merger as a pooling of interests; and

        (g) Neither Amserv nor any Amserv Subsidiary shall authorize or enter into any agreement to do any of the things described in clauses (a) through
    (f) of this Section 5.2.

    5.3 ACCESS TO PROPERTIES AND RECORDS. Each party shall afford to the other and their respective accountants, counsel and representatives ("Respective Representatives"), reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (including, without limitation, books, contracts, commitments and written records) and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them thereby; provided, however, that no investigation pursuant to this Section 5.3 shall alter any representation or warrant of any party hereto or the conditions to the obligations of the parties hereto.

    5.4  NO SOLICITATION, ETC.

    (a) Prior to the Effective Time, Amserv agrees that it shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of

Amserv's business and properties or a substantial amount of Amserv's equity securities or debt securities whether by purchase, merger, purchase or assets, tender offer, exchange offer, business combination or otherwise (any such proposal or offer being hereinafter referred to as a "Third Party Transaction").

    (b) Prior to the Effective Time, Amserv and its Subsidiaries shall not, and shall cause each of their officers, directors, legal and financial advisors, agents and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, a Third Party Transaction with or involving any other person unless Amserv shall have received an unsolicited written offer to effect a Third Party Transaction and the Board of Directors of Amserv determines in good faith upon the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such information is required to be provided to or such discussions or negotiations are required to be undertaken with the person submitting such Third Party Transaction. Amserv represents that it is not currently involved in any negotiations with any person other than Star with respect to any Third Party Transaction and that it has been in full compliance with the "no-shop" provisions of the Letter of Intent (as hereinafter defined).

    (c) Prior to the Effective Time, Amserv will promptly communicate to Star the terms of any Third Party Transaction which it may receive and will keep Star informed as to the status of any actions, including negotiations or discussions, taken pursuant to clause (b) of this Section 5.4. As soon as practicable following the Effective Time, Amserv shall promptly request each person who has executed a confidentiality agreement in connection with its consideration of a Third Party Transaction to return all confidential information that has been furnished to such person by or on behalf of Amserv.

    5.5 EMPLOYEE BENEFIT PLANS. Except as otherwise provided in this Agreement, the Amserv employee benefit plans listed on the Amserv Disclosure Schedule which are in effect at the date of this Agreement shall remain in effect immediately following the Effective Time. Star and Amserv shall cooperate in coordinating their respective benefit plans, and any Amserv employee benefit plan may be terminated after the Effective Time, to the extent reasonably comparable benefits (including credit for past service), considered in the aggregate, are made available to employees of Amserv under one or more employee benefits plans of Star or any Star Subsidiary.

    5.6  TREATMENT OF OPTIONS.

    (a) Each Amserv Stock Option issued pursuant to Amserv's stock option plans (collectively, the "Amserv Option Plans") set forth in the Amserv Disclosure Schedule, whether or not vested or exercisable, shall be assumed by Star and shall constitute an option to acquire, on substantially the same terms and conditions as were applicable under such assumed Amserv Stock Option (provided that the options described in clause (iii) of the second sentence of Section 4.2 hereof shall be exercisable in full commencing on the day immediately preceding the Closing Date), a number of shares of Star Common Stock equal to the product of the Exchange Ratio and the number of shares of Amserv Common Stock subject to such Amserv Stock Option, at a price per share equal to the aggregate exercise price for the shares of Amserv Common Stock subject to such Amserv Stock Option divided by the number of full shares of Star Common Stock deemed to be purchasable pursuant to such Amserv Stock option; provided, however, that (i) subject to the provisions of clause (ii) below, the shares of Star Common Stock that may be purchased upon exercise of such Amserv Stock Option shall not include any fractional shares and, upon the last such exercise of such Amserv Stock Option, a cash payment shall be made for any fractional shares based upon the per share average of the highest and lowest sale price of the Star Common Stock as reported on the Nasdaq National Market on the date of such exercise, and (ii) in the case of any Amserv Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code ("Qualified Stock Options"), the option price, the number of shares purchasable pursuant to such Amserv Stock Option and the terms and conditions of exercise of such Amserv Stock Option shall be determined in order to comply with
Section 424 of the Code. As soon as practicable after the Effective Time, Star shall deliver to holders of Amserv Stock Options appropriate option agreements representing the right to acquire shares of Star Common Stock on substantially the same terms and conditions as contained in the outstanding Amserv Stock Options (subject to any adjustments required by the preceding sentence), upon surrender of the outstanding Amserv Stock Options, which terms and conditions shall include provision for the right of "cashless exercise", which right shall be made available to each of the holders of Amserv Stock Options on the date hereof to the extent legally permissible under Star's existing stock option plans. Star shall comply with the terms of the Amserv Option Plans as they apply to the Amserv Stock Options assumed as set forth above.

    (b) Star shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Star Common Stock for delivery upon exercise of the Amserv Stock Options assumed in accordance with this Section 5.6. Star shall use its best efforts to file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective within sixty days following the Effective Time with respect to shares of Star Common Stock subject to such Amserv Stock Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Amserv Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Star shall administer the Amserv Option Plans assumed pursuant to this Section 5.6 in a manner that complies with rule 16b-3 promulgated under the Exchange Act to the extent the applicable Amserv Option Plan complied with such rule prior to the Merger.

    5.7 EXISTING AGREEMENTS. Star and the Surviving Corporation shall insure and guaranty that the provisions with respect to indemnification by Amserv and the Amserv Subsidiaries now existing in favor of any present or former director, officer, employee or agent (and their respective heirs and assigns) of Amserv or any Amserv Subsidiary, respectively (the "Indemnified Parties"), as set forth in their respective charters or bylaws or pursuant to other agreements (including any insurance policies), shall survive the Merger, shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties and shall continue in full force and effect for a period of at least six years from the Effective Time; provided, however, that Star and the Surviving Corporation shall be required to maintain or obtain such insurance coverage only (i) if it is available for an annual premium not in excess of 125% of the last annual premium paid by Amserv or the Amserv Subsidiaries prior to the date of this Agreement (but in such case shall purchase as much coverage as possible for an amount which shall not exceed 125% of the last annual premium paid by Amserv or the Amserv Subsidiaries prior to the date of the Agreement), and (ii) for six years after the Effective Time. This Section 5.7 shall survive the closing of any of the transactions contemplated hereby, is intended to benefit the officers and employees of Amserv and of the Amserv Subsidiaries at the Effective Time and each of the Indemnified Parties (each of which shall be entitled to enforce this Section 5.7 against Star and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of the Surviving Corporation.

    5.8 CONFIDENTIALITY. The existing confidentiality agreement (the "Confidentiality Agreement") between Amserv and Star, and the Letter of Intent dated January 17, 1996 (the "Letter of Intent") between Amserv and Star are each hereby affirmed by Star and Amserv and the terms thereof are herewith incorporated herein by reference and shall continue in full force and effect until the Effective Time shall have occurred, and if this Agreement is terminated or if the Effective Time shall not have occurred for any reason whatsoever, each of the Confidentiality Agreement and the Letter of Intent shall thereafter remain in full force and effect in accordance with its terms; provided, however, to the extent there are any provisions in the Confidentiality Agreement or the Letter of Intent inconsistent with the terms of this Agreement, the terms of this Agreement shall control. Each of Star and Amserv agrees that it will not, and will cause its Respective Representatives not to, use any information obtained pursuant to Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party hereto will keep confidential, and will cause its Respective Representatives to keep confidential, all information and documents obtained pursuant to Section 5.3 except as otherwise consented to by the other party; provided, however, that neither Star nor Amserv shall be precluded from making any disclosure which it deems required by law in connection with the Merger. In the event that any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. In addition, Amserv (subject to mutually agreeable indemnification of Star) shall be permitted to disclose such information regarding the transactions contemplated hereby as shall be required in connection with Amserv's consent solicitation to stockholders in response to the notice of intention to act by written consent received by Amserv from York Hannover Pharmaceuticals, Inc. on January 9, 1996; provided that the form and content of each such disclosure shall be subject to all of the provisions of this Section 5.8 and the prior written approval of Star. Upon any termination of this Agreement, each of Star and Amserv will collect and deliver to the other party all documents obtained pursuant to
Section 5.3 or otherwise from such party or its Respective Representatives by it or any of its Respective Representatives then in their possession and any copies thereof.

    5.9 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, the parties hereto shall: (i) if required by law, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations ("Third Party Consents") are required to be obtained prior to the Effective Time from, governmental or regulator authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such Third Party Consents; and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the, parties hereto shall take all such necessary action. No party hereto shall (i) take any action for the purpose of delaying, impairing or impeding the receipt of any Third Party Consent, or the making of any required filing or registration or the mailing of the Proxy Statement or (ii) take any action that could reasonably have the effect of preventing Star from accounting for the Merger as a pooling of interests. Amserv shall use its best efforts to obtain the opinion referred to in Section 6.1(g).

    5.10 CERTIFICATION OF STOCKHOLDER VOTE. At or prior to the closing of the transactions contemplated by this Agreement, Amserv and Star shall deliver to each other a certificate of their respective Secretary setting forth the number of shares of Amserv Common Stock or Star Common Stock, as the case may be, voted in favor of adoption of this Agreement and consummation of the Merger and the number of shares of Amserv Common Stock or Star Common Stock voted against adoption of this Agreement and consummation of the Merger.

    5.11 MORA AGREEMENTS. Star hereby agrees to honor the severance provisions of that certain employment agreement dated February 27, 1987, as amended August 8, 1989, and that certain consulting agreement dated August 23, 1990, as amended August 4, 1992, both between Amserv and Eugene J. Mora (collectively, the "Mora Agreements"). The parties hereto understand that Star and Mr. Mora will be discussing possible modifications or amendments to the Mora Agreements; provided that no such modifications or amendments will be entered into without the mutual agreement of Star, Amserv and Mr. Mora; and provided further that no such modifications or amendments will be entered into which would jeopardize the ability of the parties hereto to treat the Merger as a tax free reorganization or to utilize "pooling of interest" accounting for accounting purposes.

    5.12 AFFILIATE LETTERS. At least 30 days prior to the Closing Date, Amserv shall each deliver to Star a list of names and addresses of those persons who were, in the reasonable judgment of Amserv at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person a "Rule 145 Affiliate") of Amserv within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Amserv shall provide to Star such information and documents as Star may reasonably request for purposes of reviewing such list. Amserv shall use all reasonable efforts to deliver or cause to be delivered to Star, prior to the Closing Date, from each of its Rule 145 Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Star shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Star Common Stock to be received by Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such Star Common Stock, consistent with the terms of such Affiliate Letters. Following reasonable request therefor, Star shall, upon advice of its counsel, cooperate with each Rule 145 Affiliate to eliminate such legends and stop transfer instructions in connection with proposed sales under Rule 145. After two years from the Effective Time, Star shall promptly notify its transfer agent to eliminate such legends and stop transfer instructions unless Star receives advice from its counsel that a Rule 145 Affiliate is as of that date an "affiliate" of Star.

    5.13 LISTING APPLICATION. Star will use its reasonable best efforts to cause the Star Common Stock to be issued pursuant to this Agreement in the Merger, to be listed for trading on the Nasdaq National Market.

    5.14 SUPPLEMENTAL DISCLOSURE SCHEDULES. Each of Star and Amserv shall supplement their respective Disclosure Schedules delivered in connection with this Agreement as of the Effective Time to the extent necessary to reflect matters permitted by, or consented to by, the other party under this Agreement. In addition, from time to time prior to the Effective Time, each of Star and Amserv will promptly deliver to the other party such amended or supplemental Disclosure Schedules as may be necessary to make the Schedules accurate and complete in all material respects as of the Effective Time; provided, however, that no such disclosure shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VI of this Agreement.

    5.15 NO ACTION. Except as contemplated by this Agreement, no party hereto will, nor will either such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited), or as of the Effective Time.

    5.16 CONDUCT OF BUSINESS OF MERGER SUB. Merger Sub shall not conduct any business from the date of this Agreement, other than to consummate the Merger and the transactions contemplated by this Agreement.

    5.17 DIRECTORS OF STAR. Star agrees that promptly after the Effective Time, Star shall take such reasonable action as may be necessary to cause Eugene
J. Mora to be appointed to the Board of Directors of Star and to be nominated for election by the shareholders of Star to such Board at each of the next two annual meetings of such shareholders following the Effective Time for service on such Board until the next such annual meeting following such two annual meetings.

    5.18  NOTIFICATION OF CERTAIN MATTERS; DELIVERY OF FINANCIAL INFORMATION.

    (a) Star and Merger Sub agree that they shall give prompt notice to Amserv, and Amserv agrees that it shall give prompt notice to Star and Merger Sub, of
(i) any known breach of any representations or warranties contained in this Agreement at any time from the date hereof to the Effective Time and (ii) any material failure of Star, Merger Sub or Amserv, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

    (b) Each of Star and Amserv shall furnish the other with all financial, operating and other information and data as Star or Amserv, as the case may be, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other party a copy of (i) each report, schedule and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) monthly operating and financial reports as such party shall reasonably request from time to time, when such reports become available.

    5.19 CLASS B PREFERRED SHARES. Amserv agrees that it timely shall make all redemptions of the Class B Preferred Shares required pursuant to and in accordance with the express provisions of the Certificate of Designations.

    5.20  CHANGES IN CAPITAL STOCK.  Prior to the Effective Time, Star shall not
(i) disclose, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of Star Common Stock (except such dividends or other distributions or payments as were declared prior to January 1, 1996), (ii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, (iii) split, combine or reclassify its outstanding shares of capital stock, or (iv) other than in connection with a business combination, the acquisition or disposition of assets or a similar transaction, grant options to purchase an aggregate number of shares of Star Common Stock in excess of the number of such shares as currently are authorized by the shareholders of Star to be issued pursuant to stock options; provided, however, that, prior to the Effective Time, no such options shall be granted to any current officers of Star.

    5.21 POOLING; TAX-FREE NATURE. None of Star, Merger Sub and Amserv, nor any of their respective Subsidiaries or other affiliates shall (i) take any action, or fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or (ii) take, or fail to take, any action that would jeopardize qualification of the Merger as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. For purposes of ensuring that the Merger will be treated as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code, each of Star and Merger Sub on the one hand and Amserv on the other agrees to deliver to Latham & Watkins, counsel to Amserv, a certificate of an authorized officer containing all representations and warranties by such corporation necessary to enable such firm to deliver its opinion referred to in
Section 6.1(g).

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    6.1    CONDITIONS TO  EACH PARTY'S  OBLIGATION  TO EFFECT  THE MERGER.   The
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or shall be continuing to be in effect, and no proceedings for that purpose shall have been initiated or threatened by the Commission. Star shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the Share Consideration pursuant to the Merger and the transactions contemplated hereby.

        (b) This Agreement and the Merger contemplated hereby and any other action necessary to consummate the transactions contemplated hereby shall have been approved and adopted by the requisite vote of (i) the holders of the outstanding shares of the Amserv Common Stock entitled to vote thereon at the Amserv Meeting and (ii) the holders of the outstanding shares of Star Common Stock entitled to vote thereon at the Star Meeting.

        (c) No governmental authority or other agency, commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement; provided, however, that, prior to invoking this condition, each party hereto shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated.

        (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the Merger.

        (e) The shares of Star Common Stock issuable to Amserv's stockholders and option holders in the Merger or thereafter shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

        (f) Star shall have received from Holtz Rubinstein & Co., LLP a letter to the effect that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such treatment is in accordance with generally accepted accounting practices.

        (g) Amserv shall have received the opinion, addressed to them, of Latham & Watkins, counsel to Amserv, dated as of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization for United States Federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) Star, Merger Sub and Amserv each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Star, Merger Sub or Amserv pursuant to the Merger, and (iv) no gain or loss will be recognized by stockholders of Amserv to the extent that their shares of capital stock of Amserv are converted into and exchanged solely for Star Common Stock (except to the extent that cash is received in lieu of a fractional share interest and except with respect to the conversion and exchange of any shares of the capital stock of Amserv that were acquired by the holder thereof pursuant to any employee stock option, employee stock purchase plan or otherwise as compensation). In rendering such opinion, Latham & Watkins may require and rely upon representations contained in the certificates of officers of Star, Merger Sub and Amserv referred to in Section 5.21.

    6.2 CONDITIONS TO THE OBLIGATION OF AMSERV TO EFFECT THE MERGER. The obligation of Amserv to effect the Merger shall be subject to the fulfillment or waiver by Amserv at or prior to the Effective Time of the following additional conditions:

        (a) Each of Star and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) All representations or warranties of Star and Merger Sub in this Agreement which are qualified with respect to a Material Adverse Effect on Star or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty was made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date and, with respect to Section 3.3, to the extent it is permitted to change by the provisions of this Agreement.

        (c) From the date hereof through the Effective Time, there shall have been no material adverse change in the financial condition, results of operations, properties, business or prospects of Star and the Star Subsidiaries taken as a whole.

        (d) Each of Star and Merger Sub shall have delivered a certificate of its President or Vice President and its Chief Financial Officer to the effect set forth in clauses (a), (b) and (c) of this Section 6.2.

        (e) Amserv shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel to Star, opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit B hereto.

        (f) Latham & Watkins, counsel to Amserv, shall have received the letter from Star and Merger Sub referred to in Section 5.21.

    6.3 CONDITIONS TO THE OBLIGATIONS OF STAR AND MERGER SUB TO EFFECT THE MERGER. The obligations of Star and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Star at or prior to the Effective Time of the following additional conditions:

        (a) Amserv shall have performed in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) All representations or warranties of Amserv in this Agreement which are qualified with respect to a Material Adverse Effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date and with respect to
    Section 4.3, to the extent permitted to change by the provisions of this Agreement.

        (c) All material federal, state, local and foreign governmental consents, approvals and filings required to permit the Merger and the consummation of the transactions contemplated by this Agreement shall have been received or made and any applicable waiting period shall have expired or been terminated without the imposition of conditions that are or would become applicable to Amserv or the Amserv Subsidiaries or Star or the Star Subsidiaries and which would have a Material Adverse Effect on Amserv or a Material Adverse Effect on Star.

        (d) Amserv shall have obtained all Third Party Consents (applicable to Amserv or any Amserv Subsidiary) contemplated by subsection (ii) of Section 5.9, except for such Third Party Consents which, if not obtained, would not, individually or in aggregate, have a Material Adverse Effect on Amserv.

        (e) From the date hereof through the Effective Time, there shall have been no material adverse change in the financial condition, results of operations, properties, business or prospects of Amserv and the Amserv Subsidiaries taken as a whole.

        (f) Amserv shall have delivered a certificate of its President or Vice President and its Chief Financial Officer to the effect set forth in paragraphs (a), (b), (c) and (e) to this Section 6.3.

        (g) Star shall have received from Latham & Watkins, counsel to Amserv, an opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit C hereto.

        (h) Merger Sub shall have received letters of resignation addressed to Amserv from the members of Amserv's board of directors, which resignations shall be effective as of the Effective Time.

        (i) Each of Star and Amserv shall have received the Affiliate Letters from each of the Rule 145 Affiliates, as provided in Section 5.12.

                                  ARTICLE VII
                                  TERMINATION

    7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Amserv or Star, by the mutual consent of Star and Amserv.

    7.2 TERMINATION BY EITHER STAR OR AMSERV. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Star or Amserv if:

        (a) The Merger shall not have been consummated by July 31, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe any covenant, agreement or condition hereof to be performed or observed by it at or before the Closing Date; provided, however, that in the event that the approval referred to in clause (ii)(C) of the first sentence of Section 3.6 has not been obtained by such date, then such date shall be extended to November 30, 1996; provided further, that (i) upon such extension and the delivery of a certificate by the President or Vice President and Chief Financial Officer of each of Star and Merger Sub to the effect that from the date hereof through July 31, 1996 there shall have been no material adverse change in the financial condition, results of operations, properties, business or prospects of Star and the Star Subsidiaries taken as a whole (which certificates shall be deemed representations of Star and Merger Sub for purposes of this Agreement), then the conditions set forth in Section 6.2(c) shall not be conditions to the obligations of Amserv to effect the Merger, and (ii) upon such extension and delivery of a certificate by the President or Vice President and Chief Financial Officer of Amserv to the effect that from the date hereof through July 31, 1996 there shall have been no material adverse change in the financial condition, results of operations, properties, business or prospects of Amserv and the Amserv Subsidiaries taken as a whole (which certificate shall be deemed representations of Amserv for purposes of this Agreement), then the conditions set forth in Section 6.3(e) shall not be conditions to the obligations of Star to effect the Merger;

        (b) The approval of the stockholders of each of Amserv and Star required by Section 6.1(b) shall not have been obtained at a meeting duly convened therefore or at any adjournment thereof; or

        (c) A United States federal or state court of competent jurisdiction or United States federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause
    (c) shall have used all reasonable efforts to remove such injunction, order or decree; provided, in the case of a termination pursuant to clauses (a) or
    (b) above, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by December 31, 1996 and; provided further, that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed.

    7.3 TERMINATION BY AMSERV. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Amserv referred to in Section 6.1(b), by action of the Board of Directors of Amserv, if:

        (a) The Board of Directors of Amserv determines in good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such termination is required by reason of a Third Party Transaction;

        (b) There has been a breach by Star or Merger Sub of any representation or warranty contained in this Agreement the effect of which is a Star Material Adverse Effect; or

        (c) There has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Star, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Amserv to Star.

    7.4 TERMINATION BY STAR. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Star, if:

        (a) The Board of Directors of Amserv shall have withdrawn or modified its determination that the Merger is fair to and in the best interests of Amserv's stockholders or its approval or recommendation of this Agreement or the Merger, in any event due to the existence of a Third Party Transaction, or shall have recommended a Third Party Transaction to Amserv stockholders;

        (b) There has been a breach by Amserv of any representation or warranty contained in this Agreement the effect of which is an Amserv Material Adverse Effect; or

        (c) There has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Amserv, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Star to Amserv.

    7.5  EFFECT OF TERMINATION AND ABANDONMENT.

    (a) In the  event that this  Agreement is terminated  by Amserv pursuant  to
Section 7.3(a) or by Star pursuant to Section 7.4(a), then Amserv shall promptly, but in no event later than ten days after the date of such request, pay Star a fee of $250,000 plus reasonable out-of-pocket fees and expenses up to $200,000, which amount shall be payable by wire transfer of same day funds. Amserv acknowledges that the agreements contained in this Section 7.5(a) are an integral of the transactions contemplated in this Agreement, and that, without these agreements, Star and Merger Sub would not enter into this Agreement.

    (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and except as provided in Section 8.3. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys, fees and the right to pursue any remedy at law or in equity.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 AMENDMENT. Subject to the applicable provisions of state law, this Agreement may be amended by the parties hereto solely by action taken by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.2 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and
(iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereunder.

    8.3 SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the Effective Time or the earlier date of termination of this Agreement pursuant to Section 7, as the case may be, except that the agreements set forth in Article I, Article II and in Sections 5.4, 5.7, 5.8, 8.4 and 8.7 will survive the Effective Time indefinitely and those set forth in Sections 7.5 and 8.7 will survive the termination of this Agreement indefinitely, and other than any covenant the breach of which has resulted in the termination of this Agreement.

    8.4 EXPENSES AND FEES. Whether or not the Merger is consummated, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (i) the filing fee in connection with the HSR Act filing, if any, (ii) the filing fee in connection with the filing of the Registration Statement or Proxy Statement with the Commission and (iii) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, shall be shared equally by Star and Amserv.

    8.5 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier to the parties at the of following addresses:

If to Merger Sub or      Star Multi Care Services, Inc.
Star:                    99 Railroad Station Plaza
                         Hicksville, New York 11801
                         Attention: Chief Executive Officer
                         Telecopier: (718) 802-1525
With copies to:          Parker Chapin Flattau & Klimpl,
                         LLP
                         1211 Avenue of the Americas
                         New York, New York 10036
                         Attention: James Alterbaum, Esq.
                         Telecopier: (212) 704-6288
If to Amserv:            Amserv Healthcare, Inc.
                         3252 Holiday Court #264
                         La Jolla, California 92037
                         Attention: Chief Executive Officer
                         Telecopier: (619) 597-1002
with copies to:          Latham & Watkins
                         701 "B" Street
                         Suite 2100
                         San Diego, California 92101
                         Attention: Scott N. Wolfe, Esq.
                         Telecopier: (619) 696-7419

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

    8.6  HEADINGS.   The headings contained in  this Agreement are inserted  for convenience only and do not constitute a part of this Agreement.

    8.7 PUBLICITY. The parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without consulting with all other parties and their respective counsel; provided, however, that to the extent either party believes on the advice of counsel that it is obligated under federal or state law to issue or cause the publication of any press release or other announcement, such party shall only be obligated to so consult if it is possible to do so without violating any such legal obligation.

    8.8 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    8.9 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

    8.10   COUNTERPARTS.    This  Agreement  may be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    8.11 INVALIDITY; SEVERABILITY. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

    8.12   GOVERNING  LAW.   The validity  and interpretation  of this Agreement
shall be governed by the laws of the State of Delaware, without reference to the conflict of law principles thereof.

    IN WITNESS WHEREOF, Star, Merger Sub and Amserv have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

           AMSERV HEALTHCARE INC.                    STAR MULTI CARE SERVICES, INC.

           By: /s/ EUGENE J. MORA                      By: /s/ STEPHEN STERNBACH
              Eugene J. Mora,                              Stephen Sternbach,
    Chairman and Chief Executive Officer          Chairman and Chief Executive Officer

                                              AHI ACQUISITION CORP.

                                                       By: /s/ STEPHEN STERNBACH
                                                           Stephen Sternbach,
                                                  Chairman and Chief Executive Officer

                                                                       EXHIBIT A
                                                             TO MERGER AGREEMENT

                                                                          , 1996

Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, New York 11801

Gentlemen:

    Reference is made to the provisions of the Agreement and Plan of Merger, dated as of February 9, 1996 (together with any amendments thereto, the "Merger Agreement") among Star Multi Care Services, Inc. a New York corporation ("Star"), AHI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Star (the "Merger Sub") and Amserv Healthcare, Inc., a Delaware corporation, pursuant to which Merger Sub will be merged with and into Amserv (the "Merger"), with Amserv continuing as the surviving corporation (the "Surviving Corporation"). This letter consists of the undertakings contemplated by Section 5.12 of the Merger Agreement and are designed to assure (1) compliance with Rule 145 ("Rule 145"), and (2) that the Merger will be treated as a "pooling of interests" for accounting purposes.

    1.  Compliance with Rule 145. I represent, warrant and covenant as follows:

        (a) I understand that I may be deemed to be an "affiliate" of Amserv, as such term is defined for purposes of Rule 145, and that the transferability of the shares of common stock, par value $.001 per share, of Star (the "Star Common Stock"), which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.01 per share, of the Company (the "Amserv Common Stock"), is therefore subject to the provisions of Rule 145. Nothing herein shall be construed as an admission that I am an affiliate.

        (b) Appendix A attached hereto sets forth all shares of Amserv Common Stock and Star Common Stock owned by me, including all Amserv Common Stock as to which I have sole or shared voting or investment power and all rights, options and warrants to acquire Amserv Common Stock owned or held by me.

        (c) I will not sell, pledge, transfer or otherwise dispose of any shares of Star Common Stock issued to me pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act.

        (d) I understand that Star is under no obligation to register the sale, transfer, pledge or other disposition of the Star Common Stock to be received by me upon consummation of the Merger or to take any other action necessary for the purpose of making an exemption from the registration requirements of the Act available for the resale of the Star Common Stock to be received by me upon consummation of the Merger.

        (e) I understand that Star will impose stop transfer instructions with respect to the Common Stock to be received by me upon consummation of the Merger and that a restrictive legend will be placed on certificates delivered to me evidencing such Star Common Stock in substantially the following form:

           "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of unless registered under the Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

    2. Pooling of Interest Accounting. I represent, warrant and covenant as follows:

    From and after 30 days prior to the effective date of the Merger until after such time as results covering at least 30 days of combined operations of the Surviving Corporation and Star have been published by Star, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "SEC"), a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcements which includes the combined results of operations, I will not sell, transfer or otherwise dispose of any securities of Amserv or of any Star Common Stock received by me in the Merger or other shares of capital stock of Star except that, with the written consent of Star and (prior to the effective date of the Merger) the Company to assure compliance with applicable "pooling of interest" accounting requirements (which consents shall not be unreasonably withheld), I may make transfers or other dispositions that, taking into account the actions of other affiliates of both Amserv and Star, are (a) permitted by SEC Staff Accounting Bulletin No. 76 (a copy of which is annexed hereto as Appendix B) and (b) will not otherwise prevent Star from accounting for the Merger as a "pooling of interests".

    3.  Miscellaneous. I hereby represent, warrant and covenant as follows:

        (a) I have full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

        (b) I understand the requirements of this letter and the limitations imposed upon the sale, pledge, transfer or other disposition of the Star Common Stock.

        (c) The receipt of this letter by Star is an inducement to Star's obligation to consummate the Merger under the Merger Agreement.

        (d) All of the above representations are true, correct and complete on the date hereof and will continue to be true, correct and complete through and including the time of the transaction. If any of the representations in this letter cease to be true at any time prior to the time of the transaction, I will so notify you immediately in writing (and in all events before the time of the transactions).

                                          Very truly yours,

                                                                       EXHIBIT B
                                                             TO MERGER AGREEMENT

                 OPINION OF PARKER CHAPIN FLATTAU & KLIMPL, LLP

    1. Each of Star and the Star Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a Material Adverse Effect on Star.
Section 3.1 of the Star Disclosure Schedule contains a complete and accurate list of all of the Star Subsidiaries. Neither Star nor any Star Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws which could have a Material Adverse Effect on Star. To our knowledge, Merger Sub has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

    2. The Star Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    3. As of the date hereof, the authorized capital stock of Star consists in its entirety of (i) 10,000,000 shares of Star Common Stock, $.001 par value, and
(ii) 5,000,000 shares of Preferred Stock, $1.00 par value. As of February 1, 1996, 2,309,675 shares of Star Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) options to acquire 570,462 shares of Star Common Stock were outstanding under all stock option plans of Star, (iii) 1,099,603 shares were reserved for issuance pursuant to all employee benefit plans of Star and (iv) warrants to purchase 112,922 shares of Star Common Stock were outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists in its entirety of 1,000 shares of common stock, $1.00 par value, of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of each of the Star Subsidiaries are owned beneficially and of record by Star or a Star Subsidiary free and clear of all liens, charges and encumbrances of any nature. All of the outstanding shares of capital stock of Star, Merger Sub and each of the Star Subsidiaries have been validly issued and are fully paid and nonassessable.

    4. To the best of our knowledge, except as disclosed in Section 3.3 of the Star Disclosure Schedule or in Section 3.2 of the Merger Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Star or any Star Subsidiary any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Star or any Star Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. No options or rights to acquire equity securities granted by Star have provisions which accelerate the vesting or right to exercise such options or rights or terminate any repurchase rights of Star upon the consummation of the Merger.

    5. Each of Star and Merger Sub has full corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery of the Merger Agreement by each of Star and Merger Sub and the consummation of the transactions contemplated on its part thereby have been duly authorized by their respective Boards of Directors and duly approved by Star's stockholders and no other corporate proceedings on the part of Star or Merger Sub are necessary to authorize the execution and delivery of the Merger Agreement by Star and Merger Sub or the consummation of the transactions contemplated on its part thereby. The Merger Agreement has been duly executed and delivered by each of Star and Merger Sub and constitutes the legal, valid and binding obligation of each of Star and Merger Sub, as the case may be, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

    6. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending.

                                                                       EXHIBIT C
                                                             TO MERGER AGREEMENT

                          OPINION OF LATHAM & WATKINS

    1. Each of Amserv and the Amserv Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdictions of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a Material Adverse Effect on Amserv. The Amserv Disclosure Schedule contains a complete and accurate list of all of the Amserv Subsidiaries. Neither Amserv nor any Amserv Subsidiary is in violation of any provision of its charter or bylaws which could have a Material Adverse Effect on Amserv.

    2. The authorized capital stock of Amserv consists in its entirety of (i) 15,000,000 shares of common stock, $.01 par value, and (ii) 3,000,000 shares of Preferred Stock, $.01 par value. As of February 9, 1996, 3,304,953 shares of Amserv Common Stock were issued and outstanding, (ii) 195,106 shares of Class B Redeemable Preferred Stock were issued and outstanding and were the only shares of Amserv Preferred Stock issued and outstanding, (iii) options to acquire 252,366 shares of Amserv Common Stock were outstanding under the Amserv Option Plans, (iv) 1,177,027 shares of Amserv Common Stock were reserved for issuance under all of the Amserv Option Plans and (v) 150,000 shares of Class C Junior Participating Preferred Stock were reserved for issuance under the Rights Agreement between Amserv and First Interstate Bank of California, dated as of January 24, 1996. All of the outstanding shares of capital stock of each of the Amserv Subsidiaries are owned beneficially and of record by Amserv or an Amserv Subsidiary free and clear of all liens, charges and encumbrances. All of the outstanding shares of capital stock of Amserv and each of the Amserv Subsidiaries have been validly issued and are fully paid and nonassessable.

    3. To the best of our knowledge, except as disclosed in Section 4.3 of the Amserv Disclosure Schedule or in Section 4.2 of the Merger Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Amserv or any Amserv Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of Amserv or any Amserv Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. To the best of our knowledge, except as disclosed in Section 4.3 of the Amserv Disclosure Schedule, no options or rights to acquire equity securities granted by Amserv have provisions which accelerate the vesting or right to exercise such options or rights or terminate any rights of Amserv upon the consummation of the Merger.

    4. Amserv has full corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery of the Merger Agreement by Amserv and the consummation of the transactions contemplated on its part thereby have been duly authorized by its Board of Directors and duly approved by Amserv's stockholders, and no other corporate proceedings on the part of Amserv are necessary to authorize the execution and delivery of the Merger Agreement by Amserv or the consummation of the transactions contemplated on its part thereby. The Merger Agreement has been duly executed and delivered by Amserv, and constitutes the legal, valid and binding obligation of Amserv, enforceable against Amserv in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

    5. Except as disclosed in Section 4.5 of the Amserv Disclosure Schedule, the execution, delivery and performance of the Merger Agreement by Amserv and the consummation by it of the transactions contemplated thereby do not (i) violate or conflict with any provision of any law applicable to Amserv or any Amserv

Subsidiary or by which any of its property or assets are bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Amserv or any Amserv Subsidiary with any public authority (other than as described in clause (ii) of the first sentence of Section 3.6 of the Merger Agreement) or,
(iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Amserv or any Amserv Subsidiary pursuant to or under any provision of any charter or bylaw or, to the best of our knowledge, any indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Amserv Permit, law, regulation or decree to which Amserv or Amserv Subsidiary is subject or by which Amserv or any Amserv Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Amserv or on Amserv's ability to consummate the transactions contemplated by the Merger Agreement.

    6. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the terms of the Certificate of Merger and the DGCL.

    7. To the best of our knowledge, the Assets are not subject to any mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint of transfer whatsoever, and no currently effective financing statement with respect to any of its Assets has been filed under the Uniform Commercial Code in any jurisdiction.

    8. To the best of our knowledge, except as set forth in Section 4.7 of the Amserv Disclosure Schedule or in the Amserv SEC Filings, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or threatened against Amserv or any Amserv Subsidiary.

                                                                      APPENDIX B

                          BATCHELDER & PARTNERS, INC.
                     4330 LA JOLLA VILLAGE DRIVE, SUITE 200
                          SAN DIEGO, CALIFORNIA 92122

DAVID H. BATCHELDER                                    TELEPHONE: (619) 456-6655
PRESIDENT                                             TELECOPIER: (619) 456-7969

                                                                February 9, 1996

Board of Directors
AMSERV HEALTHCARE, INC.
3252 Holiday Court, Suite 204
La Jolla, CA 92037

Gentlemen:

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of AMSERV HEALTHCARE, INC. ("AMSERV") of the "Merger" as defined and provided for in the Agreement and Plan of Merger between AMSERV and Star Multi Care Services, Inc. ("STAR") dated as of February 8, 1996 (the "Agreement"). Pursuant to the Merger, each outstanding share of AMSERV common stock shall be converted into and become 0.409 validly issued, fully paid and nonassessable shares of common stock of STAR.

    In connection with our opinion, we have reviewed the Agreement and all schedules and exhibits thereto. We have also reviewed relevant financial and other information concerning AMSERV and STAR that was publicly available or furnished to us by AMSERV or STAR, including information provided during discussions with their respective managements. We reviewed pro forma combined financial information and financial projections furnished to us by AMSERV and STAR and we reviewed the business prospects of AMSERV and STAR as furnished to us in our discussions with their respective managements. We have considered the relative contribution of each company to the combined revenues, net income, assets and net worth of the combined entity based upon the financial information provided to us by AMSERV and STAR. In addition, we have compared certain financial and securities data of AMSERV and STAR with that of various other companies whose securities are publicly traded, reviewed the historical prices and trading volumes of the common stock of AMSERV and STAR, and conducted such other financial analyses as we have determined, based upon our judgment as investment bankers, to be appropriate for purposes of this opinion. In rendering this opinion, we have reviewed certain third party proposals or indications of interest for an alternative potential business combination as presented to AMSERV and made available to us. However, we have not assumed any responsibility for and we have not made or received any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AMSERV or STAR.

    In rendering this opinion, we have relied on the accuracy and completeness of all financial and other information that was publicly available, furnished or otherwise communicated to us by AMSERV or STAR or otherwise reviewed by us, and we have not assumed any responsibility for an independent verification of any such information. With respect to financial projections reviewed by us, we have assumed that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of AMSERV and STAR and that management of AMSERV and of STAR do not have any information or beliefs that would make the projections materially misleading. We have assumed that the operating benefits contemplated by the Merger as reflected in the financial projections provided to us by AMSERV and STAR will be achieved.

    We have also assumed, with your consent, that (i) the Merger will be accounted for under the pooling of interests method of accounting; (ii) the Merger will be a tax-free reorganization; (iii) the employment and consulting agreements between AMSERV and its chief executive officer represent valid and enforceable obligations of AMSERV and the payments to him following his anticipated termination, without cause by STAR following the consummation of the Merger will be deductible for federal income tax purposes; and (iv) any material liabilities (contingent or otherwise, known or unknown) of AMSERV and STAR are as set forth in the consolidated financial statements of AMSERV and STAR, respectively.

    We have been engaged by AMSERV to render investment banking advisory services to the Board of Directors of AMSERV in connection with its solicitation and consideration of proposals for the merger or other sale or disposition of the stock or assets of AMSERV for which we have received customary consideration for such services. AMSERV will pay us a separate fee for our services in connection with the Merger and in rendering this opinion which is contingent upon the consummation of the Merger. AMSERV has agreed to indemnify us for certain liabilities arising out of our engagement.

    Our opinion is based upon an analysis of the factors described in this letter in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof. Our opinion is directed to the Board of Directors of AMSERV and does not constitute a recommendation to any shareholder of AMSERV as to how such shareholder should vote on the Merger. Our opinion does not address the underlying business decision to sell a controlling interest in AMSERV or to enter into the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the terms of the Merger are fair to the shareholders of AMSERV from a financial point of view.

                                              Respectfully,

                                          /s/ BATCHELDER & PARTNERS, INC.
                                              BATCHELDER & PARTNERS, INC.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws of the corporation or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    (b) STAR'S Certificate of Incorporation contains no provision regarding indemnification of officers or directors.

    (c) Article X of STAR's By-Laws provides, in general, that STAR shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at STAR's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of or as a result of such action or proceeding or in connection with any appeal thereof. Indemnification is not available under Article X if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    (d) Pursuant to By-law Article X, STAR has entered into indemnification agreements with certain of its directors and officers providing for the indemnification of such directors and officers in derivative actions, as well as with respect to third party actions. The NYBCL mandates indemnification in derivative actions if the officer or director has been successful, on the merits or otherwise, in the defense of the action. The indemnification agreements, as well as Section 722 of the NYBCL, do not permit indemnification in derivative actions for (a) proceedings which are settled or otherwise disposed of or (b) claims to which a person has been adjudged to be liable, unless court approved. However, in reliance on Section 721 of the NYBCL, which provides that the statutory indemnification provisions are not exclusive of other rights which may be provided to an officer or director seeking indemnification, By-law Article X also extends the right of indemnification to settlements and unsuccessful defenses of derivative actions without the necessity of a court determination provided the person seeking indemnification meets the standard described in the preceding paragraph. STAR is not aware of any judicial determination as to whether indemnification provisions such as those related to derivative actions in By-Law Article X (which, by their terms, exceed the scope of NYBCL Section 722 but where the standard of conduct set forth in NYBCL Section 721 has been met) are enforceable pursuant to such nonexclusivity provision.

    (e) By-law Article X, like the indemnification agreements, provides that the expenses incurred in defending any action to which a director or officer may be entitled to indemnification shall be advanced by STAR prior to the final disposition of the action as long as the indemnitee undertakes to repay such advances if required by law. STAR has been advised that the NYBCL currently requires that an officer or director undertake to repay such advances to the extent they exceed the amount to which the officer or director ultimately is entitled. The period of time within which STAR is to advance expenses is fifteen days after request; the time period within which STAR is to provide indemnification after request is thirty days.

    (f) By-law Article X, which by its terms is not the exclusive basis for granting rights to indemnification or advancement of expenses, establishes procedures for processing indemnification requests, confirms the authority of STAR to maintain indemnification insurance and prohibits the repeal of By-law
Article X retroactively. By-law Article X also provides that it applies, to the fullest extent permitted by law, to acts or omissions occurring prior to its adoption. By-law Article X further stipulates that the rights granted therein are contractual in nature, which is meant to prevent any retroactive denial or reduction of indemnification if By-law Article X is later amended.

    (g) Under By-law Article X, the Board of Directors is permitted, to the fullest extent permitted by law, to establish an appropriate scope of and procedure for the indemnification of, and advancement of expenses to, employees and other persons to whom STAR is permitted to provide indemnification or advancement of expenses.

ITEM 21.  EXHIBITS

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
          2.     (a)        Agreement and Plan of Merger Among Star Multi Care Services, Inc., AHI Acquisition Corp.
                             and AMSERV HEALTHCARE INC., dated as of February 9, 1996, as amended on July 18, 1996.
                             (Filed as Appendix A to the Joint Proxy Statement/Prospectus).
          3.     (a)  *     STAR's Certificate of Incorporation filed April 25, 1961.
                 (b)  *     STAR's Certificate of Amendment to Certificate of Incorporation filed February 22, 1989.
                 (c)  *     STAR's Certificate of Amendment to Certificate of Incorporation filed December 4, 1990.
                 (d)        STAR's Certificate of Amendment to Certificate of Incorporation filed February 3, 1994.
                             (Incorporated by reference to Exhibit 3(d) to STAR's Annual Report on Form 10-KSB for the
                             fiscal year ended May 31, 1994.)
                 (e)        STAR's Certificate of Change filed March 2, 1995. (Incorporated by reference to Exhibit
                             3(e) to STAR's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995.)
                 (f)        STAR's By-Laws, as amended on November 18, 1992 and September 13, 1993. (Incorporated by
                             reference to Exhibit 3(e) to STAR's Annual Report on Form 10-KSB for the fiscal year ended
                             May 31, 1994.)
          4.     (a) **     Voting Agreement, dated as of February 9, 1996, among AMSERV and Stephen Sternbach.
          5.     (a) **     Opinion of Parker Chapin Flattau & Klimpl, LLP.
          8.     (a) **     Opinion of Latham & Watkins.

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
         10.     (a)  *     Form of Indemnification Agreement between STAR and Stephen Sternbach.
                 (b)        Employment Agreement, dated as of December 3, 1995 between STAR and Stephen Sternbach.
                             (Incorporated by reference to Exhibit 10.(x) to STAR's Quarterly Report on Form 10-QSB for
                             the quarterly period ended February 29, 1996.)
                 (c)  *     STAR's 1991 Incentive Stock Option Plan
                 (d)        STAR's 1992 Incentive Stock Option Plan, as amended and restated September 13, 1993.
                             (Incorporated by reference to Exhibit 10(h) to STAR's Annual Report on Form 10-KSB for the
                             fiscal year ended May 31, 1994.)
                 (f)        Amendment No. 1 to STAR's 1992 Stock Option Plan. (Incorporated by reference to Exhibit
                             10.(z) to STAR's Quarterly Report on Form 10-QSB for the quarterly period ended February
                             26, 1996.)
                 (g)        STAR's Employee Stock Purchase Plan, as amended December 15, 1995. (Incorporated by reference to Exhibit 10.(y) to STAR's Quarterly Report on Form 10-QSB for the quarterly period ended February 26, 1996.)
                 (h)        Form of Incentive Stock Option Contract. (Incorporated by reference to Exhibit 10(j) to
                             STAR's Annual Report on Form 10-K for the fiscal year ended May 31, 1993.)
                 (i)   *    Agreement relating to purchase of STAR among Stephen Sternbach, Renee Starr and Leonard
                             Taubenblatt dated December 31, 1986.
                 (j)   *    New York State Department of Consumer Affairs Employment Agency License.
                 (k)  *     New York State Health Department Home Care License.
                 (l)   *    New Jersey Employment Agency License.
                 (m)        Form of Indemnification Agreement between STAR and directors and officers. (Incorporated by reference to Exhibit 10(k) to STAR's Annual Report on Form 10-K for the fiscal year ended
                             May 31, 1992.)
                 (n)        Asset Purchase Agreement dated as of November 1, 1991 by and among Unity Care Services,
                             Inc., Unity Healthcare Holding Company, Inc. and STAR. (Incorporated by reference to
                             Exhibit 10(l) to STAR's Annual Report on Form 10-K for the fiscal year ended May 31,
                             1992.)
                 (o)        Asset Purchase Agreement dated as of January 30, 1992 by and among Unity Healthcare Holding
                             Company, Inc., Unity Care Services, Inc. and STAR. (Incorporated by reference to Exhibit
                             10.1 to STAR's Current Report on Form 8-K dated May 26, 1992.)
                 (p)        Asset Purchase Agreement dated as of January 30, 1992 by and between Unity Home Care of
                             Florida, Inc. and STAR. (Incorporated by reference to Exhibit 10.2 to STAR's Current
                             Report on Form 8-K dated May 26, 1992.)
                 (q)        Employment Agreement, dated February 15, 1990, between Alan Spector and STAR, as assignee of Unity Home Care of Florida, Inc. (Incorporated by reference to Exhibit 10(o) to STAR's
                             Annual Report on Form 10-K for the fiscal year ended May 31, 1992.)

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
                 (r)        Asset Purchase Agreement dated as of November 8, 1993 by and between DSI Health Care
                             Services, Inc. and Star Multi Care Services of Long Island, Inc., a wholly owned subsidiary of STAR. (Incorporated by reference to Exhibit 10.1 to STAR's Current Report on
                             Form 8-K dated November 22, 1993.)
                 (s)        Asset Purchase Agreement dated as of January 6, 1995, as amended, by and between Long
                             Island Nursing Registry, Inc. and STAR. (Incorporated by reference to Exhibit 21 to STAR's
                             Current Report on Form 8-K dated May 19, 1995.)
                 (t)        Employment Agreement dated May 19, 1995 by and between STAR and Gregory Turchan.
                             (Incorporated by reference to Exhibit 99.1 to STAR's Current Report on Form 8-K dated May
                             19, 1995.)
                 (u)        Loan Agreement dated November 1, 1995 by and between STAR and Chase Manhattan Bank, N.A.
                             (Incorporated by reference to Exhibit 10.(w) to STAR's Quarterly Report on Form 10-QSB for
                             the quarterly period ended November 30, 1995.)
         16.     (a)        Letter dated April 25, 1995, as amended, from Deloitte & Touche LLP to the Securities and
                             Exchange Commission. (Incorporated by reference to AMSERV's Current Report on Form 8-K/A dated March 21, 1995.)
         23.     (a) **     Consent of Holtz Rubenstein & Co., LLP
                 (b) **     Consent of Ernst & Young LLP
                 (c) **     Consent of Deloitte & Touche LLP
                 (d) **     Consent of Paul Josephson C.P.A., P.C.
                 (e)        Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit
                             5(a) to this Registration Statement).
                 (f)        Consent of Latham & Watkins (included in their opinion filed as Exhibit 8(a) to this
                             Registration Statement).
         99.     (a) **     Form of STAR Proxy Card.
                 (b) **     Form of AMSERV Proxy Card.

- ------------------------
 * Incorporated by reference to STAR's Registration Statement on Form S-18 dated May 14, 1991. (Registration No. 33-39697-NY).

** Filed herewith.

ITEM 22.  UNDERTAKINGS.

    (a)(1)  The undersigned registrant hereby undertakes:

        (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To  reflect  in  the  prospectus  any  facts  or  events  which,
       individually   or  together,  represent  a   fundamental  change  in  the
       information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution.

        (B) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (C) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

      (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid for by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hicksville, State of New York on the 18th day of July 1996.

                                          STAR MULTI CARE SERVICES, INC.

                                          By:        /s/ STEPHEN STERNBACH

                                             -----------------------------------
                                                      Stephen Sternbach
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Stephen Sternbach and William Fellerman, acting singly or together, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, and hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                /s/ STEPHEN STERNBACH                   Chairman of the Board of Directors,
     -------------------------------------------         President and Chief Executive Officer     July 18, 1996
                  Stephen Sternbach                      (Principal Executive Officer)

                /s/ WILLIAM FELLERMAN                   Chief Financial Officer, Secretary,
     -------------------------------------------         Treasurer and Director (Principal         July 18, 1996
                  William Fellerman                      Financial and Accounting Officer)

                  /s/ JOHN P. INNES
     -------------------------------------------        Director                                   July 18, 1996
                   John P. Innes II

                  /s/ MATTHEW SOLOF
     -------------------------------------------        Director                                   July 18, 1996
                    Matthew Solof

                  /s/ CHARLES BERDAN
     -------------------------------------------        Director                                   July 18, 1996
                    Charles Berdan

                                 EXHIBIT INDEX

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
          2.     (a)        Agreement and Plan of Merger Among STAR, Merger Sub and AMSERV dated as of February 9,
                             1996, as amended on July 18, 1996. (Filed as Appendix A to the Joint Proxy
                             Statement/Prospectus).
          3.     (a)  *     STAR's Certificate of Incorporation filed April 25, 1961.
                 (b)  *     STAR's Certificate of Amendment to Certificate of Incorporation filed February 22, 1989.
                 (c)  *     STAR's Certificate of Amendment to Certificate of Incorporation filed December 4, 1990.
                 (d)        STAR's Certificate of Amendment to Certificate of Incorporation filed February 3, 1994.
                             (Incorporated by reference to Exhibit 3 (d) to STAR's Annual Report on Form 10-KSB for the
                             fiscal year ended May 31, 1994.)
                 (e)        STAR's Certificate of Change filed March 2, 1995. (Incorporated by reference to Exhibit
                             3(e) to STAR's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995.)
                 (f)        STAR's By-Laws, as amended on November 18, 1992 and September 13, 1993. (Incorporated by
                             reference to Exhibit 3(e) to STAR's Annual Report on Form 10-KSB for the fiscal year ended
                             May 31, 1994.)
          4.     (a) **     Voting Agreement, dated as of February 9, 1996, among AMSERV and Stephen Sternbach.
          5.     (a) **     Opinion of Parker Chapin Flattau & Klimpl, LLP.
          8.     (a) **     Opinion of Latham & Watkins.
         10.     (a)  *     Form of Indemnification Agreement between STAR and Stephen Sternbach.
                 (b)        Employment Agreement, dated as of December 3, 1995 between STAR and Stephen Sternbach.
                             (Incorporated by reference to Exhibit 10.(x) to STAR's Quarterly Report on Form 10-QSB for
                             the quarterly period ended February 29, 1996.)
                 (c)  *     STAR's 1991 Incentive Stock Option Plan
                 (d)        STAR's 1992 Incentive Stock Option Plan, as amended and restated September 13, 1993.
                             (Incorporated by reference to Exhibit 10(h) to STAR's Annual Report on Form 10-KSB for the
                             fiscal year ended May 31, 1994.)
                 (f)        Amendment No. 1 to STAR's 1992 Stock Option Plan. (Incorporated by reference to Exhibit
                             10.(z) to STAR's Quarterly Report on Form 10-QSB for the quarterly period ended February
                             26, 1996.)
                 (g)        STAR's Employee Stock Purchase Plan, as amended December 15, 1995. (Incorporated by reference to Exhibit 10.(y) to STAR's Quarterly Report on Form 10-QSB for the quarterly period ended February 26, 1996.)
                 (h)        Form of Incentive Stock Option Contract. (Incorporated by reference to Exhibit 10(j) to
                             STAR's Annual Report on Form 10-K for the fiscal year ended May 31, 1993.)
                 (i)   *    Agreement relating to purchase of STAR among Stephen Sternbach, Renee Starr and Leonard
                             Taubenblatt dated December 31, 1986.
                 (j)   *    New York State Department of Consumer Affairs Employment Agency License.
                 (k)  *     New York State Health Department Home Care License.
                 (l)   *    New Jersey Employment Agency License.

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
                 (m)        Form of Indemnification Agreement between STAR and directors and officers. (Incorporated by reference to Exhibit 10(k) to STAR's Annual Report on Form 10-K for the fiscal year ended
                             May 31, 1992.)
                 (n)        Asset Purchase Agreement dated as of November 1, 1991 by and among Unity Care Services,
                             Inc., Unity Healthcare Holding Company, Inc. and STAR. (Incorporated by reference to
                             Exhibit 10 (l) to STAR's Annual Report on Form 10-K for the fiscal year ended May 31,
                             1992.)
                 (o)        Asset Purchase Agreement dated as of January 30, 1992 by and among Unity Healthcare Holding
                             Company, Inc., Unity Care Services, Inc. and STAR. (Incorporated by reference to Exhibit
                             10.1 to STAR's Current Report on Form 8-K dated May 26, 1992.)
                 (p)        Asset Purchase Agreement dated as of January 30, 1992 by and between Unity Home Care of
                             Florida, Inc. and STAR. (Incorporated by reference to Exhibit 10.2 to STAR's Current
                             Report on Form 8-K dated May 26, 1992.)
                 (q)        Employment Agreement, dated February 15, 1990, between Alan Spector and STAR, as assignee of Unity Home Care of Florida, Inc. (Incorporated by reference to Exhibit 10(o) to STAR's
                             Annual Report on Form 10-K for the fiscal year ended May 31, 1992.)
                 (r)        Asset Purchase Agreement dated as of November 8, 1993 by and between DSI Health Care
                             Services, Inc. and Star Multi Care Services of Long Island, Inc., a wholly owned subsidiary of STAR. (Incorporated by reference to Exhibit 10.1 to STAR's Current Report on
                             Form 8-K dated November 22, 1993.)
                 (s)        Asset Purchase Agreement dated as of January 6, 1995, as amended, by and between Long
                             Island Nursing Registry, Inc. and STAR. (Incorporated by reference to Exhibit 21 to STAR's
                             Current Report on Form 8-K dated May 19, 1995.)
                 (t)        Employment Agreement dated May 19, 1995 by and between STAR and Gregory Turchan.
                             (Incorporated by reference to Exhibit 99.1 to STAR's Current Report on Form 8-K dated May
                             19, 1995.)
                 (u)        Loan Agreement dated November 1, 1995 by and between STAR and Chase Manhattan Bank, N.A.
                             (Incorporated by reference to Exhibit 10.(w) to STAR's Quarterly Report on Form 10-QSB for
                             the quarterly period ended November 30, 1995.)
         16.     (a)        Letter dated April 25, 1995, as amended, from Deloitte & Touche LLP to the Securities and
                             Exchange Commission. (Incorporated by reference to AMSERV's Current Report on Form 8-K/A dated March 21, 1995.)
         23.     (a) **     Consent of Holtz Rubenstein & Co., LLP
                 (b) **     Consent of Ernst & Young LLP
                 (c) **     Consent of Deloitte & Touche LLP
                 (d) **     Consent of Paul Josephson C.P.A., P.C.
                 (e)        Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit
                             5(a) to this Registration Statement).
                 (f)        Consent of Latham & Watkins (included in their opinion filed as Exhibit 8(a) to this
                             Registration Statement).

  EXHIBIT NO.     EXHIBIT
- ---------------  ---------
         99.     (a) **     Form of STAR Proxy Card.
                 (b) **     Form of AMSERV Proxy Card.

- ------------------------
 * Incorporated by reference to STAR's Registration Statement on Form S-18 dated May 14, 1991. (Registration No. 33-39697-NY).

** Filed herewith.